                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-46374

[TRANSOCEAN SEDCO FOREX INC. LOGO]                           [R&B FALCON LOGO]

                 PROPOSED MERGER -- YOUR VOTE IS VERY IMPORTANT

     The boards of directors of Transocean Sedco Forex Inc. and R&B Falcon Corporation have each unanimously approved a merger transaction that will combine the two companies. We believe that the merger will expand and enhance both companies' mobile offshore drilling unit fleets and the combined company's competitiveness in the currently expanding North American natural gas market. We believe that the merger will benefit the shareholders of both companies, and we ask for your support in voting for the merger proposals at our meetings.
     When the merger is completed, common shareholders of R&B Falcon will be entitled to receive 0.5 Transocean Sedco Forex ordinary shares for each R&B Falcon common share they currently own. Transocean Sedco Forex's shareholders will continue to own their existing Transocean Sedco Forex ordinary shares. Transocean Sedco Forex expects to issue approximately 106 million of its ordinary shares in the merger, representing about 33% of the total issued Transocean Sedco Forex ordinary shares after the merger.
     The merger cannot be completed without the approval of Transocean Sedco Forex's shareholders and R&B Falcon's common shareholders. R&B Falcon's common shareholders will vote on the merger and a related amendment to R&B Falcon's certificate of incorporation to grant holders of R&B Falcon's 13.875% cumulative redeemable preferred shares voting rights in the election of directors. Transocean Sedco Forex's shareholders will vote on an increase of Transocean Sedco Forex's authorized ordinary share capital and the issuance of Transocean Sedco Forex ordinary shares to R&B Falcon's common shareholders. We have scheduled separate meetings to be held on December 12, 2000 for our respective shareholders to vote on these matters.
     Transocean Sedco Forex's shareholders will also vote on an amendment to Transocean Sedco Forex's memorandum and articles of association to increase the maximum size of the board of directors to 13 persons and make updating and other clarifying changes and amendments to Transocean Sedco Forex's Long-Term Incentive Plan and Employee Stock Purchase Plan to increase the number of shares reserved for issuance under those plans.
     The Transocean Sedco Forex and R&B Falcon boards of directors each recommend that their respective shareholders vote "FOR" the proposals.
     The dates, times and places of these meetings are contained in the attached notices.
     This document provides you with detailed information about the merger and the shareholder meetings. You can also obtain financial and other information about Transocean Sedco Forex and R&B Falcon from documents filed with the Securities and Exchange Commission. We encourage you to carefully read this entire document and the documents incorporated by reference.


/s/ Victor E. Grijalva                             /s/ Paul B. Loyd
  Victor E. Grijalva                                   Paul B. Loyd, Jr.
  Chairman of the Board                                Chairman of the Board and Chief Executive
  Transocean Sedco Forex Inc.                          Officer
                                                       R&B Falcon Corporation

/s/ J. Michael Talbert
  J. Michael Talbert
  President and Chief Executive Officer
  Transocean Sedco Forex Inc.

SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF RISKS THAT SHOULD BE CONSIDERED BY R&B FALCON'S AND TRANSOCEAN SEDCO FOREX'S SHAREHOLDERS BEFORE VOTING AT THEIR RESPECTIVE MEETINGS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSOCEAN SEDCO FOREX ORDINARY SHARES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This joint proxy statement/prospectus is dated October 30, 2000 and is first being mailed to shareholders of Transocean Sedco Forex and R&B Falcon on or about November 3, 2000.

                          TRANSOCEAN SEDCO FOREX INC.
                          P.O. BOX 265GT, WALKER HOUSE
                          GRAND CAYMAN, CAYMAN ISLANDS

                   NOTICE OF EXTRAORDINARY GENERAL MEETING OF
                          TRANSOCEAN SEDCO FOREX INC.

                        TO BE HELD ON DECEMBER 12, 2000

To the Holders of Ordinary Shares of TRANSOCEAN SEDCO FOREX INC.:

     We will hold an extraordinary general meeting at 4 Greenway Plaza, Room C-100 (Mall level), Houston, Texas, at 9:00 a.m., Houston time, on December 12, 2000 to vote:

     - On the increase of our authorized ordinary share capital to $8,000,000, consisting of 800,000,000 ordinary shares, par value $0.01 per share, conditional upon the completion of the merger contemplated by the Agreement and Plan of Merger, dated as of August 19, 2000, among Transocean Sedco Forex Inc., our direct wholly owned subsidiary, Transocean Holdings Inc., our indirect wholly owned subsidiary, TSF Delaware Inc. and R&B Falcon Corporation.

     - On the issuance of ordinary shares under the terms of the Agreement and Plan of Merger, conditional upon completion of the merger.

     - On the amendment of our memorandum and articles of association to increase the maximum size of the board of directors to 13 persons and to make updating and other clarifying changes described in the accompanying joint proxy statement/prospectus, conditional upon completion of the merger.

     - On the amendment of our Long-Term Incentive Plan to, among other things, increase the number of ordinary shares reserved for issuance under the plan from 13,300,000 to 19,500,000, conditional upon completion of the merger.

     - On the amendment of our Employee Stock Purchase Plan to increase the number of ordinary shares reserved for issuance under the plan from 750,000 to 1,500,000, conditional upon completion of the merger.

     - On any other matters that properly come before the extraordinary general meeting and any adjournments or postponements of the extraordinary general meeting.

     We have established the close of business on October 30, 2000 as the record date for determining Transocean Sedco Forex's shareholders entitled to notice of and to vote at the extraordinary general meeting or any adjournments or postponements of the meeting. For the purposes of the articles of association, the resolution increasing authorized share capital will be proposed as an ordinary resolution and the resolution to amend the memorandum and articles of association will be proposed as a special resolution.

     Your vote is very important. To ensure your shares are represented, you should complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope, whether or not you expect to attend the extraordinary general meeting. You may revoke your proxy and vote in person if you decide to attend the meeting.

                                            By Order of the Board of Directors

                                            /s/ ERIC B. BROWN
                                            ERIC B. BROWN
                                            Secretary

                             R&B FALCON CORPORATION
                                901 THREADNEEDLE
                              HOUSTON, TEXAS 77079

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF
                             R&B FALCON CORPORATION

                        TO BE HELD ON DECEMBER 12, 2000

To the Shareholders of R&B FALCON CORPORATION:

     We will hold a special meeting of the shareholders of R&B Falcon Corporation ("R&B Falcon") on December 12, 2000 at 9:00 a.m., Houston time, at the Radisson Suite Hotel Houston West, 10655 Katy Freeway (Valencia Room), Houston, Texas, for the following purposes:

     - To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 19, 2000, attached as Annex A to the accompanying joint proxy statement/prospectus, pursuant to which each R&B Falcon common share will be converted into the right to receive 0.5 Transocean Sedco Forex ordinary shares, as a result of which R&B Falcon will become an indirect subsidiary of Transocean Sedco Forex. The merger is more fully described in the accompanying joint proxy statement/prospectus.

     - To consider and vote upon a proposal to approve an amendment to R&B Falcon's certificate of incorporation to grant holders of R&B Falcon's outstanding preferred shares voting rights in the election of directors. The proposed amendment is more fully described in the accompanying joint proxy statement/prospectus.

     - To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

     Shareholders of record at the close of business on October 30, 2000 are entitled to notice of, and holders of record of R&B Falcon common shares as of that date will be entitled to vote at, the special meeting and any adjournment or postponement thereof. The adoption of the merger agreement and the approval of the proposed amendment to R&B Falcon's certificate of incorporation will each require the affirmative vote of at least a majority of R&B Falcon's outstanding common shares. Neither proposal will be effected unless both proposals are approved by the holders of R&B Falcon common shares. Failure to return a properly executed proxy card or to vote at the special meeting will have the same effect as a vote against the merger agreement and the amendment. Holders of preferred shares will not be entitled to vote at the special meeting or at any adjournment or postponement thereof.

     YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT AND HAS RESOLVED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE TO R&B FALCON AND ITS SHAREHOLDERS. YOUR BOARD OF DIRECTORS HAS ALSO RESOLVED THAT THE PROPOSED AMENDMENT TO R&B FALCON'S CERTIFICATE OF INCORPORATION IS ADVISABLE TO R&B FALCON AND ITS SHAREHOLDERS. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE PROPOSED AMENDMENT TO R&B FALCON'S CERTIFICATE OF INCORPORATION, AND RECOMMENDS A VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE PROPOSED AMENDMENT TO R&B FALCON'S CERTIFICATE OF INCORPORATION.

     ALL R&B FALCON SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. HOWEVER, TO ENSURE REPRESENTATION AT THE SPECIAL MEETING, R&B FALCON COMMON SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR THAT PURPOSE.

                                      By Order of the Board of Directors,

                                      /s/ WAYNE K. HILLIN
                                      WAYNE K. HILLIN
                                      Secretary

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE. SEE "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 130 FOR A LISTING OF DOCUMENTS INCORPORATED BY REFERENCE. TRANSOCEAN SEDCO FOREX DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, UPON REQUEST DIRECTED TO JEFFREY L. CHASTAIN, DIRECTOR OF INVESTOR RELATIONS AND COMMUNICATIONS, TRANSOCEAN SEDCO FOREX INC., 4 GREENWAY PLAZA, HOUSTON, TEXAS 77046, TELEPHONE
(713) 232-7500. R&B FALCON DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, UPON REQUEST DIRECTED TO CHARLES R. OFNER, SENIOR VICE PRESIDENT, BUSINESS DEVELOPMENT AND INVESTOR RELATIONS, R&B FALCON CORPORATION, 901 THREADNEEDLE, HOUSTON, TEXAS 77079, TELEPHONE (281) 496-5000. TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, ANY REQUEST BY TRANSOCEAN SEDCO FOREX SHAREHOLDERS OR BY R&B FALCON SHAREHOLDERS SHOULD BE MADE BY DECEMBER 5, 2000. THE EXHIBITS TO THESE DOCUMENTS WILL GENERALLY NOT BE MADE AVAILABLE UNLESS THEY ARE SPECIFICALLY INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/ PROSPECTUS.


                               TABLE OF CONTENTS

                                        PAGE
                                        ----
QUESTIONS AND ANSWERS ABOUT THE
  MERGER..............................    1
SUMMARY...............................    4
  Transocean Sedco Forex Selected
     Historical Combined Financial
     Data.............................   13
  R&B Falcon Corporation Selected
     Historical Consolidated Financial
     Data.............................   15
  Unaudited Pro Forma Combined Summary
     Financial Information............   16
  Unaudited Comparative Historical and
     Unaudited Pro Forma Per Share
     Data.............................   17
RISK FACTORS..........................   18
  Risks Relating to the Merger........   18
  Risks Relating to the Combined
     Company's Business Following the
     Merger...........................   20
DISCLOSURE REGARDING FORWARD-LOOKING
  STATEMENTS..........................   25
THE TRANSOCEAN SEDCO FOREX
  EXTRAORDINARY GENERAL MEETING.......   28
  Time, Date and Place................   28
  Purpose of the Transocean Sedco
     Forex Extraordinary General
     Meeting..........................   28
  Record Date; Voting Rights; Vote
     Required for Approval............   28
  Proxies.............................   29
THE SPECIAL MEETING OF R&B FALCON
  SHAREHOLDERS........................   32
  Joint Proxy Statement/Prospectus....   32
  Date, Time and Place of the Special
     Meeting..........................   32


                                        PAGE
                                        ----
  Record Date and Voting Power........   32
  Required Vote.......................   32
  Voting; Proxies.....................   32
THE MERGER............................   34
  Background of the Merger............   34
  Transocean Sedco Forex's Reasons for
     the Merger.......................   37
  Recommendations of Transocean Sedco
     Forex's Board of Directors.......   39
  R&B Falcon's Reasons for the Merger
     and the Proposed Amendment to R&B
     Falcon's Certificate of
     Incorporation....................   39
  Recommendations of R&B Falcon's
     Board of Directors...............   41
  Opinion of Goldman, Sachs & Co......   41
  Opinion of Simmons & Company
     International....................   47
  Opinion of Morgan Stanley & Co.
     Incorporated.....................   53
  Interests of Certain Persons in the
     Merger...........................   58
  Transocean Sedco Forex After the
     Merger...........................   62
  Exchange of R&B Falcon Common Share
     Certificates for Transocean Sedco
     Forex Ordinary Share
     Certificates.....................   63
  Conversion of Stock Options and
     Assumption of Stock Plans........   63
  Effect of the Merger on the R&B
     Falcon Preferred Shares..........   64
  Employee Benefit Matters............   65
  Dividends...........................   66
  Accounting Treatment and
     Considerations...................   66

                                        PAGE
                                        ----
  Certain United States Federal Income
     Tax Consequences.................   67
  Regulatory Matters..................   71
  Federal Securities Laws
     Consequences; Resale
     Restrictions.....................   72
  Rights of Dissenting Shareholders...   73
  Stock Exchange Listing..............   73
THE MERGER AGREEMENT..................   74
  Covenants...........................   74
  Representations and Warranties......   81
  Conditions to the Merger............   82
  Termination of the Merger
     Agreement........................   85
  Expenses and Termination Fees.......   87
  Amendment...........................   88
BUSINESS OF TRANSOCEAN SEDCO FOREX....   89
BUSINESS OF R&B FALCON................   90
MARKET PRICE AND DIVIDEND
  INFORMATION.........................   91
UNAUDITED PRO FORMA FINANCIAL
  INFORMATION.........................   92
TRANSOCEAN SEDCO FOREX UNAUDITED
  CONDENSED PRO FORMA COMBINED BALANCE
  SHEET...............................   94
TRANSOCEAN SEDCO FOREX UNAUDITED
  CONDENSED PRO FORMA COMBINED
  STATEMENT OF OPERATIONS FOR THE SIX
  MONTHS ENDED JUNE 30, 2000..........   95
TRANSOCEAN SEDCO FOREX UNAUDITED
  CONDENSED PRO FORMA COMBINED
  STATEMENT OF OPERATIONS FOR THE YEAR
  ENDED DECEMBER 31, 1999.............   96
NOTES TO UNAUDITED CONDENSED PRO FORMA
  COMBINED FINANCIAL STATEMENTS.......   97
SUPPLEMENTAL FINANCIAL INFORMATION....  100
DESCRIPTION OF SHARE CAPITAL OF
  TRANSOCEAN SEDCO
  FOREX...............................  101
  Transocean Sedco Forex Ordinary
     Shares...........................  101


                                        PAGE
                                        ----
  Transocean Sedco Forex Preference
     Shares...........................  104
  Limitation on Director's
     Liability........................  104
  Limitation on Changes in Control....  104
  Transfer Agent and Registrar........  106
  Stock Exchange Listing..............  106
COMPARISON OF RIGHTS OF
  SHAREHOLDERS........................  107
TRANSOCEAN SEDCO FOREX'S PROPOSAL TO
  AMEND ITS MEMORANDUM OF
  ASSOCIATION AND ARTICLES OF
  ASSOCIATION.........................  116
  General.............................  116
  Purposes and Effects of Increasing
     the Number of Directors..........  116
  Purposes and Effects of Updating and
     Other Clarifying Changes.........  116
  Vote Required; Recommendation of the
     Board of Directors...............  116
TRANSOCEAN SEDCO FOREX'S PROPOSAL TO
  INCREASE ITS AUTHORIZED CAPITAL.....  117
  General.............................  117
  Purposes and Effects of Increasing
     the Number of Authorized Ordinary
     Shares...........................  117
  Vote Required; Recommendation of the
     Board of Directors...............  118
TRANSOCEAN SEDCO FOREX'S PROPOSAL TO
  AMEND ITS LONG-TERM INCENTIVE
  PLAN................................  119
  Description of the Proposal.........  119
  Principal Provisions of the
     Long-Term Incentive Plan.........  119
  U.S. Federal Income Tax
     Consequences.....................  122
  Vote Required; Recommendation of the
     Board of Directors...............  123
TRANSOCEAN SEDCO FOREX'S PROPOSAL TO
  AMEND ITS EMPLOYEE STOCK PURCHASE
  PLAN................................  124
  Description of the Proposal.........  124
  Principal Provisions of the Employee
     Stock Purchase Plan..............  124
  U.S. Federal Income Tax
     Consequences.....................  125
  Vote Required; Recommendation of the
     Board of Directors...............  126

                                        PAGE
                                        ----
R&B FALCON'S PROPOSAL TO AMEND ITS
  CERTIFICATE OF INCORPORATION........  127
  General.............................  127
  Purpose of the Amendment............  127
  Description of the Proposed
     Amendment........................  127
  Vote Required; Recommendation of the
     Board of Directors...............  127
EXPERTS...............................  128
LEGAL MATTERS.........................  128
FUTURE SHAREHOLDER PROPOSALS..........  128
  Transocean Sedco Forex..............  129
  R&B Falcon..........................  130
WHERE YOU CAN FIND MORE INFORMATION...  130
Annex A -- Agreement and Plan of
  Merger dated as of August 19, 2000
  by and among Transocean Sedco Forex
  Inc., Transocean Holdings Inc., TSF
  Delaware Inc. and R&B Falcon
  Corporation
Annex B -- Opinion of Morgan Stanley &
  Co. Incorporated dated August 19,
  2000
Annex C -- Opinion of Goldman, Sachs &
  Co. dated August 19, 2000
Annex D -- Opinion of Simmons &
  Company International dated August
  18, 2000
Annex E -- Transocean Sedco Forex
  Memorandum of Association
Annex F -- Transocean Sedco Forex
  Articles of Association
Annex G -- Transocean Sedco Forex
  Long-Term Incentive Plan
Annex H -- Transocean Sedco Forex
  Employee Stock Purchase Plan

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.   WHY ARE TRANSOCEAN SEDCO FOREX AND R&B
     FALCON PROPOSING TO MERGE?

A. The boards of directors of R&B Falcon and Transocean Sedco Forex believe that the combined company can become the drilling contractor of choice for customers, investors and employees. The combined company will offer:

     - Customers -- consistently high quality drilling services in all key markets of the world, backed by technological expertise and financial strength;

     - Investors -- an investment in a combined company that will, upon completion of the merger, operate the world's largest fleet of mobile offshore drilling rigs and, based on current stock prices, have the largest market capitalization of any offshore contract driller and the third largest market capitalization of any oil services company; and

     - Employees -- career opportunities with a financially strong company that is an industry leader in the application of offshore drilling technology.

Q.   PLEASE BRIEFLY DESCRIBE THE PROPOSED MERGER.

A. R&B Falcon will merge with a recently formed subsidiary of Transocean Sedco Forex and become an indirect subsidiary of Transocean Sedco Forex.

Q.   WHAT WILL R&B FALCON'S SHAREHOLDERS RECEIVE
     AS A RESULT OF THE MERGER?

A. In the merger, all of the R&B Falcon common shares will be converted into the right to receive Transocean Sedco Forex ordinary shares based on an exchange ratio of 0.5 Transocean Sedco Forex ordinary shares for each R&B Falcon common share. Fractional shares will not be issued. Instead, holders of R&B Falcon's common shares will receive cash for any fractional share to which they would otherwise be entitled. The ordinary shares of Transocean Sedco Forex received in the merger will be listed on the New York Stock Exchange under the ticker symbol "RIG." Holders of R&B Falcon's outstanding preferred shares will retain their R&B Falcon preferred shares and remain as shareholders of R&B Falcon following the merger unless those shares are repurchased pursuant to R&B Falcon's pending tender offer or redeemed. Immediately before the merger, the R&B Falcon certificate of incorporation will be amended to grant the holders of R&B Falcon preferred shares voting rights in the election of directors.

Q.   WILL HOLDERS OF TRANSOCEAN SEDCO FOREX
     ORDINARY SHARES RECEIVE ANY NEW SHARES AS A RESULT OF THE MERGER?

A.   No. Holders of Transocean Sedco Forex
     ordinary shares will continue to hold the Transocean Sedco Forex ordinary shares they own at the effective time of the merger and will not receive any new shares.

Q.   HOW MANY NEW DIRECTORS WILL SERVE ON THE
     BOARD OF DIRECTORS OF TRANSOCEAN SEDCO FOREX?

A. The merger does not affect the status of any of the 10 current directors of Transocean Sedco Forex. Two new members designated by R&B Falcon's board of directors will be added to the board. If the proposal to increase the maximum size of the board of directors to 13 persons is approved by Transocean Sedco Forex's shareholders, R&B Falcon's board of directors will designate a third additional member to Transocean Sedco Forex's board of directors. As of the date of this joint proxy statement/prospectus, the R&B Falcon board of directors has not made its designation of persons to serve as new directors of Transocean Sedco Forex.

Q.   WHO WILL SERVE AS TRANSOCEAN SEDCO FOREX'S
     CHAIRMAN AND EXECUTIVE OFFICERS?

A.   Victor E. Grijalva will remain Chairman of the
     Board of Directors, J. Michael Talbert will remain President and CEO, and the other executive officers of Transocean Sedco Forex are expected to continue to serve as executive officers of Transocean Sedco Forex.

Q.   WHAT ARE THE U.S. FEDERAL INCOME TAX
     CONSEQUENCES OF THE MERGER?

A.   In general, for U.S. federal income tax
     purposes, R&B Falcon's shareholders should not recognize any gain or loss as a result of the merger except for cash received, if any, instead of fractional Transocean Sedco Forex ordinary shares.

Q.   WILL SHAREHOLDERS HAVE APPRAISAL RIGHTS?

A.   Shareholders of R&B Falcon or Transocean
     Sedco Forex will not have any right to receive an appraisal of the value of their shares in connection with the merger.

Q.   WHEN DO YOU EXPECT THE MERGER TO BE
     COMPLETED?

A. We are working toward completing the merger as quickly as possible after all the conditions to the merger, including obtaining the approvals of our shareholders at the special meetings, are fulfilled. Fulfilling some of these conditions, including our receipt of governmental clearances or approvals, is not entirely within our control. We currently expect to complete the merger by the end of the first quarter of 2001.

Q.   WHAT DO I NEED TO DO TO VOTE?

A. Both companies' shareholder meetings will take place on December 12, 2000. After carefully reading and considering the information contained in this document and the documents incorporated by reference, please indicate on the enclosed proxy card how you want to vote. Mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at your shareholder meeting.

Q.   WHAT VOTE DOES MY BOARD OF DIRECTORS
     RECOMMEND?

A.   The R&B Falcon board of directors
     unanimously recommends that R&B Falcon's common shareholders vote in favor of adoption of the merger agreement and approval of the proposed amendment to R&B Falcon's certificate of incorporation to grant holders of R&B Falcon's outstanding preferred shares voting rights in the election of directors.

     The Transocean Sedco Forex board of directors unanimously recommends that Transocean Sedco Forex's shareholders vote for the increase in authorized ordinary share capital and for the issuance of ordinary shares in the merger, which are both conditions to the merger. Transocean Sedco Forex's board also unanimously recommends that Transocean Sedco Forex's shareholders vote for the amendment of Transocean Sedco Forex's memorandum and articles of association to increase the maximum size of the board of directors to 13 persons and make updating and other clarifying changes, and the amendments to Transocean Sedco Forex's Long-Term Incentive Plan and Employee Stock Purchase Plan to increase the number of shares reserved for issuance under those plans.

Q.   WHAT SHOULD I DO IF I WANT TO CHANGE MY VOTE?

A. You can change your vote at any time before your proxy card is voted at your shareholder meeting. You can do this in one of three ways:

     - you can send a written notice stating that you would like to revoke your proxy;

     - you can complete and submit a new proxy card; or

     - you can attend your meeting and vote in person.

     However, your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q.   WHAT IF I PLAN TO ATTEND THE SHAREHOLDER
     MEETING IN PERSON?

A. We recommend that you send in your proxy anyway. You may still attend the meeting and vote in person.

Q.   IF MY SHARES ARE HELD IN "STREET NAME" BY MY
     BROKER, WILL MY BROKER VOTE MY SHARES FOR ME WITHOUT MY INSTRUCTIONS?

A.   We recommend that you contact your broker.
     Your broker can give you directions on how to instruct the broker to vote your shares. Your broker may not be able to vote your shares unless the broker receives appropriate instructions from you.

Q.   SHOULD I SEND IN MY SHARE CERTIFICATES?


A. No. After the merger is completed, we will send written instructions, including a letter of transmittal, that explains how to exchange R&B Falcon share certificates for Transocean Sedco Forex share certificates. Please do not send in any R&B Falcon share certificates until you receive these written instructions and the letter of transmittal. Transocean Sedco Forex's shareholders will keep their current share certificates.


Q.   WHOM DO I CALL IF I HAVE QUESTIONS ABOUT THE
     MEETINGS OR THE MERGER?

A. Transocean Sedco Forex's shareholders should contact either of the following:

     Transocean Sedco Forex:

     Jeffrey L. Chastain
     Director of Investor Relations and Communications
     Transocean Sedco Forex Inc.
     4 Greenway Plaza
     Houston, Texas 77046
     Fax: (713) 232-7001
     Phone: (713) 232-7500

     the Transocean Sedco Forex proxy solicitor:

     D.F. King & Co., Inc.
     77 Water Street
     New York, New York 10005
     Fax: (212) 809-8839
     Phone: (800) 290-6433

     R&B Falcon's shareholders should contact either of the following:

     R&B Falcon:

     Charles R. Ofner
     Senior Vice President, Business Development and Investor Relations R&B Falcon Corporation
     901 Threadneedle
     Houston, Texas 77079
     Fax: (281) 496-1749
     Phone: (281) 496-5000

     the R&B Falcon proxy solicitor:

     Georgeson Shareholder Communications Inc.
     17 State Street
     New York, New York 10004
     Banks and Brokers Call Collect: (212) 440-9800
     All Others Call Toll Free: (800) 223-2064

                                    SUMMARY


     This summary highlights selected information from this document. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire document, including the annexes and the other documents to which we have referred you in "Where You Can Find More Information" on page 130. We have included page references in this summary to direct you to more complete descriptions of the topics presented in this summary.


THE COMPANIES

TRANSOCEAN SEDCO FOREX INC.
P.O. Box 265 GT
Walker House
Grand Cayman
Cayman Islands

with principal executive offices at:

4 Greenway Plaza
Houston, Texas 77046
Phone: (713) 232-7500

     Transocean Sedco Forex is a leading international provider of contract drilling services for oil and gas wells. As of the date of this joint proxy statement/prospectus, Transocean Sedco Forex owns, has partial ownership in, operates or has under construction 71 offshore drilling units. Transocean Sedco Forex contracts these drilling rigs, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. Transocean Sedco Forex specializes in technically demanding segments of the offshore drilling business with a particular focus on deepwater and harsh environment drilling services. On December 31, 1999, Transocean Sedco Forex, then known as "Transocean Offshore Inc.," merged with Sedco Forex Holdings Limited, the offshore drilling service business of Schlumberger Limited.

     For further information on Transocean Sedco Forex, see "Business of Transocean Sedco Forex" on page 89.

R&B FALCON CORPORATION
901 Threadneedle
Houston, Texas 77079
Phone: (281) 496-5000

     R&B Falcon's primary business is providing marine contract drilling and ancillary services on a worldwide basis. R&B Falcon provides the equipment and personnel for drilling wells and conducting workover operations on wells in marine environments and on land. R&B Falcon possesses experience in deepwater drilling, U.S. and international shallow-water drilling, inland barge drilling, land drilling, marine services and turnkey drilling. R&B Falcon is the result of the 1997 combination of Reading & Bates Corporation and Falcon Drilling Company, Inc. and the subsequent acquisition of Cliffs Drilling Company in late 1998. R&B Falcon operates a fleet of 138 marine units, including 61 inland marine drilling and workover units, 50 shallow-water units, 22 deepwater drilling and service units and five mobile production units.

     For further information on R&B Falcon, see "Business of R&B Falcon" on page 90.

TRANSOCEAN HOLDINGS INC.
4 Greenway Plaza
Houston, Texas 77046
Phone: (713) 232-7500

     Transocean Holdings is a direct wholly owned subsidiary of Transocean Sedco Forex and was recently formed for the purpose of effecting the merger.

TSF DELAWARE INC.
4 Greenway Plaza
Houston, Texas 77046
Phone: (713) 232-7500

     TSF Delaware is a direct wholly owned subsidiary of Transocean Holdings and was recently formed for the purpose of effecting the merger.

THE SHAREHOLDER MEETINGS (PAGES 28 AND 32)

     The extraordinary general meeting of Transocean Sedco Forex's shareholders will be held on December 12, 2000, at 9:00 a.m., Houston time, at 4 Greenway Plaza, Room C-100 (Mall level), Houston, Texas.


     The special meeting of R&B Falcon's shareholders will be held on December 12, 2000, at 9:00 a.m., Houston time, at the Radisson Suite Hotel Houston West, 10655 Katy Freeway (Valencia Room), Houston, Texas.



     The record date for Transocean Sedco Forex's shareholders entitled to receive notice of and to vote at Transocean Sedco Forex's shareholder meeting was the close of business on October 30, 2000. On that date, approximately 210,715,981 Transocean Sedco Forex ordinary shares were issued and entitled to vote at the extraordinary general meeting.



     The record date for R&B Falcon's shareholders entitled to receive notice of and for R&B Falcon common shareholders entitled to vote at R&B Falcon's shareholder meeting was the close of business on October 30, 2000. On that date, approximately 195,648,048 R&B Falcon common shares were outstanding and entitled to vote at the special meeting.


R&B FALCON VOTES REQUIRED FOR APPROVAL OF THE R&B FALCON PROPOSALS (PAGE 32)

     The favorable vote of a majority of the outstanding R&B Falcon common shares is required to adopt the merger agreement and to approve the proposal to amend the certificate of incorporation of R&B Falcon to grant holders of R&B Falcon's outstanding preferred shares voting rights in the election of directors. Both of these proposals must be approved to complete the merger. The proposal to amend the certificate of incorporation will, if approved, be implemented only if and immediately before the merger is completed.

     A majority of the outstanding R&B Falcon common shares must be present, in person or by proxy, to constitute a quorum at the special meeting.


     As of October 30, 2000, R&B Falcon directors and executive officers beneficially owned approximately 8.2% of the then outstanding R&B Falcon common shares, including outstanding options. These individuals have indicated that they intend to vote in favor of the R&B Falcon proposals.


RECOMMENDATION TO R&B FALCON'S SHAREHOLDERS (PAGE 41)

     R&B FALCON'S BOARD OF DIRECTORS BELIEVES THAT THE MERGER AND THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO GRANT HOLDERS OF R&B FALCON'S OUTSTANDING PREFERRED SHARES VOTING RIGHTS IN THE ELECTION OF DIRECTORS ARE ADVISABLE TO R&B FALCON'S SHAREHOLDERS AND RECOMMENDS THAT THE HOLDERS OF R&B FALCON COMMON SHARES VOTE "FOR" BOTH PROPOSALS.

OPINION OF MORGAN STANLEY & CO. INCORPORATED (PAGE 53)

     In deciding to approve the merger, on August 18, 2000, R&B Falcon's board of directors received and considered the oral opinion of Morgan Stanley & Co. Incorporated, its financial advisor, that, as of that date, the exchange ratio under the merger agreement was fair from a financial point of view to the holders of R&B Falcon common shares. Morgan Stanley subsequently confirmed its oral opinion by delivery of its written opinion dated August 19, 2000. Morgan Stanley based its opinion on and delivered it subject to the assumptions, limitations and qualifications stated in the opinion.

     The full text of the written opinion of Morgan Stanley is attached as Annex B to this document. We encourage you to read the opinion carefully, as well as the description of the analyses and assumptions upon which the opinion was based.

TRANSOCEAN SEDCO FOREX VOTES REQUIRED FOR APPROVAL OF THE TRANSOCEAN SEDCO FOREX PROPOSALS (PAGE 28)

     - The proposal for the increase in Transocean Sedco Forex's authorized ordinary share capital requires the affirmative vote of the holders of at least a majority of the ordinary shares present in person or by proxy at the extraordinary general meeting and entitled to vote on the matter. This proposal must be approved in order to complete the merger, and if approved, will be implemented only if the merger is completed.

     - The proposal for the issuance of the Transocean Sedco Forex ordinary shares in the merger requires the affirmative vote of at least a majority of the votes cast on the proposal, provided that the total number of votes cast on the proposal represents a majority of the votes entitled to be cast. This proposal must be approved in order to complete the merger.

     - The proposal to amend the memorandum of association and the articles of association of Transocean Sedco Forex to increase the maximum size of the board of directors and make updating and other clarifying changes requires the approval of holders of at least two-thirds of the ordinary shares present in person or by proxy at the extraordinary general meeting and entitled to vote on the matter. Approval of this proposal is not necessary to complete the merger, and if approved, will be implemented only if the merger is completed.

     - The proposal to amend Transocean Sedco Forex's Long-Term Incentive Plan requires the approval of holders of at least a majority of the votes cast on the proposal, provided that the total number of votes cast on the proposal represents a majority of the votes entitled to be cast. Approval of this proposal is not necessary to complete the merger and, if approved, will only be implemented if the merger is completed.

     - The proposal to amend Transocean Sedco Forex's Employee Stock Purchase Plan requires the approval of at least a majority of the votes cast on the proposal, provided that the total number of votes cast on the proposal represents a majority of the votes entitled to be cast. Approval of this proposal is not necessary to complete the merger and, if approved, will only be implemented if the merger is completed.

     A majority of the issued ordinary shares of Transocean Sedco Forex must be present, in person or by proxy, to constitute a quorum at the extraordinary general meeting.

     As of October 30, 2000, Transocean Sedco Forex directors and executive officers beneficially owned less than one percent of the issued ordinary shares of Transocean Sedco Forex, including outstanding options. These individuals have indicated that they intend to vote in favor of the Transocean Sedco Forex proposals. In addition, Siem Industries, Inc., an affiliate of Kristian Siem, a director of Transocean Sedco Forex, holds 1,538,720 ordinary shares of Transocean Sedco Forex. Siem Industries has indicated that it intends to vote its shares in favor of all of the proposals.

RECOMMENDATION TO TRANSOCEAN SEDCO FOREX'S SHAREHOLDERS (PAGE 39)

     TRANSOCEAN SEDCO FOREX'S BOARD OF DIRECTORS BELIEVES THAT THE INCREASE IN AUTHORIZED ORDINARY SHARE CAPITAL, THE ISSUANCE OF ORDINARY SHARES IN CONNECTION WITH THE MERGER, THE AMENDMENT OF THE MEMORANDUM OF ASSOCIATION AND THE ARTICLES OF ASSOCIATION, THE AMENDMENT OF THE LONG-TERM INCENTIVE PLAN AND THE AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN ARE ADVISABLE AND IN THE BEST INTERESTS OF TRANSOCEAN SEDCO FOREX'S SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE PROPOSALS.

OPINION OF GOLDMAN, SACHS & CO. (PAGE 41)

     On August 18, 2000, Goldman, Sachs & Co. delivered its oral opinion to the Transocean Sedco Forex board of directors to the effect that, as of such date, the exchange ratio was fair from a financial point of view to Transocean Sedco Forex. Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion dated August 19, 2000.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS IS ATTACHED TO THIS DOCUMENT AS ANNEX C. YOU ARE ENCOURAGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY.

OPINION OF SIMMONS & COMPANY INTERNATIONAL (PAGE 47)

     On August 18, 2000, Simmons & Company International delivered its oral opinion to the Transocean Sedco Forex board of directors to the effect that, as of such date, the exchange ratio was fair from a financial point of view to Transocean Sedco Forex. Simmons subsequently confirmed its oral opinion by delivery of its written opinion dated August 18, 2000.

     THE FULL TEXT OF THE WRITTEN OPINION OF SIMMONS IS ATTACHED TO THIS DOCUMENT AS ANNEX D. YOU ARE ENCOURAGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY.

OVERVIEW OF THE MERGER AGREEMENT (PAGE 74)

     The merger agreement is attached as Annex A to this joint proxy statement/prospectus. The merger agreement is the document that governs the merger. We urge you to read this document carefully.

     Transocean Sedco Forex and R&B Falcon are proposing a merger transaction in which R&B Falcon will become an indirect subsidiary of Transocean Sedco Forex. The following will occur as a result of the merger:

     - Each R&B Falcon common share will automatically be converted into the right to receive 0.5 ordinary shares of Transocean Sedco Forex. R&B Falcon common shareholders will own approximately 33% of the total issued Transocean Sedco Forex ordinary shares after the merger;

     - Each Transocean Sedco Forex ordinary share will remain issued as one Transocean Sedco Forex ordinary share. Transocean Sedco Forex shareholders will own approximately 67% of the total issued Transocean Sedco Forex ordinary shares after the merger;

     - Each of R&B Falcon's outstanding preferred shares will remain outstanding and unaffected by the merger unless those shares are repurchased pursuant to R&B Falcon's pending tender offer or redeemed. See "The
       Merger -- Effect of the Merger on the R&B Falcon Preferred Shares";

     - Each option to purchase R&B Falcon common shares granted to R&B Falcon employees and directors under R&B Falcon's stock option plans that is outstanding and not yet exercised before completing the merger will become an option to purchase a number of Transocean Sedco Forex ordinary shares equal to 0.5 multiplied by the number of R&B Falcon common shares subject to the option, at an exercise price per Transocean Sedco Forex ordinary share equal to the exercise price per R&B Falcon common share subject to the option divided by 0.5; and

     - Each warrant to purchase R&B Falcon common shares will be assumed by Transocean Sedco Forex and become a warrant to purchase a number of Transocean Sedco Forex ordinary shares equal to 0.5 multiplied by the number of R&B Falcon common shares into which the warrant is exercisable immediately before the merger.

CONDITIONS TO THE MERGER (PAGE 82)

     The completion of the merger is dependent on a number of conditions, including the following:

     - approval by R&B Falcon's common shareholders of the proposals to adopt the merger agreement and to approve the amendment to R&B Falcon's certificate of incorporation;

     - approval by Transocean Sedco Forex's shareholders of the proposals to increase Transocean Sedco Forex's authorized ordinary share capital and to issue ordinary shares in the merger;

     - absence of (1) any court decree, order or injunction prohibiting the merger and (2) any governmental statute, rule or regulation prohibiting the merger or making it unlawful;

     - the listing of the Transocean Sedco Forex ordinary shares to be issued in the merger on the New York Stock Exchange;

     - the rating of specified R&B Falcon debt as investment grade by Moody's and Standard & Poor's;

     - the completion of a public offering by R&B Falcon of R&B Falcon common shares with net proceeds of at least $105 million, and the application of the proceeds to a redemption of R&B Falcon's outstanding preferred shares having an aggregate liquidation preference of up to $105 million, at the price of 113.875% of the liquidation preference plus accrued and unpaid dividends, if any, to the redemption date;

     - the receipt by Transocean Sedco Forex and R&B Falcon from their respective tax counsel of opinions that, for U.S. federal income tax purposes, the merger will qualify as a tax-free reorganization and no gain or loss will be recognized by the common shareholders of R&B Falcon as a result of the merger, except with respect to cash received in lieu of fractional shares and except with respect to some shareholders of R&B Falcon who will hold 5% or more of the shares of Transocean Sedco Forex after the merger;

     - the absence of any event or occurrence having or reasonably likely to have a material adverse effect on Transocean Sedco Forex's or R&B Falcon's business, assets, conditions (financial or otherwise) or operations or its ability to complete the merger or fulfill the conditions to closing of the merger;

     - expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and

     - receipt of indications reasonably satisfactory to R&B Falcon and Transocean Sedco Forex that the merger will not be referred to the Competition Commission of the United Kingdom.

     Each of the following is also a condition to the merger:

     - expiration or termination of any mandatory waiting period under any competition, antitrust or premerger notification laws of jurisdictions other than the United States;

     - absence of any claim, proceeding or action, whether pending or threatened in writing, by the government of the United States, the United Kingdom or the European Union seeking to prevent the merger or penalize a party for completing the merger; and

     - absence of a final or preliminary administrative order denying approval of or prohibiting the merger under the competition, antitrust or premerger notification laws of any jurisdiction other than the United States;

unless, in each case, if in the reasonable judgment of Transocean Sedco Forex non-satisfaction of any of these conditions is not reasonably expected to have a material adverse effect on Transocean Sedco Forex or R&B Falcon, materially impair the benefits or advantages Transocean Sedco Forex expects to receive from the merger or have a material adverse effect on Transocean Sedco Forex's business plan or business strategy for the combined company.

TERMINATION OF THE MERGER AGREEMENT (PAGE 85)

     The merger agreement may be terminated by the mutual written consent of R&B Falcon and Transocean Sedco Forex. In addition, either R&B Falcon or Transocean Sedco Forex may terminate the merger agreement if:

     - the merger has not been completed by August 31, 2001;

     - R&B Falcon's common shareholders fail to adopt the merger agreement or to approve the proposed amendment to R&B Falcon's certificate of incorporation;

     - Transocean Sedco Forex's shareholders fail to approve the increase in authorized ordinary share capital or the issuance of Transocean Sedco Forex ordinary shares in the merger; or

     - a final and unappealable court or governmental order, decree, ruling or other action permanently prohibits the merger.

     The merger agreement may also be terminated by R&B Falcon if:

     - Transocean Sedco Forex or TSF Delaware breaches any representation, warranty, covenant or agreement that would give rise to a failure of a condition to the merger and the breach is not curable or is not cured within 30 days after receipt of a notice of the breach;

     - Transocean Sedco Forex's board (1) withdraws or materially modifies its approval or recommendation of the merger or (2) recommends a competing acquisition proposal for Transocean Sedco Forex; or

     - before the adoption by the R&B Falcon common shareholders of the merger agreement and their approval of the proposal to amend the certificate of incorporation of R&B Falcon, and subject to various other conditions, including giving prior written notice to Transocean Sedco Forex and the payment of a $225 million termination fee, R&B Falcon executes an agreement regarding an alternative transaction after the R&B Falcon board determines that it would be inconsistent with its fiduciary duties to proceed with the merger in the face of a superior alternative acquisition proposal.

     The merger agreement may also be terminated by Transocean Sedco Forex if:

     - R&B Falcon breaches any representation, warranty, covenant or agreement that would give rise to a failure of a condition to the merger and the breach is not curable or is not cured within 30 days after receipt of a notice of the breach;

     - R&B Falcon's board (1) withdraws or materially modifies its approval or recommendation of the merger or (2) recommends a competing acquisition proposal for R&B Falcon; or

     - before the approval by the Transocean Sedco Forex shareholders of the proposals summarized on pages 5-6, and subject to various other conditions, including giving prior written notice to R&B Falcon and the payment of a $225 million termination fee, Transocean Sedco Forex executes an agreement regarding an alternative transaction after the Transocean Sedco Forex board determines that it is inconsistent with its fiduciary duties to proceed with the merger in the face of a superior alternative acquisition proposal.

TERMINATION FEES AND EXPENSE REIMBURSEMENT (PAGE 87)

     The merger agreement requires R&B Falcon to pay Transocean Sedco Forex a $225 million fee if:

     - the merger agreement is terminated because R&B Falcon's common shareholders do not adopt the merger agreement or approve the amendment of R&B Falcon's certificate of incorporation after the public announcement of a competing acquisition proposal;

     - the merger agreement is terminated by Transocean Sedco Forex because R&B Falcon's board withdraws or materially modifies in a manner adverse to Transocean Sedco Forex its approval or recommendation of the merger; or

     - the merger agreement is terminated by R&B Falcon in order to enter into an agreement concerning a superior alternative acquisition proposal.

     The merger requires Transocean Sedco Forex to pay R&B Falcon a $225 million fee if:

     - the merger agreement is terminated because Transocean Sedco Forex's shareholders do not approve the increase in Transocean Sedco Forex's authorized ordinary share capital or the issuance of Transocean Sedco Forex ordinary shares in the merger after the public announcement of a competing acquisition proposal;

     - the merger agreement is terminated by R&B Falcon because Transocean Sedco Forex's board withdraws or materially modifies in a manner adverse to R&B Falcon its approval or recommendation of the merger; or

     - the merger agreement is terminated by Transocean Sedco Forex in order to permit

       Transocean Sedco Forex to enter into an agreement concerning a superior alternative acquisition proposal.

     The merger agreement requires R&B Falcon to pay Transocean Sedco Forex a fee of $10 million to reimburse Transocean Sedco Forex for its costs and expenses if the merger agreement is terminated because R&B Falcon's common shareholders do not adopt the merger agreement or approve the amendment to R&B Falcon's certificate of incorporation in circumstances in which the $225 million fee is not payable.

     The merger agreement requires Transocean Sedco Forex to pay R&B Falcon a fee of $10 million to reimburse R&B Falcon for its costs and expenses if the merger agreement is terminated because Transocean Sedco Forex's shareholders do not approve the increase of Transocean Sedco Forex's authorized ordinary share capital or the issuance of Transocean Sedco Forex ordinary shares in the merger in circumstances in which the $225 million fee is not payable.

"NO SOLICITATION" PROVISIONS (PAGE 79)

     The merger agreement contains detailed provisions prohibiting either party from seeking an alternative transaction. These "no solicitation" provisions prohibit either party from taking any action to solicit a competing acquisition proposal as described in pages 79 through 81. The merger agreement does not, however, prohibit either party or its respective board of directors from considering, and potentially recommending, an unsolicited written superior proposal from a third party as described in pages 79 through 81.

TRANSOCEAN SEDCO FOREX AFTER THE MERGER (PAGE 62)

     After the merger, the Transocean Sedco Forex board of directors will continue to manage the business of Transocean Sedco Forex, which then will include the business of R&B Falcon as an indirect subsidiary. The combined company will continue to be called "Transocean Sedco Forex Inc." In consultation with Transocean Sedco Forex, the R&B Falcon board of directors will designate two persons to become members of the Transocean Sedco Forex board of directors upon completion of the merger. If the proposal to increase the maximum size of the Transocean Sedco Forex board of directors to 13 persons is approved, the R&B Falcon board, in consultation with Transocean Sedco Forex, will also designate an additional director.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 58)

     In considering the boards' recommendations, shareholders should be aware that some officers and directors of R&B Falcon may have interests in the merger that may be different from, or in addition to, those of shareholders generally:

     - R&B Falcon executive officers have change of control provisions in their employment agreements with R&B Falcon that will be triggered by the merger;

     - Paul B. Loyd, Jr., currently Chairman and Chief Executive Officer of R&B Falcon, will enter into a consulting agreement with R&B Falcon in connection with the merger;

     - R&B Falcon's board of directors will, in consultation with Transocean Sedco Forex, designate two or three persons, who may be current directors of R&B Falcon, to become new members of Transocean Sedco Forex's board of directors following the merger;

     - Outstanding options to purchase R&B Falcon common shares and restricted common shares, including options and restricted shares held by officers and directors of R&B Falcon, will become vested and exercisable effective 48 hours before the merger, conditioned on the subsequent occurrence of the merger; and

     - R&B Falcon officers and directors will be indemnified by Transocean Sedco Forex as a result of the merger.

REGULATORY CLEARANCES (PAGE 71)

     Transocean Sedco Forex and R&B Falcon have made or will make appropriate filings to obtain approval of the proposed merger from governmental regulators, including competition and antitrust authorities in the U.S., the U.K., Ireland and Brazil.

     We are working to obtain the required regulatory clearances and consents. Although we have not yet received the required clearances, we anticipate that we will receive regulatory clearances in sufficient time to complete the merger by the end of the first quarter of 2001. However, we can give no assurance as to when or whether these clearances and consents will be obtained or the terms and conditions that these consents and clearances may impose.

ACCOUNTING TREATMENT AND CONSIDERATIONS (PAGE 66)

     Transocean Sedco Forex will account for the merger using the purchase method of accounting, with Transocean Sedco Forex treated as the acquiror. As a result, Transocean Sedco Forex will record the assets and liabilities of Transocean Sedco Forex at historical amounts, without restatement to fair values. Transocean Sedco Forex will record the assets and liabilities of R&B Falcon at their estimated fair values at the date of the merger, with the excess of the purchase price over the sum of the estimated fair values recorded as goodwill. For this purpose, the purchase price is calculated using the estimated number of Transocean Sedco Forex ordinary shares to be issued in the merger and the average trading price of Transocean Sedco Forex ordinary shares for a period immediately before and after the announcement of the merger.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES (PAGE 67)

  R&B Falcon's Shareholders

     We expect that, for U.S. federal income tax purposes, the R&B Falcon shareholders' exchange of R&B Falcon common shares for ordinary shares of Transocean Sedco Forex generally will not cause R&B Falcon shareholders to recognize any gain or loss for U.S. federal income tax purposes except for cash received, if any, instead of fractional Transocean Sedco Forex ordinary shares and except with respect to some shareholders of R&B Falcon who will hold 5% or more of the shares of Transocean Sedco Forex after the merger.

  Transocean Sedco Forex's Shareholders

     Because Transocean Sedco Forex ordinary shares remain unchanged, the merger will not cause Transocean Sedco Forex shareholders to recognize any gain or loss for U.S. federal income tax purposes.

     THIS TAX TREATMENT MAY NOT APPLY TO SOME SHAREHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER FOR A SHAREHOLDER MAY BE COMPLICATED. THE CONSEQUENCES WILL DEPEND ON EACH SHAREHOLDER'S SPECIFIC SITUATION AND ON VARIABLES NOT WITHIN OUR CONTROL. EACH SHAREHOLDER SHOULD CONSULT A TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING ANY ESTATE, GIFT, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OF THE MERGER.

NO APPRAISAL RIGHTS

     Shareholders of Transocean Sedco Forex and R&B Falcon will not have any right to an appraisal of the value of their shares in connection with the merger.

LISTING OF TRANSOCEAN SEDCO FOREX ORDINARY SHARES (PAGE 73)

     Transocean Sedco Forex will apply to list on the New York Stock Exchange the ordinary shares to be issued in the merger.

COMPARISON OF RIGHTS OF SHAREHOLDERS (PAGE 107)


     The rights of R&B Falcon common shareholders currently are governed by the General Corporation Law of Delaware and R&B Falcon's certificate of incorporation and bylaws. The rights of Transocean Sedco Forex ordinary shareholders are governed by the Companies Law of the Cayman Islands and Transocean Sedco Forex's articles of association and memorandum of association. When the merger is completed, Transocean Sedco Forex ordinary shareholders and R&B Falcon common shareholders will both be Transocean Sedco Forex ordinary shareholders, and their rights will be governed by the Companies Law of the Cayman Islands and Transocean Sedco Forex's articles of association and memorandum of association. See pages 107 through 115 for more specific information.


MARKET PRICE AND DIVIDEND INFORMATION (PAGE 91)


     Transocean Sedco Forex ordinary shares and R&B Falcon common shares are both quoted on the New York Stock Exchange. On August 18, 2000, the last trading day before we announced the merger, Transocean Sedco Forex ordinary shares closed at $57.69 per share and R&B Falcon common shares closed at $25.19 per share. On October 27, 2000, the most recent practicable date before the date of this document, Transocean Sedco Forex ordinary shares closed at $51.69 per share and R&B Falcon common shares closed at $24.25 per share. The market price of Transocean Sedco Forex ordinary shares will fluctuate before and after the merger, but the exchange ratio is fixed. You should obtain current share price quotations for Transocean Sedco Forex ordinary shares and R&B Falcon common shares.


     Transocean Sedco Forex has paid quarterly cash dividends of $0.03 per ordinary share since the fourth quarter of 1993. Transocean Sedco Forex does not currently plan to change the amount of its dividend payments. Any future declaration and payment of dividends by Transocean Sedco Forex will be made at the discretion of its board of directors and will be dependent on a variety of factors, including Transocean Sedco Forex's results of operations, financial condition, cash requirements and restrictions contained in its debt agreements. Any declared dividend will be payable only out of Transocean Sedco Forex's profits or share premium account in accordance with Cayman Islands law.

     R&B Falcon does not generally pay cash dividends. In addition, as of the date of this joint proxy statement/prospectus, R&B Falcon is unable to pay dividends because of the covenants in some of its outstanding debt indentures.

       TRANSOCEAN SEDCO FOREX SELECTED HISTORICAL COMBINED FINANCIAL DATA

     On December 31, 1999, the merger of Transocean Offshore Inc. and Sedco Forex was completed. Sedco Forex was the offshore contract drilling service business of Schlumberger Limited and was spun off immediately before the merger transaction. As a result of the merger, Sedco Forex became a wholly owned subsidiary of "Transocean Offshore Inc.", which changed its name to Transocean Sedco Forex Inc. The merger was accounted for as a purchase, with Sedco Forex as the acquiror for accounting purposes.

     Transocean Sedco Forex prepared the selected historical combined financial data in the following table using the combined financial statements of Transocean Sedco Forex. Transocean Sedco Forex derived the statement of operations and other financial data for the year ended December 31, 1999 and the balance sheet data as of December 31, 1999 from its combined financial statements audited by Ernst & Young LLP, independent auditors. Transocean Sedco Forex derived the statement of operations and other financial data for each of the three years in the period ended December 31, 1998, and the balance sheet data as of December 31, 1997 and 1998, from its combined financial statements audited by PricewaterhouseCoopers LLP, independent accountants. Transocean Sedco Forex derived the statement of operations and other financial data for the six months ended June 30, 2000 and 1999 and the year ended December 31, 1995 and the balance sheet data as of June 30, 2000 and December 31, 1996 and 1995 from its unaudited combined financial statements. The unaudited interim financial statements for the six months ended June 30, 2000 and 1999 include all adjustments, consisting of normal recurring adjustments, which Transocean Sedco Forex considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2000. The data should be read in conjunction with the combined financial statements, related notes and other financial information incorporated by reference in this joint proxy statement/prospectus.

     The balance sheet data as of December 31, 1999 and June 30, 2000 represents the consolidated financial position of Transocean Sedco Forex, and the balance sheet data as of dates prior to the Transocean Offshore Inc. and Sedco Forex merger reflect the financial position of Sedco Forex and not that of historical Transocean Offshore Inc. The income statement data and other financial data for the six months ended June 30, 2000 represent the operating results of Transocean Sedco Forex and, for the periods prior to the Transocean Offshore Inc. and Sedco Forex merger, reflect the operating results of Sedco Forex and not that of historical Transocean Offshore Inc.

                                          SIX MONTHS
                                        ENDED JUNE 30,            YEARS ENDED DECEMBER 31,
                                        ---------------   -----------------------------------------
                                         2000     1999    1999    1998    1997   1996      1995
                                        ------   ------   ----   ------   ----   ----   -----------
                                          (UNAUDITED)                                   (UNAUDITED)
                                                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Operating revenues....................   $600     $352    $648   $1,091   $891   $663      $437
Operating income......................     81       40      49      377    299    163        60
Net income............................     68       39      58      342    260    148        62
Earnings per share (Pro forma prior to
  effective date of the Transocean
  Offshore Inc. and Sedco Forex
  merger)(a)
  Basic...............................   0.33     0.35    0.53     3.12   2.38   1.35      0.57
  Diluted.............................   0.32     0.35    0.53     3.12   2.38   1.35      0.57
OTHER FINANCIAL DATA(B)
Cash flows from operating
  activities..........................   $ 84     $151    $241   $  473   $318   $236
Capital expenditures..................    308      250     537      425    187    151
EBITDA(c).............................    216      106     186      508    420    272

                                                                       DECEMBER 31,
                                             JUNE 30,     ---------------------------------------
                                               2000        1999     1998     1997    1996   1995
                                             --------     ------   ------   ------   ----   -----
                                           (UNAUDITED)
                                                               (IN MILLIONS)
                                                                                     (UNAUDITED)
BALANCE SHEET DATA
Total assets.............................     $6,314      $6,140   $1,473   $1,051   $899   $781
Total debt...............................      1,468       1,266      100      160     53     44
Equity...................................      3,976       3,910      564      363    462    574

---------------

(a) Unaudited pro forma earnings per share prior to the effective date of the Transocean Offshore Inc. and Sedco Forex merger is calculated using the Transocean Sedco Forex shares and options issued pursuant to the Transocean Offshore Inc. and Sedco Forex merger agreement.

(b) Other financial data is not available for the year ended December 31, 1995.

(c) EBITDA (earnings before interest, taxes, depreciation and amortization) is presented here because it is a widely accepted financial indication of a company's ability to incur and service debt. EBITDA measures presented may not be comparable to similarly titled measures used by other companies. EBITDA is not a measurement presented in accordance with accounting principles generally accepted in the United States ("GAAP") and is not intended to be used in lieu of GAAP presentations of results of operations and cash provided by operating activities.

                   R&B FALCON CORPORATION SELECTED HISTORICAL
                          CONSOLIDATED FINANCIAL DATA

     R&B Falcon prepared the selected historical consolidated financial data in the table below using the consolidated financial statements of R&B Falcon. R&B Falcon derived the statement of operations data below for each of the five years in the period ended December 31, 1999, and the consolidated balance sheet data as of December 31 of each year from 1996 to 1999, from its financial statements audited by Arthur Andersen LLP, independent public accountants. R&B Falcon derived the balance sheet data for 1995 from the separate consolidated balance sheets of Reading & Bates Corporation and Falcon Drilling Company, Inc., each audited by Arthur Andersen, LLP, independent public accountants. R&B Falcon derived the consolidated statement of operations data for the six months ended June 30, 2000 and 1999 and the consolidated balance sheet data as of June 30, 2000 and 1999 from its unaudited consolidated financial statements which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. Operating results for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2000.

                                             SIX MONTHS ENDED
                                                 JUNE 30,                         YEARS ENDED DECEMBER 31,
                                            -------------------   --------------------------------------------------------
                                              2000       1999       1999         1998         1997         1996      1995
                                            --------   --------   --------     --------     --------     --------   ------
                                                (UNAUDITED)
                                                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Operating revenues........................  $  419.4   $  470.3   $  918.8     $1,032.6     $  933.0     $  609.6   $390.3
Income (loss) from continuing operations
  before extraordinary items..............     (68.4)     (10.9)     (67.8)(a)     91.0(b)      29.8(c)     106.7     23.5
Income (loss) from continuing operations
  before extraordinary items and after
  preferred share dividends per common
  share:
  Basic...................................     (0.49)     (0.10)     (0.53)        0.54         0.18         0.70     0.16
  Diluted.................................     (0.49)     (0.10)     (0.53)        0.54         0.18         0.67     0.15
OTHER FINANCIAL DATA
Cash flow from operating activities.......  $  (81.9)  $  116.9   $  198.6     $  247.9     $  330.1     $  167.6   $ 56.0
Capital expenditures......................     204.7      451.2      839.7      1,188.3        690.3        383.2    198.9
EBITDA(d).................................      95.4      132.2      263.1        422.1        307.2        236.8    111.3
BALANCE SHEET DATA
Total assets..............................  $4,748.3   $4,712.1   $4,921.9     $3,714.0     $2,011.4     $1,455.8   $946.8
Long-term obligations (including current
  portion) and redeemable preferred
  shares..................................   3,252.2    2,959.1    3,229.5      1,872.5        827.4        514.2    296.7
Total Shareholders' Equity................   1,122.1    1,282.6    1,204.4      1,250.2        728.0        716.7    472.6
Dividends on common shares................        --         --         --           --           --           --       --

---------------

(a) Included in 1999 are expenses of $34.7 million in connection with the cancellation of certain drillship projects and $3.7 million of oil and gas development expenses.

(b) Included in 1998 are expenses of $118.3 million in connection with the cancellation of certain drillship projects, $19.5 million of oil and gas development expenses and the reversal of $8.0 million of expenses in connection with the merger of Reading & Bates Corporation and Falcon Drilling Co. in December 1997, which was accounted for as a pooling of interests.

(c) Included in 1997 are expenses of $66.4 million in connection with the merger of Reading & Bates Corporation and Falcon Drilling Co. in December 1997, which was accounted for as a pooling of interests. Additionally, R&B Falcon incurred oil and gas development expenses and charges of $130.2 million in 1997.

(d) EBITDA (income (loss) from continuing operations before extraordinary items, interest expense, taxes, depreciation, amortization, cancellation of conversion projects and merger expenses) is presented here because it is a widely accepted financial indication of a company's ability to incur and service debt. EBITDA measures presented may not be comparable to similarly titled measures used by other companies. EBITDA is not a measurement presented in accordance with accounting principles generally accepted in the United States ("GAAP") and is not intended to be used in lieu of GAAP presentations of results of operations and cash provided by operating activities.

                          UNAUDITED PRO FORMA COMBINED
                         SUMMARY FINANCIAL INFORMATION

     We have included the following unaudited pro forma combined summary financial information only for the purposes of illustration. The pro forma statement of operations data assume that the merger between Transocean Sedco Forex and R&B Falcon was completed on January 1, 1999 and the pro forma balance sheet data assume that the merger was completed on June 30, 2000. The pro forma information does not necessarily indicate what the operating results or financial position would have been if the merger had been completed at the dates indicated. Moreover, this information does not necessarily indicate what the future operating results or financial position of the combined company will be. This unaudited pro forma combined statement of operations data does not include adjustments to reflect any cost savings or other operational efficiencies that may be realized as a result of the merger of Transocean Sedco Forex and R&B Falcon, or any future merger-related restructuring or integration expenses.

     You should read this unaudited pro forma combined summary financial information in conjunction with the "Unaudited Pro Forma Financial Information" and the notes thereto beginning on page 92. The pro forma statement of operations data for the year ended December 31, 1999 also assume that the merger of Transocean Offshore Inc. and Sedco Forex was completed on January 1, 1999. The pro forma results for the Transocean Offshore Inc. and Sedco Forex merger are incorporated by reference in this joint proxy statement/prospectus from the Form 8-K filed by Transocean Sedco Forex on September 22, 2000.

                                                              SIX MONTHS ENDED      YEAR ENDED
                                                               JUNE 30, 2000     DECEMBER 31, 1999
                                                              ----------------   -----------------
                                                              (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
Operating revenues..........................................       $1,020             $2,498
Operating income (loss).....................................           (9)               151
Income (loss) from continuing operations....................          (76)                14
Loss from continuing operations applicable to
  ordinary/common shareholders..............................          (89)                (2)
Basic loss per share applicable to ordinary/common
  shareholders..............................................        (0.29)             (0.01)
Diluted loss per share applicable to ordinary/common
  shareholders..............................................        (0.29)             (0.01)

                                                              JUNE 30, 2000
                                                              -------------
                                                              (IN MILLIONS)
BALANCE SHEET DATA
Total assets................................................     $16,540
Long-term obligations (including current portion)...........       4,492
Redeemable preferred shares.................................         315
Shareholders' equity........................................      10,247

            UNAUDITED COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA
                                 PER SHARE DATA

     The following table compares the net income (loss), cash dividends and book value per share data for Transocean Sedco Forex and R&B Falcon on a historical, pro forma combined and per share equivalent basis.

     You should read the information below together with the historical financial statements and related notes incorporated by reference in this document. See "Where You Can Find More Information" on page 130. The unaudited pro forma data is for informational purposes only. The companies may have performed differently had they always been combined. You should not rely on the pro forma data as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

                                                                                         EQUIVALENT
                                                                           TRANSOCEAN    UNAUDITED
                                                                             SEDCO       PRO FORMA
                                                 TRANSOCEAN   R&B FALCON     FOREX        PER R&B
                                                   SEDCO      HISTORICAL   UNAUDITED       FALCON
                                                 FOREX PER       PER       PRO FORMA       COMMON
                                                   SHARE        COMMON     PER SHARE       SHARE
                                                  DATA(1)     SHARE DATA    DATA(2)       DATA(3)
                                                 ----------   ----------   ----------   ------------
SIX MONTHS ENDED JUNE 30, 2000
(UNAUDITED)
Net income (loss) per share applicable to
  ordinary shareholders:
Basic..........................................    $ 0.33       $(0.49)      $(0.29)       $(0.14)
Diluted........................................      0.32        (0.49)       (0.29)        (0.14)
Dividends per share(4).........................      0.06           --
Book value per share...........................     18.88         5.76        33.06         16.52
YEAR ENDED DECEMBER 31, 1999
Net income (loss) per share applicable to
  ordinary shareholders:
Basic..........................................    $ 1.13       $(0.53)      $(0.01)       $ 0.00
Diluted........................................      1.13        (0.53)       (0.01)         0.00
Dividends per share(4).........................      0.12           --

---------------

(1) The Transocean Sedco Forex results for the year ended December 31, 1999 are pro forma results that assume the merger of Transocean Offshore and Sedco Forex was completed on January 1, 1999. These pro forma results are incorporated by reference in this joint proxy statement/prospectus from the Form 8-K filed by Transocean Sedco Forex on September 22, 2000.

(2) See "Transocean Sedco Forex Unaudited Condensed Pro Forma Combined Financial Statements."

(3) Equivalent unaudited pro forma per R&B Falcon common share data represents the Transocean Sedco Forex pro forma per share data multiplied by the merger exchange ratio of 0.50.

(4) Transocean has paid quarterly cash dividends of $0.03 per share since the fourth quarter of 1993. Any future declaration and payment of dividends will be:

     - dependent upon Transocean Sedco Forex's results of operations, financial condition, cash requirements and other relevant factors;

     - subject to the discretion of its board of directors;

     - subject to restrictions contained in its revolving credit agreement and other then-outstanding debt instruments; and

     - payable only out of Transocean Sedco Forex's profits or share premium accounts in accordance with Cayman Islands law.

                                  RISK FACTORS

     In addition to the other information contained in this document and the documents incorporated by reference, you should carefully consider the following risk factors before you decide how to vote on the proposed transactions.

RISKS RELATING TO THE MERGER

THE VALUE OF THE TRANSOCEAN SEDCO FOREX ORDINARY SHARES TO BE RECEIVED IN THE MERGER WILL FLUCTUATE.

     The merger agreement does not contain any provisions for adjustment of the exchange ratio and does not provide for rights of termination by either party based upon fluctuations in the market price of the Transocean Sedco Forex ordinary shares before the completion of the merger. Because no adjustment will be made to the exchange ratio, the market value of the consideration to be received by R&B Falcon's common shareholders in connection with the merger cannot presently be determined and will vary based upon the market price of Transocean Sedco Forex ordinary shares at the time the merger is completed. These variations may be the result of:

     - changes in the business or results of operations of Transocean Sedco Forex or R&B Falcon;

     - the prospects for the post-merger operations of the combined company;

     - the timing of the merger;

     - the worldwide supply/demand balance for oil and gas and the prevailing commodity price environment;

     - the level of drilling activity of Transocean Sedco Forex's and R&B Falcon's customers;

     - competition in the offshore contract drilling industry;

     - regulatory considerations;

     - construction and commissioning risks associated with Transocean Sedco Forex's and R&B Falcon's respective newbuild programs;

     - general stock market and economic conditions; and

     - other factors beyond the control of Transocean Sedco Forex or R&B Falcon, including those described elsewhere in this "Risk Factors" section.

     R&B Falcon's shareholders are urged to obtain current market quotations for their shares and for Transocean Sedco Forex ordinary shares.

THE PRICE OF TRANSOCEAN SEDCO FOREX ORDINARY SHARES MAY DECLINE AS A RESULT OF THE MERGER.

     Assuming the respective merger proposals are approved by Transocean Sedco Forex's and R&B Falcon's shareholders and the merger is completed, the number of issued and freely tradable Transocean Sedco Forex ordinary shares will increase by nearly 50%. As a result of the issuance of this large number of additional shares, the market price of Transocean Sedco Forex ordinary shares may experience temporary volatility or decline unrelated to the financial performance of Transocean Sedco Forex.

TRANSOCEAN SEDCO FOREX MAY FACE DIFFICULTIES IN INTEGRATING THE OPERATIONS OF R&B FALCON.

     Before the merger, Transocean Sedco Forex and R&B Falcon will have operated as separate companies. The management team of Transocean Sedco Forex has not previously managed the business of R&B Falcon. Transocean Sedco Forex may not be able to integrate the operations of Transocean Sedco Forex and R&B Falcon without a loss of employees, customers or suppliers, a loss of revenues, an increase in operating or other costs or other difficulties. In addition, Transocean Sedco Forex may not be able to realize the operating efficiencies, synergies, cost savings or other benefits expected from the merger. Any unexpected costs or delays incurred in connection with the integration could have an adverse effect on Transocean Sedco Forex's business, results of operations or financial condition. Transocean Sedco Forex expects to incur charges to earnings relating to restructuring and related expenses in connection with the merger, the amount of which has not yet been determined.

TRANSOCEAN SEDCO FOREX IS SUBJECT TO ANTI-TAKEOVER PROVISIONS.

     Transocean Sedco Forex's articles of association contain provisions that could prevent or delay an acquisition of Transocean Sedco Forex by means of a tender offer, a proxy contest or otherwise. These provisions may also adversely affect prevailing market prices for Transocean Sedco Forex's ordinary shares. These provisions, among other things:

     - classify the Transocean Sedco Forex board into three classes of directors, each of which will serve for staggered three-year periods;

     - provide that the Transocean Sedco Forex board may designate the terms of any new series of preference shares;

     - provide that any shareholder of Transocean Sedco Forex who wishes to propose any business or to nominate a person or persons for election as director at any annual meeting may only do so if advance notice is given to the Secretary of Transocean Sedco Forex;

     - provide that the exact number of directors on the board can be set from time to time by a majority of the whole board of directors and not by the shareholders, subject to a minimum of two and a maximum of 12, or 13 if the proposal to increase the maximum board size is approved by shareholders;

     - provide that directors can be removed from office only for cause, as defined in the articles of association, by the affirmative vote of the holders of the issued shares generally entitled to vote;

     - provide that any vacancy on the board of directors will be filled by the affirmative vote of the remaining directors and not by the shareholders;

     - provide that any action required or permitted to be taken by the holders of ordinary shares must be taken at a duly called annual or extraordinary general meeting of shareholders unless taken by written consent of all holders of ordinary shares;

     - provide that only a majority of the directors may call extraordinary general meetings of the shareholders;

     - limit the ability of the shareholders of Transocean Sedco Forex to amend or repeal some provisions of Transocean Sedco Forex's articles of association; and

     - limit transactions between Transocean Sedco Forex and an "interested shareholder," which is generally defined as a shareholder that, together with its affiliates and associates, beneficially, directly or indirectly, owns 15% or more of Transocean Sedco Forex's issued voting shares.

     See "Description of Share Capital of Transocean Sedco Forex" beginning on page 101 and "Comparison of Rights of Shareholders" beginning on page 107.

THE PLANNED RESTRUCTURING OF R&B FALCON'S ASSETS FOLLOWING THE MERGER COULD RESULT IN A TAXABLE GAIN TO TRANSOCEAN SEDCO FOREX.

     Following the merger, Transocean Sedco Forex plans to restructure the ownership of a portion of the assets currently held by R&B Falcon and its subsidiaries. This restructuring would be intended to lower the worldwide effective corporate tax rate from what that rate would have been in the absence of the restructuring and to achieve operational efficiencies, including improved worldwide cash management and increased flexibility for operating rigs in various jurisdictions. Any transfers of assets by R&B Falcon or one of its subsidiaries to Transocean Sedco Forex or one of its non-U.S. subsidiaries in this restructuring could, in some cases, result in the imposition of additional taxes. In determining the amount of gain, if any, on the assets transferred in the restructuring, the value of those assets will be determined by appraisal. The appraisal will not be binding on the tax authorities, and they may argue that the taxable gain is larger than Transocean Sedco Forex determines. While Transocean Sedco Forex expects that all or a substantial portion of the gain will be offset by net operating loss carryovers of R&B Falcon and its subsidiaries, we cannot assure you that this will be the case. Additionally, changes in the tax laws or regulations could adversely affect Transocean Sedco Forex and the benefits it is seeking to achieve in the restructuring.

R&B FALCON'S ASSETS ARE CURRENTLY SUBJECT TO A SIGNIFICANT AMOUNT OF DEBT.

     R&B Falcon's assets are currently subject to a significant amount of debt. Transocean Sedco Forex's overall debt level will increase as a result of this R&B Falcon debt. Some of this debt has relatively high interest rates. The R&B Falcon debt agreements also contain restrictions and requirements relating to, among other things:

     - additional borrowing;

     - entering into transactions with affiliates;

     - selling assets;

     - paying dividends; and

     - merging.

     These restrictions and requirements may limit the combined company's flexibility in conducting its operations. Although the combined company may seek to refinance this debt on more favorable terms after the merger, we cannot assure you that it will be successful in refinancing the debt or that the terms of the refinancing will be favorable to the combined company.

THE ENFORCEMENT OF CIVIL LIABILITIES AGAINST THE COMBINED COMPANY MAY BE MORE DIFFICULT THAN IS CURRENTLY THE CASE AGAINST R&B FALCON.

     The combined company will be a Cayman Islands company and a substantial portion of its assets will be located outside the U.S. As a result, investors could experience more difficulty enforcing in U.S. courts judgments obtained against the combined company than is currently the case against R&B Falcon. In addition, some claims may be more difficult to bring against the combined company in Cayman Islands courts than similar claims against a U.S. company in U.S. courts.

RISKS RELATING TO THE COMBINED COMPANY'S BUSINESS FOLLOWING THE MERGER

THE COMBINED COMPANY'S BUSINESS WILL DEPEND ON THE LEVEL OF ACTIVITY IN THE OIL AND GAS INDUSTRY, WHICH IS SIGNIFICANTLY AFFECTED BY VOLATILE OIL AND GAS PRICES.

     The combined company's business will depend on the level of activity in offshore oil and gas exploration, development and production in markets worldwide. Oil and gas prices, market expectations of potential changes in these prices and a variety of political and economic factors significantly affect this level of activity. Oil and gas prices are extremely volatile and are affected by numerous factors, including:

     - worldwide demand for oil and gas;

     - the ability of the Organization of Petroleum Exporting Countries, commonly called "OPEC," to set and maintain production levels and pricing;

     - the level of production in non-OPEC countries;

     - the policies of the various governments regarding exploration and development of their oil and gas reserves;

     - advances in exploration and development technology; and

     - the political environment of oil-producing regions.

THE LEVEL OF ACTIVITY IN THE OIL AND GAS DRILLING INDUSTRY HAS BEEN LOW RECENTLY, WHICH HAS ADVERSELY AFFECTED TRANSOCEAN SEDCO FOREX'S AND R&B FALCON'S DAYRATES AND RIG UTILIZATION.

     Fleet activity in 1999 and early 2000 suffered from the global reduction in exploration and development spending by Transocean Sedco Forex's and R&B Falcon's customers, resulting from the sustained period of significantly lower oil prices from late 1997 through early 1999 and consolidation activity among major oil producers over the same period. Despite a recovery in crude oil prices which began in the latter part of 1999 and has continued in 2000, spending levels have only recently begun to increase appreciably and there remains surplus rig capacity, particularly in the lower specification semisubmersible and some jackup markets. This excess capacity resulted from expiring contracts and delivery of newly constructed or upgraded drilling rigs by a number of offshore drilling contractors. Although utilization rates have recently increased from levels experienced in 1999 and early 2000, dayrates may not increase significantly in the near term. In addition, a decline in oil prices could reduce demand for drilling services and adversely affect both utilization and dayrates.

THE COMBINED COMPANY'S INDUSTRY WILL BE HIGHLY COMPETITIVE AND CYCLICAL, WITH INTENSE PRICE COMPETITION.

     The offshore contract drilling industry is highly competitive with numerous industry participants, none of which has a dominant market share. Drilling contracts are traditionally awarded on a competitive bid basis. Intense price competition is often the primary factor in determining which qualified contractor is awarded a job, although rig availability and the quality and technical capability of service and equipment may also be considered.

     The combined company's industry has historically been cyclical. There have been periods of high demand, short rig supply and high dayrates, followed by periods of lower demand, excess rig supply and low dayrates. The industry experienced a period of significantly lower demand during 1999 as a result of reduced spending for exploration and development by Transocean Sedco Forex's and R&B Falcon's customers in response to dramatically lower crude oil prices during 1998. In addition, rig availability has increased as a result of contract expirations and construction by other drilling contractors of new rigs that are competing with Transocean Sedco Forex's and R&B Falcon's rigs. Periods of excess rig supply intensify the competition in the industry and often result in rigs being idle for long periods of time.

THE COMBINED COMPANY'S DRILLING CONTRACTS MAY BE TERMINATED DUE TO A NUMBER OF EVENTS.

     The combined company's customers may terminate some of the combined company's term drilling contracts under various circumstances such as the loss or destruction of the drilling unit, the suspension of drilling operations for a specified period of time as a result of a breakdown of major equipment. In addition, the drilling contracts for some of the combined company's newbuild rigs contain termination or term reduction provisions tied to late delivery of these units. In reaction to depressed market conditions, the combined company's customers may also seek renegotiation of firm drilling contracts to reduce their obligations. If the combined company's customers cancel some of its significant contracts and the combined company is unable to secure new contracts on substantially similar terms, it could adversely affect the combined company's results. Some drilling contracts permit the customer to terminate the contract at the customer's option without paying a termination fee.

THE COMBINED COMPANY'S CONSTRUCTION AND CONVERSION PROJECTS ARE SUBJECT TO DELAYS AND COST OVERRUNS.

     As of the date of this joint proxy statement/prospectus, Transocean Sedco Forex and R&B Falcon had several new rigs in shipyards under construction or undergoing sea trials or commissioning. These construction projects are subject to risks of delay or cost overruns inherent in any large construction project resulting from numerous factors, including the following:

     - shortages of equipment, materials or skilled labor;

     - unscheduled delays in the delivery of ordered materials and equipment;

     - engineering problems, including those relating to the commissioning of newly designed equipment;

     - work stoppages;

     - weather interference;

     - shipyard unavailability;

     - unanticipated cost increases; and

     - difficulty in obtaining necessary permits or approvals.

     These factors may contribute to cost variations and delays in the delivery of the combined company's drilling units under construction. Delays in delivery of these units will result in delays in contract commencements, resulting in a loss of revenue, and may also cause customers to terminate or shorten the term of the drilling contracts for these rigs pursuant to late delivery clauses for the Sedco Express-class semisubmersibles. R&B Falcon's customers for its drillship Deepwater Navigator and its semisubmersible Falcon 100 canceled their contracts because of R&B Falcon's late delivery of these rigs. In addition, the customer for R&B Falcon's drillship Deepwater Expedition, which has commenced operations for this customer, has notified R&B Falcon of a claim of approximately $10.0 million for late delivery of this rig.

THE COMBINED COMPANY WILL CONDUCT TURNKEY DRILLING OPERATIONS, WHICH WILL EXPOSE IT TO RISKS NORMALLY BORNE BY THE OPERATOR UNDER A DAYWORK DRILLING CONTRACT.

     The combined company will conduct most of its drilling services under daywork drilling contracts where the customer pays for the period of time required to drill or workover a well. However, R&B Falcon currently provides and, after the effective time, the combined company will provide, a portion of its services under turnkey drilling contracts. Under turnkey drilling contracts, the combined company will contract to drill a well to a contract depth under specified conditions for a fixed price. The combined company's risks under a turnkey drilling contract are substantially greater than on a well drilled on a daywork basis because under a turnkey drilling contract the combined company will normally assume most of the risks associated with drilling operations, including the risks of blowout, loss of hole, stuck drill stem, machinery breakdowns, abnormal drilling conditions and risks associated with subcontractors' services, supplies and personnel. These risks are generally assumed by the operator in a daywork contract.

THE COMBINED COMPANY'S BUSINESS WILL INVOLVE NUMEROUS OPERATING HAZARDS.

     The combined company's operations will be subject to the usual hazards inherent in the drilling of offshore oil and gas wells, such as blowouts, reservoir damage, loss of production, loss of well control, punchthroughs, craterings and fires. The occurrence of these events could result in the suspension of drilling operations, damage to or destruction of the equipment involved and injury or death to rig personnel. The combined company will also be subject to personal injury and other claims of rig personnel as a result of its drilling operations. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services or personnel shortages. In addition, offshore drilling operators are subject to perils peculiar to marine operations, including capsizing, grounding, collision and loss or damage from severe weather. Damage to the environment could also result from the combined company's operations, particularly through oil spillage or extensive uncontrolled fires. The combined company may also be subject to damage claims by oil and gas companies. The combined company's insurance policies and contractual rights to indemnity may not adequately cover losses, and it may not have insurance coverage or rights to indemnity for all risks.

THE COMBINED COMPANY'S NON-U.S. OPERATIONS WILL INVOLVE ADDITIONAL RISKS NOT ASSOCIATED WITH ITS U.S. OPERATIONS.

     The combined company will operate in various regions throughout the world that may expose it to political and other uncertainties, including risks of:

     - war and civil disturbances;

     - expropriation of equipment;

     - the inability to repatriate income or capital; and

     - changing taxation policies.

     Although the combined company will maintain insurance in the areas in which it operates, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect the combined company's operations.

     The offshore drilling business is subject to significant government regulations in different jurisdictions. Many governments favor or effectively require the awarding of drilling contracts to local contractors or require contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect the combined company's ability to compete.

     Another risk inherent in the combined company's operations is the possibility of currency exchange losses where revenues are received and expenses are paid in nonconvertible currencies. The combined company may also incur losses as a result of an inability to collect revenues because of a shortage of convertible currency available to the country of operation.

FAILURE TO RETAIN KEY PERSONNEL COULD HURT THE COMBINED COMPANY'S OPERATIONS.

     The combined company will require highly skilled personnel to operate and provide technical services and support for drilling units. To the extent demand for drilling services and the size of the worldwide industry fleet increase, shortages of qualified personnel could arise, creating upward pressure on wages.

     Based on the number of represented employees as of June 30, 2000, the combined company will have approximately 13% of its total employees working under collective bargaining agreements, most of whom were working in Norway, Nigeria and Venezuela. Of these represented employees, a majority are working under agreements that are subject to salary negotiation in 2000 or 2001. In addition, each company has signed a recognition agreement requiring negotiations with a labor union representing employees in the U.K. These negotiations could result in collective bargaining agreements covering these employees.

GOVERNMENTAL LAWS AND REGULATIONS MAY ADD TO THE COMBINED COMPANY'S COSTS OR LIMIT DRILLING ACTIVITY.

     The combined company's operations will be affected from time to time in varying degrees by governmental laws and regulations. The drilling industry is dependent on demand for services from the oil and gas exploration industry and, accordingly, is affected by changing tax and other laws relating to the energy business generally. The combined company may be required to make significant expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may in the future add significantly to operating costs or may significantly limit drilling activity.

THE COMBINED COMPANY'S NON-U.S. OPERATIONS WILL BE SUBJECT TO THE LAWS AND REGULATIONS OF THE COUNTRIES IN WHICH IT OPERATES.

     The combined company's non-U.S. contract drilling operations will be subject to various laws and regulations in countries in which it operates, including laws and regulations relating to the equipping and operation of drilling units, currency conversions and repatriation, oil and gas exploration and development, taxation of offshore earnings and earnings of expatriate personnel and use of local employees and suppliers by foreign contractors. Governments in some foreign countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exploration of oil and gas and other aspects of the oil and gas industries in their countries. In addition, government action, including initiatives by OPEC, may continue to cause oil price volatility. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil companies and may continue to do so.

COMPLIANCE WITH OR BREACH OF ENVIRONMENTAL LAWS CAN BE COSTLY AND COULD LIMIT THE COMBINED COMPANY'S OPERATIONS.

     The combined company's operations will be subject to regulations controlling the discharge of materials into the environment, requiring removal and cleanup of materials that may harm the environment or otherwise relating to the protection of the environment. For example, the combined company, as an operator of mobile offshore drilling units in navigable United States waters and some offshore areas, may be liable for damages and costs incurred in connection with oil spills related to those operations. Laws and regulations protecting the environment have become more stringent in recent years, and may in some cases impose strict liability, rendering a person liable for environmental damage without regard to negligence. These laws and regulations may expose the combined company to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on the combined company's financial position and results of operations.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This document and the documents incorporated by reference in this joint proxy statement/prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include the information concerning possible or assumed future results of operations of Transocean Sedco Forex and R&B Falcon, including statements about the following subjects:

     - benefits, effects or results of the merger,

     - cost reductions, operating efficiencies or synergies,

     - operations and results after the merger,

     - integration of operations,

     - business strategies,

     - growth opportunities,

     - competitive position,

     - market outlook,

     - expected financial position,

     - expected results of operations,

     - future cash flows,

     - future dividends,

     - financing plans,

     - budgets for capital and other expenditures,

     - timing and cost of completion of capital projects,

     - plans and objectives of management,

     - timing of the merger,

     - tax treatment of the merger,

     - accounting treatment of the merger,

     - transaction-related expenses,

     - performance of contracts,

     - outcomes of legal proceedings,

     - compliance with applicable laws,

     - adequacy of insurance, and

     - any other statements regarding future growth, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

     Forward-looking statements in this joint proxy statement/prospectus are identifiable by use of the following words and other similar expressions, among others:

     - "anticipate,"

     - "believe,"

     - "budget,"

     - "could,"

     - "estimate,"

     - "expect,"

     - "forecast,"

     - "intend,"

     - "may,"

     - "might,"

     - "plan,"

     - "predict,"

     - "project," and

     - "should."

     The following factors could affect the future results of operations of Transocean Sedco Forex or R&B Falcon and could cause those results to differ materially from those expressed in the forward-looking statements included in this document or incorporated by reference:

     - worldwide demand for oil and gas;

     - oil and gas prices;

     - the level of activity in offshore oil and gas exploration, development and production;

     - exploration success by producers;

     - competition and market conditions in the offshore contract drilling industry;

     - the ability to enter into and the terms of future drilling contracts;

     - delay or cost overruns on construction projects;

     - drilling contracts may be terminated due to a number of events;

     - risks of international operations and compliance with foreign laws;

     - compliance with or breach of environmental laws;

     - work stoppages by shipyard workers;

     - delays in construction projects, which in some cases may trigger the drilling contract customer's right to terminate the drilling contract for the unit under construction;

     - risks inherent in turnkey contracts;

     - the availability of qualified personnel;

     - labor relations and wage negotiations with unions;

     - operating hazards;

     - political and other uncertainties inherent in non-U.S. operations, including exchange and currency fluctuations;

     - the impact of governmental laws and regulations;

     - the adequacy of sources of liquidity;

     - the effect of litigation and contingencies;

     - fluctuations in the value of Transocean Sedco Forex ordinary shares;

     - difficulties in integrating the operations of Transocean Sedco Forex and R&B Falcon;

     - the anti-takeover provisions of Transocean Sedco Forex's articles of association;

     - the risk that the planned restructuring of R&B Falcon's assets after the merger could result in taxable gain to Transocean Sedco Forex;

     - the significant amount of debt of R&B Falcon; and

     - the difficulty of enforcing civil liabilities against Transocean Sedco Forex.

     The above factors are in addition to those factors discussed:

     - in this joint proxy statement/prospectus under the "Risk Factors" and "-- R&B Falcon's Reasons for the Merger and the Proposed Amendment to R&B Falcon's Certificate of Incorporation" and "-- Transocean Sedco Forex's Reasons for the Merger" subsections of "The Merger" section and elsewhere;

     - in the documents that Transocean Sedco Forex incorporates by reference into this joint proxy statement/prospectus, including in the "Market Outlook," "Other Factors Affecting Operating Results" and "Liquidity and Capital Resources" subsections of the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of Transocean Sedco Forex's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000 and subsequent SEC filings on those forms; and

     - in the documents that R&B Falcon incorporates by reference into this joint proxy statement/ prospectus, including in the "Liquidity and Capital Resources," "Liquidity" and "Other" subsections of the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the "Quantitative and Qualitative Disclosures About Market Risk" sections of R&B Falcon's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000 and subsequent SEC filings on those forms.

     Nothing in this document is intended to provide guidance for financial results for future periods for either Transocean Sedco Forex or R&B Falcon. Any actual or purported guidance given prior to the date of the Joint Proxy Statement/Prospectus, including in any document filed with the SEC prior to this date by either company or by those acting on their behalf spoke only as of the date such statement was made and no obligation to update was undertaken. Any such guidance is no longer valid and should no longer be relied upon. Any projection or estimate by Transocean Sedco Forex or R&B Falcon that was furnished to their respective financial advisors, including those statements summarized herein, were made as of a date shortly before the date of the merger agreement and spoke only as of the date furnished and have not been updated. These estimates and projections were only intended to be used by such financial advisors for analysis of the merger and are not intended to provide guidance as to future results. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

            THE TRANSOCEAN SEDCO FOREX EXTRAORDINARY GENERAL MEETING


     Transocean Sedco Forex is furnishing this joint proxy statement/prospectus to its shareholders in connection with the solicitation of proxies by Transocean Sedco Forex's board of directors for use at the extraordinary general meeting. Transocean Sedco Forex is first mailing this joint proxy statement/ prospectus and accompanying form of proxy to its shareholders beginning on or about November 3, 2000.


TIME, DATE AND PLACE

     The extraordinary general meeting of Transocean Sedco Forex's shareholders will be held on December 12, 2000, at 9:00 a.m., Houston time, at 4 Greenway Plaza, Room C-100 (Mall level), Houston, Texas.

PURPOSE OF THE TRANSOCEAN SEDCO FOREX EXTRAORDINARY GENERAL MEETING

     At the meeting, Transocean Sedco Forex's board of directors will ask the shareholders to vote to approve:

     - the increase of Transocean Sedco Forex's authorized ordinary share capital to $8,000,000, consisting of 800,000,000 ordinary shares, par value $0.01 per share;

     - the issuance, pursuant to the merger agreement, of Transocean Sedco Forex ordinary shares in exchange for all of the then-outstanding R&B Falcon common shares at a ratio of 0.5 Transocean Sedco Forex ordinary shares for each R&B Falcon common share;

     - the amendment of Transocean Sedco Forex's memorandum of association and articles of association to increase the maximum number of directors constituting the Board of Directors of Transocean Sedco Forex from 12 to 13 and make updating and other clarifying changes;

     - the amendment of Transocean Sedco Forex's Long-Term Incentive Plan to, among other things, increase the number of ordinary shares reserved for issuance under the plan from 13,300,000 to 19,500,000;

     - the amendment of Transocean Sedco Forex's Employee Stock Purchase Plan to increase the number of ordinary shares reserved for issuance under the plan from 750,000 to 1,500,000; and

     - any other matters that properly come before the extraordinary general meeting and any adjournments or postponements of the extraordinary general meeting.

     Transocean Sedco Forex's board of directors has unanimously approved the increase in authorized ordinary share capital, the issuance of ordinary shares to R&B Falcon common shareholders in the merger, the amendment of Transocean Sedco Forex's memorandum of association and articles of association to increase the maximum size of the board of directors and make updating and other clarifying changes, the amendment to Transocean Sedco Forex's Long-Term Incentive Plan and the amendment to Transocean Sedco Forex's Employee Stock Purchase Plan, and unanimously recommends that Transocean Sedco Forex's shareholders vote "FOR" the same.

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL

     The Transocean Sedco Forex board has fixed the close of business on October 30, 2000 as the record date for Transocean Sedco Forex's extraordinary general meeting.

     Only holders of record of Transocean Sedco Forex ordinary shares on the record date are entitled to notice of and to vote at the meeting.


     On the record date for Transocean Sedco Forex's shareholder meeting, approximately 210,715,981 Transocean Sedco Forex ordinary shares were issued and entitled to vote at the meeting. Each Transocean Sedco Forex ordinary share is entitled to one vote.

     The presence, in person or by proxy, of the holders of a majority of the issued Transocean Sedco Forex ordinary shares is necessary to constitute a quorum at the extraordinary general meeting. Abstentions, proxies returned without instructions and broker non-votes will count in the determination of shares present at the meeting for purposes of determining the presence of a quorum.

     Assuming the presence of a quorum, the following shareholder votes are required to approve the indicated proposals at the extraordinary general meeting.

                  PROPOSAL                                     VOTE 'FOR' REQUIRED
                  --------                                     -------------------
(1) Increase in authorized ordinary share          - holders of at least a majority of the
capital                                            ordinary shares present in person or by
                                                     proxy at the meeting and entitled to vote
                                                     on the matter
(2) Issuance of ordinary shares in the             - holders of at least a majority of votes
merger                                             cast on the proposal, provided that the
                                                     total number of votes cast on the proposal
                                                     represents a majority of the votes
                                                     entitled to be cast
(3) Amendment of the memorandum of                 - holders of at least two-thirds of the
  association and articles of association to       ordinary shares present in person or by
  increase the maximum size of the board of          proxy at the meeting and entitled to vote
  directors and make updating and other              on the matter
  clarifying changes
(4) Amendment of the Long-Term Incentive           - holders of at least a majority of votes
  Plan                                             cast on the proposal, provided that the
                                                     total number of votes cast on the proposal
                                                     represents a majority of the votes
                                                     entitled to be cast
(5) Amendment of the Employee Stock Purchase       - holders of at least a majority of votes
  Plan                                             cast on the proposal, provided that the
                                                     total number of votes cast on the proposal
                                                     represents a majority of the votes
                                                     entitled to be cast

     Approval of the proposals to increase the authorized ordinary share capital and to issue ordinary shares in the merger are conditions to the completion of the merger. Approval of the proposals to amend Transocean Sedco Forex's Long-Term Incentive Plan, to amend Transocean Sedco Forex's Employee Stock Purchase Plan and to amend Transocean Sedco Forex's memorandum of association and articles of association to increase the maximum size of the board of directors and make updating and other clarifying changes are not conditions to the completion of the merger. The proposals to increase the authorized ordinary share capital, to issue ordinary shares in the merger, to amend the memorandum of association and articles of association, to increase the number of ordinary shares available for grant under the Long-Term Incentive Plan and to increase the number of ordinary shares available for grant under the Employee Stock Purchase Plan, if approved, will be implemented only if the merger is completed.

     The directors and executive officers of Transocean Sedco Forex have indicated that they intend to vote their shares in favor of all of the proposals. On the record date, directors and executive officers of Transocean Sedco Forex and their affiliates beneficially owned less than one percent of the issued Transocean Sedco Forex ordinary shares. In addition, Siem Industries, Inc., an affiliate of Kristian Siem, a director of Transocean Sedco Forex, holds 1,538,720 ordinary shares of Transocean Sedco Forex. Siem Industries has indicated that it intends to vote its shares in favor of all of the proposals.

PROXIES

     All ordinary shares of Transocean Sedco Forex represented by properly executed proxies received at or prior to the Transocean Sedco Forex extraordinary general meeting and not revoked will be voted in accordance with the instructions indicated in those proxies.

     A properly executed proxy that is returned without instructions as the vote desired on any or all of the proposals will be voted "FOR" each proposal. If any other matters properly come before the extraordinary general meeting, the proxy will vote the shares represented by the enclosed proxy card in accordance with his best judgment, unless authority to do so is withheld by you in your proxy.

     Transocean Sedco Forex's shareholders may abstain on any or all of the proposals, by marking "ABSTAIN" with respect to any or all of the proposals.

     Under New York Stock Exchange rules, brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for "nonroutine" matters. Proxies submitted by brokers without instructions from customers for these nonroutine matters are referred to as "broker non-votes." Each of Transocean Sedco Forex's proposals is a non-routine matter under NYSE rules.

     The following table shows the effect that a proxy without instructions, an abstention or, in the case of the proposals for non-routine matters, a "broker non-vote" will have on the votes on Transocean Sedco Forex's proposals.

                                                               EFFECT ON VOTE
                                                 -------------------------------------------
                                                    PROXY
                                                   WITHOUT                         BROKER
                     PROPOSAL                    INSTRUCTIONS   ABSTENTION        NON-VOTES
                     --------                    ------------   -----------      -----------
(1)  Increase in authorized ordinary share              "FOR"     "AGAINST"(a)     "AGAINST"(a)
     capital
(2)  Issuance of ordinary shares in the merger          "FOR"          None(b)          None(c)
(3)  Amendment of the memorandum of                     "FOR"     "AGAINST"(d)     "AGAINST"(b)
     association and the articles of
     association to increase the maximum size
     of the board of directors and make
     updating and other clarifying changes
(4)  Amendment of the Long-Term Incentive Plan          "FOR"          None(b)          None(c)
(5)  Amendment of the Employee Stock Purchase           "FOR"          None(b)          None(c)
     Plan

---------------

(a) An abstention or broker non-vote on the proposal to increase the authorized ordinary share capital has the effect of a vote "AGAINST" the proposal because that proposal requires approval by the majority of the shares present or represented by proxy at the meeting and entitled to vote on the matter.

(b) An abstention on these proposals will not affect the voting on them as long as holders of a majority of ordinary shares cast votes on the proposal. Otherwise, the effect of an abstention is a vote "AGAINST" the proposal.

(c) A broker non-vote on these proposals will not affect the voting on them as long as holders of the majority of ordinary shares cast votes on the proposal. Otherwise, the effect of such broker non-vote is a vote "AGAINST" the proposal because the broker has no discretion to vote the shares to help reach a majority participation in the vote.

(d) An abstention or broker non-vote on the proposal to amend the memorandum of association and articles of association to increase the maximum size of the board of directors and make updating and other clarifying changes has the effect of a vote "AGAINST" the proposal because that proposal requires approval by two-thirds of the shares present or represented by proxy at the meeting and entitled to vote on the matter.

     Transocean Sedco Forex's shareholders may use the accompanying proxy card if they are unable or do not wish to attend the extraordinary general meeting in person or if they wish to have their shares voted by proxy even though they do attend the meeting. Transocean Sedco Forex's shareholders may revoke a proxy before it is voted by:

     - delivering to the Secretary of Transocean Sedco Forex at 4 Greenway Plaza, Houston, Texas 77046, before or at the meeting, a written notice revoking their proxy;

     - delivering a later-dated, executed proxy card relating to the same shares; or

     - attending the meeting, notifying the Secretary and voting by ballot in person; however, if a Transocean Sedco Forex shareholder attends the meeting but does not vote in person, that shareholder's proxy will still be voted.

     Transocean Sedco Forex and R&B Falcon will equally share the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. All other costs of solicitation of proxies from holders of Transocean Sedco Forex's ordinary shares will be paid by Transocean Sedco Forex. In addition to solicitation by mail, Transocean Sedco Forex will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Transocean Sedco Forex will, upon request, reimburse those brokerage houses and custodians for their reasonable related expenses. Transocean Sedco Forex has retained D.F. King & Co., Inc. for a fee of $7,000, plus expenses, to aid in the solicitation of proxies and to verify certain records related to the solicitations. To the extent necessary in order to ensure sufficient representation at its extraordinary general meeting, Transocean Sedco Forex or its proxy solicitor may request the return of proxy cards by personal interview, mail, telephone, facsimile or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxy cards are returned. Transocean Sedco Forex urges its shareholders to send in their proxies without delay.

                 THE SPECIAL MEETING OF R&B FALCON SHAREHOLDERS

JOINT PROXY STATEMENT/PROSPECTUS

     This joint proxy statement/prospectus is being furnished to R&B Falcon shareholders in connection with the solicitation of proxies by R&B Falcon's board of directors with respect to the proposed merger and the proposed amendment to R&B Falcon's certificate of incorporation.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting of shareholders of R&B Falcon is scheduled to be held as follows:

        December 12, 2000

        9:00 a.m., Houston time

        Radisson Suite Hotel Houston West (Valencia Room)

        10655 Katy Freeway

        Houston, Texas

RECORD DATE AND VOTING POWER


     R&B Falcon's board of directors has fixed the close of business on October 30, 2000 as the record date for determination of R&B Falcon shareholders entitled to notice of and R&B Falcon common shareholders who are entitled to vote at the special meeting. On the record date, there were 195,648,048 R&B Falcon common shares outstanding held by approximately 3,992 holders of record. Each holder of R&B Falcon common shares is entitled to one vote for each share held on the record date. Holders of R&B Falcon preferred shares are entitled to notice of the special meeting but are not entitled to vote in respect of the adoption of the merger agreement or the amendment to the R&B Falcon certificate of incorporation.


REQUIRED VOTE

     A majority of the outstanding R&B Falcon common shares entitled to vote at the special meeting, represented in person or by proxy, constitutes a quorum at the special meeting. The affirmative vote of the holders of at least a majority of R&B Falcon common shares outstanding and entitled to vote at the special meeting is required to adopt the merger agreement and approve the proposed amendment to R&B Falcon's certificate of incorporation. Neither proposal will be effected unless both proposals are approved by the holders of R&B Falcon common shares, and the amendment to the certificate of incorporation will not be effected unless the merger is consummated.


     As of the record date for the special meeting, R&B Falcon directors and executive officers beneficially owned approximately 10,476,374 R&B Falcon common shares, which represented approximately 5.4% of all outstanding R&B Falcon common shares entitled to vote at the special meeting.


VOTING; PROXIES

     All R&B Falcon common shares represented by properly executed proxy cards received before or at the special meeting will, unless revoked, be voted in accordance with the instructions indicated on the proxy cards. If no instructions are indicated on a properly executed proxy card, the shares will be voted FOR adoption of the merger agreement and approval of the proposed amendment to R&B Falcon's certificate of incorporation. You are urged to mark the box on the proxy card to indicate how to vote your shares. If a properly executed proxy card is returned and the shareholder has abstained from voting on adoption of the merger agreement or approval of the proposed amendment to R&B Falcon's certificate of incorporation, the R&B Falcon common shares represented by the proxy will be considered present at the special meeting for the purposes of determining a quorum but will not be considered to have been voted in favor of adoption of the merger agreement or approval of the proposed amendment to R&B Falcon's certificate of incorporation. Similarly, if an executed proxy card is returned by a broker holding R&B

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

Falcon common shares in street name that indicates the broker does not have discretionary authority to vote for adoption of the merger agreement or approval of the amendment to R&B Falcon's certificate of incorporation, the shares will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered to have been voted in favor of adoption of the merger agreement or approval of the amendment to R&B Falcon's certificate of incorporation. Your broker will vote your shares only if you indicate how you want the broker to vote by following the instructions provided to you by your broker.

     Because adoption of the merger agreement and approval of the amendment to R&B Falcon's certificate of incorporation each requires the affirmative vote of holders of at least a majority of R&B Falcon common shares outstanding as of the record date, abstentions, failures to vote and broker non-votes all will have the same effect as votes against adoption of the merger agreement and against approval of the amendment to R&B Falcon's certificate of incorporation.

     If any other matters properly come before the special meeting, the proxy will vote the shares represented by the enclosed proxy card in accordance with his best judgment, unless authority to do so is withheld by you in your proxy. You may revoke your proxy at any time prior to its exercise at the special meeting by:

     - notifying in writing the Secretary of R&B Falcon at 901 Threadneedle, Houston, Texas 77079;

     - granting a subsequent proxy; or

     - appearing in person and voting at the special meeting.

     Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

     R&B Falcon and Transocean Sedco Forex will equally share the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. All other costs of solicitation of proxies from holders of R&B Falcon's common shares will be paid by R&B Falcon. R&B Falcon has retained Georgeson Shareholder Communications, Inc. at an estimated cost of $12,500 plus reimbursement of expenses to assist in the solicitation of proxies. R&B Falcon also will request banks, brokers and other intermediaries holding shares beneficially owned by others to send this joint proxy statement/prospectus and related materials to and obtain voting instructions from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

     YOU SHOULD NOT SEND IN ANY SHARE CERTIFICATES WITH YOUR PROXY CARD. INSTRUCTIONS FOR THE EXCHANGE OF YOUR SHARES WILL BE MAILED TO YOU AS SOON AS PRACTICABLE AFTER COMPLETION OF THE MERGER.

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

                                   THE MERGER

BACKGROUND OF THE MERGER

     The managements of Transocean Sedco Forex and R&B Falcon have from time to time reviewed possible strategic opportunities with other offshore drilling contractors with the objective of further enhancing shareholder value and meeting the global needs of their clients. R&B Falcon was formed through the merger of Reading & Bates Corporation and Falcon Drilling Company, Inc. in December 1997 and subsequently acquired Cliffs Drilling Company in December 1998. Transocean Sedco Forex was formed in December 1999 through the combination of Transocean Offshore Inc. and Sedco Forex Holdings Limited.

     On February 22, 2000, J. Michael Talbert, the Chief Executive Officer and President of Transocean Sedco Forex, called Paul B. Loyd, Jr., the Chairman and Chief Executive Officer of R&B Falcon, to suggest that they meet while both were in New York attending an energy conference. On February 25, 2000, the two met and discussed the possibility of a combination of the two companies. The discussions focused on the strategic rationale behind such a transaction, and each agreed that a combination could be mutually beneficial to the shareholders of both companies. They agreed to further analyze the potential impact and benefits of a transaction. During this period, Transocean Sedco Forex began informally consulting with its financial advisors, Goldman Sachs and Simmons.

     On March 6, 2000, Robert L. Long, the Chief Financial Officer of Transocean Sedco Forex, and Tim W. Nagle, the Chief Financial Officer of R&B Falcon, had a telephone conversation concerning the type of preliminary information which Transocean Sedco Forex would need to perform an initial analysis of a possible transaction. The two also generally discussed R&B Falcon's exploration and production business.

     On March 17, 2000, Mr. Talbert and Mr. Long met in Houston with Mr. Loyd and Mr. Nagle to continue preliminary discussions concerning a possible combination. The conversation focused primarily on the views of each company as to the potential benefits of a combination, the process to be followed by the parties as their discussions progressed and the areas of R&B Falcon's business operations and financial structure as to which Transocean Sedco Forex needed to conduct additional due diligence, including an understanding of R&B Falcon's debt structure and its exploration and production business. Mr. Talbert and Mr. Loyd also privately discussed management issues and board representation. Following this meeting, the companies began to exchange limited data to allow for a more detailed analysis of a potential transaction.

     On March 20, 2000, Mr. Talbert and Mr. Long briefed Victor Grijalva, Chairman of the Board of Transocean Sedco Forex, and the Finance and Benefits Committee of Transocean Sedco Forex (which is the board committee that reviews acquisitions) on the possible combination. Representatives of Simmons were also present at the telephonic meeting. Mr. Talbert described the preliminary discussions with Mr. Loyd and Mr. Nagle, and Mr. Long reviewed initial financial analytical models for the transaction and other materials regarding R&B Falcon.

     On April 3, 2000, Mr. Talbert and Mr. Loyd attended a conference in New Orleans and had a brief meeting. They discussed the status of the analysis and confirmed that each still wished to continue to explore the potential transaction.

     On April 6, 2000, Mr. Talbert and Mr. Long updated Mr. Grijalva and the Finance and Benefits Committee of Transocean Sedco Forex on the status of the possible transaction, including potential valuations and transaction structures. Representatives of Goldman Sachs, Simmons and Transocean Sedco Forex's legal advisors, Baker Botts L.L.P., were also present at the telephonic meeting.

     On April 10, 2000, Mr. Loyd informed the R&B Falcon board about his recent discussions with Mr. Talbert concerning a potential transaction and that R&B Falcon had provided Transocean Sedco Forex with financial and other information to enable Transocean Sedco Forex to better analyze a potential transaction. Mr. Loyd recommended that management explore whether a business combination with

Transocean Sedco Forex was desirable and that R&B Falcon hire a financial advisor to advise the R&B Falcon board in connection with a potential transaction.

     Mr. Talbert and Mr. Long again met with Mr. Loyd and Mr. Nagle in Houston on April 14, 2000 in order to discuss possible valuations, valuation methodologies, tax considerations and other issues regarding the possible transaction. Following the April 14 meeting, the parties exchanged due diligence request lists, and each party continued analyzing the possible combination. Transocean Sedco Forex formally engaged each of Goldman Sachs and Simmons as its financial advisors effective April 15, 2000.

     On April 17, 2000, Mr. Loyd updated the R&B Falcon board on the status of the ongoing negotiations, and described to the board the April 14 meeting with Mr. Talbert and Mr. Long. On April 18, at a meeting attended by management of R&B Falcon and some members of its board of directors, Morgan Stanley was selected as R&B Falcon's financial advisor in connection with the possible combination.

     On April 19, 2000, R&B Falcon began consulting with Morgan Stanley in connection with the possible combination. On April 24, 2000, the parties entered into mutual confidentiality and standstill agreements. On April 25, 2000, a meeting was held in Houston among Mr. Long, other executives of Transocean Sedco Forex, representatives of Goldman Sachs, Simmons and Baker Botts, Mr. Nagle and representatives of Morgan Stanley and R&B Falcon's legal advisors, Cravath, Swaine & Moore, to discuss the possible structures and tax aspects of the transaction. Following this meeting, the parties exchanged due diligence materials.

     A meeting was held in Houston on May 2, 2000 at which executives of Transocean Sedco Forex and representatives of their financial and legal advisors discussed due diligence matters with executives of R&B Falcon and their advisors. Also on May 2, 2000, executives of R&B Falcon and representatives of their financial and legal advisors discussed the structure and related tax aspects of the transaction as proposed by Transocean Sedco Forex and its financial and legal advisors. On May 3, 2000, executives of Transocean Sedco Forex and R&B Falcon and representatives of their respective financial and legal advisors discussed the structure and related tax aspects of the transaction. Following these meetings, executives of Transocean Sedco Forex met with their financial and legal advisors to continue their analysis of the transaction, make modifications to the proposed structure and develop a proposed exchange ratio.

     On May 8, 2000, Mr. Talbert met with Mr. Loyd in Houston and presented Mr. Loyd with a letter expressing an indication of interest in a transaction. The letter contemplated a merger transaction in which each R&B Falcon common share would be exchanged for 0.461 Transocean Sedco Forex ordinary shares and in which three director positions would be offered to R&B Falcon designees. The letter also stated that any transaction was subject to the execution of a definitive agreement and Transocean Sedco Forex board approval. Mr. Talbert and Mr. Loyd discussed the terms of the letter. Mr. Loyd said that he would consider the letter and consult with the R&B Falcon board. The same day, Baker Botts delivered a draft agreement and plan of merger to Cravath, Swaine & Moore.

     On May 9, 2000, representatives of Morgan Stanley contacted representatives of Goldman Sachs to further discuss the suggested exchange ratio of 0.461 Transocean Sedco Forex ordinary shares on behalf of their respective clients. Morgan Stanley expressed R&B Falcon's view that the proposed exchange ratio was significantly lower than an exchange ratio that might be acceptable. Morgan Stanley also stated that as a result of recent changes in the relative market prices of each company's shares, the proposed exchange ratio did not represent a premium for R&B Falcon's common shares based on then current market prices.

     On May 10, Mr. Talbert spoke with Mr. Nagle, as Mr. Loyd was unavailable, to explain that Transocean Sedco Forex could not significantly increase the proposed exchange ratio and that, given the differing views of the parties as to the exchange ratio, the negotiations were terminated.

     Mr. Talbert briefed the Transocean Sedco Forex board at a regularly scheduled meeting on May 11, 2000. Both Mr. Talbert and Mr. Long briefly reviewed the transaction and explained why the negotiations had been terminated.

     Mr. Loyd called Mr. Talbert on May 12, and Mr. Talbert explained why the talks had been ended. Although Transocean Sedco Forex considered the negotiations to be terminated, representatives of Morgan Stanley met with representatives of Goldman Sachs and Simmons on May 15, 2000 in New York. At this meeting, Morgan Stanley presented financial measures that indicated that an exchange ratio of 0.56 or above would be appropriate. The representatives of Goldman Sachs and Simmons indicated that Transocean Sedco Forex would not be interested in a transaction at this exchange ratio.

     On May 17, at a regular meeting of the R&B Falcon board, Mr Loyd informed the board of his discussions with Mr. Talbert, who had indicated that the companies were too far apart with respect to possible exchange ratios and that further discussions would not be productive. At this meeting, representatives of Morgan Stanley reviewed with the board the results of their valuation work and financial analyses to date.

     There was no further contact between Mr. Talbert and Mr. Loyd until July 11, 2000. By that time, the relative share prices had returned to a range where Mr. Talbert felt a deal was possible. Mr. Talbert called Mr. Loyd to inquire if it would be useful for both sides to again analyze a possible transaction. Both agreed to review their valuation models, consider their respective positions as to the exchange ratio and then discuss whether to proceed. At Mr. Talbert's request, on July 14, 2000, Mr. Nagle sent to Mr. Long updated information relating to R&B Falcon's drilling contracts and significant recent business developments.

     On July 25, 2000, Mr. Talbert called Mr. Loyd to confer on the status of each company's review and to establish a procedure for any potential future discussions. No commercial terms were mentioned, and the two executives agreed to meet in early August with a view to determine if the parties' views of potential exchange ratios were close enough to merit additional discussions.

     Mr. Talbert and Mr. Loyd met on August 8, 2000 to discuss the exchange ratio and other key elements of a combination. They agreed that they could discuss with their respective boards a transaction at an exchange ratio of 0.5 Transocean Sedco Forex ordinary shares for each R&B Falcon common share and in which R&B Falcon would designate for membership on the Transocean board of directors at least two directors, and, if the Transocean charter documents could be appropriately amended, three directors. In connection with this meeting, Cravath, Swaine & Moore and Baker Botts discussed the terms and structure of the transaction and began negotiating the merger agreement.

     On August 9, 2000, Mr. Talbert and Mr. Loyd both informed members of the respective boards of the terms of the proposed transaction. On August 10, 2000, Mr. Talbert again spoke to Mr. Loyd about the terms of the proposed transaction. The two executives agreed that each company should move quickly to continue their due diligence investigation and to commence negotiations towards reaching a definitive merger agreement.

     On August 10, 2000, the R&B Falcon board of directors held a meeting attended by members of R&B Falcon's senior management and representatives of R&B Falcon's financial and legal advisors. Mr. Loyd discussed with the board his meeting with Mr. Talbert on August 8 and reviewed with the board the strategic rationale for the proposed transaction. Representatives of Cravath, Swaine & Moore then reviewed the regulatory and tax implications of the proposed transaction. Representatives of Morgan Stanley then reviewed the financial aspects with respect to the proposed transaction. Following a discussion of these presentations, the R&B Falcon board authorized R&B Falcon's management to proceed with negotiations with Transocean Sedco Forex, based on an exchange ratio of 0.5 Transocean ordinary shares per R&B Falcon common share, and to determine whether a mutually satisfactory definitive merger agreement could be reached, subject to approval by the R&B Falcon board of directors.

     From August 10 to August 17, senior executives of Transocean Sedco Forex and R&B Falcon and representatives of their respective financial and legal advisors held a series of negotiations to further define the principal financial and legal terms of the transaction, including related tax and employee benefits matters. During this period, executives of both parties and their respective advisors met to negotiate various aspects of the transaction and to conduct due diligence investigations of the other party. On

August 11, Mr. Talbert and other senior executives briefed Mr. Grijalva and the Finance and Benefits Committee of Transocean Sedco Forex on the status of the discussions.

     On August 18, 2000, Transocean Sedco Forex's board of directors met to consider the proposed transaction. Mr. Talbert reviewed the strategic rationale and the anticipated benefits of the transaction to Transocean Sedco Forex's shareholders, and Mr. Long presented an overview of the structure, terms and effects of the merger. Representatives of Simmons and Goldman Sachs each made a presentation to the board regarding the financial terms of the proposed merger and each delivered its oral opinion (which was subsequently confirmed in writing) to the effect that as of the dates of their respective opinions the exchange ratio was fair from a financial point of view to Transocean Sedco Forex. Transocean Sedco Forex's legal advisors reviewed the terms of the merger agreement and legal issues relating to the transaction. Transocean Sedco Forex's board unanimously approved the merger agreement and related amendments to the Transocean Sedco Forex memorandum of association and articles of association and authorized the officers to enter into the merger agreement and related transactions subject to final changes deemed appropriate by the officers.

     Also on August 18, 2000, the R&B Falcon board of directors held a meeting attended by members of R&B Falcon's senior management and representatives of R&B Falcon's financial and legal advisors. Members of R&B Falcon's senior management discussed their views of the strategic rationale for the proposed combination and the anticipated strategic and operational benefits of the proposed combination. The R&B Falcon board, assisted by R&B Falcon's legal and financial advisors, considered the proposed merger agreement and the transactions contemplated thereby. The R&B Falcon board also considered the proposed amendment to R&B Falcon's certificate of incorporation. Representatives of Morgan Stanley described the financial analyses performed by them with respect to the possible combination with Transocean Sedco Forex. See "-- Opinion of Morgan Stanley & Co. Incorporated." The representatives of Morgan Stanley then delivered the oral opinion of Morgan Stanley, later confirmed in writing, that, as of the date of the opinion, the exchange ratio was fair to the common shareholders of R&B Falcon from a financial point of view. The R&B Falcon board then concluded that the merger and the proposed amendment to R&B Falcon's certificate of incorporation were advisable to R&B Falcon and its shareholders and unanimously approved the merger agreement and the proposed amendment to R&B Falcon's certificate of incorporation.

     Following the board meetings, the merger agreement was finalized and on August 19, 2000, the parties signed the merger agreement. On August 21, Transocean Sedco Forex and R&B Falcon issued press releases announcing the execution of the merger agreement.

TRANSOCEAN SEDCO FOREX'S REASONS FOR THE MERGER

     The Transocean Sedco Forex board of directors believes that the merger will expand and enhance its offshore drilling fleet and thus better position the combined company to address the growing and more technically challenging needs of its customers on a global basis, provide its customers with consistently high quality service in all key offshore drilling areas of the world and increase Transocean Sedco Forex's exposure to the currently expanding North American natural gas market.

     In reaching its conclusion to approve the merger, Transocean Sedco Forex's board of directors consulted with members of management and its financial and legal advisors and considered many factors, including the following:

     - Following the merger, Transocean Sedco Forex will own, operate or manage 208 rigs, including several newbuilds currently under construction or undergoing sea trials or commissioning. This will represent the largest fleet of mobile offshore drilling units in the world. The combined company will be better positioned, and will possess the necessary efficiencies and resources, to meet its customers' needs and attract customers and qualified personnel.

     - The merger will increase Transocean Sedco Forex's presence in all major offshore operating areas, including the North Sea, West Africa, Asia, the U.S. Gulf of Mexico and Brazil. The increased infrastructure in these areas should help to create critical mass and better enable the combined company to meet its customers' needs on a global basis, may provide regional economies of scale and should reduce the possible impact of any future downturn in a single geographic area.

     - As a result of R&B Falcon's strong position in the shallow-water U.S. Gulf of Mexico, the merger will provide the combined company with exposure to the North American natural gas market. The board believes that this exposure will provide the combined company with the opportunity to benefit from the current favorable conditions in this market.

     - The merger should strengthen the combined company's ability to serve customers in deepwater and harsh environment drilling. Both Transocean Sedco Forex and R&B Falcon have technical expertise in deepwater drilling operation and in new rig construction programs. The two companies also share a history of technical leadership and innovative engineering in the offshore drilling industry.

     - The transaction should enhance the company's position in the financial markets. The combined company would be the third largest oil services company based on equity capitalization as of the date of this joint proxy statement/prospectus. This should help attract a broader group of large institutional investors, which may increase trading liquidity, create broader market visibility and allow for the possibility of an increased stock market valuation multiple.

     - Although R&B Falcon's significant outstanding debt will increase the combined company's debt load (the combined company's pro forma consolidated debt, including redeemable preferred shares, to total capitalization ratio is 32% as of June 30, 2000, as compared to a 27% ratio for Transocean Sedco Forex), Transocean Sedco Forex expects that it will be able to complete the merger while preserving an investment grade rating.

     - The board considered the effect of the merger on cash flow per share, cash earnings per share and earnings per share of the combined entity as compared to Transocean Sedco Forex on a stand-alone basis. In particular, Transocean Sedco Forex expects that the proposed merger will be immediately accretive to cash flow per share and cash earnings per share, while dilutive to earnings per share in 2001 and accretive thereafter.

     - Following the merger, the Transocean Sedco Forex board expects potential cost savings to be achievable through elimination of duplicative overhead and redundant shore-based facilities and increased purchasing power in areas such as insurance and materials.

     - The Transocean Sedco Forex board reviewed the tax considerations of the merger, including the expectation that the merger will be tax-free to Transocean Sedco Forex and its shareholders and that, after the merger, tax savings may be achieved by reason of the fact that Transocean Sedco Forex is a Cayman Islands company and that earnings generated outside the United States may be subjected to an effective corporate tax rate which is lower than the U.S. rate.

     - The Transocean Sedco Forex board considered the financial performance and condition, business operations and future prospects of Transocean Sedco Forex and R&B Falcon.

     - The Transocean Sedco Forex board considered the expected accounting treatment of the merger as a purchase and the related amortization of goodwill.

     - The Transocean Sedco Forex board considered the respective presentations by and the oral opinions of Goldman, Sachs & Co. and Simmons & Company International delivered on August 18, 2000, and subsequently confirmed in writing, to the effect that as of the date of the opinions the exchange ratio was fair, from a financial point of view, to Transocean Sedco Forex. See "-- Opinion of Goldman, Sachs & Co." and "-- Opinion of Simmons & Company International."

     - The Transocean Sedco Forex board believed the corporate cultures of the two companies are compatible.

     - The Transocean Sedco Forex board considered the challenges and potential costs of combining and integrating the businesses, and the attendant risks of not achieving expected cost and tax savings.

     - The Transocean Sedco Forex board considered the amount and terms of R&B Falcon's existing indebtedness, the potential for the combined company to refinance that indebtedness on more favorable terms following the merger and the possibility that the combined company might not be successful in achieving that refinancing on terms currently anticipated.

     - The Transocean Sedco Forex board considered the terms and conditions of the merger agreement, including the fact that the exchange ratio is fixed, covenants applicable to each party, the conditions to completion of the merger, including required regulatory clearances, the right of the parties to the merger agreement, under specified circumstances, to respond to, evaluate and negotiate with respect to other business combination proposals, the circumstances under which the merger agreement could be terminated and the size and impact of termination fees associated with a termination.

     - The Transocean Sedco Forex board considered the interests of the officers and directors of R&B Falcon in the merger, including the matters described under "-- Interests of Certain Persons in the Merger."

     - The Transocean Sedco Forex board considered the need to divest or cease operation of R&B Falcon's marine division, consisting of offshore and inland tugs, support vessels and barges, in order to comply with restrictions on ownership and operation by foreign corporations of vessels involved in the coastwise trade under applicable U.S. maritime laws and regulations.

     - The Transocean Sedco Forex board considered the opportunities and alternatives available to Transocean Sedco Forex if the merger were not to be undertaken, including pursuing the acquisition of entities other than R&B Falcon, and the risks, uncertainties and expense of that strategy.

     - The Transocean Sedco Forex board considered the diversion of management focus and resources from other strategic opportunities and from operational matters while working to implement the merger.

     In determining that the merger was advisable and in the best interests of Transocean Sedco Forex's shareholders, the board of directors of Transocean Sedco Forex considered the enumerated factors as a whole and did not quantify or otherwise assign relative weights to the different factors. Individual directors may have given different weights to different factors. Moreover, the foregoing discussion of the reasons for the merger is not intended to be exhaustive.

RECOMMENDATIONS OF TRANSOCEAN SEDCO FOREX'S BOARD OF DIRECTORS

     FOR THE REASONS DISCUSSED, TRANSOCEAN SEDCO FOREX'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE INCREASE IN AUTHORIZED ORDINARY SHARE CAPITAL AND THE ISSUANCE OF ORDINARY SHARES IN THE MERGER.

R&B FALCON'S REASONS FOR THE MERGER AND THE PROPOSED AMENDMENT TO R&B FALCON'S CERTIFICATE OF INCORPORATION

     In approving the merger agreement and the transactions contemplated thereby and in recommending that the shareholders of R&B Falcon adopt the merger agreement and approve the proposed amendment to the R&B Falcon certificate of incorporation, the R&B Falcon board considered a number of positive factors, including the following:

     - The offshore drilling services industry is extremely cyclical and, although the industry is currently experiencing a general upward trend, the R&B Falcon board and management recognize that the trend may not continue and that the ability of R&B Falcon, on a stand-alone basis, to compete effectively during a downturn in industry conditions is unclear. The R&B Falcon board and management concluded that a combination with a company with the financial strength of Transocean Sedco Forex would create a much stronger company in the offshore drilling services industry and would afford greater protection to R&B Falcon's shareholders in the event of a prolonged downturn in the offshore drilling sector than if R&B Falcon remained a stand-alone company.

     - The offshore drilling services industry is becoming increasingly competitive from a capital and technology perspective, particularly in those sectors of the industry that offer the greatest prospects for growth. The combined company will have a greater ability to invest in the capital assets and technology that customers expect and should therefore be better able to respond to the needs of customers, the increased competitiveness of the drilling industry and the opportunities that changes in the drilling industry might bring.

     - The most significant customers of R&B Falcon are large, integrated oil companies. These companies have undergone significant consolidation of their own over the last several years, resulting in more formidable customers for all the companies in the offshore drilling services industry. The R&B Falcon board and management believe that the greater financial strength of the combined company should permit it to respond to this trend better than R&B Falcon could on its own.

     - The merger will make the combined company's overall results of operations less vulnerable to fluctuations in the conditions in the varying geographies in which R&B Falcon now operates, such as the Gulf of Mexico shallow water region.

     - Transocean Sedco Forex, which is one of the most established offshore drilling companies in the world, will provide added credibility and established relationships with major oil and gas companies engaged in offshore exploration.

     - The market capitalization of the combined company will be significantly greater than R&B Falcon's current market capitalization, providing enhanced liquidity for R&B Falcon's shareholders and the prospect for higher stock market valuation multiples.

     - The exchange ratio of 0.5 Transocean Sedco Forex ordinary shares for each R&B Falcon common share, based on the last reported sale price of Transocean Sedco Forex ordinary shares as reported on the NYSE Composite Tape on August 17, 2000, the last trading day prior to approval of the merger agreement, represented a premium of 18.5% over the last reported sale price of R&B Falcon common shares on that date and a premium of 17.9% over the trading price of R&B Falcon common shares over the 10 trading days prior to the approval of the merger agreement.

     - The presentation by and the oral opinion of Morgan Stanley delivered on August 18, 2000, and subsequently confirmed in writing, to the R&B Falcon board that, as of such date and based upon and subject to the matters stated in the opinion, the exchange ratio was fair to the holders of R&B Falcon common shares from a financial point of view (see "-- Opinion of Morgan Stanley & Co. Incorporated").

     - The advice of its counsel that the transaction could be accomplished on a tax-free basis for federal income tax purposes (see "-- Certain United States Federal Income Tax Consequences").

     In approving the merger agreement and the transactions contemplated thereby and in recommending that the shareholders of R&B Falcon adopt the merger agreement and approve the proposed amendment to the R&B Falcon certificate of incorporation, the R&B Falcon board also considered a number of negative factors, including the following:

     - The conditions to the merger, including those relating to regulatory clearances and the debt indentures of R&B Falcon. The R&B Falcon board discussed the obligations of Transocean Sedco Forex under the merger agreement relating to these conditions and the possible risks to R&B Falcon should the transaction not be consummated.

     - The cost and the burden of integrating the two companies, including the possibility that some of the expected operational benefits may not be realized.

     In approving the merger agreement and the transactions contemplated thereby and in recommending that the shareholders of R&B Falcon adopt the merger agreement and approve the proposed amendment to the R&B Falcon certificate of incorporation, the R&B Falcon board also considered a number of other matters, including the following:

     - The provisions of the merger agreement that would restrict the ability of the R&B Falcon board and the Transocean Sedco Forex board to solicit or negotiate alternative proposals, would require the R&B Falcon board and the Transocean Sedco Forex board (subject to their fiduciary duties) to recommend the merger to their respective shareholders, would (under limited circumstances) allow R&B Falcon and Transocean Sedco Forex to terminate the merger agreement to pursue a competing proposal and would in some circumstances require the terminating party to pay a termination fee to the other party. In connection with these provisions, the R&B Falcon board noted that they were broadly symmetrical and thus provided some assurance to each party with respect to the other party's commitment to the transaction. The R&B Falcon board also received advice from management, Morgan Stanley and legal counsel relating to the likely effect of these provisions on a competing bid for R&B Falcon.

     - The provisions of the merger agreement pursuant to which R&B Falcon's outstanding preferred shares would remain outstanding after the merger and unaffected by the transaction, except for the voting rights granted to the preferred shares as a result of the proposed amendment to R&B Falcon's certificate of incorporation (see "-- Effect of the Merger on the R&B Falcon Preferred Shares" and "-- R&B Falcon's Proposal to Amend its Certificate of Incorporation").

     - The fact that the merger agreement provides that the employment of certain officers of R&B Falcon, including Messrs. Loyd, Nagle, Bakonyi, Hillin, Ofner, Toufeeq and Stewart, could be terminated upon the consummation of the merger, thus resulting in those individuals receiving lump sum payments and other benefits under their employment contracts with R&B Falcon (see "-- Interests of Certain Persons in the Merger").

     - The fact that the Transocean Sedco Forex board of directors after the transaction will be composed of 12 or 13 directors, two or three of whom will be designated by R&B Falcon.

     The foregoing discussion of the factors considered by the R&B Falcon board is not intended to be exhaustive. The R&B Falcon board did not assign relative weights to the above factors or determine that any factor was of particular importance. The R&B Falcon board viewed its position and recommendations as being based on the totality of the information presented to, and considered by, it.

RECOMMENDATIONS OF R&B FALCON'S BOARD OF DIRECTORS

     At a special meeting held on August 18, 2000, the R&B Falcon board unanimously resolved that the merger agreement and the merger are advisable to R&B Falcon and its shareholders. At this meeting, the R&B Falcon board also approved the merger agreement and the transactions contemplated by the merger agreement. The R&B Falcon board unanimously recommends that the R&B Falcon common shareholders adopt the merger agreement and approve the proposed amendment to the R&B Falcon certificate of incorporation.

OPINION OF GOLDMAN, SACHS & CO.

     On August 18, 2000, Goldman Sachs delivered its oral opinion to the Transocean Sedco Forex board to the effect that, as of such date, the exchange ratio was fair from a financial point of view to Transocean Sedco Forex. Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion dated August 19, 2000.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED AUGUST 19, 2000, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX C AND IS INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/ PROSPECTUS. YOU SHOULD READ THE OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things,

     - the merger agreement;

     - annual reports to shareholders and annual reports on Form 10-K of Transocean Sedco Forex (and certain of its predecessors) for the five years ended December 31, 1999;

     - annual reports to shareholders and annual reports on Form 10-K of R&B Falcon (and certain of its predecessors) for the five years ended December 31, 1999;

     - interim reports to shareholders and quarterly reports on Form 10-Q of Transocean Sedco Forex and R&B Falcon;

     - other communications from Transocean Sedco Forex and R&B Falcon to their respective shareholders;

     - internal financial analyses and forecasts for R&B Falcon prepared by its management;

     - internal financial analyses and forecasts for Transocean Sedco Forex prepared by its management;

     - financial analyses and forecasts for R&B Falcon prepared by the management of Transocean Sedco Forex; and

     - financial analyses and forecasts for Transocean Sedco Forex and R&B Falcon on a pro forma combined basis prepared by Transocean Sedco Forex's management including certain cost savings and other synergies projected by Transocean Sedco Forex's management to result from the merger.

     Goldman Sachs also held discussions with members of the senior management of Transocean Sedco Forex and R&B Falcon regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs:

     - reviewed the reported price and trading activity for Transocean Sedco Forex ordinary shares and R&B Falcon common shares;

     - compared financial and stock market information for Transocean Sedco Forex and R&B Falcon with similar information for other publicly-traded companies;

     - reviewed the financial terms of recent business combinations in the offshore contract drilling services industry specifically and in the oil field services industry generally; and

     - performed other studies and analyses as Goldman Sachs considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. Goldman Sachs assumed, with the consent of Transocean Sedco Forex, that the financial analyses and forecasts for Transocean Sedco Forex and R&B Falcon on a pro forma combined basis prepared by Transocean Sedco Forex's management, including the cost savings and synergies projected by Transocean Sedco Forex's management to result from the merger, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Transocean Sedco Forex and that such projected cost savings and other synergies would be realized in the amounts and time periods contemplated thereby. Goldman Sachs also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Transocean Sedco Forex or R&B Falcon or on the expected benefits of the merger. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Transocean Sedco Forex or R&B Falcon or any of their respective subsidiaries and was not furnished with any such evaluation or appraisal. The advisory services and opinion of Goldman Sachs were provided for the information and assistance of the board of directors of Transocean Sedco Forex in connection with its consideration of the merger, and the opinion does not constitute a recommendation as to how any holder of Transocean Sedco Forex ordinary shares should vote with respect to the issuance of the Transocean Sedco Forex ordinary shares.

     The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its opinion to the Transocean Sedco Forex board of directors on August 18, 2000.

     The following summaries of financial analyses include information presented in tabular format. You should read these tables together with the text of each summary.

     (1) Historical Exchange Ratio Analysis. Goldman Sachs reviewed the daily closing trading prices for Transocean Sedco Forex ordinary shares and R&B Falcon common shares for various historical periods ending on August 15, 2000. Goldman Sachs' analysis indicated the following high, low and average historical exchange ratios as compared to the exchange ratio of 0.50 proposed in the merger.

PERIOD                                                        HIGH     LOW    AVERAGE
------                                                        -----   -----   -------
5 Years.....................................................  0.816   0.243    0.554
3 Years.....................................................  0.764   0.243    0.441
2 Years.....................................................  0.498   0.243    0.379
1 Year......................................................  0.498   0.342    0.423
180 days....................................................  0.498   0.371    0.429
90 days.....................................................  0.498   0.393    0.446
30 days.....................................................  0.452   0.393    0.420

     (2) Selected Companies Analysis. Goldman Sachs reviewed and compared selected financial information, ratios and public market multiples for Transocean Sedco Forex and R&B Falcon to corresponding financial information, ratios and public market multiples for the following rig conglomerate companies (i.e., companies with significant presence in deepwater through semisubmersible rigs and drillships) and jackup companies (i.e., companies with large jackup fleets and relatively little deepwater exposure).

     Goldman Sachs reviewed the following rig conglomerate companies:

     - Diamond Offshore Drilling, Inc.;

     - Global Marine Inc.;

     - Noble Drilling Corporation; and

     - Pride International, Inc.

     Goldman Sachs reviewed the following jackup companies:

     - ENSCO International Incorporated;

     - Marine Drilling Companies, Inc.;

     - Rowan Companies, Inc.; and

     - Santa Fe International Corporation.

     The selected companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to Transocean Sedco Forex and R&B Falcon. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples and ratios were calculated for Transocean Sedco Forex, R&B Falcon and each of the selected companies based on:

     - the closing price for the common shares of each company on August 15, 2000;

     - the most recent publicly available information; and

     - estimated 2001 and 2002 earnings, cash flows and earnings before interest, taxes, depreciation and amortization, or EBITDA, based on Goldman Sachs Research estimates.

     Goldman Sachs also calculated financial multiples and ratios for Transocean Sedco Forex and R&B Falcon using:

     - Institutional Brokers Estimates System (IBES) median estimates; and

     - estimates for Transocean Sedco Forex and R&B Falcon provided by Transocean Sedco Forex's management.

     Goldman Sachs' analyses of the selected companies compared the following to the results for Transocean Sedco Forex and R&B Falcon:

     - closing share price on August 15, 2000 as a percentage of 52-week high share price;

     - net debt as a percentage of the enterprise value (i.e., the market value of common shares plus the book value of preferred shares, total debt and minority interest less the book amount of cash and cash equivalents);

     - price as a multiple of estimated 2001 and estimated 2002 earnings per share;

     - price as a multiple of estimated 2001 and estimated 2002 cash flows per share; and

     - enterprise value as a multiple of estimated 2001 and estimated 2002
       EBITDA.

     The results of these analyses are summarized as follows:

                               RIG
                          CONGLOMERATES            JACKUPS               TRANSOCEAN SEDCO FOREX         R&B FALCON
                       -------------------   -------------------   ----------------------------------   ---------
                          RANGE      MEAN       RANGE      MEAN
                       -----------   -----   -----------   -----
Share Price as a
  percentage of
  52-week high.......      90%-98%    94%        86%-98%    92%                    98%
Net Debt as a
  percentage of
  Enterprise Value...       8%-41%    18%          5%-8%     7%                    10%


                           R&B FALCON
                       ----------------------

Share Price as a
  percentage of
  52-week high.......      93%
Net Debt as a
  percentage of
  Enterprise Value...      37%

                                                                      GS         IBES      TRANSOCEAN      GS         IBES
                                                                   RESEARCH     MEDIAN     MANAGEMENT   RESEARCH     MEDIAN
                                                                   ESTIMATES   ESTIMATES   ESTIMATES    ESTIMATES   ESTIMATES
                                                                   ---------   ---------   ----------   ---------   ---------
Price as a multiple
  of earnings per
  share
  2001 (estimated)...  21.3x-29.1x   24.3x   16.8x-23.4x   19.7x     35.5x       26.2x       30.6x        26.3x       27.9x
  2002 (estimated)...  10.3x-15.1x   13.0x   10.9x-15.0x   12.8x     16.3x       16.1x       19.2x         9.7x        9.7x
Price as a multiple
  of cash flows per
  share
  2001 (estimated)...   8.5x-16.3x   13.8x   11.4x-16.2x   13.4x     18.6x       15.0x       16.9x        11.8x       12.3x
  2002 (estimated)...   5.7x-11.3x   9.3x     8.6x-11.1x   9.8x      11.4x       11.4x       12.5x         6.7x        6.8x
Enterprise Value as a
  multiple of EBITDA
  2001 (estimated)...   8.0x-13.4x   11.7x    8.7x-14.3x   10.8x     16.9x          na       16.1x         9.8x          na
  2002 (estimated)...    5.9x-9.6x   8.0x      6.2x-8.8x   7.7x      10.3x          na       12.1x         6.3x          na

                       TRANSOCEAN
                       MANAGEMENT
                       ESTIMATES
                       ----------
Price as a multiple
  of earnings per
  share
  2001 (estimated)...    24.4x
  2002 (estimated)...    15.0x
Price as a multiple
  of cash flows per
  share
  2001 (estimated)...    11.9x
  2002 (estimated)...     9.0x
Enterprise Value as a
  multiple of EBITDA
  2001 (estimated)...     9.3x
  2002 (estimated)...     7.5x

     (3) Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the merger using estimates provided by Transocean Sedco Forex's management that assumed certain cost savings and other synergies. Goldman Sachs compared the earnings per share, cash earnings per share and the cash flow per share of Transocean Sedco Forex on a stand-alone basis to that of the combined company on a pro forma basis.

     Based on such analyses, the merger would be:

     - dilutive to Transocean Sedco Forex's estimated earnings per share in 2001 but accretive to Transocean Sedco Forex's estimated earnings per share in each of 2002, 2003 and 2004;

     - accretive to Transocean Sedco Forex's estimated cash earnings per share in each of 2001, 2002, 2003 and 2004; and

     - accretive to Transocean Sedco Forex's estimated cash flow per share in each of 2001, 2002, 2003 and 2004.

     (4) Implied Exchange Ratio based on Discounted Cash Flow Analysis. Using estimates provided by Transocean Sedco Forex's management, Goldman Sachs calculated a range of implied exchange ratios based on discounted cash flow valuations of Transocean Sedco Forex and R&B Falcon. Using discount rates ranging from 8.0% to 16.0% and estimated 2004 terminal value EBITDA multiples ranging from 6.0x to 12.0x, this analysis produced implied exchange ratios ranging from 0.609x to 0.718x, as compared to 0.50x in the merger.

     (5) Implied Exchange Ratio based on Contribution Analysis. Goldman Sachs analyzed implied exchange ratios based on each company's relative contributions based on EBITDA, cash flow and net income estimates provided by Transocean Sedco Forex's management for Transocean Sedco Forex and R&B Falcon. The results of this analysis are summarized as follows:

                                                          IMPLIED
                                                       EXCHANGE RATIO
                                                       --------------
EBITDA
  2000 (estimated)..................................       0.581x
  2001 (estimated)..................................       0.866x
  2002 (estimated)..................................       0.784x
  2003 (estimated)..................................       0.702x
  2004 (estimated)..................................       0.675x
Cash Flow
  2000 (estimated)..................................       0.405x
  2001 (estimated)..................................       0.598x
  2002 (estimated)..................................       0.581x
  2003 (estimated)..................................       0.558x
  2004 (estimated)..................................       0.558x
Net Income
  2000 (estimated)..................................   not meaningful
  2001 (estimated)..................................       0.528x
  2002 (estimated)..................................       0.538x
  2003 (estimated)..................................       0.521x
  2004 (estimated)..................................       0.525x

     Goldman Sachs also calculated implied exchange ratios based on the relative contributions of Transocean Sedco Forex and R&B Falcon based on:

     - IBES median earnings estimates;

     - Goldman Sachs Research estimates; and

     - gross asset values based on third party market value and replacement value estimates.

     The results of these calculations are summarized as follows:

                                                            IMPLIED
                                                         EXCHANGE RATIO
                                                         --------------
IBES Earnings
Estimates
  2001 (estimated)....................................     0.395x
  2002 (estimated)....................................     0.700x
GS Research Earnings Estimates
  2001 (estimated)....................................     0.531x
  2002 (estimated)....................................     0.650x
Gross Asset Value Estimates*
  Market Value........................................     0.613x
  Replacement Value...................................     0.684x

---------------

* Rig asset values were based on estimates as of June 2000 provided by Jeffries & Company Equity Research, except for estimates of certain Transocean Sedco Forex swamp barges, land rigs and a jackup rig which were provided by Simmons & Company International and Bassoe Offshore Consultants International.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the opinion of Goldman Sachs. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. No company used in the above analyses as a comparison is directly comparable to Transocean Sedco Forex or R&B Falcon.

     Goldman Sachs prepared these analyses solely for purposes of providing an opinion to the Transocean Sedco Forex board of directors. The analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Transocean Sedco Forex, R&B Falcon or Goldman Sachs assumes responsibility if future results are materially different from those forecasted.

     As described above, Goldman Sachs' opinion to the Transocean Sedco Forex board of directors was one of many factors taken into consideration by the Transocean Sedco Forex board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     Goldman Sachs is familiar with Transocean Sedco Forex having provided certain investment banking services to Transocean Sedco Forex from time to time, including, among other things, having acted as financial advisor to Sonat Offshore Drilling Inc., a predecessor to Transocean Sedco Forex, in connection with its merger with Transocean ASA in September 1996, having acted as lead-managing underwriter of the public offerings of $100 million aggregate principal amount of 7.45% Notes due April 15, 2027 of Transocean Sedco Forex and $200 million aggregate principal amount of 8.00% Debentures due April 15, 2027 of Transocean Sedco Forex in April 1997, having acted as agent in connection with Transocean

Sedco Forex's repurchase program for Transocean Sedco Forex ordinary shares, and having acted as a financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs is providing certain investment banking services to R&B Falcon including acting as an underwriter in R&B Falcon's public offering of its common shares and acting as a co-dealer manager in connection with R&B Falcon's tender offer for its preferred shares, and will receive customary fees. In the course of its underwriting services, Goldman Sachs may hold for its own account common shares of R&B Falcon until the completion of the public distribution of such shares. Goldman Sachs has not and will not participate in or assist with the solicitation of any proxies from shareholders of R&B Falcon in connection with the matters described in this joint proxy statement/prospectus. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Transocean Sedco Forex or R&B Falcon for its own account and for the accounts of customers.

     Pursuant to a letter agreement dated April 15, 2000, Transocean Sedco Forex engaged Goldman Sachs to act as its financial advisor in connection with the possible acquisition of the shares or assets of R&B Falcon. Pursuant to the terms of this letter agreement, Transocean Sedco Forex has agreed to pay Goldman Sachs a fee of $12,000,000 upon consummation of the merger. Transocean Sedco Forex also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

OPINION OF SIMMONS & COMPANY INTERNATIONAL

     On August 18, 2000, Simmons delivered its oral opinion, which was subsequently confirmed in writing as of the same date, to the effect that, as of that date and based upon and subject to the various considerations set forth in the opinion, the exchange ratio pursuant to the merger agreement is fair from a financial point of view to Transocean Sedco Forex.

     The full text of Simmons' opinion, setting forth the assumptions that were made, factors that were considered and limitations placed upon Simmons' review in rendering its opinion, is included as Annex D to this joint proxy statement/prospectus. Simmons' opinion is incorporated by reference in the following discussion. The following summary does not describe all aspects of Simmons' opinion, and it is qualified in its entirety by reference to the full text of the written opinion. Transocean Sedco Forex's shareholders should read the opinion in its entirety.

     Transocean Sedco Forex did not impose any limitations on the scope of Simmons' investigation or the procedures to be followed in rendering the opinion. Transocean Sedco Forex did not request Simmons to make any recommendation, and Simmons did not make any recommendation, to Transocean Sedco Forex's board of directors as to the form or amount of consideration to be issued in the merger. In arriving at its opinion, Simmons did not ascribe a specific range of values to Transocean Sedco Forex or R&B Falcon, but instead made its determination as to the fairness of the merger exchange ratio on the basis of the financial and comparative analyses described below. Simmons' opinion is for the use and benefit of Transocean Sedco Forex's board of directors and was rendered to that board of directors in connection with its consideration of the merger. Simmons' opinion does not constitute a recommendation to any shareholder of Transocean Sedco Forex regarding how to vote with respect to the merger. Transocean Sedco Forex did not request that Simmons opine as to, and its opinion does not address, Transocean Sedco Forex's underlying business decision to proceed with or effect the merger. Simmons also expressed no opinion as to the prices at which Transocean Sedco Forex ordinary shares will trade following announcement or completion of the merger. Transocean Sedco Forex's shareholders should not view Simmons' opinion as providing any assurance that the market value of Transocean Sedco Forex ordinary shares to be held by shareholders after the merger will be in excess of the market value of the Transocean Sedco Forex ordinary shares owned by such shareholders at any time before the announcement or completion of the merger.

     In reaching its opinion, Simmons reviewed and analyzed, among other things:

     - the drafts dated August 17, 2000 of the merger agreement and other ancillary transaction agreements;

     - the financial statements and other information concerning Transocean Sedco Forex contained in Transocean Sedco Forex's annual reports to shareholders and annual reports on Form 10-K for each of the three years ended December 31, 1999, 1998 and 1997;

     - certain interim reports to Transocean Sedco Forex's shareholders, Transocean Sedco Forex's quarterly report on Form 10-Q for the quarter ended June 30, 2000 and Transocean Sedco Forex's proxy statement for its 2000 regular annual meeting;

     - the financial statements and other information concerning R&B Falcon contained in R&B Falcon's annual reports to shareholders and annual reports on Form 10-K for each of the three years ended December 31, 1999, 1998 and 1997;

     - certain interim reports to R&B Falcon's shareholders, R&B Falcon's quarterly report on Form 10-Q for the quarter ended June 30, 2000 and R&B Falcon's proxy statement for its 2000 regular annual meeting;

     - business and financial analyses and information relating to Transocean Sedco Forex and R&B Falcon, including certain internal financial forecasts prepared and provided to Simmons by the managements of Transocean Sedco Forex and R&B Falcon;

     - publicly available information concerning the trading of, and the trading market for, Transocean Sedco Forex's and R&B Falcon's ordinary shares;

     - publicly available information with respect to other companies that Simmons believed to be comparable to Transocean Sedco Forex and R&B Falcon and the trading markets for those companies' securities;

     - publicly available information concerning estimates of the future operating performance and asset values of Transocean Sedco Forex, R&B Falcon and the comparable companies that were prepared by industry analysts unaffiliated with either Transocean Sedco Forex or R&B Falcon and that Simmons considered relevant to the analyses; and

     - publicly available information concerning the nature and terms of certain other transactions Simmons considered relevant to the analyses.

     Additionally, Simmons:

     - met with certain officers and employees of Transocean Sedco Forex and R&B Falcon to discuss the assets, liabilities, operations and historical and projected performance of Transocean Sedco Forex and R&B Falcon;

     - discussed with those officers and employees of Transocean Sedco Forex and R&B Falcon the cost savings and the strategic benefits expected to result from a combination of Transocean Sedco Forex and R&B Falcon; and

     - considered other information, financial studies, analyses and investigations and other financial, economic and market criteria that it deemed relevant.

     Simmons, with Transocean Sedco Forex's consent, assumed and relied upon the accuracy and completeness of all the information reviewed and analyzed and did not independently verify any of that information. With respect to financial forecasts, Simmons utilized certain information set forth in those forecasts and assumed such information was reasonably prepared on bases reflecting the best estimates and judgments, as available at the time of preparation, of the respective managements of Transocean Sedco Forex and R&B Falcon regarding the future financial performance of Transocean Sedco Forex and

R&B Falcon, respectively. Simmons did not conduct a physical inspection of any of the assets, operations or facilities of Transocean Sedco Forex or R&B Falcon and did not make or receive any independent evaluation or appraisal of any assets or liabilities, contingent or otherwise, of Transocean Sedco Forex or R&B Falcon. Upon advice of Transocean Sedco Forex, including its legal and accounting advisors, Simmons assumed that the merger would qualify as a tax-free transaction to the shareholders of Transocean Sedco Forex.

     Described below are certain financial, comparative and other analyses Simmons performed in connection with rendering its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not easily reduced to a summary description. Furthermore, in reaching its opinion, Simmons did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgements as to the significance and relevance of each analysis and factor. Accordingly, Simmons believes that its analyses must be considered as a whole and that considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion.

     In performing its analyses, Simmons made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Transocean Sedco Forex or R&B Falcon. Estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Moreover, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which those businesses might actually be sold.

     THE FOLLOWING SUMMARIES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. TRANSOCEAN SEDCO FOREX'S SHAREHOLDERS SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

1. HISTORICAL TRADING ANALYSIS

     Simmons analyzed the relationship between Transocean Sedco Forex's and R&B Falcon's share prices over an extended period of time and noted various events and trends that caused movement in the share price ratio. Simmons calculated the ratio of the market price of R&B Falcon's share price to the market price of Transocean Sedco Forex's share price over various periods of time and compared those historical ratios to the merger ratio.

                                                              IMPLIED HISTORICAL
PERIOD                                                          EXCHANGE RATIO
------                                                        ------------------
August 14, 2000 closing prices..............................        0.420x
30 trading day average ending August 14, 2000...............        0.425x
60 trading day average ending August 14, 2000...............        0.446x
90 trading day average ending August 14, 2000...............        0.441x
Average since January 1, 1998...............................        0.427x
Average since January 1, 1999...............................        0.383x
Average since January 1, 2000...............................        0.419x

     Simmons noted that the merger exchange ratio of 0.5 Transocean Sedco Forex shares per R&B Falcon share represented a 19% premium to the share price ratio on August 14, 2000 and an 18%, 12% and 13% premium to the average share price ratio over the preceding 30, 60 and 90 trading days, respectively.

2. RELATIVE VALUATION ANALYSIS

     Relative Contribution Analysis Based On Transocean Sedco Forex
Forecasts. Simmons analyzed the relative contribution of Transocean Sedco Forex and R&B Falcon to the combined company resulting from the merger based on selected measures of forecasted operating and financial information for Transocean

Sedco Forex and R&B Falcon. The analysis was based on Transocean Sedco Forex management's forecasts for 2001 through 2004. Simmons calculated relative contributions implied by the following measures, before taking into account any of the possible benefits from cost savings or operating synergies that may be realized following the merger:

     - Earnings before depreciation, interest and taxes ("EBITDA");

     - EBITDA less maintenance capital expenditures;

     - unlevered net income (net income before after-tax interest expense);

     - unlevered cash flow (net income before after-tax interest expense plus depreciation and amortization); and

     - unlevered adjusted cash flow (net income before after-tax interest expense plus depreciation, amortization and deferred taxes).

     The table below shows the implied merger exchange ratios based on relative contributions:

                                            EBITDA, LESS
                                            MAINTENANCE                                  UNLEVERED
                                              CAPITAL       UNLEVERED     UNLEVERED       ADJUSTED
                                EBITDA      EXPENDITURES   NET INCOME     CASH FLOW      CASH FLOW
                              -----------   ------------   -----------   -----------   --------------
Range.......................  0.65x-0.83x   0.66x-0.90x    0.52x-0.72x   0.48x-0.61x   0.63x-0.76x
Average (Mean)..............  0.73x         0.76x          0.60x         0.53x         0.70x

     Relative Discounted Cash Flow Analysis. Simmons performed a discounted cash flow analysis of Transocean Sedco Forex and R&B Falcon using financial forecasts from 2001 through 2004 provided by Transocean Sedco Forex. Simmons calculated suggested enterprise values using terminal values based on forecasted year 2004 results using two methods: (1) the present value of cash flows achieved in perpetuity growing at 0.0% to 3.0% per year and (2) multiples of EBITDA, ranging from 5.0x to 7.0x. The 2001 through 2004 cash flows and the terminal values were discounted to present values using discount rates ranging from 10.0% to 14.0%. The discounted cash flow values implied merger exchange ratios of 0.44x to 0.65x. Simmons noted that using a 10 to 12 percent discount rate and terminal values based on the growing perpetuity method, this range could be narrowed to 0.53x to 0.65x.

     Relative Contribution Analysis Based On Analyst Estimates. Simmons analyzed the relative contribution of Transocean Sedco Forex and R&B Falcon to the combined company based on Wall Street research analyst earnings estimates for both companies as reported by First Call and from Simmons & Company Research financial models. Simmons used the Wall Street analyst earnings estimates and Transocean Sedco Forex management estimates for depreciation, amortization, tax rates and deferred taxes to derive estimated earnings, cash flow and adjusted cash flow per share estimates for both companies on an unlevered (debt-free) basis. Based on estimated debt amounts for both companies at merger closing, Simmons calculated the exchange ratios implied by the relative contributions. The analysis calculated relative contributions before taking into account any of the possible benefits from cost savings or operating synergies that may be realized following the merger.

     The table below shows the implied merger exchange ratios indicated by the analysis.

IMPLIED MERGER EXCHANGE RATIOS

                                    UNLEVERED EARNINGS   UNLEVERED CASH FLOW     UNLEVERED ADJUSTED
                                       PER SHARE(1)         PER SHARE(2)       CASH FLOW PER SHARE(3)
                                    ------------------   -------------------   ----------------------
2001 Range........................  0.57x-0.59x          0.52x-0.53x           0.66x-0.67x
2002 Median.......................  0.82x                0.65x                 0.83x
2003..............................  0.67x                0.61x                 0.72x

---------------

(1) Earnings before after-tax interest expense per share.

(2) Earnings before after-tax interest expense plus depreciation and amortization per share.

(3) Earnings before after-tax interest expense plus depreciation, amortization and deferred taxes per share.

3. COMPARABLE COMPANIES ANALYSIS

     Simmons reviewed and compared certain financial information relating to Transocean Sedco Forex and R&B Falcon to corresponding financial information, ratios and public market multiples for seven publicly traded corporations:

     - Diamond Offshore Drilling, Inc.

     - ENSCO International, Inc.

     - Global Marine Inc.

     - Marine Drilling Companies, Inc.

     - Noble Drilling Corporation

     - Rowan Companies, Inc.

     - Santa Fe International Corporation

     Simmons used Transocean Sedco Forex management's 2001 forecasts for Transocean Sedco Forex and R&B Falcon and Wall Street analysts' 2001 median earnings estimates for the seven comparable companies as reported by First Call. Simmons calculated the multiples for Transocean Sedco Forex, R&B Falcon and the comparable companies using balance sheets and market capitalizations based on the most recent publicly available information. Simmons considered enterprise value as a multiple of EBITDA, unlevered net income, unlevered cash flow and adjusted unlevered cash flow. Enterprise value is calculated by adding the market value of common equity, the estimated market value of debt and minority interests and then subtracting investments in unconsolidated affiliates and excess cash. Simmons also examined equity values as a multiple of estimated 2001 levered net income and levered cash flow.

     The table below provides comparable company multiples compared to those of Transocean Sedco Forex and the implied R&B Falcon transaction multiples:

                                                                                    R&B
                                                                                  FALCON
                                                                  TRANSOCEAN    IMPLIED BY
FINANCIAL MEASURE                           RANGE(1)     MEDIAN   SEDCO FOREX   TRANSACTION
-----------------                          -----------   ------   -----------   -----------
2001 EBITDA..............................   9.5x-14.2x   12.1x       15.6x         10.7x
2001 Unlevered Net Income................  18.6x-27.9x   22.9x       28.6x         22.6x
2001 Unlevered Cash Flow.................  13.3x-17.4x   15.7x       16.8x         14.8x
2001 Adj. Unlevered Cash Flow............  12.3x-15.7x   14.6x       17.4x         12.9x
2001 Levered Net Income..................  17.4x-27.4x   22.2x       30.0x         28.3x
2001 Levered Cash Flow...................  12.3x-16.3x   15.0x       16.7x         14.0x

---------------

(1) Excludes Transocean Sedco Forex and R&B Falcon

4. SELECTED TRANSACTIONS ANALYSIS

     Simmons reviewed certain information relating to selected transactions in the oil service industry since 1994. Simmons calculated the offer premiums for 27 transactions based on the target companies' share prices one day prior to announcement and 30 days prior to announcement. Simmons noted that the median premium to market price one day prior to announcement was 21.3% compared to a 19.1% implied premium for R&B Falcon in the proposed merger with Transocean Sedco Forex. The median premium compared to the average share price 30 days prior to announcement was 27.0 percent, compared to 17.6 percent premium implied by the R&B Falcon merger with Transocean Sedco Forex. Due to the limited number of directly comparable transactions in the current operating environment, Simmons did not draw conclusions regarding the transaction multiples of the selected transactions compared to implied transaction multiples for R&B Falcon.

5. ACCRETION/DILUTION ANALYSIS

     Simmons prepared a pro forma merger model that incorporated Transocean Sedco Forex management's financial projections for Transocean Sedco Forex and R&B Falcon for the years 2001 through 2004 as well as the estimated pre-tax cost savings and synergies resulting from the merger. Simmons then compared Transocean Sedco Forex management's forecasts of the earnings, cash earnings and cash flow per share for Transocean Sedco Forex on a stand-alone basis to the earnings, cash earnings and cash flow per share following the completion of the merger. Based on such analysis the proposed transaction would be dilutive to earnings per share and accretive to cash earnings per share and cash flow per share in 2001 and accretive to earnings per share, cash earnings per share and cash flow per share thereafter. Simmons also conducted sensitivity analyses for six additional scenarios developed by Transocean Sedco Forex management, using varying assumptions as to the market conditions for various classes of offshore rigs as well as for the occurrence of specific events and potential operational benefits and risks not included in the forecasts prepared by Transocean Sedco Forex and R&B Falcon.

     Simmons prepared these analyses solely for purposes of providing an opinion to the Transocean Sedco Forex board of directors. The analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Transocean Sedco Forex, R&B Falcon or Simmons assumes responsibility if future results are materially different from those forecasted.

     As a specialized, energy-related investment banking firm, Simmons is engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, in the management and underwriting and sales of equity and debt securities to the public and in private placements of equity and debt securities. The Transocean Sedco Forex board selected Simmons because of its expertise, reputation and familiarity with Transocean Sedco Forex and because its investment banking professionals have substantial experience in transactions comparable to the merger.

     Simmons has previously rendered certain financial advisory and investment banking services to Transocean Sedco Forex, for which it received customary compensation, including acting as a co-manager in its initial public offering in June 1993 and a follow-on offering of Transocean Sedco Forex common stock in July 1995, as well as providing corporate finance advisory services in conjunction with the merger of Transocean Sedco Forex and Transocean ASA in 1996 and Transocean Sedco Forex and Sedco Forex Holdings Limited in 1999.

     Pursuant to the terms of an engagement letter agreement, dated April 15, 2000, between Simmons and Transocean Sedco Forex, Transocean Sedco Forex has agreed to pay Simmons $10,000,000 upon closing of the merger.

     In addition, Transocean Sedco Forex has agreed to reimburse Simmons for its reasonable expenses (including, without limitation, professional and legal fees and disbursements) incurred in connection with its engagement, and to indemnify Simmons and certain related persons against certain liabilities in connection with its engagement, including certain liabilities that may arise under the federal securities laws.

     Simmons may also actively trade the securities of Transocean Sedco Forex and R&B Falcon in the ordinary course of its business for its own account and for the accounts of its customers. Accordingly, Simmons may at any time hold a long or short position in such securities.

OPINION OF MORGAN STANLEY & CO. INCORPORATED

     R&B Falcon retained Morgan Stanley to provide it with financial advisory services and a financial fairness opinion in connection with the merger. Morgan Stanley was selected to act as R&B Falcon's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of R&B Falcon. At the meeting of the R&B Falcon board on August 18, 2000, Morgan Stanley rendered its oral opinion that as of that date, and subject to and based on the various considerations set forth in its opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of R&B Falcon common shares. Morgan Stanley subsequently confirmed its oral opinion by delivery of its written opinion dated August 19, 2000.

     THE FULL TEXT OF MORGAN STANLEY'S WRITTEN OPINION, DATED AS OF AUGUST 19, 2000, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS. HOLDERS OF R&B FALCON COMMON SHARES ARE URGED TO, AND SHOULD, READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF R&B FALCON, ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF R&B FALCON COMMON SHARES OF THE EXCHANGE RATIO PURSUANT TO THE MERGER AGREEMENT, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR CONSTITUTE A RECOMMENDATION TO ANY R&B FALCON SHAREHOLDER AS TO HOW TO VOTE AT THE SPECIAL MEETING. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In connection with rendering its opinion, Morgan Stanley, among other things:

     - reviewed certain publicly available financial statements and other information of R&B Falcon and Transocean Sedco Forex;

     - reviewed certain internal financial statements and other financial and operating data concerning R&B Falcon and Transocean Sedco Forex prepared by the respective managements of R&B Falcon and Transocean Sedco Forex;

     - reviewed certain financial forecasts prepared by the respective managements of R&B Falcon and Transocean Sedco Forex;

     - discussed the past and current operations and financial condition and the prospects of R&B Falcon and Transocean Sedco Forex, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of R&B Falcon and Transocean Sedco Forex;

     - reviewed the pro forma impact of the merger on Transocean Sedco Forex's earnings per share, cash flow, consolidated capitalization and financial ratios;

     - reviewed the reported prices and trading activity for R&B Falcon common shares and Transocean Sedco Forex ordinary shares;

     - compared the financial performance of R&B Falcon and Transocean Sedco Forex and the prices and trading activity of R&B Falcon common shares and Transocean Sedco Forex ordinary shares with that of certain other publicly-traded companies that are comparable with R&B Falcon and Transocean Sedco Forex, respectively, and their securities;

     - reviewed the financial terms, to the extent publicly available, of certain comparable business combination transactions deemed relevant;

     - discussed the strategic rationale for the merger with the management and the board of directors of R&B Falcon;

     - participated in discussions and negotiations among representatives of R&B Falcon and Transocean Sedco Forex and their advisors;

     - reviewed the draft of the merger agreement and certain related documents; and

     - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of R&B Falcon and Transocean Sedco Forex, respectively. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of R&B Falcon or Transocean Sedco Forex; nor was Morgan Stanley furnished with any such appraisals. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement, including that the merger would be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. The opinion of Morgan Stanley is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley, as of August 19, 2000.

     The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion dated August 19, 2000. This summary of Morgan Stanley's financial analyses includes information presented in tabular format. In order to fully understand the financial analyses performed by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Historical Share Price Performance. R&B Falcon common shares closed at a price of $23.81 per share on August 15, 2000. Based on the exchange ratio of 0.5 and Transocean Sedco Forex's ordinary share closing price of $56.38 per share on August 15, 2000, the implied acquisition price per R&B Falcon common share of $28.19 represented a premium of approximately 18.4%.

     Morgan Stanley also compared historical closing prices of the R&B Falcon common shares and Transocean Sedco Forex shares to an index of comparable companies for the seven day, six month, one year, and three year periods ended August 15, 2000. Diamond Offshore Drilling, Inc., Global Marine, Inc. and Noble Drilling Corporation were included in the index based on their shared characteristics with R&B Falcon and Transocean Sedco Forex. The following table presents the share price appreciation of R&B Falcon, Transocean Sedco Forex and the index of comparable companies for the three year, one year, six month and seven day periods prior to August 15, 2000.

                                                       SHARE PRICE APPRECIATION
                                          ---------------------------------------------------
                                                       TRANSOCEAN SEDCO   INDEX OF COMPARABLE
TRADING PERIOD ENDED AUGUST 15, 2000      R&B FALCON        FOREX              COMPANIES
------------------------------------      ----------   ----------------   -------------------
Last 3 years............................     (8.4)%          39.3%               25.0%
Last 1 year.............................     97.4%           62.2%               45.1%
Last 6 months...........................     70.9%           52.4%               42.7%
Last 7 days.............................      9.2%           11.2%                5.5%

     Historical Exchange Ratio Analysis. Morgan Stanley also reviewed the ratio of the daily closing prices of R&B Falcon common shares divided by the corresponding closing price of Transocean Sedco Forex ordinary shares over various periods ended August 15, 2000. Morgan Stanley calculated the average of the historical ratios and computed the premium represented by the common share exchange ratio of 0.5 over the average of the historical ratios for various periods. The following table presents the range of historical ratios over the periods covered compared to the exchange ratio in the merger.

                                                                         PERCENTAGE PREMIUM
                                                        AVERAGE          REPRESENTED BY THE
                                                       HISTORICAL        EXCHANGE RATIO OF
TRADING PERIOD ENDED AUGUST 15, 2000                     RATIO      0.5 VS. THE HISTORICAL RATIO
------------------------------------                   ----------   ----------------------------
Last 3 years.........................................    0.460                   8.7%
Last 1 year..........................................    0.424                  17.9%
Last 6 months........................................    0.428                  16.8%
Last 7 days..........................................    0.429                  16.6%
As of August 15, 2000................................    0.422                  18.4%

     Comparable Publicly-Traded Company Analysis. As part of its analysis, Morgan Stanley compared certain financial information of R&B Falcon and Transocean Sedco Forex with that of a group of publicly-traded offshore drilling companies as set forth in the table below. This financial information included price to forecasted 2001 earnings per share ("EPS") multiples, price to forecasted 2001 cash flow per share ("CFPS") multiples, firm value (defined as equity value plus total debt and preferred stock less cash) to forecasted 2001 EBITDA (defined as earnings before interest, taxes, depreciation and amortization) multiples, price to net asset value ("NAV," defined as the estimated current market value of the assets less debt and preferred stock plus cash divided by the shares outstanding) and price to replacement value of assets ("RVA," defined as the estimated replacement value of the assets less debt and preferred stock plus cash divided by the shares outstanding). This analysis was based on a compilation of estimates by securities research analysts. The following table presents, as of August 15, 2000, the range of multiples for the comparable companies of each of price to projected 2001 EPS, price to projected 2001 CFPS, firm value to projected 2001 EBITDA, price to NAV and price to RVA:

                                            PRICE TO   PRICE TO    FIRM VALUE TO   PRICE TO   PRICE TO
COMPARABLE COMPANIES                        2001 EPS   2001 CFPS    2001 EBITDA      NAV        RVA
--------------------                        --------   ---------   -------------   --------   --------
Diamond Offshore Drilling, Inc. ..........   26.3x       15.0x         12.0x        120%         76%
Global Marine Inc. .......................   23.1x       13.8x         14.0x        199%        138%
Noble Drilling Corporation................   22.3x       14.7x         14.5x        254%        128%
ENSCO International Incorporated..........   21.0x       14.2x         12.7x        223%        137%
Santa Fe International Corporation........   21.0x       14.8x         13.1x        179%        126%
Atwood Oceanics, Inc. ....................   18.9x        9.0x          6.8x          NA         NA
Rowan Companies, Inc. ....................   17.6x       11.8x         11.5x          NA         NA
Marine Drilling Companies, Inc. ..........   17.2x       10.3x          9.2x        180%        112%
Transocean Sedco Forex Stand-alone........   26.2x       15.1x         14.0x        186%        116%
R&B Falcon Stand-alone....................   27.1x       12.1x          9.2x        196%         74%

---------------

NA: Not available

     No company utilized in Morgan Stanley's peer group comparison analysis as a comparable company is identical to R&B Falcon or Transocean Sedco Forex. Accordingly, an analysis of the above results necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of companies to which they are being compared. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of R&B Falcon or Transocean Sedco Forex, as well as the assumed absence of any material adverse change in the financial condition and prospects of R&B Falcon, Transocean Sedco Forex or the industry or in the financial markets in general. Mathematical analysis, such as determining the mean or median, is not, in itself, a meaningful method of using comparable publicly-traded company data.

     Contribution Analysis. Morgan Stanley reviewed certain projected operating and financial information, including, among other things, net income and cash flow, for R&B Falcon, Transocean Sedco Forex and the pro forma combined entity resulting from the merger, without giving effect to any potential synergies that may result from the transaction and excluding non-recurring integration related costs or charges. Morgan Stanley also analyzed and reviewed certain estimates of NAVs and discounted cash flow ("DCF") values. The analysis was performed utilizing information for R&B Falcon and Transocean Sedco Forex based on estimates from the management of R&B Falcon and Transocean Sedco Forex for the fiscal years ended 2001 through 2004 and based on various scenarios. The following table represents the range of implied exchange ratios based on the equity contribution of R&B Falcon to the combined company on a pro forma basis:

FINANCIAL STATISTIC                         RANGE OF IMPLIED EXCHANGE RATIOS
-------------------                         --------------------------------
Net Income...............................             0.330-0.592
Cash Flow................................             0.438-0.621
NAV......................................             0.411-0.491
DCF......................................             0.360-0.594

     Analysis of Selected Precedent Transactions. Using publicly available information, Morgan Stanley performed an analysis of the following precedent transactions that were comparable to the merger in certain respects:

     - Transocean Offshore Inc./Sedco Forex Holdings Limited

     - Cliffs Drilling Company/R&B Falcon Corporation

     - Reading & Bates Corporation/Falcon Drilling Company

     - Transocean ASA/Sonat Offshore Drilling

     - Royal Nedlloyd N.V.'s offshore drilling division, Neddrill/Noble Drilling Corporation

     - Dual Drilling Company/ENSCO International Incorporated

     - Arethusa (Offshore) Limited/Diamond Offshore Drilling

     - Wilrig AS/Transocean ASA

     - Reading & Bates Corporation/Sonat Offshore Drilling (Terminated)

     - Chiles Offshore Corporation/Noble Drilling Corporation

     Morgan Stanley compared certain financial and market statistics of the precedent transactions. The firm value to next twelve months EBITDA multiple ranged from 4.4 to 13.4 times. The price to next twelve months cash flow multiple ranged from 4.8 to 15.2 times. The premium to unaffected stock price ranged from 7.7% to 39.0%. Based on a compilation of estimates by securities research analysts, the common share exchange ratio implied a firm value to next twelve months EBITDA multiple of 13.4 times, a price to next twelve month cash flow multiple of 20.4 times and a premium to unaffected stock price of 18.4% of R&B Falcon, all as of August 15, 2000.

     No transaction utilized as a comparison in the precedent transactions analysis is identical to the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of R&B Falcon and Transocean Sedco Forex and other factors that would affect the transaction value of the companies to which they are being compared. In evaluating the transactions listed above, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of R&B Falcon or Transocean Sedco Forex and assumed the absence of any material adverse change in the financial condition and prospects of R&B Falcon, Transocean Sedco Forex or the industry or in the financial markets in general. Mathematical analysis, such as determining the mean or median, is not, in itself, a meaningful method of using precedent transactions data.

     Pro Forma Merger Analysis. Morgan Stanley analyzed the pro forma impact of the merger on Transocean Sedco Forex's projected EPS, cash earnings per share ("CEPS," defined as EPS plus goodwill

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

amortization per share), and CFPS for the fiscal years ended 2001 and 2002 and peak earnings results, which assumes that all of the combined company's capacity is utilized at day rates as high as those achieved during the last industry peak, while giving effect to $45 million of expected synergies in 2001, increasing by 3% annually, and the impact of a reduction in R&B Falcon's effective income tax rate resulting from the merger. The analysis was performed utilizing estimates prepared by the respective managements of R&B Falcon and Transocean Sedco Forex for the fiscal years ended 2001 and 2002 and peak earnings results for R&B Falcon and Transocean Sedco Forex. Based on these forecasts, the merger would be expected to be dilutive to Transocean Sedco Forex's EPS and accretive to CFPS in 2001 and 2002, dilutive to CEPS in 2001 and accretive in 2002, and accretive to Transocean Sedco Forex's peak earnings, cash earnings and cash flow results excluding non-recurring integration related costs.

     As part of its analysis, Morgan Stanley calculated the pro forma 2001 EPS, 2001 CFPS, 2001 EBITDA and NAV of the combined company. Morgan Stanley applied those results to corresponding valuation multiples of a group of comparable publicly-traded companies, including certain offshore drilling companies and selected large capitalization oil services companies, in order to illustrate the range of values which the combined company might trade after the completion of the merger. The comparable publicly-traded companies included Diamond Offshore Drilling, Inc., Global Marine Inc., Noble Drilling Corporation, Schlumberger N.V., Halliburton Company and Baker Hughes Incorporated. The analysis indicated that the combined company would likely trade at higher valuation multiples than R&B Falcon would trade on a stand-alone basis.

     In connection with the review of the merger by the R&B Falcon board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses or factors considered by it, without considering all analyses and factors as a whole, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should therefore not be taken to be Morgan Stanley's view of the actual value of R&B Falcon or Transocean Sedco Forex.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of R&B Falcon or Transocean Sedco Forex. Any estimates contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses were prepared solely as part of Morgan Stanley's analysis of the fairness from a financial point of view of the common share exchange ratio, pursuant to the merger agreement, to the holders of R&B Falcon common shares and were conducted in connection with the delivery by Morgan Stanley of its opinion dated August 19, 2000 to the R&B Falcon board of directors. The analyses do not purport to be appraisals or to reflect the prices at which R&B Falcon common shares or Transocean Sedco Forex ordinary shares actually may be valued or the prices at which their shares may actually trade in the marketplace. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     In addition, as described above, Morgan Stanley's opinion and presentation to the R&B Falcon board of directors was one of many factors taken into consideration by the R&B Falcon board of directors in making its decision to approve the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the R&B Falcon board of directors with respect to the value of R&B Falcon or of whether the R&B Falcon board of directors would have been willing to agree to a different exchange ratio. The common stock exchange ratio pursuant to the merger agreement and other terms of the merger agreement were determined through arm's-length negotiations between R&B Falcon and Transocean Sedco Forex and were approved by the R&B Falcon board of directors.
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

Morgan Stanley did not recommend any specific exchange ratio to R&B Falcon or that any given exchange ratio constituted the only appropriate exchange ratio for the merger.

     In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of R&B Falcon or any of its assets, nor did it negotiate with any of the parties, other than Transocean Sedco Forex, which expressed interest to it in the possible acquisition of or merger with R&B Falcon or certain of its constituent businesses.

     Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with the mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading, brokerage and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, trade or otherwise effect transactions, for its own account or for the account of customers, in the equity or debt securities or senior loans of R&B Falcon or Transocean Sedco Forex.

     Morgan Stanley is providing certain investment banking services to R&B Falcon in connection with R&B Falcon's tender offer for its preferred shares, including acting as a co-dealer manager and providing a fairness opinion to R&B Falcon in connection with the tender offer. Morgan Stanley will receive customary fees for those services. Morgan Stanley has not and will not participate in or assist with the solicitation of any proxies from shareholders of R&B Falcon in connection with the matters described in this joint proxy statement/prospectus.

     Pursuant to an engagement letter, dated August 17, 2000 between Morgan Stanley and R&B Falcon, Morgan Stanley provided financial advisory services and a financial opinion in connection with the merger, and R&B Falcon agreed to pay Morgan Stanley a fee between 0.200% to 0.295% of the aggregate value of R&B Falcon at the time of the closing of the merger. R&B Falcon has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, R&B Falcon has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions. In the past, Morgan Stanley and its affiliates have provided financial advisory services to R&B Falcon and have received fees for the rendering of these services.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Transocean Sedco Forex

     Transocean Sedco Forex does not believe that any of the Transocean Sedco Forex directors or executive officers have interests in the merger that are different from the interests of Transocean Sedco Forex shareholders generally.

  R&B Falcon

     In considering the recommendation of the board of directors of R&B Falcon to vote for the proposal to adopt the merger agreement, shareholders of R&B Falcon should be aware that members of the R&B Falcon board of directors and members of R&B Falcon's management team have agreements or arrangements that provide them with interests in the merger that differ from those of R&B Falcon shareholders generally. The R&B Falcon board of directors was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend to the shareholders of R&B Falcon that they vote for the proposal to adopt the merger agreement and the proposal to amend R&B Falcon's certificate of incorporation.

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

     New Directors of Transocean Sedco Forex. The maximum number of directors constituting the Transocean Sedco Forex board of directors is currently 12 and there are 10 directors currently serving on the board. The R&B Falcon board of directors, in consultation with Transocean Sedco Forex, will designate two persons to become members of the Transocean Sedco Forex board of directors upon completion of the merger. If Transocean Sedco Forex's proposal to amend its memorandum of association and articles of association is approved, the maximum number of directors will be increased to 13. The R&B Falcon board of directors, in consultation with Transocean Sedco Forex, will designate an additional director.

     Employment and Change in Control Agreements. R&B Falcon is a party to Employment and Change in Control Agreements with each of its seven executive officers:

     - Paul B. Loyd, Jr., Chairman and Chief Executive Officer

     - Tim W. Nagle, Executive Vice President and Chief Financial Officer

     - Andrew Bakonyi, President and Chief Operating Officer

     - Wayne K. Hillin, Senior Vice President, General Counsel and Secretary

     - Charles R. Ofner, Senior Vice President, Business Development and Investor Relations

     - Ron Toufeeq, Senior Vice President -- Operations, International and Deepwater Division

     - Bernie W. Stewart, Senior Vice President -- Operations, Shallow Water and Transition Zone Division

     These Employment and Change in Control Agreements provide that in the event of the executive's termination of employment that is treated as a Qualifying Termination within the Window Period (as defined in the Employment and Change in Control Agreements), then in lieu of all other benefits provided to the executive under his Employment and Change in Control Agreement, R&B Falcon will pay the executive a lump sum amount and provide him with the following severance benefits:

          (1) an amount equal to three times the highest rate of the executive's annualized base salary in effect at any time up to and including the effective date of termination;

          (2) an amount equal to three times the executive's highest annual bonus, which is the greater of (a) the highest annual bonus earned over the fiscal years, beginning with the 1998 fiscal year, prior to a change in control of R&B Falcon and (b) the executive's targeted annual bonus for the fiscal year of his termination of employment;

          (3) an amount equal to the executive's unpaid base salary and accrued vacation pay through the date of termination;

          (4) an amount equal to the executive's highest annual bonus multiplied by a fraction, the numerator of which is the number of completed days in the then-existing fiscal year through the effective date of termination, and the denominator of which is 365;

          (5) a continuation of medical, dental and group term life insurance for three full years after the effective date of termination, provided at the same premium cost and coverage level as in effect as of the date of termination (subject to any adjustments in such costs and coverage that are applicable to all R&B Falcon employees); provided, that such coverage shall be discontinued if the executive obtains substantially similar benefits from a subsequent employer; provided, further, that the executive shall receive COBRA continuation coverage upon the termination of such continued coverages;

          (6) a lump-sum cash payment in an amount equal to the actuarial present value of the aggregate benefits accrued by the executive as of his date of termination under the terms of any and all supplemental retirement plans in which he participates, calculated assuming that the executive's employment continued following the date of termination for three full years (i.e., three additional

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

     years of service credits); provided, that for purposes of determining "final average pay" under such programs, the executive's actual pay history as of his date of termination shall be used;

          (7) reimbursement for outplacement services obtained by the executive within the two-year period after the date of termination; provided, that such reimbursement shall be limited to an amount equal to 15% of his base salary as of the date of termination; and

          (8) immediate vesting of all outstanding long-term incentive awards.

     The Employment and Change in Control Agreements also provide that if the executive receives any payments or benefits under his Employment and Change in Control Agreement (or any other agreement with or plan of R&B Falcon) that would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the company shall pay the executive an additional payment so that the executive will be placed in the same after-tax position he would have been in had the excise tax not been imposed.

     Pursuant to the merger agreement, Transocean Sedco Forex will cause R&B Falcon to take all actions on its part to amend the Employment and Change in Control Agreements immediately following the effective time of the merger to provide that each such executive will have the right, for a 30-day period commencing on the first anniversary of the effective time of the merger, to voluntarily terminate employment for any reason, and that such termination will be deemed to be a Qualifying Termination within the Window Period. Pursuant to the merger agreement, Transocean Sedco Forex has also agreed that, solely for purposes of the Employment and Change in Control Agreements, Good Reason (as defined in the Employment and Change in Control Agreements) will exist if the executive is not assigned, immediately following the effective time of the merger, to a position with Transocean Sedco Forex with duties that are not materially inconsistent with the authorities, duties, responsibilities and status (including offices, titles, and reporting relationships) that the executive held with R&B Falcon immediately prior to the effective time of the merger, or if there is a reduction or alteration in the nature or status of the executive's authorities, duties or responsibilities from those in effect during the fiscal year immediately preceding the fiscal year in which the effective time of the merger occurs.

     Notwithstanding and in addition to the foregoing, if Transocean Sedco Forex has not notified the executive in writing by the date that is 30 days immediately prior to the effective time of the merger whether or not the executive's employment will be continued on terms that would not give rise to Good Reason (as defined in the Employment and Change in Control Agreements), then the executive will be treated as if he had incurred immediately following the effective time of the merger a Qualifying Termination within the Window Period, and R&B Falcon will pay the severance amounts described in items (1) through (4) above to the executive by the close of the day on which the effective time of the merger occurs, and all other cash amounts payable under the terms of the Employment and Change in Control Agreements will be paid as soon as practicable but in no event later than 30 days following the completion of the effective time of the merger; provided that the foregoing provisions of this sentence will not apply if an event occurs after the date notice is given and prior to the completion of the effective time of the merger that was unanticipated by Transocean Sedco Forex and is considered, in the good faith determination of Transocean Sedco Forex's chief executive officer or board of directors, to materially change Transocean Sedco Forex's determination not to continue the executive's employment on such terms, and Transocean Sedco Forex in fact promptly following such event notifies the executive of its decision to continue and in fact continues the executive's employment on terms that would not give rise to Good Reason.

     Pursuant to the merger agreement, Transocean Sedco Forex has also agreed that following the completion of the effective time of the merger, the executives will not be bound by any of the noncompetition provisions of the Employment and Change in Control Agreements.

     Assuming that each of the executives were to incur a Qualifying Termination within the Window Period on December 31, 2000, then Messrs. Loyd, Nagle, Bakonyi, Toufeeq, Stewart, Hillin and Ofner would receive aggregate cash payments (excluding any additional amounts that would be payable if an

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

excise tax were imposed under Section 4999 of the Code) of approximately $9,620,000, $4,270,000, $3,670,000, $2,410,000, $2,420,000, $2,960,000 and
$2,850,000, respectively.

     Devco. In April 1999, Reading & Bates Development Co., a Delaware corporation and a subsidiary of R&B Falcon ("Devco"), issued shares of restricted stock, representing approximately 13.6% of Devco, to executive officers, directors and other employees of Devco and R&B Falcon under the applicable award agreements. Under those agreements, Devco has the right to repurchase those shares at an appraised value. Devco is considering exercising this right or assigning it to an affiliated assignee that would exercise the right. If Devco or its assignee elects to repurchase these shares, R&B Falcon currently estimates that the total amount payable will be approximately $37,000,000 and the amounts payable to the officers and directors of R&B Falcon will be as follows: Mr. Loyd, approximately $9,800,000; Mr. Nagle, approximately $2,800,000; Mr. Bakonyi, approximately $1,400,000; Mr. Ofner, approximately $700,000; Mr. Toufeeq, approximately $700,000; all the officers as a whole, approximately $15,800,000; and all the directors as a whole (excluding Mr.
Loyd), approximately $10,400,000.

     Consulting Agreement with Paul B. Loyd, Jr. The merger agreement provides that at the effective time of the merger, Transocean Sedco Forex will cause R&B Falcon to execute and deliver a consulting agreement with Mr. Loyd, and use commercially reasonable efforts to cause Mr. Loyd to enter into the consulting agreement. The consulting agreement provides for consulting services to be provided by Mr. Loyd for a period of three years following the date of Mr. Loyd's termination of employment from R&B Falcon. If Mr. Loyd becomes a member of the Transocean Sedco Forex board of directors, the consulting agreement's term will be reduced to two years. Mr. Loyd may terminate the consulting agreement at any time on 30 days' advance written notice.

     The consulting agreement provides that R&B Falcon will retain Mr. Loyd to provide consulting services with respect to strategies, policies, special projects, incentives, goals and other matters related to the development and growth of R&B Falcon, as directed by R&B Falcon's chief executive officer or his designee. Mr. Loyd must provide such consulting services for a minimum of 30 hours per month. Mr. Loyd agrees not to perform substantially similar services during the term of the consulting agreement for any other company that provides offshore contract drilling services. Pursuant to the consulting agreement, Mr. Loyd will receive an annual retainer of $300,000, payable monthly. If Mr. Loyd becomes a member of the Transocean Sedco Forex board of directors, the annual retainer is increased to $360,000, in which case Mr. Loyd will waive all director's fees or other remuneration. Mr. Loyd is also entitled to reimbursement of expenses incurred in providing the consulting services under the agreement. Mr. Loyd may assign his rights and obligations under the consulting agreement to an entity wholly owned by him.

     Stock Options and Restricted Stock. Under the merger agreement, each option to acquire R&B Falcon common shares that is outstanding at the effective time of the merger will remain outstanding and be assumed by Transocean Sedco Forex. Each option to acquire R&B Falcon common shares will, to the extent provided by the merger agreement (as described below), the R&B Falcon stock plan under which the option was issued and the related option agreement, be fully vested and exercisable as of the effective time of the merger and will otherwise be subject to the same terms and conditions as under the applicable R&B Falcon stock plan and option agreement, except that:

     - immediately following the effective time of the merger, each such option will be exercisable for the number of Transocean Sedco Forex ordinary shares that is equal to the product (rounded to the nearest whole share) of the number of R&B Falcon common shares subject to the option immediately prior to the effective time of the merger, multiplied by 0.5, and the exercise price per Transocean Sedco Forex ordinary share (rounded down to the nearest whole cent) will be an amount equal to the exercise price per R&B Falcon common share subject to the option immediately prior to the effective time of the merger, divided by 0.5; and

     - if the holder of an option to acquire R&B Falcon common shares granted under some of the designated stock plans of R&B Falcon and its subsidiaries is involuntarily terminated for any reason other than cause (within the meaning of R&B Falcon's Involuntary Termination Policy as in effect

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

       on the date of the execution of the merger agreement) within 12 months after the effective time of the merger, such option will be deemed modified to remain exercisable for its full scheduled term.

     Under the merger agreement, R&B Falcon will cause to vest and become exercisable effective 48 hours prior to the effective time of the merger, but conditioned on the subsequent completion of the merger, any portion of unvested options to acquire R&B Falcon common shares and restricted stock, other than those options and shares of restricted stock granted after the date of the merger agreement that would not otherwise become vested and exercisable as a result of the merger. As of the date hereof, Messrs. Loyd, Nagle, Bakonyi, Toufeeq, Stewart, Hillin and Ofner hold options to acquire 758,334, 338,334, 313,334, 180,000, 197,500, 144,000 and 129,000 R&B Falcon common shares, respectively, that are either unvested or not exercisable. As of the date hereof, Messrs. Chatterjee, Chavkin, Donabedian, Hamilton, Laqueur, Porter, Sandmeyer and Ziegler each hold options to acquire 25,501 R&B Falcon common shares that are either unvested or not exercisable. As of the date hereof, Messrs. Pattarozzi, Swanson and Webster hold options to acquire 60,000, 5,500 and 5,500 R&B Falcon common shares that are either unvested or not exercisable.

     Bonuses. Under the merger agreement, R&B Falcon will pay the bonuses for the 2000 fiscal year to R&B Falcon's executive officers on or before December 31, 2000, in an amount equal to such executive's target bonuses for the 2000 fiscal year. In addition, the bonuses in respect of R&B Falcon's 2001 fiscal year for R&B Falcon's executive officers will be a pro-rated amount of their bonuses in respect of R&B Falcon's 2000 fiscal year, payable in cash, and any such bonuses due under the merger agreement to such individuals will be applied toward any pro-rata bonus awards the individuals become entitled to receive for the 2001 fiscal year under the terms of the Employment and Change in Control Agreements.

     Indemnification and Insurance. The merger agreement provides that, after the merger, each person who had been an officer or director of R&B Falcon before the merger will be indemnified by Transocean Sedco Forex and R&B Falcon to the fullest extent under applicable law. The rights of these officers and directors will be in addition to any rights they may have under R&B Falcon's certificate of incorporation and bylaws. The merger agreement further provides that, for six years after the merger, Transocean Sedco Forex and R&B Falcon will maintain directors' and officers' liability insurance policies that provide coverage to the R&B Falcon officers and directors that are substantially no less advantageous than R&B Falcon's existing insurance policies, provided that Transocean Sedco Forex and R&B Falcon will not have to pay annual premiums in excess of $482,100, which is 150% of the last annual premium paid by R&B Falcon before the execution of the merger agreement.

TRANSOCEAN SEDCO FOREX AFTER THE MERGER

     After completion of the merger, Victor E. Grijalva, the current Chairman of the Board, and J. Michael Talbert, the current President and Chief Executive Officer of Transocean Sedco Forex, will remain in their current positions with Transocean Sedco Forex. The other executive officers of Transocean Sedco Forex are also expected to continue to serve as executive officers of Transocean Sedco Forex.

     The board of directors of R&B Falcon will, in consultation with Transocean Sedco Forex, designate two persons to serve as directors of Transocean Sedco Forex upon completion of the merger. Under Transocean Sedco Forex's charter documents, the maximum number of directors is 12. Currently, there are 10 directors serving on the board. If the proposal to increase the maximum number of persons constituting the board of directors of Transocean Sedco Forex to 13 is approved, then the board of directors of R&B Falcon, in consultation with Transocean Sedco Forex, will also designate one additional person to serve on the Transocean Sedco Forex board of directors. Transocean Sedco Forex will allocate those directors to the three staggered board classes as evenly as possible. The merger does not affect the status of any of the current directors of Transocean Sedco Forex.

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EXCHANGE OF R&B FALCON COMMON SHARE CERTIFICATES FOR TRANSOCEAN SEDCO FOREX
ORDINARY SHARE CERTIFICATES

     Each R&B Falcon common share outstanding immediately before the time of the merger will be converted into the right to receive 0.5 Transocean Sedco Forex ordinary shares at the time of the merger. Before the merger, Transocean Holdings will purchase from Transocean Sedco Forex, for a promissory note of Transocean Holdings, a portion of the Transocean Sedco Forex ordinary shares which Transocean Holdings is required to deliver to the common shareholders of R&B Falcon in the merger, and Transocean Sedco Forex will contribute to Transocean Holdings the remaining Transocean Sedco Forex ordinary shares which Transocean Holdings is required to deliver. To allow holders of R&B Falcon common shares to exchange their certificates for certificates of Transocean Sedco Forex ordinary shares, Transocean Holdings will deposit with an exchange agent certificates representing Transocean Sedco Forex ordinary shares (plus cash in lieu of fractional shares and unpaid distributions, if any) that will be issued in exchange for the R&B Falcon common share certificates. The exchange agent will then mail to each holder of R&B Falcon common shares a transmittal form that will contain instructions for the surrender of R&B Falcon common share certificates to be exchanged in the merger. Holders of R&B Falcon common shares who surrender to the exchange agent their R&B Falcon common share certificates, along with the transmittal form, will receive a certificate representing the number of whole Transocean Sedco Forex ordinary shares that they are entitled to receive. These R&B Falcon shareholders will also receive a check representing cash in lieu of any fractional shares and any unpaid dividends and distributions that the shareholders may have a right to receive.

     The surrendered R&B Falcon certificates will be canceled. If any R&B Falcon common share certificates are presented to Transocean Holdings or the exchange agent after the merger, then those certificates will be canceled and exchanged for certificates representing the Transocean Sedco Forex ordinary shares (plus cash in lieu of fractional shares, if any) that the holder of the R&B Falcon common share certificates is entitled to receive under the merger agreement.

     None of Transocean Sedco Forex, the exchange agent or any other person will be liable to any former R&B Falcon shareholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

CONVERSION OF STOCK OPTIONS AND ASSUMPTION OF STOCK PLANS

     Pursuant to the merger agreement, each option to acquire R&B Falcon common shares that is outstanding at the effective time of the merger will remain outstanding and be assumed by Transocean Sedco Forex. Each option to acquire R&B Falcon common shares will, to the extent provided by the merger agreement (as described below), the R&B Falcon stock plan under which the option was issued and the related option agreement, be fully vested and exercisable as of the effective time of the merger and will otherwise be subject to the same terms and conditions as under the applicable R&B Falcon stock plan and option agreement, except that:

     - immediately following the effective time of the merger, each such option will be exercisable for the number of Transocean Sedco Forex ordinary shares that is equal to the product (rounded to the nearest whole share) of the number of R&B Falcon common shares subject to the option immediately prior to the effective time of the merger, multiplied by 0.5, and the exercise price per Transocean Sedco Forex ordinary share (rounded down to the nearest whole cent) will be an amount equal to the exercise price per R&B Falcon common share subject to the option immediately prior to the effective time of the merger, divided by 0.5; and

     - if the holder of an option to acquire R&B Falcon common shares granted under certain designated stock plans of R&B Falcon and its subsidiaries is involuntarily terminated for any reason other than cause (within the meaning of R&B Falcon's Involuntary Termination Policy as in effect on the date of the execution of the merger agreement) within twelve months after the effective time of the merger, such option will be deemed modified to remain exercisable for its full scheduled term.

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     Pursuant to the merger agreement, R&B Falcon will cause to vest and become exercisable effective 48 hours prior to the effective time of the merger (conditioned on the subsequent completion of the merger) any portion of unvested options to acquire R&B Falcon common shares and restricted stock, other than those options and shares of restricted stock granted after the date of the merger agreement that would not otherwise become vested and exercisable as a result of the merger.

EFFECT OF THE MERGER ON THE R&B FALCON PREFERRED SHARES

     On October 27, 2000, R&B Falcon commenced a tender offer to purchase all of the outstanding R&B Falcon 13.875% cumulative redeemable preferred shares for $1,300 per share in cash. The offer is scheduled to expire on November 29, 2000 unless extended. As of October 26, 2000, there were 356,961.014 R&B Falcon preferred shares outstanding. R&B Falcon intends to issue approximately 12,382.085 additional preferred shares as pay-in-kind dividends on November 1, 2000. On October 26, 2000, R&B Falcon entered into an underwriting agreement to sell 16.3 million of its common shares in public offering that is expected to generate $399.7 million of net proceeds. R&B Falcon has announced its intent to exercise its right under the certificate of designation establishing the R&B Falcon preferred shares to redeem up to 105,000 shares not purchased pursuant to the tender offer at a price of $1,138.75 per share plus accrued and unpaid dividends with the proceeds of the common share offering. R&B Falcon expects to file with the Securities and Exchange Commission a current report on Form 8-K to disclose the results of the tender offer and the exercise of the right to redeem the preferred shares.

     R&B Falcon estimates that the total tender offer consideration if all of the preferred shares are tendered will be approximately $480.1 million. However, we cannot assure you that the actual tender offer consideration will equal this estimated amount. If all of the preferred shares are tendered in the tender offer, R&B Falcon will use all of the net proceeds from the common share offering to fund a portion of the tender offer consideration. To the extent permitted by R&B Falcon's existing indebtedness, its subsidiaries that are not subject to indenture restrictions may use a portion of their existing cash to fund a portion of the tender offer consideration. If less than all of the preferred shares are tendered in the tender offer and R&B Falcon does not use all of the net proceeds of the common share offering to fund the purchase price of the preferred shares that are tendered in the tender offer, R&B Falcon may use up to $120.8 million of the net proceeds to pay the redemption price for the redemption of preferred shares described above. In order to use any of the proceeds from the common share offering to redeem preferred shares under this provision of the certificate of designation, R&B Falcon must redeem the shares within 45 days of the date of the closing of the common share offering.

     Transocean Sedco Forex has consented to the public offering of R&B Falcon's common shares and the tender offer for and the redemption of R&B Falcon's preferred shares.

     If all of the R&B Falcon preferred shares are not purchased or redeemed by R&B Falcon before the effective time of the merger, each R&B Falcon preferred share outstanding before the effective time of the merger will remain outstanding and unaffected by the merger. These shares will, however, effective immediately before the effective time of the merger, be granted voting rights in the election of directors if the holders of R&B Falcon common shares approve both the merger and the proposed amendment to R&B Falcon's certificate of incorporation. Each R&B Falcon preferred share will have 0.1787 votes per share in the election of directors of R&B Falcon. These voting rights are being granted in order for the merger to qualify as a tax-free reorganization with no gain or loss recognizable by R&B Falcon's common shareholders, except with respect to cash received in lieu of fractional shares and except with respect to some shareholders of R&B Falcon who will hold 5% or more of the shares of Transocean Sedco Forex after the merger. As a result of the conversion in the merger of each of the one million TSF Delaware common shares outstanding before the merger into one R&B Falcon common share and each R&B Falcon common share outstanding before the merger into the right to receive 0.5 Transocean Sedco Forex ordinary shares, Transocean Holdings will hold all of the one million outstanding common shares of R&B Falcon after the merger. These shares will constitute more than a majority of the total voting power of R&B Falcon after the merger. The certificate of incorporation of R&B Falcon does not provide for

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

cumulative voting. As a result, Transocean Holdings will be in a position to elect all of the directors of R&B Falcon after the merger.

EMPLOYEE BENEFIT MATTERS

     At the effective time of the merger, all employees of R&B Falcon and its subsidiaries initially will continue to be employed by R&B Falcon as the surviving entity in the merger at the same salaries and wages of such employees immediately prior to the merger, subject to the right of the surviving entity and its subsidiaries to subsequently alter such salaries and wages. With respect to each employee of R&B Falcon and its subsidiaries, Transocean Sedco Forex will cause R&B Falcon to deem the period of employment with R&B Falcon and its subsidiaries to have been employment and service with Transocean Sedco Forex for purposes of determining the employee's eligibility to join and vesting (but not benefit accrual for any purpose other than vacation pay and sick leave) under all employee benefit plans, programs, policies or similar employment related arrangements of Transocean Sedco Forex and its subsidiaries in which the employee is eligible to participate. Transocean Sedco Forex will waive, and to the extent necessary to effect the provisions of the merger agreement, will use its best efforts to cause the relevant insurance carriers and other third parties to waive, any restrictions and limitations for medical conditions existing as of the effective time of the merger of those employees and their dependents who were covered immediately prior to the effective time of the merger under a group health plan maintained by R&B Falcon, but only to the extent that this medical condition would be covered by Transocean Sedco Forex's or R&B Falcon's group health plan if it were not a pre-existing condition and only to the extent that such limitations would not have applied under R&B Falcon's group health plan prior to the effective time of the merger. Transocean Sedco Forex will cause R&B Falcon to offer at the effective time of the merger to each employee of R&B Falcon and its subsidiaries coverage under a group health plan which credits such employee towards the deductibles, coinsurance and maximum out-of-pocket provisions imposed under such group health plan, for the year during which the effective time of the merger (or such later date as the employees participate in such group health plan) occurs, with any applicable expenses already incurred during such year under R&B Falcon's group health plan.

     Pursuant to the merger agreement, Transocean Sedco Forex will cause R&B Falcon to continue the R&B Falcon Severance Pay Benefit Plan for the benefit of any employee of R&B Falcon and its subsidiaries who would be eligible for severance benefits under that plan due to an involuntary termination of employment within nine months after the effective time of the merger; provided, that any employee of R&B Falcon and its subsidiaries who would otherwise have satisfied the eligibility requirements for such severance benefits but whose employment is involuntarily terminated during the period commencing nine months following the effective time of the merger and ending twelve months following the effective time of the merger will be treated as if such employee was terminated within nine months after the effective time of the merger if in the good faith determination of Transocean Sedco Forex such employee would have been terminated within nine months following the effective time of the merger if the integration of Transocean Sedco Forex's and R&B Falcon's operations in respect of such employee had been completed at such earlier time.

     Employees of R&B Falcon and its subsidiaries immediately prior to the effective time of the merger will continue to be provided through December 31, 2001 with benefits under employee benefit plans, programs, policies or arrangements which in the aggregate are, in Transocean Sedco Forex's discretion, either (i) not less favorable than those provided to such employees immediately prior to the effective time of the merger, or (ii) not less favorable than those provided to similarly situated employees of Transocean Sedco Forex and its subsidiaries; provided, that employees who retired from R&B Falcon and its subsidiaries prior to the effective time of the merger will continue to be provided through December 31, 2001 with the retiree health and life insurance benefits provided to such retirees immediately prior to the merger without adverse changes during such period.

     R&B Falcon will be permitted to continue to accrue its annual bonuses for employees of R&B Falcon and its subsidiaries in respect of R&B Falcon's 2000 fiscal year consistent with the level of bonuses actually paid to employees for R&B Falcon's 1999 fiscal year, subject to such discretionary determinations
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

as were made consistent with the practices of R&B Falcon for the 1999 fiscal year; provided, however, that R&B Falcon will be permitted to continue to accrue bonuses in respect of R&B Falcon's 2000 fiscal year for R&B Falcon's executive officers in an amount equal to each such officer's target bonus for R&B Falcon's 2000 fiscal year. R&B Falcon agrees to pay the bonuses for the 2000 fiscal year to R&B Falcon's executive officers on or before December 31, 2000, in an amount equal to such executive's target bonuses for the 2000 fiscal year. If the bonuses in respect of R&B Falcon's 2000 fiscal year have not been paid prior to the effective time of the merger, Transocean Sedco Forex will cause R&B Falcon to pay such bonuses in accordance with the foregoing. All determinations and allocations in respect of the year 2000 bonuses shall be made in accordance with the foregoing by R&B Falcon management as constituted prior to the merger. In addition, if the merger has not occurred by March 31, 2001, R&B Falcon will be permitted to accrue a pro-rated bonus during the period from January 1, 2001 through the effective time of the merger in respect of R&B Falcon's 2001 fiscal year in accordance with the foregoing. Transocean Sedco Forex will cause R&B Falcon to pay the bonuses in respect of R&B Falcon's 2001 fiscal year consistent with the practices of R&B Falcon for the 1999 fiscal year; provided, however, that the bonuses in respect of R&B Falcon's 2001 fiscal year for R&B Falcon's executive officers will be a pro-rated amount of their bonuses in respect of R&B Falcon's 2000 fiscal year, payable in cash, and any such bonuses due under the merger agreement to such individuals will be applied toward any pro-rata bonus awards the individuals become entitled to receive under the terms of their Change in Control Agreements with R&B Falcon for the 2001 fiscal year (as described in "-- Interests of Certain Persons in the Merger").

     The matters described in this section are summaries of provisions of the merger agreement that are subject to waiver or amendment by the parties to the merger agreement. These provisions are not intended to grant third party beneficiary rights to any person that is not a party to the merger agreement.

DIVIDENDS

     The Transocean Sedco Forex board makes a determination each quarter as to the payment of dividends. Transocean Sedco Forex has paid quarterly cash dividends of $0.03 per ordinary share since the fourth quarter of 1993. Any future declaration and payment of dividends will be:

     - dependent upon Transocean Sedco Forex's results of operations, financial condition, cash requirements and other relevant factors;

     - subject to the discretion of the Board of Directors of Transocean Sedco Forex;

     - subject to restrictions contained in Transocean Sedco Forex's bank credit agreements and note purchase agreement; and

     - payable only out of Transocean Sedco Forex's profits or share premium account in accordance with Cayman Islands law.

ACCOUNTING TREATMENT AND CONSIDERATIONS

     Transocean Sedco Forex will account for the merger using the purchase method of accounting, with Transocean Sedco Forex treated as the acquiror. As a result, the assets and liabilities of Transocean Sedco Forex will be recorded at historical amounts, without restatement to fair values. The assets and liabilities of R&B Falcon will be recorded at their estimated fair values at the date of the merger, with the excess of the purchase price over the sum of such fair values recorded as goodwill. The $6.3 billion purchase price is calculated using the estimated number of Transocean Sedco Forex ordinary shares to be issued in the merger and a $57.2313 per share average trading price of Transocean Sedco Forex ordinary shares for a period of time immediately before and after the merger was announced, plus estimated direct merger costs and expenses and the estimated fair value of R&B Falcon stock options and warrants to be assumed by Transocean Sedco Forex. The calculated purchase price is for accounting purposes only and is not indicative of the price at which Transocean Sedco Forex ordinary shares will trade immediately before the completion of the merger or the value of the Transocean Sedco Forex ordinary shares to be received by common shareholders of R&B Falcon in connection with the merger.

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

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  Scope of Discussion

     The following discussion summarizes the material U.S. tax consequences to R&B Falcon shareholders of (1) the exchange of R&B Falcon common shares for Transocean Sedco Forex ordinary shares in the merger and (2) the subsequent ownership and disposition of Transocean Sedco Forex ordinary shares. For a description of the manner in which the merger will be carried out, see
"-- Exchange of R&B Falcon Common Share Certificates for Transocean Sedco Forex Ordinary Share Certificates" and "The Merger Agreement." This discussion is based upon existing U.S. tax law, including legislation, regulations, administrative rulings and court decisions, as in effect on the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect.

     For purposes of this discussion:

     - a "U.S. holder" is a beneficial owner of R&B Falcon common shares that is
       (1) an individual citizen or resident of the United States, (2) a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States or of a state of the United States or the District of Columbia, or (3) a trust or estate treated, for U.S. tax purposes, as a domestic trust or estate;

     - a non-U.S. holder is any holder of R&B Falcon common shares other than a U.S. holder; and

     - the term "U.S. tax" means U.S. federal income tax under the Internal Revenue Code.

     The discussion assumes that U.S. holders hold their R&B Falcon common shares and the Transocean Sedco Forex ordinary shares which they will receive in the merger as capital assets. Tax consequences which are different from or in addition to those here described may apply to U.S. holders who are subject to special treatment under U.S. tax law, such as:

     - tax exempt organizations;

     - financial institutions, insurance companies, broker-dealers;

     - persons who hold their R&B Falcon common shares as part of a hedge, straddle, wash sale, synthetic security, conversion transaction or other integrated investment comprised of R&B Falcon common shares and one or more other investments;

     - persons who acquired their shares in compensatory transactions;

     - non-U.S. holders who are or have previously been engaged in the conduct of a trade or business in the United States; or

     - persons that, after the merger, will own, directly or indirectly, stock possessing at least 10% of the total combined voting power of all Transocean Sedco Forex stock.

     In the case of a shareholder that is a partnership, determinations as to tax consequences will generally be made at the partner level, but special considerations not here set forth may apply. The discussion is limited to U.S. federal income tax considerations and does not address other U.S. federal tax considerations or state, local or foreign tax considerations.

     This summary is not a substitute for an individual analysis of the tax consequences of the merger to an R&B Falcon shareholder. Each R&B Falcon shareholder should consult a tax adviser as to the U.S. federal income tax consequences of the transaction, including any such consequences arising from the particular facts and circumstances of the R&B Falcon shareholder, and as to any estate, gift, state, local or foreign tax consequences of the transaction.

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

  Certain U.S. Tax Consequences of the Merger to U.S. Holders

     The merger is intended to qualify as a tax-free reorganization under section 368(a)(1)(B) of the Internal Revenue Code. The obligation of R&B Falcon and of Transocean Sedco Forex to carry out the merger is conditioned upon their receipt on the closing date of the merger of opinions from their counsel, Cravath, Swaine & Moore and Baker Botts L.L.P., respectively, that the merger will so qualify. The opinions of counsel which are summarized in this joint proxy statement/prospectus are and will be subject to qualifications and limitations, including those described in the discussion below.

     In the opinion of Cravath, Swaine & Moore and of Baker Botts L.L.P., subject to the assumptions and limitations set forth in "-- Scope of Discussion," above, and other than with respect to certain U.S. holders who are "5% shareholders" of Transocean Sedco Forex after the merger, as described below:

     - U.S. holders will recognize no gain or loss on the exchange in the merger of R&B Falcon common shares for Transocean Sedco Forex ordinary shares (except as discussed below with respect to cash received in lieu of fractional shares of Transocean Sedco Forex);

     - the basis of the Transocean Sedco Forex ordinary shares received by each U.S. holder in the merger will be the same as the basis of the R&B Falcon common shares surrendered in exchange for the Transocean Sedco Forex ordinary shares, adjusted for any portion of the holder's basis in the R&B Falcon common shares which is allocable to a fractional share of Transocean Sedco Forex; and

     - the holding period of such Transocean Sedco Forex ordinary shares will include the U.S. holder's holding period in the R&B Falcon common shares.

     A U.S. holder will recognize capital gain or loss on a cash payment for a fractional share of Transocean Sedco Forex in an amount equal to the difference between the amount of cash received and the portion of the holder's basis in the R&B Falcon common shares surrendered that is allocable to the fractional share. Such capital gain or loss will constitute long-term capital gain or loss if the U.S. holder's holding period is greater than one year as of the date of the merger. For U.S. holders who are individuals, any such long-term capital gain generally will be taxed at a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses is subject to limitations.

     Since Transocean Sedco Forex is not a U.S. corporation, the merger is subject to special rules under section 367 of the Internal Revenue Code. However, except with respect to "5% shareholders" of Transocean Sedco Forex, as described below, it is not expected that these rules will change the results which would apply if Transocean Sedco Forex were a U.S. corporation. Moreover, U.S. holders other than "5% shareholders" are not subject to any separate reporting requirements with respect to the merger under section 367. However, all U.S. holders should comply with the normal reporting requirements applicable to any reorganization under section 368 of the Internal Revenue Code.

     A U.S. holder who is a "5% shareholder" of Transocean Sedco Forex by vote or value after the merger in accordance with applicable Treasury regulations under section 367(a) of the Internal Revenue Code will qualify for tax-free treatment in the merger, as described above, only if the U.S. holder files a "gain recognition agreement" with the Internal Revenue Service. The general effect of a gain recognition agreement would be to require the U.S. holder to retroactively recognize gain, with interest, on the exchange of R&B Falcon common shares for Transocean Sedco Forex ordinary shares if, at any time prior to the close of the fifth full calendar year following the year in which the merger occurs, there is a triggering event. Such triggering events would include, among other transactions, the disposition by Transocean Holdings of part or all of the R&B Falcon common shares it acquired in the merger or the disposition by R&B Falcon of substantially all of its assets. Any U.S. holder who will be a "5% shareholder" of Transocean Sedco Forex after the merger should consult the holder's own tax adviser concerning the decision to file a gain recognition agreement and the procedures to be followed in connection with such filing.

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

     The opinions of counsel referred to above are and will be based on present law, which is subject to change, possibly with retroactive effect. In providing their opinions, counsel have relied and will rely upon the accuracy of certain representations made to them by R&B Falcon, Transocean Sedco Forex and Transocean Holdings in officers' certificates. In addition, counsel have relied and will rely upon the accuracy of the information in this joint proxy statement/prospectus and in other documents filed by R&B Falcon, Transocean Sedco Forex and Transocean Holdings with the SEC. Any change in present law, or the failure of factual assumptions or representations to be true, correct and complete in all material respects, could affect the continuing validity of counsel's tax opinions. No ruling will be requested from the Internal Revenue Service on any aspect of the merger. The opinions of counsel are not binding upon the Internal Revenue Service or a court and will not preclude the Internal Revenue Service or a court from adopting a contrary position.

  Certain U.S. Tax Consequences of Holding and Disposing of Transocean Ordinary Shares

     General. The following is a discussion of the material U.S. tax consequences of the ownership and disposition of Transocean Sedco Forex ordinary shares received by U.S. holders in the merger. The discussion is subject to the assumptions and limitations set forth above in "-- Scope of Discussion."

     Distributions on and Sale of the Transocean Sedco Forex Ordinary
Shares. U.S. holders will be required to include in gross income as ordinary income the gross amount of any distribution on the Transocean Sedco Forex ordinary shares, to the extent that the distribution is paid out of Transocean Sedco Forex's current or accumulated earnings and profits as determined for U.S. tax purposes (a "dividend"). These dividends will not be eligible for the dividends received deduction, which is generally allowed to United States corporate shareholders on dividends received from a domestic corporation, unless such dividends are treated as having been paid out of earnings and profits accumulated by a U.S. predecessor of Transocean Sedco Forex. Distributions in excess of current and accumulated earnings and profits will be applied first to reduce the U.S. holder's tax basis in the holder's shares. To the extent that the distribution exceeds the U.S. holder's tax basis, the excess will constitute gain from a sale or exchange of the shares.

     Transocean Sedco Forex expects that, for foreign tax credit purposes, dividends paid on the Transocean Sedco Forex ordinary shares will generally be foreign source income and will be "passive income" or, in some cases, "financial services income." Under section 904(g) of the Internal Revenue Code, however, dividends paid by a foreign corporation that is treated as more than 50% owned by United States persons may be treated as U.S. source income for foreign tax credit purposes, to the extent that the foreign corporation itself has more than an insignificant amount of U.S. source income. It is possible that a portion of the dividends paid by Transocean Sedco Forex could be treated as U.S. source income either under section 904(g) of the Code or under certain other applicable source rules.

     A U.S. holder of Transocean Sedco Forex ordinary shares will generally recognize gain or loss for U.S. tax purposes upon the sale or exchange of such shares in an amount equal to the difference between the amount realized from such sale or exchange and the U.S. holder's tax basis in such shares. Such gain or loss will be a capital gain or loss and, in the case of an individual U.S. holder, any such gain would be subject to U.S. tax at a maximum rate of 20% if the U.S. holder's holding period for the Transocean Sedco Forex ordinary shares at the time of the sale or exchange exceeds one year.

     Special Status of Certain Corporations for U.S. Tax Purposes. For U.S. tax purposes, a foreign corporation, such as Transocean Sedco Forex, is classified as a passive foreign investment company for each taxable year in which either
(1) 75% or more of its gross income is passive income (as defined for U.S. tax purposes) or (2) on average for such taxable year, 50% or more in value of its assets produce passive income or are held for the production of passive income. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets of and to receive directly its proportionate share of the income of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.

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

     Classification of a foreign corporation as a passive foreign investment company can have various adverse consequences to U.S. holders. These include taxation of gain on a sale or other disposition of the shares of the corporation at ordinary income rates and imposition of an interest charge on gain or on distributions with respect to the shares.

     Transocean Sedco Forex believes that it will not be a passive foreign investment company following the merger. However, the tests for determining passive foreign investment company status are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. Accordingly, Transocean Sedco Forex cannot assure U.S. holders that it will not become a passive foreign investment company. If Transocean Sedco Forex should determine in the future that it is a passive foreign investment company, it will endeavor to so notify U.S. holders, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders should consult their own tax advisers about the passive foreign investment company rules, including the availability of certain elections.

     United States Information Reporting and Backup Withholding. Dividends on Transocean Sedco Forex ordinary shares paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding at a 31% rate unless the holder (1) is a corporation or other exempt recipient or (2) provides a taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. Information reporting requirements and backup withholding may also apply to the cash proceeds of a sale of the Transocean Sedco Forex ordinary shares. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. holder's U.S. tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service.

  Non-U.S. Holders

     A non-U.S. holder of R&B Falcon common shares will not in any case be subject to U.S. federal income or withholding tax on gain with respect to the merger and will not be subject to U.S. federal income or withholding tax on any gain recognized on a subsequent disposition of Transocean Sedco Forex ordinary shares received in the merger, as long as:

     - such gain is not effectively connected with the conduct by the holder of a trade or business within the United States or, if a tax treaty applies, is not attributable to a permanent establishment or fixed place of business maintained by the holder in the United States;

     - in the case of certain capital gains, the holder either is not present in the United States for 183 days or more during the taxable year in which the capital gain is recognized or otherwise qualifies for an exemption;

     - the holder qualifies for an exemption from backup withholding, as discussed below; and

     - R&B Falcon is not and has not been a "U.S. real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding the merger or such non-U.S. holder's holding period.

     R&B Falcon does not believe that it is or has been a "U.S. real property holding corporation" within the last five years.

     Moreover, such a holder will not generally be subject to U.S. tax on distributions made by Transocean Sedco Forex on the Transocean Sedco Forex ordinary shares. However, it is possible that dividends, if any, paid by Transocean Sedco Forex to non-U.S. holders out of earnings and profits accumulated by a U.S. predecessor of Transocean Sedco Forex may be subject to U.S. withholding tax. In order to qualify for an exemption from backup withholding tax on dividends on and gain from dispositions of the Transocean Sedco Forex ordinary shares, a non-U.S. holder may be required to provide a taxpayer identification number, certify the holder's foreign status or otherwise establish an exemption.

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REGULATORY MATTERS

     Transocean Sedco Forex and R&B Falcon must make filings and receive clearances from various governmental agencies, both in the United States and internationally, to complete the merger. These filings, notifications and clearances relate primarily to antitrust and securities law issues. Transocean Sedco Forex and R&B Falcon intend to pursue vigorously all required regulatory clearances. Although the required clearances have not yet been received, Transocean Sedco Forex and R&B Falcon anticipate that they will receive regulatory clearances sufficient to complete the merger by the end of the first quarter of 2001. However, neither Transocean Sedco Forex nor R&B Falcon can assure you that it will obtain all required clearances by the time of its shareholder meeting or at all. In addition, neither Transocean Sedco Forex nor R&B Falcon can assure you that governmental authorities will not impose unfavorable conditions for granting the required clearances.

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the parties cannot complete the merger until they have notified and furnished information to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and a specified waiting period expires or is terminated. Transocean Sedco Forex and R&B Falcon made their filing under the Hart-Scott-Rodino Act on September 5, 2000. The waiting period under the Hart-Scott-Rodino Act has been extended by the issuance of a request for additional information (a "second request") on October 5, 2000.

     Each other country and U.S. state in which Transocean Sedco Forex or R&B Falcon has operations also may review the merger under its antitrust laws. The parties have voluntarily notified the U.K. Competition authorities of their intent to enter into the merger, and have furnished information to the U.K. authorities regarding the transaction and the relevant economic circumstances. Transocean Sedco Forex and R&B Falcon made competition/antitrust filings in Brazil on September 11, 2000, in Ireland on September 19, 2000 and in the U.K. on September 25, 2000.

     At any time before the completion of the merger, any of the relevant governmental authorities or a private person or entity could seek under antitrust laws, among other things, to enjoin the merger or to cause Transocean Sedco Forex or R&B Falcon to divest assets or businesses as a condition to completing the merger. Neither Transocean Sedco Forex nor R&B Falcon can assure you that a challenge to the merger will not be made or, if a challenge is made, that Transocean Sedco Forex or R&B Falcon will prevail.

     Furthermore, any of the relevant governmental authorities or a private person or entity could seek, under antitrust laws, to take action against Transocean Sedco Forex or R&B Falcon after the completion of the merger. Transocean Sedco Forex and R&B Falcon are unable to predict whether any action will be taken or what the outcome of any action may be.

     The parties' obligation to complete the merger is subject to the condition that no decree, order or injunction of a court of competent jurisdiction prohibits the completion of the merger. The parties agreed, however, that before invoking this condition, they will comply with the provisions described in the following paragraph. The parties agreed in all other cases to use commercially reasonable best efforts to have the decree, order or injunction lifted or vacated before invoking the condition. The parties also conditioned the completion of the merger on the following:

     - no statute, rule or regulation of a governmental authority prohibits the merger or would make it unlawful;

     - the absence of any pending or threatened in writing governmental claim, proceeding or action of the government of the United States, the United Kingdom or the European Union seeking to restrain, prohibit or rescind the merger as a violation of antitrust laws or seeking to penalize a party for completing the merger, or any final or preliminary administrative order denying approval of or prohibiting the merger issued by a governmental authority with jurisdiction to enforce non-U.S. antitrust laws, either of which, in the reasonable judgment of Transocean Sedco Forex, is reasonably likely to have a material adverse effect on Transocean Sedco Forex or R&B Falcon, materially impair the benefits Transocean Sedco Forex expects to receive from the merger, or have
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

       a material adverse effect on Transocean Sedco Forex's business plan or business strategy for the combined company;

     - the receipt of indications reasonably satisfactory to Transocean Sedco Forex and R&B Falcon that, in the event of any review by the U.K. Office of Fair Trading, or, if applicable, the U.K. Secretary of State for Trade and Industry, the merger will not be referred to the Competition Commission of the U.K.; and

     - the expiration or termination of any mandatory waiting period under any applicable non-U.S. antitrust laws if the failure to observe the waiting period is reasonably likely, in Transocean Sedco Forex's judgment, to have a material adverse effect on Transocean Sedco Forex or R&B Falcon, materially impair the benefits Transocean Sedco Forex expects to receive from the merger, or have a material adverse effect on Transocean Sedco Forex's business plan or business strategy for the combined company.

     Under the merger agreement, the parties agreed to use their commercially reasonable best efforts to cooperate in determining which filings need to be made and which consents, approvals, permits or clearances will need to be obtained prior to the completion of the merger. The parties also agreed to use their commercially reasonable best efforts to make or obtain all material filings, consents, approvals, permits or authorizations in a timely manner and to furnish each other with necessary information and reasonable assistance in so doing. Under the merger agreement, the parties must use their commercially reasonable best efforts to take any and all steps necessary to gain any consents, approvals, permits or clearances material to completing the merger or to eliminate any impediments that would restrain, prevent or delay that completion. The merger agreement also provides that, at the request of Transocean Sedco Forex, R&B Falcon will agree to divest, hold separate or otherwise take or commit to take any action to limit its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets, provided that R&B Falcon may condition this action on the completion of the merger. However, R&B Falcon may not without Transocean Sedco Forex's consent recommend, suggest or commit to any divestiture of assets or businesses. Transocean Sedco Forex is required to reimburse R&B Falcon for some expenses relating to these matters if the merger agreement is terminated before the effective time. Under the merger agreement, Transocean Sedco Forex is not required to dispose of any assets or to consent to the disposition of R&B Falcon's assets, limit its freedom of action with respect to any of its businesses or consent to such limits on R&B Falcon's freedom of action, or obtain any consents or approvals to remove any antitrust-related impediments to the completion of the merger, unless the action to be taken, in Transocean Sedco Forex's reasonable judgment, would not have a material adverse effect on Transocean Sedco Forex or R&B Falcon, materially impair the benefits Transocean Sedco Forex expects to receive from the merger, or have a material adverse effect on Transocean Sedco Forex's business plan or business strategy for the combined company.

FEDERAL SECURITIES LAWS CONSEQUENCES; RESALE RESTRICTIONS

     All of the following securities will be freely transferable, except for restrictions applicable to "affiliates" of R&B Falcon under the Securities Act of 1933:

     - all Transocean Sedco Forex ordinary shares issued to R&B Falcon's common shareholders in connection with the merger,

     - all warrants to purchase Transocean Sedco Forex ordinary shares deemed to be issued to holders of warrants to purchase R&B Falcon common shares as a result of Transocean Sedco Forex's assumption of those warrants in the merger, and

     - all Transocean Sedco Forex ordinary shares issued upon exercise of those warrants and options to purchase R&B Falcon common shares outstanding at the effective time of the merger.

     Affiliates may resell those shares or warrants they receive only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed

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

to be affiliates of R&B Falcon for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, R&B Falcon, and would not include securityholders who are not executive officers, directors or significant shareholders of R&B Falcon.

     The merger agreement requires R&B Falcon to prepare and deliver a list that identifies all persons whom R&B Falcon believes may be deemed to be affiliates of R&B Falcon prior to the completion of the merger. R&B Falcon is also required, pursuant to the merger agreement, to use its commercially reasonable best efforts to cause each person it identifies on the list as a potential affiliate to deliver to Transocean Sedco Forex, at or prior to the completion of the merger, a written agreement that the affiliate will not sell, pledge, transfer or otherwise dispose of any of the Transocean Sedco Forex ordinary shares issued to the affiliate pursuant to the merger unless the sale, pledge, transfer or other disposition meets one of the following criteria:

     - it is made pursuant to an effective registration statement filed under the Securities Act;

     - it is in compliance with Rule 145; or

     - it is in the opinion of counsel otherwise exempt from the registration requirements of the Securities Act.

     Transocean Sedco Forex's receipt of the agreement described above from each potential Rule 145 affiliate is a condition to its obligation to complete the merger.

     This joint proxy statement/prospectus does not cover any resales of Transocean Sedco Forex ordinary shares or warrants to purchase Transocean Sedco Forex ordinary shares, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.

RIGHTS OF DISSENTING SHAREHOLDERS

  R&B Falcon Shareholders

     R&B Falcon shareholders will not be entitled to any appraisal rights under the General Corporation Law of Delaware or any other applicable law in connection with the merger.

  Transocean Sedco Forex Shareholders

     Transocean Sedco Forex shareholders will not be entitled to any appraisal rights under the Companies Law (2000 Revision) of the Cayman Islands or any other applicable law in connection with the merger.

STOCK EXCHANGE LISTING

     The Transocean Sedco Forex ordinary shares to be issued to R&B Falcon's common shareholders in the merger will be listed on the NYSE, subject to official notice of issuance. The completion of the merger is conditioned upon the NYSE's authorization for listing.

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

                              THE MERGER AGREEMENT

     At the effective time of the merger, TSF Delaware, a direct wholly owned subsidiary of Transocean Holdings organized under the laws of Delaware, will merge into R&B Falcon with R&B Falcon surviving as a direct subsidiary of Transocean Holdings, which is a direct wholly owned subsidiary of Transocean Sedco Forex organized under the laws of Delaware. As a result, following the merger, R&B Falcon will be an indirect subsidiary of Transocean Sedco Forex. The closing of the merger will take place promptly after all of the conditions to the merger described in "-- Conditions to the Merger" are fulfilled or waived. The merger will be effective at the time Transocean Sedco Forex and R&B Falcon file the certificate of merger with the Secretary of State of the State of Delaware or at a later time as they agree and specify in the certificate of merger.

     In the merger, each holder of R&B Falcon common shares will receive, for each R&B Falcon common share held, a number of Transocean Sedco Forex ordinary shares equal to 0.5 times the number of R&B Falcon common shares held. The parties expect there will be approximately 211 million issued Transocean Sedco Forex ordinary shares and approximately 199 million outstanding R&B Falcon shares immediately before the effective time of the merger.

     Each outstanding R&B Falcon preferred share will remain outstanding and unaffected by the merger. Each option to purchase R&B Falcon common shares granted to R&B Falcon employees and directors under R&B Falcon's stock option plans that is outstanding and not yet exercised before completing the merger will become an option to purchase Transocean Sedco Forex ordinary shares. Each warrant to purchase R&B Falcon common shares will be assumed by Transocean Sedco Forex and become a warrant to purchase a number of Transocean Sedco Forex ordinary shares equal to 0.5 multiplied by the number of R&B Falcon common shares into which the warrant is exercisable immediately before the merger, in accordance with the terms of the warrant agreement dated April 22, 1999 between R&B Falcon and American Stock Transfer and Trust Company.

     If Transocean Sedco Forex changes the number of its ordinary shares or R&B Falcon changes the number of its shares that are issued and outstanding, in either case as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, before the effectiveness of the merger, Transocean Sedco Forex and R&B Falcon will adjust the exchange ratio appropriately.

COVENANTS

  Interim Operations

     Transocean Sedco Forex and R&B Falcon agreed to take or refrain from taking the actions described below from the date of the merger agreement, August 19, 2000, until the merger is completed or the merger agreement is terminated or except as permitted by the merger agreement. Compliance with these covenants may be modified to allow the transactions contemplated by the merger agreement or by the written consent of Transocean Sedco Forex and R&B Falcon.

     Each of Transocean Sedco Forex and R&B Falcon will:

     - use its commercially reasonable best efforts to:

      - preserve its business organization and goodwill;

      - keep available the services of its officers and employees; and

      - maintain satisfactory business relationships;

     - promptly notify the other party of any material change in its condition or business, any termination or material breach of material contracts or any material litigation or material governmental complaints, investigations or hearings, or the material breach of any of its representations and warranties in the merger agreement;

     - promptly deliver to the other party any SEC filings it makes;

     - not change any material accounting principle or practice except as required by a change in generally accepted accounting principles;

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

     - maintain insurance in such amounts and against such risks and losses as is customary for it;

     - not take any action reasonably likely to delay materially or adversely affect the ability of any of the parties to obtain required consents, authorizations, orders or approvals of governmental or other regulatory authorities; and

     - not agree to take any action inconsistent with the foregoing or with the covenants described below applicable to it.

     In addition to the covenants that apply to both Transocean Sedco Forex and R&B Falcon, R&B Falcon will:

     - conduct its operations in the usual, regular and ordinary course in substantially the same manner as previously conducted;

     - not amend its charter documents;

     - not issue any shares of its capital stock, effect any stock split or otherwise change its capitalization, except upon exercise of options, warrants and other rights that exist on the date of the merger agreement or that the merger agreement permits to be issued;

     - not grant any new options, warrants or other rights not existing on the date of the merger agreement to acquire shares of its capital stock, except for grants to newly hired employees or to existing employees as the result of promotions who are not officers or directors, in the ordinary course of business consistent with past practices, and other specified option grants;

     - not amend or modify any options, warrants or other rights existing on the date of the merger agreement to acquire shares of its capital stock;

     - not increase any compensation or benefits or enter into, amend or extend any employment or consulting agreement with any former, present or future employees, except in the ordinary course of business consistent with past practice;

     - not increase any compensation or benefits or enter into, amend or extend any employment agreement with any former, present or future officer or director;

     - not adopt any new employee benefit plan or agreement (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes that are less favorable to the plan participants;

     - not terminate any executive officer without cause or give any executive officer a right to terminate employment if the termination would require enhanced separation payments at the time of the merger, except as permitted by the merger agreement and except as approved by good faith action of its board of directors after Transocean Sedco Forex has received advance written notice of the proposed action and R&B Falcon has consulted in advance with Transocean Sedco Forex regarding the action;

     - not permit any holder of an option to acquire shares of its capital stock to have shares withheld upon exercise for tax purposes in excess of the minimum number needed to satisfy federal and state tax withholding requirements;

     - not declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock and not redeem, purchase or otherwise acquire any shares of its capital stock, except for payment of dividends on its preferred shares as permitted by the merger agreement;

     - not sell, lease or otherwise dispose of any material assets, except sales of surplus equipment or sales of other assets in the ordinary course of business;

     - not acquire or agree to acquire in any manner any business entity or assets for an aggregate consideration in excess of $10 million or where a filing under the U.S. Hart-Scott-Rodino Antitrust

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

       Improvements Act of 1976 or any non-U.S. competition, antitrust or premerger notification law is required;

     - not make or rescind any material tax election;

     - not settle or compromise any material tax claim or controversy;

     - not materially change any of its methods of reporting relating to taxes, except as may be required by applicable law;

     - not incur or guarantee any indebtedness for borrowed money;

     - not issue or sell any debt securities, warrants or rights to acquire any debt securities, or guarantee any debt securities of others;

     - not enter into any material lease or create any material encumbrance on any of its property in connection with any indebtedness, except in the ordinary course of business;

     - not make capital expenditures in excess of $3 million per month over its previously disclosed capital expenditure forecast, except for specified capital expenditures covered by insurance;

     - not purchase any Transocean Sedco Forex ordinary shares, R&B Falcon common shares or R&B Falcon preferred shares, except the partial redemption and repurchase of the R&B Falcon preferred shares contemplated by the merger agreement; and

     - not terminate, amend, modify or waive any provision of any agreement with a standstill covenant to which it is a party; and enforce, to the fullest extent permitted under applicable law, the provisions of these standstill agreements, including obtaining injunctions to prevent any breaches of the agreements and enforcing specifically the terms and provisions of the agreements, unless the board of directors consults with outside legal counsel and concludes in good faith that doing so would be inconsistent with the board's fiduciary duties.

     In addition to the covenants that apply to both Transocean Sedco Forex and R&B Falcon, Transocean Sedco Forex will:

     - conduct its operations in accordance with the primary business focus of Transocean Sedco Forex and its subsidiaries taken as a whole;

     - not propose any shareholder resolution to amend its charter documents, except in connection with transactions permitted under the merger agreement;

     - not declare, set aside or pay any dividends on or make other distributions in respect of any of its shares and not redeem, purchase or otherwise acquire any of its shares, except to declare and pay regular, quarterly dividends, consistent with past practice, not to exceed $0.03 per ordinary share per quarter;

     - not sell, lease or otherwise dispose of all or substantially all of its and its subsidiaries' assets, taken as a whole, except for dispositions between it and its subsidiaries or among its subsidiaries;

     - not purchase or otherwise acquire any Transocean Sedco Forex ordinary shares or R&B Falcon common shares, except for acquisitions by one of its subsidiaries of Transocean Sedco Forex ordinary shares from it or another of its subsidiaries; and

     - not terminate, amend, modify or waive any provision of any agreement with a standstill covenant to which it is a party; and enforce, to the fullest extent permitted under applicable law, the provisions of these agreements, including obtaining injunctions to prevent any breaches of the agreements and enforcing specifically the terms and provisions of the agreements, except in connection with a transaction permitted by the merger agreement.

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

  Additional Agreements

     Pursuant to the merger agreement, Transocean Sedco Forex and R&B Falcon also agreed that:

     - the parties will promptly make their respective filings and make any other required submissions under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any applicable non-U.S. competition, antitrust or premerger notification laws with respect to the merger;

     - the parties will use their commercially reasonable best efforts to cooperate with one another in:

      - determining which filings the parties must make before the effective time of the merger with, and which consents, approvals, permits or authorizations the parties must obtain before the effective time of the merger from, governmental or regulatory authorities of the United States and other jurisdictions in connection with the merger and the related transactions; and

      - making all such filings and seeking all such consents, approvals, permits or authorizations in a timely manner without causing a material adverse effect on Transocean Sedco Forex or R&B Falcon;

     - the parties will promptly notify each other of any communication from any governmental authority concerning the merger agreement or related transactions and permit the other party to review in advance any proposed communication to any governmental entity;

     - the parties will not agree to participate in any meeting or discussion with any governmental entity regarding any filing, investigation or other inquiry about the merger agreement or related transactions unless the other party is consulted in advance and given the opportunity to attend and participate;

     - the parties will furnish each other with copies of all correspondence, filings and communications with any governmental or regulatory authorities about the merger agreement and related transactions;

     - the parties will furnish each other with such necessary information and reasonable assistance that the other parties reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities;

     - the parties will use commercially reasonable best efforts to cause the merger to qualify as a reorganization within the meaning of Section 368(a) and will not take actions, cause actions to be taken, or fail to take actions to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) or cause eligible R&B Falcon shareholders who exchange R&B Falcon common shares solely for Transocean Sedco Forex ordinary shares to recognize taxable gain under Section 367(a) of the Internal Revenue Code;

     - immediately before the effective time of the merger, R&B Falcon will file with the Secretary of State of the State of Delaware the amendment to its certificate of incorporation regarding voting rights granted to its outstanding preferred shares and Transocean Sedco Forex will file in the Cayman Islands resolutions increasing its authorized ordinary share capital and, if the proposal to amend its memorandum of association and articles of association is approved, increasing the maximum number of directors constituting its board of directors;

     - each party will provide to the other access to its properties, records, files and other information as the other party may reasonably request;

     - the parties will consult with one another and mutually agree upon any press releases and other announcements regarding the merger;

     - Transocean Sedco Forex will prepare and submit to the New York Stock Exchange a listing application covering its ordinary shares issuable in the merger and will use commercially reasonable best efforts to obtain, before the effective time, the NYSE's approval for the listing of those shares;

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

     - R&B Falcon will prepare and submit to the New York Stock Exchange, another national securities exchange or the Nasdaq National Market System a listing application covering its outstanding preferred shares and will use commercially reasonable best efforts to obtain, before the record date for the special meeting of R&B Falcon shareholders, approval for the listing of those shares;

     - each party will use its commercially reasonable best efforts to have timely delivered to the other party a "comfort" letter from its independent public accountants;

     - R&B Falcon will provide Transocean Sedco Forex, before the effective time, a list of persons who may be its Rule 145 affiliates, and R&B Falcon will use commercially reasonable best efforts to obtain from each Rule 145 affiliate an undertaking not to transfer Transocean Sedco Forex ordinary shares issued to such person pursuant to the merger except (1) pursuant to an effective registration statement, (2) in compliance with Rule 145 under the Securities Act or (3) pursuant to an exemption from the registration requirements under the Securities Act;

     - each party will pay all costs and expenses incurred by it in connection with the merger, regardless of whether the merger becomes effective, other than costs that are specified to be shared or reimbursed under the merger agreement;

     - R&B Falcon will not take any action to terminate its shareholder rights plan, redeem any of the rights, amend its shareholder rights plan in a manner adverse to Transocean Sedco Forex or cause any person not to trigger the issuance of rights, except for actions taken by R&B Falcon to enter into an agreement that is superior to the merger;

     - R&B Falcon will, at the request of Transocean Sedco Forex, (1) use its commercially reasonable best efforts to dispose of all vessels involved in the coastwise trade before the effective time of the merger, to persons and on terms and conditions directed by Transocean Sedco Forex,
       (2) cancel and refrain from extending any agreement that would require operation of those vessels beyond the effective time of the merger and
       (3) take action to terminate the operation of those vessels as of the effective time of the merger;

     - as promptly as practicable, the parties will request that Moody's Investor Service, Inc. and Standard & Poor's Ratings Service rate specified debt of R&B Falcon as "Investment Grade" or give that debt an "Investment Grade Rating" (as those terms are used in R&B Falcon's debt indentures) at or before the effective time. The parties must use commercially reasonable best efforts as requested by the other party or by the rating agencies in connection with the process of obtaining these ratings; however, the actions requested by rating agencies or the two companies may specifically not be those related to the financial condition, business or operations of the two companies and their respective subsidiaries. If these investment grade ratings are not otherwise obtained at the time the conditions to the merger have otherwise been fulfilled, then Transocean Sedco Forex will deliver a full senior unsecured unconditional payment guarantee before the effective time;

     - R&B Falcon will file a registration statement with the SEC to complete a public offering of its common shares with aggregate proceeds of at least $105 million and will subsequently redeem its preferred shares having an aggregate liquidation preference of up to $105 million at a price in cash of 113.875% of the liquidation preference, plus accrued and unpaid dividends, if any, to the redemption date, with the net proceeds from the public offering. R&B Falcon will take any action reasonably directed by Transocean Sedco Forex in connection with this offering, including the setting of the price, number of shares to be sold and selection of underwriters. R&B Falcon may repurchase preferred shares on terms approved by Transocean Sedco Forex before the merger but will not pay holders of the preferred shares with funds received from Transocean Sedco Forex;

     - except with respect to offers of employment to prospective new employees in the ordinary course of business consistent with past practices and other than statements that merely repeat or summarize the effects of the merger agreement, R&B Falcon will not make, and will not permit its subsidiaries to make, any representations or promises, oral or written, to employees of R&B Falcon and its
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

       subsidiaries concerning continued employment following the merger, or the terms and conditions of that employment, except as requested by Transocean Sedco Forex under the merger agreement or otherwise in writing with the prior written consent of Transocean Sedco Forex; and

     - to the extent allowed by applicable laws, before the effective time of the merger, R&B Falcon will take any action reasonably requested by Transocean Sedco Forex as part of Transocean Sedco Forex's preparation for a prompt and efficient integration of the parties' operations following the effective time of the merger.

     See "The Merger -- Interests of Certain Persons in the Merger," "The
Merger -- Employee Benefit Matters" and "The Merger -- Regulatory Matters" for a description of additional agreements between Transocean Sedco Forex and R&B Falcon under the merger agreement.

  No Solicitation

     R&B Falcon will not permit any of its officers, directors, employees, agents or representatives, directly or indirectly, to solicit, initiate or encourage any inquiry, proposal or offer to merge, consolidate, purchase or otherwise acquire:

     - 15% or more of the consolidated assets, net revenues or net income of R&B Falcon; or

     - 15% or more of any class of capital stock of R&B Falcon.

     Any such proposal, offer or transaction may be referred to in this joint proxy statement/prospectus as an "R&B Falcon acquisition proposal."

     R&B Falcon will not cooperate with, assist, participate or engage in any discussions or negotiations concerning an R&B Falcon acquisition proposal. R&B Falcon agreed to cease immediately and terminate any existing negotiations with any parties with respect to any of the foregoing. However, nothing contained in the merger agreement prevents R&B Falcon or the R&B Falcon board of directors from:

     - complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934 with regard to an R&B Falcon acquisition proposal; or

     - before R&B Falcon's shareholders approve the merger, providing information to or engaging in any negotiations with any person who has made an unsolicited bona fide written R&B Falcon acquisition proposal with respect to all the outstanding R&B Falcon common shares or all or substantially all the assets of R&B Falcon that, in the good faith judgment of the board of directors of R&B Falcon, taking into account the likelihood of financing, and based on the advice of a financial advisor of recognized national reputation, a written summary of which is promptly provided to Transocean Sedco Forex, is superior to the merger, if the board of directors, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations. Any information so provided is required to be provided pursuant to a confidentiality and standstill agreement at least as favorable to R&B Falcon as the confidentiality and standstill agreement entered into with Transocean Sedco Forex in connection with the merger that does not contain terms that prevent R&B Falcon from complying with its no-solicitation obligations under the merger agreement.

     If R&B Falcon intends to participate in any discussions or negotiations or to provide any information to any third party, R&B Falcon is required to:

     - give prompt prior oral and written notice to Transocean Sedco Forex of each such action;

     - immediately notify Transocean Sedco Forex orally and in writing of any requests for information or the receipt of any R&B Falcon acquisition proposal or inquiry with respect to or that could lead to a R&B Falcon acquisition proposal, including the identity of the person or group (1) engaging in

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

       such discussions or negotiations, (2) requesting such information or (3) making such R&B Falcon acquisition proposal, and the material terms and conditions of any R&B Falcon acquisition proposal;

     - keep Transocean Sedco Forex fully informed on a timely basis of the status and details, including any changes or proposed changes to such status or details, of any such requests, R&B Falcon acquisition proposals or inquiries; and

     - provide to Transocean Sedco Forex as soon as practicable after receipt or delivery thereof, copies of all correspondence and other written material sent or provided to R&B Falcon from any third party, or sent or provided by R&B Falcon to any third party, in connection with any R&B Falcon acquisition proposal.

     Transocean Sedco Forex will not permit any of its officers, directors, employees, agents or representatives, directly or indirectly, to solicit, initiate or encourage any inquiry, proposal or offer to merge, consolidate, purchase or otherwise acquire:

     - 15% or more of the consolidated assets, net revenues or net income of Transocean Sedco Forex; or

     - 15% or more of any class of share capital of Transocean Sedco Forex.

     Any such proposal, offer or transaction may be referred to in this joint proxy statement/prospectus as a "Transocean Sedco Forex acquisition proposal."

     Transocean Sedco Forex agreed not to cooperate with or engage in any discussions or negotiations concerning a Transocean Sedco Forex acquisition proposal. Transocean Sedco Forex agreed to cease immediately any existing negotiations with any parties with respect to any of the foregoing. However, nothing contained in the merger agreement prevents Transocean Sedco Forex or the Transocean Sedco Forex board of directors from:

     - complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934 with regard to a Transocean Sedco Forex acquisition proposal; or

     - before Transocean Sedco Forex obtains the shareholder votes required in connection with the merger, providing information to or engaging in any negotiations with any person who has made an unsolicited bona fide written Transocean Sedco Forex acquisition proposal with respect to all the issued Transocean Sedco Forex ordinary shares or all or substantially all the assets of Transocean Sedco Forex that, in the good faith judgment of a committee composed solely of the outside directors of Transocean Sedco Forex, taking into account the likelihood of financing, and based on the advice of a financial advisor of recognized national reputation, a written summary of which is promptly provided to Transocean Sedco Forex, is superior to the merger, if that committee, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations. Any information so provided is required to be provided pursuant to a confidentiality and standstill agreement at least as favorable to Transocean Sedco Forex as the confidentiality and standstill agreement entered into with R&B Falcon in connection with the merger that does not contain terms that prevent Transocean Sedco Forex from complying with its no-solicitation obligations under the merger agreement.

     If Transocean Sedco Forex intends to participate in any discussions or negotiations or provide any information to any third party, Transocean Sedco Forex is required to:

     - give prompt prior oral and written notice to R&B Falcon of each such action;

     - immediately notify R&B Falcon orally and in writing of any requests for information or the receipt of any Transocean Sedco Forex acquisition proposal or inquiry with respect to or that could lead to a Transocean Sedco Forex acquisition proposal, including the identity of the person or group (1) engaging in such discussions or negotiations, (2) requesting such information or (3) making such Transocean Sedco Forex acquisition proposal, and the material terms and conditions of any Transocean Sedco Forex acquisition proposal;

     - keep R&B Falcon fully informed on a timely basis of the status and details, including any changes or proposed changes to such status or details, of any such requests, Transocean Sedco Forex acquisition proposals or inquiries; and

     - provide to R&B Falcon as soon as practicable after receipt or delivery thereof, copies of all correspondence and other written material sent or provided to Transocean Sedco Forex from any third party, or sent or provided by Transocean Sedco Forex to any third party, in connection with any Transocean Sedco Forex acquisition proposal.

REPRESENTATIONS AND WARRANTIES

     R&B Falcon, on the one hand, and Transocean Sedco Forex, TSF Delaware and Transocean Holdings, on the other hand, have made various representations and warranties in the merger agreement which, in the cases of R&B Falcon and Transocean Sedco Forex, are substantially reciprocal. Those representations and warranties pertain to:

     - the organization, good standing and foreign qualification of the parties and their significant subsidiaries;

     - the authorization, execution, delivery and enforceability of the merger agreement and related matters;

     - capitalization;

     - compliance with laws and possession of permits;

     - whether each party's execution and delivery of the merger agreement or consummation of the transactions contemplated thereby causes any conflict with charter documents, a default under any material agreements or a violation of any applicable law;

     - the documents and reports that the parties have filed with the SEC;

     - litigation;

     - whether certain events, changes or effects have occurred from December 31, 1999 to the date of the merger agreement;

     - taxes;

     - retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974;

     - labor matters;

     - environmental matters;

     - intellectual property matters;

     - material court orders and decrees;

     - maintenance of insurance;

     - brokerage and similar fees;

     - receipt of fairness opinions from financial advisors;

     - beneficial ownership of each other party's common shares;

     - the shareholder votes required in connection with the merger agreement;

     - Transocean Sedco Forex's and R&B Falcon's ownership of their respective drilling rigs and drillships;

     - liabilities not disclosed in the materials related to the merger;

     - non-competition agreements and material contracts;

     - capital expenditure programs; and

     - improper payments.

     In addition, R&B Falcon has made representations and warranties regarding amendments and actions taken under its rights agreement. Transocean Sedco Forex, Transocean Holdings and TSF Delaware have also made representations and warranties about the ownership and activities of Transocean Holdings and TSF Delaware.

     None of these representations and warranties will survive after the effective time of the merger.

CONDITIONS TO THE MERGER

  Conditions to Each Party's Obligations

     R&B Falcon, Transocean Sedco Forex, Transocean Holdings and TSF Delaware will be obligated to effect the merger only if the following conditions are satisfied or waived at or before the closing date.

     Shareholder Approval. R&B Falcon must have received the required approval of its common shareholders to adopt the merger agreement and to approve the proposed amendment to R&B Falcon's certificate of incorporation.

     Transocean Sedco Forex shall have received the necessary shareholder approvals to:

     - increase its authorized ordinary share capital to 800,000,000 ordinary shares; and

     - issue Transocean Sedco Forex ordinary shares pursuant to the merger.

     Antitrust Waiting Periods and Related Matters. Any waiting period applicable to the completion of the merger under the Hart-Scott-Rodino Act shall have expired or been terminated. In the event of any review by the U.K. Office of Fair Trading or the U.K. Secretary of State for Trade and Industry, indications reasonably satisfactory to each of R&B Falcon and Transocean Sedco Forex that the merger will not be referred to the Competition Commission shall have been received. In addition, each of the following is also a condition to the merger if in the reasonable judgment of Transocean Sedco Forex, in each case, non-satisfaction of the condition is reasonably likely to individually or in the aggregate have a material adverse effect on Transocean Sedco Forex or R&B Falcon, materially impair the benefits or advantages that Transocean Sedco Forex expects to receive from the merger or have a material adverse effect on Transocean Sedco Forex's business plan or business strategy for the combined company:

     - there shall not be pending or threatened in writing any governmental claim, proceeding or action by an agency of the government of the United States, United Kingdom or the European Union seeking to restrain, prohibit or rescind any transaction contemplated by the merger agreement as an actual or threatened violation of any antitrust law or seeking to penalize a party for completing any transaction contemplated by the merger;

     - any mandatory waiting period under any applicable non-U.S. antitrust laws shall have expired or been terminated; and

     - there shall not have been a final or preliminary administrative order denying approval of or prohibiting the merger issued by a governmental authority with jurisdiction to enforce applicable non-U.S. antitrust laws.

     No Injunctions or Restraints. None of the parties to the merger agreement shall be subject to any decree, order or injunction of a court of competent jurisdiction that prohibits the merger. No governmental authority shall have enacted any statute, rule or regulation that prohibits the merger or makes it unlawful.

     Registration Statement. The SEC shall have declared the registration statement, of which this joint proxy statement/prospectus forms a part, to be effective, and no stop order concerning the registration statement shall be in effect.

     NYSE Listing. The New York Stock Exchange shall have authorized for listing the Transocean Sedco Forex ordinary shares to be issued pursuant to the merger.

     Charter Amendment. The amendment to R&B Falcon's certificate of incorporation shall have been filed with the Delaware Secretary of State and become effective.

  Additional Conditions to the Obligation of R&B Falcon to Effect the Merger

     R&B Falcon is not obligated to effect the merger unless the following additional conditions are satisfied or waived at or before the closing date.

     Covenants, Representations and Warranties. Transocean Sedco Forex, Transocean Holdings and TSF Delaware shall have performed in all material respects the covenants and agreements that the merger agreement requires them to perform on or before the closing date. The representations and warranties of Transocean Sedco Forex, Transocean Holdings and TSF Delaware contained in the merger agreement that are qualified as to materiality or material adverse effect on Transocean Sedco Forex shall be true and correct in all respects as of the closing date. The representations and warranties of Transocean Sedco Forex, Transocean Holdings and TSF Delaware contained in the merger agreement that are not qualified as to materiality or material adverse effect on Transocean Sedco Forex shall be true and correct in all respects as of the closing date, except for breaches of representations and inaccuracies in warranties that do not and are not reasonably likely to have, individually or in the aggregate, a material adverse effect on Transocean Sedco Forex. However, representations and warranties made as of a specified date need only be so true and correct as of the specified date. R&B Falcon is entitled to receive a certificate of each of Transocean Sedco Forex, Transocean Holdings and TSF Delaware, executed by a respective President or Vice President, certifying that Transocean Sedco Forex's, Transocean Holdings' and TSF Delaware's representations and warranties are true and correct.

     Tax Opinion. Cravath, Swaine & Moore, counsel to R&B Falcon, shall have delivered to R&B Falcon an opinion, in form and substance reasonably satisfactory to R&B Falcon, dated the closing date, stating that, for U.S. federal income tax purposes, the merger will qualify as a reorganization under
Section 368(a) of the U.S. Internal Revenue Code and no gain or loss will be recognized by the R&B Falcon shareholders who exchange R&B Falcon common shares solely for Transocean Sedco Forex ordinary shares, except with respect to (i) cash received in lieu of fractional shares or (ii) some shareholders of R&B Falcon who will hold 5% or more of the shares of Transocean Sedco Forex after the merger. In rendering this opinion, Cravath, Swaine & Moore will be entitled to receive and rely upon representations of officers of Transocean Sedco Forex, R&B Falcon, Transocean Holdings and TSF Delaware as of the closing date.

     No Material Adverse Effect. At any time after the date of the merger agreement, no event or occurrence shall have transpired that has had or is reasonably likely to have a material adverse effect on Transocean Sedco Forex. For purposes of the merger agreement, "material adverse effect" means a material adverse effect or change in:

     - the business, assets, conditions (financial or otherwise) or operations of a party and its subsidiaries on a consolidated basis, except for such changes or effects in general economic, capital market, regulatory or political conditions or changes that affect generally the drilling services industry or changes arising out of the announcement of the merger agreement; or

     - the ability of the party to consummate the transactions contemplated by the merger agreement or to fulfill the conditions to closing.

  Additional Conditions to the Obligation of Transocean Sedco Forex, Transocean Holdings and TSF Delaware to Effect the Merger

     Transocean Sedco Forex, Transocean Holdings and TSF Delaware are not obligated to effect the merger unless the following additional conditions are satisfied or waived at or before the closing date.

     Covenants, Representations and Warranties. R&B Falcon shall have performed in all material respects the covenants and agreements that the merger agreement requires it to perform on or before the closing date. The representations and warranties of R&B Falcon contained in the merger agreement that are qualified as to materiality or material adverse effect on R&B Falcon shall be true and correct in all respects as of the closing date. The representations and warranties of R&B Falcon contained in the merger agreement that are not qualified as to materiality or material adverse effect on R&B Falcon shall be true and correct as of the closing date, except for breaches of representations and inaccuracies in warranties that do not and are not reasonably likely to have, individually or in the aggregate, a material adverse effect on R&B Falcon. Transocean Sedco Forex is entitled to receive a certificate of R&B Falcon, executed by a President or Vice President of R&B Falcon, certifying that R&B Falcon's representations and warranties are true and correct.

     Tax Opinion. Baker Botts L.L.P., counsel to Transocean Sedco Forex, shall have delivered to Transocean Sedco Forex an opinion, in form and substance reasonably satisfactory to Transocean Sedco Forex, dated the closing date, stating that, for U.S. federal income tax purposes, the merger will qualify as a reorganization under Section 368(a)(1)(B) of the U.S. Internal Revenue Code and no gain or loss will be recognized by the R&B Falcon shareholders who exchange R&B Falcon common shares solely for Transocean Sedco Forex ordinary shares, except with respect to (i) cash received in lieu of fractional shares or (ii) some shareholders of R&B Falcon who will hold 5% or more of the shares of Transocean Sedco Forex after the merger. In rendering this opinion, Baker Botts L.L.P. will be entitled to receive and rely upon representations of officers of Transocean Sedco Forex, R&B Falcon, Transocean Holdings and TSF Delaware as of the closing date.

     No Material Adverse Effect. At any time after the date of the merger agreement, no event or occurrence shall have occurred that has had or is likely to have a material adverse effect on R&B Falcon.

     Exchange Listing. The R&B Falcon preferred shares shall have been listed on the New York Stock Exchange, another national securities exchange or the Nasdaq National Market System before the record date for the meeting of the R&B Falcon common shareholders to adopt the merger agreement.

     Rule 145 Affiliate Agreements. Transocean Sedco Forex shall have received a written agreement from each person who is an "affiliate" of R&B Falcon, as defined under Rule 145 of the Securities Act, that the person will not sell, pledge, transfer or otherwise dispose of any Transocean Sedco Forex ordinary shares received in the merger except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

     Public Offering. R&B Falcon shall have closed a public offering of its common shares with aggregate net proceeds of at least $105 million, given notice of partial redemption of the R&B Falcon preferred shares having an aggregate liquidation preference of up to $105 million at a price of 113.875% of the liquidation preference, plus accrued and unpaid dividends, if any, to the redemption date, and deposited the funds necessary for the redemption. This will cease to be a condition if the other conditions to the merger that can be fulfilled prior to the closing date have been fulfilled for a period of eight days, R&B Falcon has given Transocean Sedco Forex notice as to the fulfillment of the other conditions and has complied with its obligations regarding the public offering and the registration statement for the public offering has become and remained effective and no stop order in respect of the registration statement under which the public offering is made is in effect.

     Investment Grade. Specified R&B Falcon debt shall have been rated "Investment Grade" or been given an "Investment Grade Rating," as those terms are defined in the debt indentures, by Moody's and Standard & Poor's.

TERMINATION OF THE MERGER AGREEMENT

     R&B Falcon and Transocean Sedco Forex may terminate the merger agreement by mutual written consent.

     Either the R&B Falcon board of directors or the Transocean Sedco Forex board of directors may terminate the merger agreement if:

     - the parties have not completed the merger by August 31, 2001, and the party desiring to terminate the merger agreement for this reason has not failed to perform or observe in any material respect any of its obligations under the merger agreement in any manner that caused the merger not to occur on or before that date;

     - at a meeting of the shareholders of R&B Falcon, those shareholders do not adopt the merger agreement and approve the proposed amendment to R&B Falcon's certificate of incorporation;

     - at a meeting of the shareholders of Transocean Sedco Forex, those shareholders do not approve the increase in Transocean Sedco Forex's authorized ordinary share capital and the issuance of ordinary shares in the merger; or

     - a U.S. federal or state or non-U.S. court of competent jurisdiction or federal or state or non-U.S. governmental, regulatory or administrative agency or commission has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement, and this order, decree, ruling or other action has become final and unappealable. However, the party seeking to terminate the merger agreement for this reason must have complied with the covenants in the merger agreement which generally relate to antitrust, tax and other governmental filings and approvals and, with respect to other matters, used its commercially reasonable best efforts to remove this injunction, decree or order.

     R&B Falcon may terminate the merger agreement if:

     - Transocean Sedco Forex or TSF Delaware has breached any representation, warranty, covenant or agreement in the merger agreement, or any representation or warranty of Transocean Sedco Forex or TSF Delaware has become untrue, in either case such that a condition to the merger would not be met, and such breach is not curable or, if curable, is not cured within 30 days after R&B Falcon gives written notice of the breach to Transocean Sedco Forex, and R&B Falcon is not, at that time, in material breach of any representation, warranty, covenant or agreement in the merger agreement; or

     - the board of directors of Transocean Sedco Forex has withdrawn or materially modified, in a manner adverse to R&B Falcon, its approval or recommendation of the amendments to its charter documents or the issuance of ordinary shares pursuant to the merger, or recommended a competing acquisition proposal for Transocean Sedco Forex, or resolved to do so.

     In addition, R&B Falcon may terminate the merger agreement if:

     - Before its shareholders adopt the merger agreement and approve the proposed amendment to its certificate of incorporation, R&B Falcon concurrently enters into a binding definitive written agreement concerning a transaction that constitutes a superior proposal for R&B Falcon after the board of directors of R&B Falcon determines that:

      - proceeding with the merger would be inconsistent with its fiduciary obligations by reason of the superior proposal; and

      - there is a substantial likelihood that the adoption by R&B Falcon's shareholders of the merger agreement with Transocean Sedco Forex will not be obtained by reason of the existence of the superior proposal for R&B Falcon.

     However, R&B Falcon may not effect that termination:

     - unless R&B Falcon has complied in all material respects with the non-solicitation provisions of the merger agreement;

     - if Transocean Sedco Forex is entitled to terminate the merger agreement because R&B Falcon has breached any representation, warranty, covenant or agreement in the merger agreement, or any representation or warranty of R&B Falcon shall have become materially untrue;

     - unless and until Transocean Sedco Forex receives at least 10 business days' prior written notice from R&B Falcon of its intention to effect that termination; and

     - during that 10-business day period, R&B Falcon considers, and causes its respective financial and legal advisors to consider, any adjustment in the terms and conditions of the merger agreement that Transocean Sedco Forex may propose.

     Any such termination of the merger agreement will not be effective until R&B Falcon has paid to Transocean Sedco Forex the $225 million termination fee described under "-- Expenses and Termination Fees."

     Transocean Sedco Forex may terminate the merger agreement if:

     - R&B Falcon has breached any representation, warranty, covenant or agreement in the merger agreement, or any representation or warranty of R&B Falcon has become untrue, in either case such that a condition to the merger would not be met, and such breach is not curable or, if curable, is not cured within 30 days after Transocean Sedco Forex gives written notice of the breach to R&B Falcon, and Transocean Sedco Forex is not, at that time, in material breach of any representation, warranty, covenant or agreement set forth in the merger agreement; or

     - the board of directors of R&B Falcon has withdrawn or materially modified, in a manner adverse to Transocean Sedco Forex, its approval or recommendation of the merger or the proposed amendment to R&B Falcon's certificate of incorporation or recommended a competing acquisition proposal for R&B Falcon, or resolved to do so.

     In addition, Transocean Sedco Forex may terminate the merger agreement if:

     - before its shareholders approve the increase in its authorized ordinary share capital and the issuance of its ordinary shares pursuant to the merger, Transocean Sedco Forex concurrently enters into a binding definitive written agreement concerning a transaction that constitutes a superior proposal for Transocean Sedco Forex after its board of directors determines that:

      - proceeding with the merger would be inconsistent with its fiduciary obligations by reason of the superior proposal; and

      - there is a substantial likelihood that the adoption by Transocean Sedco Forex's shareholders of the merger agreement with R&B Falcon will not be obtained by reason of the existence of the superior proposal for Transocean Sedco Forex.

     However, Transocean Sedco Forex may not effect that termination:

     - unless Transocean Sedco Forex has complied in all material respects with the non-solicitation provisions of the merger agreement;

     - if R&B Falcon is entitled to terminate the merger agreement because Transocean Sedco Forex has breached any representation, warranty, covenant or agreement in the merger agreement, or any representation or warranty of Transocean Sedco Forex shall have become materially untrue;

     - unless and until R&B Falcon receives at least 10 business days' prior written notice from Transocean Sedco Forex of its intention to effect that termination; and

     - during that 10-business-day period, Transocean Sedco Forex considers, and causes its respective financial and legal advisors to consider, any adjustment in the terms and conditions of the merger agreement that R&B Falcon may propose.

     Any such termination of the merger agreement will not be effective until Transocean Sedco Forex has paid to R&B Falcon the $225 million termination fee described under "-- Expenses and Termination Fees."

     No party may terminate the merger agreement after the effectiveness of the merger.

EXPENSES AND TERMINATION FEES

     Whether or not the merger is completed, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses, except as expressly provided in the merger agreement.

     R&B Falcon is required to pay Transocean Sedco Forex a cash termination fee of $225 million at the time of the termination if the merger agreement is terminated as follows:

     - by R&B Falcon or Transocean Sedco Forex because R&B Falcon's common shareholders do not adopt the merger agreement and approve the amendment to R&B Falcon's certificate of incorporation after the public announcement of a competing acquisition proposal for R&B Falcon, whether or not that proposal is still pending or has been consummated;

     - by Transocean Sedco Forex because the board of directors of R&B Falcon has withdrawn or materially modified, in a manner adverse to Transocean Sedco Forex, its approval or recommendation of the merger or the amendment to R&B Falcon's certificate of incorporation or recommended a competing acquisition proposal for R&B Falcon, or resolved to do so; or

     - by R&B Falcon because the board of directors of R&B Falcon determines that proceeding with the merger would be inconsistent with its fiduciary duties and concurrently enters into a binding definitive agreement concerning a transaction that constitutes a superior proposal for R&B Falcon.

     Transocean Sedco Forex is required to pay R&B Falcon a cash termination fee of $225 million at the time of the termination if the merger agreement is terminated as follows:

     - by R&B Falcon or Transocean Sedco Forex because Transocean Sedco Forex's shareholders do not approve the increase in share capital and the issuance of Transocean Sedco Forex ordinary shares pursuant to the merger after the public announcement of a competing acquisition proposal for Transocean Sedco Forex, whether or not that proposal is still pending or has been consummated;

     - by R&B Falcon because the board of directors of Transocean Sedco Forex has withdrawn or materially modified, in a manner adverse to R&B Falcon, its approval or recommendation of the amendment to the charter documents or the issuance of ordinary shares or recommended a competing acquisition proposal for R&B Falcon, or resolved to do so; or

     - by Transocean Sedco Forex because the board of directors of Transocean Sedco Forex determines that proceeding with the merger would be inconsistent with its fiduciary duties and concurrently enters into a binding definitive agreement concerning a transaction that constitutes a superior proposal for Transocean Sedco Forex.

     If the merger agreement is terminated because the shareholders of R&B Falcon do not approve the merger and there was no public announcement of a competing acquisition proposal for R&B Falcon before the shareholders' vote, then R&B Falcon is required to pay Transocean Sedco Forex a fee of $10 million to reimburse it for its costs and expenses incurred in connection with the merger and related transactions.

     If the merger agreement is terminated because the shareholders of Transocean Sedco Forex do not approve the proposed increase in Transocean Sedco Forex's authorized ordinary share capital or the issuance of the ordinary shares in the merger and there was no public announcement of a competing acquisition proposal for Transocean Sedco Forex before the shareholders' vote, then Transocean Sedco Forex is required to pay R&B Falcon a fee of $10 million to reimburse it for its costs and expenses incurred in connection with the merger and related transactions.

AMENDMENT

     The parties may amend the merger agreement, by action taken or authorized by their boards of directors, at any time before or after approval by the shareholders of the parties of the matters presented in connection with the merger. After any shareholder approval, the parties may not amend the merger agreement if the law requires further approval by those shareholders, unless such further approval is obtained.

                       BUSINESS OF TRANSOCEAN SEDCO FOREX

     Transocean Sedco Forex is a leading international provider of offshore contract drilling services for oil and gas exploration, development and production. As of the date of this joint proxy statement/prospectus, Transocean Sedco Forex owned, had partial ownership interests in, operated or had under construction 71 mobile offshore drilling units. Transocean Sedco Forex's active fleet includes 12 high-specification semisubmersibles, 29 second- and third-generation semisubmersibles, two Discoverer Enterprise-class drillships, four other drillships, 17 jackup rigs and three tenders. Transocean Sedco Forex also has under construction one additional Discoverer Enterprise-class drillship, the Discoverer Deep Seas; and three Sedco Express-class semisubmersibles, the Sedco Express, Sedco Energy and Cajun Express. In addition to the 71 mobile offshore drilling units, the fleet includes one mobile offshore production unit, six swamp barges and two land drilling rigs.

     Transocean Sedco Forex's core business is to contract these drilling rigs, related equipment and work crews primarily on a dayrate basis to drill offshore wells. Transocean Sedco Forex specializes in technically demanding segments of the offshore drilling business with a particular focus on deepwater and harsh environment drilling services. Transocean Sedco Forex also provides additional services, including international turnkey drilling and management of third-party well service activities.

     On December 31, 1999, Transocean Sedco Forex merged with Sedco Forex Holdings Limited ("Sedco Forex"), the offshore drilling service business of Schlumberger Limited. As a result of the merger, Sedco Forex became a wholly owned subsidiary of Transocean Sedco Forex, which changed its name to Transocean Sedco Forex Inc.

     Transocean Sedco Forex is a Cayman Islands company with offices located at 4 Greenway Plaza, Houston, Texas 70046. Its telephone number at that address is
(713) 232-7500.

     For a more detailed description of the business of Transocean Sedco Forex, see the description set forth in Transocean Sedco Forex's 1999 Annual Report on Form 10-K, which is incorporated by reference herein. See "Where You Can Find More Information."

                             BUSINESS OF R&B FALCON

     R&B Falcon's primary business is providing marine contract drilling and ancillary services on a worldwide basis. R&B Falcon provides the equipment and personnel for drilling wells and conducting workover operations on wells in marine environments and on land. R&B Falcon possesses experience in deepwater drilling, U.S. and international shallow-water drilling, inland barge drilling, land drilling, marine services and turnkey drilling.

     R&B Falcon owns and operates towing vessels and barges used to transport and store equipment and material to support drilling operations. These assets are deployed in the jack-up and barge rig businesses. R&B Falcon also provides, to a minor extent, equipment for ocean transportation of materials and in connection with marine construction projects.

     R&B Falcon is the result of the 1997 combination of Reading & Bates Corporation and Falcon Drilling Company, Inc. and the subsequent acquisition of Cliffs Drilling Company in late 1998. R&B Falcon operates a fleet of 138 marine units, including 61 inland marine drilling and workover units, 50 shallow-water units, 22 deepwater drilling and service units and five mobile production units. Additionally, R&B Falcon operates an inland marine towing and support fleet consisting of 108 tugs and other support units plus a land rig fleet of 12 units.

     With headquarters in Houston and regional offices in Louisiana, Scotland, Malaysia and Brazil, R&B Falcon has over 5,100 employees. R&B Falcon has a presence in the major drilling arenas of the world, with operations offices in locations such as Angola, Indonesia, Australia, Italy, India and Venezuela.

     For a more detailed description of the business of R&B Falcon, see the description set forth in R&B Falcon's 1999 Annual Report on Form 10-K which is incorporated by reference herein. See "Where You Can Find More Information."

                     MARKET PRICE AND DIVIDEND INFORMATION

     The following table shows the high and low sales prices for Transocean Sedco Forex ordinary shares and R&B Falcon common shares for the periods shown in the table. The table also shows the amount of cash dividends declared on Transocean Sedco Forex's ordinary shares during the periods presented in the table. No cash dividends were declared on R&B Falcon common shares during the periods presented in the table.


     Transocean Sedco Forex's ordinary shares are listed on the New York Stock Exchange under the symbol "RIG." R&B Falcon's common shares are listed on the New York Stock Exchange under the symbol "FLC." As of October 30, 2000, the record date for determining holders of Transocean Sedco Forex ordinary shares and R&B Falcon common shares, there were 29,022 holders of record of Transocean Sedco Forex ordinary shares and 3,992 holders of record of R&B Falcon common shares.



                                                    TRANSOCEAN SEDCO FOREX
                                                ------------------------------
                                                                       CASH          R&B FALCON
                                                                     DIVIDENDS   ------------------
CALENDAR YEAR                                     HIGH       LOW     DECLARED      HIGH       LOW
-------------                                   --------   -------   ---------   --------   -------
1998
  First quarter...............................  $54  15/16  $35        $0.03     $35  3/8   $23 1/8
  Second quarter..............................   59  15/16   41 11/16     0.03    34  1/16   20 1/2
  Third quarter...............................   46  3/8    23          0.03      23  3/16    8 3/4
  Fourth quarter..............................   41  1/2    23 9/16     0.03      16  1/2     6 3/4
1999
  First quarter...............................  $31  9/16  $19 5/8     $0.03     $ 9  1/4   $ 8 5/8
  Second quarter..............................   32  1/2    22 5/8      0.03      11  3/4     9 3/8
  Third quarter...............................   36  1/2    25 9/16     0.03      16  1/16   13 1/8
  Fourth quarter..............................   34  3/8    23 7/8      0.03      13  1/4    10 11/16
2000
  First quarter...............................  $53  1/8   $29 1/4     $0.03     $20  15/16  $11 11/16
  Second quarter..............................   56  3/16   41 1/4      0.03      25  1/2    16 13/16
  Third quarter...............................   65  5/8    45 5/8      0.03      31         18 5/16
  Fourth quarter
     (through October 27).....................   65  1/2    50 7/8                31        23 11/16


     On August 18, 2000, the last full trading day before Transocean Sedco Forex and R&B Falcon announced the execution of the merger agreement, Transocean Sedco Forex ordinary shares closed at $57.69 per share and R&B Falcon common shares closed at $25.19 per share. The market price of Transocean Sedco Forex ordinary shares will fluctuate before the merger, but the exchange ratio is fixed. SHAREHOLDERS ARE ENCOURAGED TO OBTAIN RECENT STOCK QUOTES FOR TRANSOCEAN SEDCO FOREX ORDINARY SHARES AND R&B FALCON COMMON SHARES.

     Transocean Sedco Forex intends to file an application with the NYSE to list the Transocean Sedco Forex ordinary shares that holders of R&B Falcon common shares will receive in the merger.

     Following completion of the merger, Transocean Sedco Forex ordinary shares will continue to trade on the New York Stock Exchange under the symbol "RIG."

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

BACKGROUND

     On December 31, 1999, Transocean Sedco Forex, then known as "Transocean Offshore Inc.," merged with Sedco Forex Holdings Limited, the offshore drilling service business of Schlumberger Limited. This merger was accounted for as a purchase, with Sedco Forex as the acquiror for accounting purposes.

     On December 31, 1997, Reading & Bates Corporation and Falcon Drilling Company combined to form R&B Falcon Corporation. The combination was accounted for as a pooling of interests. On December 1, 1998, R&B Falcon acquired all of the outstanding shares of Cliffs Drilling Company. The acquisition was accounted for using the purchase method of accounting.

SOURCES OF INFORMATION


     Transocean Sedco Forex and R&B Falcon are providing the following selected financial information concerning Transocean Sedco Forex and R&B Falcon to help you in your analysis of the financial aspects of the merger of the two companies. We derived this information from the audited and unaudited financial statements of Transocean Sedco Forex and R&B Falcon for the periods presented. The information is only a summary, and you should read it in conjunction with the financial information incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 130.


HOW WE PREPARED THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The balance sheet data assume the merger had been completed on June 30, 2000 and the operating results data assume the merger was completed on January 1, 1999. The pro forma operating results data for the year ended December 31, 1999 also assume that the merger of Transocean Offshore Inc. and Sedco Forex was completed on January 1, 1999. The pro forma financial information for the Transocean Offshore Inc. and Sedco Forex merger is incorporated by reference in this joint proxy statement/ prospectus from the Form 8-K filed by Transocean Sedco Forex on September 22, 2000.

     If Transocean Sedco Forex had merged with R&B Falcon and Transocean Offshore Inc. had merged with Sedco Forex on the dates assumed in the pro forma financial statements, Transocean Sedco Forex might have performed differently. You should not rely on the pro forma financial information as an indication of the financial position or results of operations that Transocean Sedco Forex would have achieved had the mergers taken place earlier or of the future results that Transocean Sedco Forex will achieve after the merger.

     Transocean Sedco Forex prepared the pro forma combined financial information using the purchase method of accounting, with Transocean Sedco Forex treated as the acquiror. As a result, the assets and liabilities of Transocean Sedco Forex are recorded at historical amounts, without restatement to fair values. The assets and liabilities of R&B Falcon are recorded at their preliminary estimated fair values at the date of merger, with the excess of the purchase price over the sum of these fair values recorded as goodwill. The preliminary estimates of fair values are subject to change. Reclassifications were made to historical amounts with no effect on net income to conform the pro forma presentation.

     The Transocean Sedco Forex unaudited condensed pro forma combined financial statements reflect a total purchase price of $6.3 billion, which was calculated using the estimated number of Transocean Sedco Forex ordinary shares to be issued in the merger and an average closing price of Transocean Sedco Forex ordinary shares for a period immediately before and after August 21, 2000, the date the merger was announced, plus estimated direct merger costs and expenses and the estimated fair value of R&B Falcon's stock options and warrants at the pro forma balance sheet date, which will be assumed by Transocean Sedco Forex.

TRANSACTION-RELATED EXPENSES

     Transocean Sedco Forex estimates that it will incur fees and expenses totaling approximately $29 million in connection with the merger and it has included these costs in calculating the purchase price. After the merger, Transocean Sedco Forex will incur additional charges and expenses relating to restructuring and integrating the operations of R&B Falcon and Transocean Sedco Forex, the amount of which has not yet been determined. The pro forma information has not been adjusted for these additional charges and expenses or for other potential expense savings and operational efficiencies that may be realized as a result of the merger.

                             TRANSOCEAN SEDCO FOREX

              UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 2000

                                             HISTORICAL                          PRO FORMA
                                             TRANSOCEAN    HISTORICAL   ----------------------------
                                             SEDCO FOREX   R&B FALCON   ADJUSTMENTS(1)     COMBINED
                                             -----------   ----------   --------------     ---------
                                                              (AMOUNTS IN MILLIONS)
Cash and Cash Equivalents..................   $  169.3      $  294.8       $     --        $   464.1
Accounts Receivable........................      287.5         192.0             --            479.5
Other Current Assets.......................      115.1         168.9           (3.5)(1a)       280.5
                                              --------      --------       --------        ---------
          Total Current Assets.............      571.9         655.7           (3.5)         1,224.1
                                              --------      --------       --------        ---------
Property and Equipment, net................    4,539.7       3,748.4          485.9(1b)      8,774.0
Goodwill, net..............................    1,051.5          86.7        5,121.6(1c)      6,259.8
Other Assets...............................      151.2         257.5         (126.9)(1d)       281.8
                                              --------      --------       --------        ---------
          Total Assets.....................   $6,314.3      $4,748.3       $5,477.1        $16,539.7
                                              ========      ========       ========        =========
Current Liabilities........................   $  393.6      $  295.9       $   90.4(1e)    $   779.9
Long-Term Obligations......................    1,412.7       2,910.3           74.3(1f)      4,397.3
Deferred Taxes and Other Credits...........      528.3          59.8          200.7(1g)        788.8
Minority Interest..........................        3.5          58.2          (49.5)(1h)        12.2
Redeemable Preferred Shares................         --         302.0           12.9(1i)        314.9
Shareholders' Equity.......................    3,976.2       1,122.1        5,148.3(1j)     10,246.6
                                              --------      --------       --------        ---------
          Total Liabilities and
            Shareholders' Equity...........   $6,314.3      $4,748.3       $5,477.1        $16,539.7
                                              ========      ========       ========        =========

     See Notes to the Transocean Sedco Forex Unaudited Condensed Pro Forma
                         Combined Financial Statements.

                             TRANSOCEAN SEDCO FOREX

         UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                                      HISTORICAL                 PRO FORMA
                                                 --------------------   ---------------------------
                                                 TRANSOCEAN     R&B
                                                 SEDCO FOREX   FALCON   ADJUSTMENTS(1)     COMBINED
                                                 -----------   ------   --------------     --------
                                                      (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Operating Revenues.............................    $600.1      $419.4       $   --         $1,019.5
Costs and Expenses
  Operating and Maintenance....................     367.5       299.7           --            667.2
  Depreciation and Amortization................     129.4        89.2         92.3(1k)        310.9
                                                                                           --------
  General and Administrative...................      22.4        29.7         (1.3)(1l)        50.8
                                                   ------      ------       ------         --------
          Total Costs and Expenses.............     519.3       418.6         91.0          1,028.9
                                                   ------      ------       ------         --------
Operating Income (Loss)........................      80.8         0.8        (91.0)            (9.4)
Other Income (Expense), net....................       8.8       (93.8)         5.6(1m)        (79.4)
                                                   ------      ------       ------         --------
Income (Loss) From Continuing Operations Before
  Taxes........................................      89.6       (93.0)       (85.4)           (88.8)
Income Taxes...................................      20.8       (27.9)        (6.3)(1n)       (13.4)
Minority Interest..............................       0.4         3.3         (2.8)(1o)         0.9
                                                   ------      ------       ------         --------
Income (Loss) From Continuing Operations.......      68.4       (68.4)       (76.3)           (76.3)
Dividends and Accretion on Preferred Shares....        --        26.2        (14.0)(1p)        12.2
                                                   ------      ------       ------         --------
Income (Loss) From Continuing Operations
  Applicable to Ordinary/Common Shareholders...    $ 68.4      $(94.6)      $(62.3)        $  (88.5)
                                                   ======      ======       ======         ========
Net Income (Loss) Per Share Applicable to
  Ordinary/Common Shareholders
  Basic........................................    $ 0.33      $(0.49)                     $  (0.29)
                                                   ======      ======                      ========
  Diluted......................................    $ 0.32      $(0.49)                     $  (0.29)
                                                   ======      ======                      ========
Weighted Average Shares Outstanding
  Basic........................................     210.3       193.2         99.4(2a)        309.7
  Diluted......................................     211.4       193.2         98.3(2b)        309.7

     See Notes to the Transocean Sedco Forex Unaudited Condensed Pro Forma
                         Combined Financial Statements.

                             TRANSOCEAN SEDCO FOREX

         UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                               PRO FORMA      HISTORICAL
                                             --------------   ----------            PRO FORMA
                                               TRANSOCEAN        R&B       ---------------------------
                                             SEDCO FOREX(3)     FALCON     ADJUSTMENTS(1)     COMBINED
                                             --------------   ----------   --------------     --------
                                                      (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Operating Revenues.........................     $1,579.0       $ 918.8        $    --         $2,497.8
Costs and Expenses
  Operating and Maintenance................        925.2         643.5             --          1,568.7
  Depreciation and Amortization............        301.9         158.0          187.5(1k)        647.4
  General and Administrative...............         62.2          69.9           (1.0)(1l)       131.1
                                                --------       -------        -------         --------
          Total Costs and Expenses.........      1,289.3         871.4          186.5          2,347.2
                                                --------       -------        -------         --------
Operating Income (Loss)....................        289.7          47.4         (186.5)           150.6
Other Income (Expense), net................         11.7        (134.5)           3.8(1m)       (119.0)
                                                --------       -------        -------         --------
Income (Loss) From Continuing Operations
  Before Taxes.............................        301.4         (87.1)        (182.7)            31.6
Income Taxes...............................         63.0         (31.6)         (14.7)(1n)        16.7
Minority Interest..........................          0.5          12.3          (12.0)(1o)         0.8
                                                --------       -------        -------         --------
Income (Loss) From Continuing Operations...        237.9         (67.8)        (156.0)            14.1
Dividends and Accretion on Preferred
  Shares...................................           --          33.7          (17.9)(1p)        15.8
                                                --------       -------        -------         --------
Income (Loss) From Continuing Operations
  Applicable to Ordinary/Common
  Shareholders.............................     $  237.9       $(101.5)       $(138.1)        $   (1.7)
                                                ========       =======        =======         ========
Net Income (Loss) Per Share Applicable to
  Ordinary/Common Shareholders
  Basic....................................     $   1.13       $ (0.53)                       $  (0.01)
                                                ========       =======                        ========
  Diluted..................................     $   1.13       $ (0.53)                       $  (0.01)
                                                ========       =======                        ========
Weighted Average Shares Outstanding
  Basic....................................        209.9         192.7           99.4(2a)        309.3
  Diluted..................................        210.5         192.7           98.8(2b)        309.3

     See Notes to the Transocean Sedco Forex Unaudited Condensed Pro Forma
                         Combined Financial Statements.

                             TRANSOCEAN SEDCO FOREX

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS
 (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS OR UNLESS OTHERWISE INDICATED)

     (1) A summary of the pro forma adjustments to effect the merger is as follows:

          (a) Other Current Assets -- Represents the adjustment needed to record R&B Falcon's other current assets at estimated fair value at the date of the merger.

          (b) Property and equipment, net -- Represents the adjustment needed to record R&B Falcon's property and equipment at preliminary estimated fair value at the date of the merger.

          (c) Goodwill -- The merger will be accounted for under the purchase method of accounting, with Transocean Sedco Forex treated as the acquiror. The adjusted pro forma goodwill amount includes the excess purchase price over the preliminary estimated fair values of R&B Falcon's assets and liabilities (see Note 1(j)). The goodwill calculation assumes a purchase price of $6.3 billion calculated using the estimated number of Transocean Sedco Forex ordinary shares to be issued in the merger and a $57.2313 per share average closing price of Transocean Sedco Forex ordinary shares for a period immediately before and after August 21, 2000, the date the merger was announced, plus estimated direct merger costs and expenses and the estimated fair value of R&B Falcon's stock options and warrants, which will be assumed by Transocean Sedco Forex. The calculated purchase price is for accounting purposes only and is not indicative of the price at which Transocean Sedco Forex ordinary shares will trade immediately before the completion of the merger or the value of Transocean Sedco Forex ordinary shares to be received by common shareholders of R&B Falcon in connection with the merger. The recording of goodwill and the associated amortization period of 40 years are supported by the nature of the offshore drilling industry, long-lived drilling equipment and the long-standing relationships with core customers.

          (d) Other assets -- A reconciliation of the pro forma adjustment to other assets is as follows:

Fair value adjustment of R&B Falcon's investments in
  unconsolidated affiliates.................................   $  21.0
Fair value adjustment of R&B Falcon's deferred debt issue
  costs.....................................................     (47.6)
Eliminate Transocean Sedco Forex's investment in Arcade
  Drilling..................................................     (76.3)
Fair value adjustment of R&B Falcon's other deferred
  charges, net..............................................     (24.0)
                                                               -------
          Total pro forma adjustment to other assets........   $(126.9)
                                                               =======

          (e) Current liabilities -- A reconciliation of the pro forma adjustment to current liabilities is as follows:

Effect of change of control provisions in R&B Falcon's
  benefit plans.............................................   $41.2
Fees payable associated with the merger.....................    32.8
Costs directly related to the issuance of Transocean Sedco
  Forex ordinary shares.....................................    16.4
                                                               -----
          Total pro forma adjustment to current
            liabilities.....................................   $90.4
                                                               =====

          (f) Long-term obligations -- Represents the adjustment needed to record R&B Falcon's fixed rate debt at estimated fair value at the date of the merger.

          (g) Deferred taxes and other credits -- Represents the adjustment to deferred tax liabilities for the net effect of the pro forma adjustments ($202.0 million) and other fair value adjustments ($(1.3) million).

          (h) Minority Interest -- Represents the elimination of R&B Falcon's historical minority interest related to the portion of Arcade Drilling owned by Transocean Sedco Forex.

                             TRANSOCEAN SEDCO FOREX

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

          (i) Redeemable preferred shares -- Represents the adjustment required to record R&B Falcon's redeemable preferred shares at estimated fair value at the date of the merger, net of the pro forma effect of the yet to be completed redemption of $105 million face value ($87.2 million book value) of redeemable preferred shares required as a condition to closing in the merger agreement.

          (j) Shareholders' equity -- Represents the difference between the purchase price (see Note 1(c)) and the book value of the net assets of R&B Falcon at the pro forma balance sheet date, less $16.4 million of estimated costs to issue shares.

     The purchase price will be allocated based upon the estimated fair values of R&B Falcon assets and liabilities at the closing date of the merger. For purposes of the Unaudited Condensed Pro Forma Combined Financial Statements, the purchase price has been allocated as follows:

Historical net book value of R&B Falcon.....................  $1,122.1
Fair value adjustment of property and equipment, net........     485.9
Effect of change of control provisions in benefit plans.....     (41.2)
Fair value of additional liabilities associated with the
  merger....................................................     (32.8)
Fair value adjustment of defined benefit plans, net.........       3.5
Deferred income tax effect of pro forma adjustments, net....    (202.0)
Fair value adjustment of investment in unconsolidated
  affiliates and minority interest, net.....................      (5.8)
Fair value adjustment of fixed rate debt....................     (74.3)
Fair value adjustment of redeemable preferred shares........     (12.9)
Fair value adjustment of deferred debt issue costs..........     (47.6)
Fair value adjustment of other deferred charges, net........     (26.2)
Fair value adjustment of other current assets...............      (3.5)
Adjustment to goodwill......................................   5,121.6
                                                              --------
          Total purchase price..............................  $6,286.8
                                                              ========

          (k) Depreciation and amortization -- A reconciliation of the pro forma adjustment to depreciation and amortization is as follows:

                                                   PRO FORMA           PRO FORMA
                                                SIX MONTHS ENDED      YEAR ENDED
                                                 JUNE 30, 2000     DECEMBER 31, 1999
                                                ----------------   -----------------
Additional depreciation resulting from the
  adjustment to fair value of R&B Falcon's
  property and equipment and conforming
  depreciable lives and salvage values........       $28.0              $ 58.9
Amortization of goodwill resulting from the
  merger over a 40-year estimated life. See
  Note 1(c)...................................        64.3               128.6
                                                     -----              ------
          Total pro forma adjustment to
            depreciation and amortization.....       $92.3              $187.5
                                                     =====              ======

          (l) General and administrative -- Represents adjustments resulting from the fair value adjustments of R&B Falcon's defined benefit pension plans and other post retirement benefit plans.

                             TRANSOCEAN SEDCO FOREX

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

          (m) Other income (expense), net -- A reconciliation of the pro forma adjustment to other income (expense), net is as follows:

                                                       PRO FORMA           PRO FORMA
                                                    SIX MONTHS ENDED      YEAR ENDED
                                                     JUNE 30, 2000     DECEMBER 31, 1999
                                                    ----------------   -----------------
Adjustment to interest expense resulting from the
  fair value adjustment of R&B Falcon's fixed rate
  debt............................................       $ 8.8              $ 16.3
Elimination of historical Transocean Sedco Forex
  equity in earnings of Arcade Drilling...........        (3.2)              (12.5)
                                                         -----              ------
          Total pro forma adjustment to other
            income (expense), net.................       $ 5.6              $  3.8
                                                         =====              ======

          (n) Income taxes -- Represents the incremental benefit from U.S. income taxes related to pro forma adjustments. The amortization of goodwill is assumed to be nondeductible for tax purposes.

          (o) Minority interest -- Represents the elimination of the portion of R&B Falcon's minority interest relating to Arcade Drilling owned by Transocean Sedco Forex.

          (p) Dividends and accretion on preferred shares -- Represents the adjustment required as a result of the adjustment to fair value of R&B Falcon's redeemable preferred shares.

     (2) Net income (loss) per share applicable to ordinary/common shareholders:

          (a) Basic -- The adjustment to pro forma basic weighted average shares outstanding represents the total estimated Transocean Sedco Forex shares expected to be issued to R&B Falcon's common shareholders in the merger.

          (b) Diluted -- Diluted pro forma net loss per share is the same as basic pro forma net loss per share. Options and warrants to purchase ordinary shares were not included in the computation of diluted pro forma weighted average shares outstanding as the effect would have been antidilutive due to the pro forma net loss for both periods.

     (3) The pro forma Transocean Sedco Forex results for the year ended December 31, 1999 assume the merger of Transocean Offshore and Sedco Forex was completed on January 1, 1999. The pro forma results are incorporated by reference in this joint proxy statement/prospectus from the Form 8-K filed by Transocean Sedco Forex on September 22, 2000.

                             TRANSOCEAN SEDCO FOREX

                       SUPPLEMENTAL FINANCIAL INFORMATION

     In reviewing the unaudited condensed pro forma combined financial statements, the additional supplemental financial information discussed below should be considered.

 R&B Falcon Equity Offering of Common Shares and Tender Offer for Its Outstanding Preferred Shares

     On October 26, 2000, R&B Falcon entered into an underwriting agreement to sell 16.3 million of its common shares in a public offering that is expected to generate net proceeds of approximately $400 million. The net proceeds from this offering will be used: (1) to fund all or a portion of the purchase price of R&B Falcon's outstanding preferred shares tendered pursuant to the tender offer to purchase any and all of the outstanding preferred shares for $1,300 per share;
(2) to redeem up to 105,000 preferred shares that are not tendered in the tender offer under the terms of the certificate of designation for the preferred shares; and (3) for general corporate purposes. R&B Falcon expects that the tender offer will effectively be for a total of 369,343.099 shares. Certain R&B Falcon subsidiaries may use a portion of their existing cash to fund a portion of the tender offer consideration.

     The unaudited condensed pro forma combined financial statements only reflect the redemption of 105,000 preferred shares required as a condition to the merger in the merger agreement. Depending upon the results of the tender offer described above, the positive effect on unaudited pro forma diluted earnings per share for the year ended December 31, 1999 and for the six months ended June 30, 2000 could range from $0.03 to $0.04.

             DESCRIPTION OF SHARE CAPITAL OF TRANSOCEAN SEDCO FOREX

TRANSOCEAN SEDCO FOREX ORDINARY SHARES

  Description of Authorized Shares of Transocean Sedco Forex

     The following discussion is a summary of Transocean Sedco Forex's share capital. This summary is not complete and is subject to the complete text of Transocean Sedco Forex's memorandum of association and its articles of association. For information on how to obtain a copy of Transocean Sedco Forex's memorandum of association and articles of association, see "Where You Can Find More Information." We encourage you to read those documents carefully.

  Authorized Share Capital


     Transocean Sedco Forex's authorized share capital is $8,000,000, divided into 300,000,000 ordinary shares, par value $0.01, and 50,000,000 other shares, par value $0.10, which shares may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined by action of the board of directors. If the proposed resolution to increase the ordinary share capital is approved, Transocean Sedco Forex's authorized share capital will be increased to $13,000,000 and the number of ordinary shares authorized will increase to 800,000,000. As of October 30, 2000, 210,715,981 ordinary shares and no other class or series of shares had been issued.


  Voting

     The holders of Transocean Sedco Forex's ordinary shares are entitled to one vote per share other than on the election of directors.

     With respect to the election of directors, each holder of Transocean Sedco Forex's ordinary shares entitled to vote at the election has the right to vote, in person or by proxy, the number of shares held by him for as many persons as there are directors to be elected and for whose election that holder has a right to vote. The directors are divided into three classes, with only one class being up for election each year. Directors are elected by a plurality of the votes cast in the election. Cumulative voting for the election of directors is prohibited by Transocean Sedco Forex's articles of association.

     There are no limitations imposed by Cayman Islands law or Transocean Sedco Forex's articles of association on the right of nonresident shareholders to hold or vote their Transocean Sedco Forex ordinary shares.

     The rights attached to any separate class or series of shares, unless otherwise provided by the terms of the shares of that class or series, may be varied only with the consent in writing of the holders of all of the issued shares of that class or series or by a special resolution passed at a separate general meeting of holders of the shares of that class or series. The necessary quorum for that meeting is the presence of holders of at least a majority of the shares of that class or series. Each holder of shares of the class or series present, in person or by proxy, will have one vote for each share of the class or series of which he is the holder. Outstanding shares will not be deemed to be varied by the creation or issuance of additional shares that rank in any respect prior to or equivalent with those shares.

     Under Cayman Islands law, some matters, like altering the memorandum of association or the articles of association, changing the name of a company, voluntarily winding up a company or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of the shareholders by a special resolution. A special resolution is a resolution
(1) passed by the holders of two-thirds of the shares voted at a general meeting or (2) approved in writing by all shareholders entitled to vote at a general meeting of the company.

  Quorum for General Meetings

     The presence of shareholders, in person or by proxy, holding at least a majority of the issued shares generally entitled to vote at a meeting, is a quorum for the transaction of most business. However, different quorums are required in some cases to approve a change in Transocean Sedco Forex's articles of association.

     Shareholders present, in person or by proxy, holding at least 95% of the issued shares entitled to vote at a meeting constitute the required quorum at a general meeting to consider or adopt a special resolution to amend, vary, suspend the operation of or cause any of the following provisions of the articles of association to cease to apply:

     - Section 17 -- which relates to the convening of general meetings;

     - Section 19 -- which relates to proceedings and procedures at general meetings;

     - Section 21.1 -- which relates to the election and appointment of directors;

     - Section 26 -- which requires shareholders to approve the sale, lease or exchange of all or substantially all of Transocean Sedco Forex's property or assets; or

     - Section 27 -- which generally requires shareholders to approve business combinations with interested shareholders (with the exceptions described below).

     However, the presence of shareholders, in person or by proxy, holding at least a majority of the issued shares entitled to vote at the meeting, is a quorum if:

     - a majority of the board of directors has, at or prior to the meeting, recommended a vote in favor of the special resolution; and

     - in the case of a special resolution to amend, vary, suspend the operation of or disapply Section 27 of the articles of association, other than a special resolution referred to below, the favorable board of directors' recommendation is made at a time when a majority of the board of directors then in office were directors prior to any person becoming an interested shareholder during the previous three years or were recommended for election or elected to succeed those directors by a majority of those directors.

     In addition, the presence of shareholders, in person or by proxy, holding at least a majority of the issued shares entitled to vote at a meeting, is also the required quorum to consider or adopt a special resolution to delete Section 27 of the articles of association if:

     - the resolution will not be effective until 12 months after the passing of the resolution; and

     - the restriction in Section 27 of the articles of association will otherwise continue to apply to any business combination between Transocean Sedco Forex and any person who became an interested shareholder on or before the passing of the resolution.

     The shareholders present at a duly constituted general meeting may continue to transact business until adjournment, despite the withdrawal of shareholders that leaves less than a quorum.

  Dividend Rights

     Subject to any rights and restrictions of any other class or series of shares, the board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of Transocean Sedco Forex's lawfully available funds. The board of directors may declare that any dividend be paid wholly or partly by the distribution of shares of Transocean Sedco Forex and/or specific assets.

  Rights Upon Liquidation

     Upon the liquidation of Transocean Sedco Forex, after the full amounts holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of Transocean Sedco Forex's ordinary shares are entitled to receive, pro rata, any remaining assets of Transocean Sedco Forex available for distribution to the holders of the ordinary shares. The liquidator may deduct from the amount payable in respect of those ordinary shares any liabilities the holder has to or with Transocean Sedco Forex. The assets received by the holders of Transocean Sedco Forex ordinary shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

  No Sinking Fund

     The Transocean Sedco Forex ordinary shares have no sinking fund provisions.

  No Liability for Further Calls or Assessments

     The Transocean Sedco Forex ordinary shares to be issued in the merger will be duly and validly issued, fully paid and nonassessable.

  No Preemptive Rights

     Holders of Transocean Sedco Forex ordinary shares have no preemptive or preferential right to purchase any securities of Transocean Sedco Forex.

  Redemption and Conversion

     The Transocean Sedco Forex ordinary shares are not convertible into shares of any other class or series or subject to redemption by Transocean Sedco Forex or the holder of the shares.

  Repurchase

     Under Transocean Sedco Forex's articles of association, Transocean Sedco Forex may purchase any issued ordinary shares in the circumstances and on the terms agreed by Transocean Sedco Forex and the holder of the shares, whether or not Transocean Sedco Forex has made a similar offer to any of the other holders of ordinary shares.

  Restrictions on Transfer

     Subject to the rules of any stock exchange on which the ordinary shares may be listed, the board of directors may, in its absolute discretion and without assigning any reason, decline to register any transfer of shares.

  Other Classes or Series of Shares

     The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of that class or series, to provide from time to time for the issuance of other classes or series of shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

  Compulsory Acquisition of Shares Held by Minority Holders

     An acquiring party is generally able to acquire compulsorily the ordinary shares of minority holders in one of two ways:

     - By a procedure under the Companies Law (2000 Revision) of the Cayman Islands known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the consent of the Cayman Islands company, the consent of a Cayman Islands court and approval of the arrangement by holders of ordinary shares (1) representing a majority in number of the shareholders present, in person or by proxy, at the meeting held to consider the arrangement and (2) holding at least 75% of all the issued ordinary shares other than those held by the acquiring party, if any. If a scheme of arrangement receives all necessary consents, all holders of ordinary shares of the company would be compelled to sell their shares under the terms of the scheme of arrangement.

     - By acquiring pursuant to a tender offer 90% of the ordinary shares not already owned by the acquiring party. If the acquiring party has, within four months after the making of an offer for all the ordinary shares not owned by the acquiring party, obtained the approval of not less than 90% of all the shares to which the offer relates, the acquiring party may, at any time within two months after the end of that four-month period, require any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering shareholder, the nontendering shareholder is able to convince a Cayman Islands court to order otherwise.

TRANSOCEAN SEDCO FOREX PREFERENCE SHARES

     Transocean Sedco Forex is authorized to issue preference shares but currently has no preference shares outstanding.

LIMITATION ON DIRECTOR'S LIABILITY

     Cayman Islands law, which governs Transocean Sedco Forex, does not allow the limitation of a director's liability for fraud, willful neglect or willful default. Transocean Sedco Forex's articles of association provide that the directors will have no personal liability to Transocean Sedco Forex or, if any, its shareholders for monetary damages for breach of fiduciary duty as a director, except for:

     - breaching the duty of loyalty to the company or, if any, its shareholders;

     - failing to act in good faith;

     - engaging in intentional misconduct or a known violation of the law; or

     - obtaining an improper personal benefit from the company.

LIMITATION ON CHANGES IN CONTROL

     Transocean Sedco Forex's articles of association have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and may have the effect of discouraging actual or threatened changes of control.

     The articles of association provide that Transocean Sedco Forex's board of directors will be divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause, as defined in the articles of association, by the affirmative vote of the holders of a majority of the issued shares generally entitled to vote. The board of directors does not have the power to remove directors. Vacancies on the board of directors may be filled only by the remaining directors and not by the shareholders. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

     The articles of association provide that the board of directors will consist of at least two and not more than twelve persons, the exact number to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be appointed. If the proposed resolution is approved, the maximum number of persons on the board of directors will be increased to 13 persons.

     The articles of association establish an advance notice procedure that must be followed by shareholders if they wish to nominate candidates for election as directors or propose any business at an annual general meeting of shareholders. The articles of association provide generally that, if a shareholder desires to nominate candidates for election as directors or propose any business at an annual general meeting, that shareholder must give Transocean Sedco Forex notice not less than 90 days prior to the anniversary of the originally scheduled date of the immediately preceding annual general meeting. However, if the date of the forthcoming annual general meeting is more than 30 days before or after the anniversary date, the deadline is the close of business on the tenth day after Transocean Sedco Forex publicly discloses the meeting date. In each case, the notice must contain specified information concerning the shareholder submitting the proposal.

     Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Transocean Sedco Forex's ordinary shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of ordinary shares. Special general meetings may be called only by a majority of the entire board of directors.

     The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to issue from time to time any other classes or series of shares with the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or terms or conditions of redemption as it considers fit. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. No preference shares have been established as of the date of this document.

     The special quorum provisions contained in the articles of association require the holders of 95% of all the voting shares to be present, in person or by proxy, at a general meeting to consider or adopt a special resolution to amend, vary, suspend the operation of or cease the application of the following provisions of the articles of association, unless a majority of the board of directors has recommended that the shareholders vote in favor of the special resolution:

     - Section 17 -- which relates to the convening of general meetings;

     - Section 19 -- which relates to proceedings and procedures at general meetings;

     - Section 21.1 -- which relates to the election and appointment of directors;

     - Section 26 -- which generally requires shareholders to approve the sale, lease or exchange of all or substantially all of Transocean Sedco Forex's property or assets; or

     - Section 27 -- which requires shareholders to approve business combinations with interested shareholders (for a description of exceptions to the quorum requirements to amend Section 27, see "-- Quorum for General Meetings").

     Transocean Sedco Forex's articles of association generally prohibit "business combinations" between Transocean Sedco Forex and an "interested shareholder." Specifically, "business combinations" between an interested shareholder and Transocean Sedco Forex are prohibited for a period of three years after the time the interested shareholder acquired its shares, unless:

     - the business combination or the transaction resulting in the person becoming an interested shareholder is approved by the board of directors prior to the date the interested shareholder acquired shares;

     - the interested shareholder acquired at least 85% of Transocean Sedco Forex's shares in the transaction in which it became an interested shareholder; or

     - the business combination is approved by a majority of the board of directors and by the affirmative vote of disinterested shareholders holding at least two-thirds of the shares generally entitled to vote.

     "Business combinations" is defined broadly to include mergers, consolidations of majority owned subsidiaries, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of Transocean Sedco Forex and most transactions that would increase the interested shareholder's proportionate share ownership in Transocean Sedco Forex.

     "Interested shareholder" is defined as a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 15% or more of the issued voting shares of Transocean Sedco Forex.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for Transocean Sedco Forex ordinary shares is the Bank of New York.

STOCK EXCHANGE LISTING

     Transocean Sedco Forex ordinary shares are listed on the New York Stock Exchange under the symbol "RIG."

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

     As a result of the merger, holders of common shares of R&B Falcon will become shareholders of Transocean Sedco Forex. The rights of R&B Falcon's shareholders are governed by Delaware law and R&B Falcon's certificate of incorporation and bylaws. The rights of Transocean Sedco Forex's shareholders are governed by Cayman Islands law, including the Companies Law (2000 Revision), and Transocean Sedco Forex's memorandum of association and articles of association.

     This section describes some of the material differences between the rights of R&B Falcon's shareholders and the rights of Transocean Sedco Forex's shareholders. However, this section does not describe all of those differences. If you wish to review all of the differences or see the precise terms of these provisions, you should read Transocean Sedco Forex's memorandum of association and articles of association, R&B Falcon's certificate of incorporation and bylaws and the applicable laws in their entirety. For information on obtaining Transocean Sedco Forex's memorandum of association and articles of association and R&B Falcon's certificate of incorporation and bylaws, see "Where You Can Find More Information."

                 SHAREHOLDER APPROVAL OF BUSINESS COMBINATIONS

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
Generally, under Delaware law, unless the          Cayman Islands law does not include a
certificate of incorporation provides for          statutory merger procedure. Cayman Islands
the vote of a larger portion of the shares,        law does, however, provide for a procedure
completion of a merger, consolidation, or          known as a "scheme of arrangement." A scheme
the sale, lease or exchange of all or              of arrangement is made by obtaining the
substantially all of a corporation's assets        consent of the Cayman Islands company, the
or dissolution requires:                           consent of a Cayman Islands court and
                                                   approval by holders of ordinary shares (1)
- approval of the board of directors; and          representing a majority in number of the
                                                   shareholders present, in person or by proxy,
- approval by the vote of the holders of a         at the meeting held to consider the
  majority of the outstanding shares or, if        arrangement and (2) holding at least 75% of
  the certificate of incorporation provides        all the issued ordinary shares other than
  for more or less than one vote per share,        those held by the acquiring party, if any.
  a majority of the votes of the outstanding       If a scheme of arrangement receives all of
  shares of a corporation entitled to vote         the necessary consents, all holders of
  on the matter.                                   ordinary shares of a company would be
                                                   compelled to sell their shares under the
The R&B Falcon certificate of incorporation        terms of the scheme of arrangement.
neither requires the affirmative vote of a         Transocean's Cayman Islands counsel,
larger proportion than a majority of the           Walkers, has advised that Cayman Islands
holders of R&B Falcon voting shares for a          courts are likely to sanction such a scheme
merger or consolidation nor provides for           of arrangement in the absence of bad faith,
more or less than one vote per share of the        fraud or unequal treatment of shareholders.
outstanding shares.                                In addition, Cayman Islands companies may be
                                                   acquired by other corporations by the direct
Under the rules of the NYSE, the issuance of       acquisition of the share capital of the
additional common shares of a listed company       Cayman Islands company or by direct asset
involving directors, officers, substantial         acquisition. Cayman Islands law provides
security holders or other affiliates of the        that when an offer is made for ordinary
company, involving a change in control or          shares of a Cayman Islands company and,
totaling 20% or more of the outstanding            within four months of the offer, the holders
common shares of company requires the              of not less than 90% of those shares accept,
approval of the holders of a majority of the       the offeror may, for two months after that
shares voting on the transaction. Other            four-month period, require the remaining
transactions do not require shareholder            ordinary shareholders to transfer their
approval under the NYSE rules                      ordinary shares on the same terms as the
                                                   original offer. Transocean Sedco Forex's
                                                   articles of

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
                                                   association provide that, in order for it to
                                                   sell, lease or exchange all or substantially
                                                   all of its property or assets, other than
                                                   transactions with entities it controls, it
                                                   must first obtain:

                                                   - approval of the board of directors; and

                                                   - approval of the holders of at least a
                                                     majority of the issued shares generally
                                                     entitled to vote.

                                                   Transocean Sedco Forex is subject to the
                                                   same NYSE rules for some issuances of
                                                   additional shares as R&B Falcon.

      SPECIAL VOTE REQUIRED FOR COMBINATIONS WITH INTERESTED SHAREHOLDERS

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
Delaware law restricts "business                   Transocean Sedco Forex's articles of
combinations" -- including mergers, sales          association include a provision that is
and leases of assets, issuances of                 based upon the Delaware law regarding
securities and similar transactions --             business combinations. This provision
 between a Delaware corporation and an             provides that, in general, it may not engage
"interested stockholder" who beneficially          in a business combination with an interested
owns 15% or more of a corporation's voting         shareholder for a period of three years
shares for a period of three years after the       after the time of the transaction in which
interested stockholder acquired its 15%            the person became an interested shareholder.
position, unless certain exceptions are            The prohibition on business combinations
satisfied. Because R&B Falcon is subject to        with interested shareholders does not apply
this law, an interested stockholder cannot         in some cases, including if:
engage in business combinations with R&B
Falcon for a three-year period after he or         - Transocean Sedco Forex's board of
she becomes an interested stockholder,               directors, prior to the time of the
unless:                                              transaction in which the person became an
                                                     interested shareholder, approves (1) the
- the business combination, or the                   business combination or (2) the
  transaction that resulted in the                   transaction in which the shareholder
  interested stockholder becoming such, was          becomes an interested shareholder;
  approved by the R&B Falcon board of
  directors before the other party to the          - as a result of the business combination,
  business combination became an interested          the interested shareholder owns at least 85%
  stockholder;                                       of the voting shares of Transocean Sedco
                                                     Forex issued at the time the transaction
- upon consummation of the transaction that          commenced; or
  resulted in the interested stockholder
  becoming an interested stockholder, the          - Transocean Sedco Forex's board of
  interested stockholder owned at least 85%          directors and the holders of at least
  of the voting shares of R&B Falcon                 two-thirds of the outstanding voting
  outstanding at the commencement of the             shares not owned by the interested
  transaction (excluding voting shares owned         shareholder approve the business
  by directors who are also officers or held         combination on or after the time of the
  in employee stock plans in which the               transaction in which the person became an
  employees do not have a right to determine         interested shareholder. Transocean Sedco
  confidentially whether to tender shares            Forex's articles of association define an
  held by the plan); or                              interested shareholder to include any
                                                     person who, together with that person's
- the business combination was approved by           affiliates or associates, (1) owns 15% or
  the R&B Falcon board of directors and              more of Transocean Sedco Forex's issued
  ratified by 66% of the voting shares that          voting shares or (2) is an affiliate or
  the interested stockholder did not own.            associate of Transocean Sedco Forex and
                                                     owned 15% or more of the

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
The three-year prohibition does not apply to         outstanding voting shares of Transocean
certain business combinations proposed by an         Sedco Forex at any time within the
interested stockholder following the                 previous three years.
announcement or notification of certain
extraordinary transactions involving R&B
Falcon and a person who had not been an
interested stockholder during the previous
three years or who became an interested
stockholder with the approval of a majority
of R&B Falcon's directors. The term
"business combination" is defined generally
to include:

- mergers or consolidations between the
  corporation and an interested stockholder;

- transactions with an interested
  stockholder involving the assets or shares of the corporation or its majority-owned subsidiaries; and

- transactions that increase an interested stockholder's percentage ownership of shares.

                            SHAREHOLDER RIGHTS PLANS

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
In 1997, the board of directors of R&B             Transocean Sedco Forex does not have a
Falcon adopted a shareholder rights plan           shareholder rights plan.
providing for the distribution of one
preferred share purchase right for each R&B
Falcon common share outstanding. The rights
become exercisable only in the event, with
specified exceptions, that an acquiring
party accumulates 15% or more of the
outstanding R&B Falcon common shares or R&B
Falcon is acquired in a merger or other
business combination transaction or 50% or
more of its consolidated assets or earnings
power are sold after a party acquires 15% or
more of the outstanding R&B Falcon common
shares. The rights will not become
exercisable as a result of the merger
because of an amendment made to the rights
plan at the time of the approval of the
merger. The rights initially have an
exercise price of $150 per one hundredth of
a preferred share and expire on November 1,
2007.

                  APPRAISAL RIGHTS AND COMPULSORY ACQUISITION

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
Delaware law generally provides shareholders       Neither Cayman Islands law nor Transocean
of a corporation involved in a merger the          Sedco Forex's memorandum of association or
right to demand and receive payment of the         articles of association specifically
fair value of their shares as determined by        provides for appraisal rights. However, in
the Delaware Chancery Court. Appraisal             connection with the compulsory transfer of
rights are not available, however, to              shares to a 90% shareholder of a Cayman
holders of shares:                                 Islands company as described under
                                                   "-- Shareholder Approval of
- listed on a national securities exchange;

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
                                                   Business Combinations," a minority
- designated as a national market system           shareholder may apply to the court within
  security on an interdealer quotation             one month of receiving notice of the
  system operated by the National                  compulsory transfer objecting to that
  Association of Securities Dealers, Inc.;         transfer. In these circumstances, the burden
  or                                               is on the minority shareholder to show that
                                                   the court should exercise its discretion to
- held of record by more than 2,000                prevent the compulsory transfer. Transocean
  shareholders;                                    Sedco Forex has been advised that the court
                                                   is unlikely to grant any relief to the
unless the holders are required to accept in       minority shareholder in the absence of bad
the merger anything other than any                 faith, fraud, unequal treatment of
combination of:                                    shareholders or collusion between the
                                                   offeror and the holders of the shares who
- shares or depositary receipts of the             have accepted the offer as a means of
  surviving corporation in the merger;             unfairly forcing out minority shareholders.

- shares or depositary receipts of another corporation that, at the effective date of the merger, will be

  (1) listed on a national securities
      exchange,

  (2) designated as a national market system security on an interdealer quotation system operated by the National
      Association of Securities Dealers,
      Inc., or

  (3) held of record by more than 2,000
      holders; or

- cash instead of fractional shares or
  depositary receipts received.

                  SHAREHOLDER CONSENT TO ACTION WITHOUT MEETING

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
The R&B Falcon certificate of incorporation        Cayman Islands law and Transocean Sedco
prohibits action by written consent of             Forex's articles of association provide that
shareholders.                                      shareholders may take action requiring a
                                                   special resolution without a meeting only by
                                                   unanimous written consent.

                            MEETINGS OF SHAREHOLDERS

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
The R&B Falcon bylaws provide that annual          Under Transocean Sedco Forex's articles of
meetings of shareholders are to be held on a       association, a general meeting of
date and at a time fixed by the board of           shareholders is required to be held at least
directors of R&B Falcon. The R&B Falcon            annually. That meeting can be held anywhere.
certificate of incorporation and bylaws            Under Transocean Sedco Forex's articles of
provide that a special meeting of                  association, an extraordinary general
shareholders may be called by the president        meeting of Transocean may be called only by
of R&B Falcon, its board of directors, its         a majority of the board of directors of
chairman, or its chief executive officer           Transocean Sedco Forex.

            DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
Under Delaware law, the board of directors,        Transocean Sedco Forex is not required to
subject to any restrictions in the                 present proposed dividends to its
corporation's certificate of incorporation,        shareholders for approval or adoption.
may declare and pay dividends out of:
                                                   Under Cayman Islands law, the board of
- surplus of the corporation, which is             directors of Transocean Sedco Forex may
  defined as net assets less statutory             declare the payment of dividends to the
  capital; or                                      ordinary shareholders out of Transocean
                                                   Sedco Forex's:
- if no surplus exists, out of the net
  profits of the corporation for the year in       - profits; or
  which the dividend is declared and/or the
  preceding year.                                  - "share premium account," which represents
                                                     the excess of the price paid to Transocean
If, however, the capital of the corporation          Sedco Forex on issue of its shares over
has been diminished to an amount less than           the par or "nominal" value of those
the aggregate amount of capital represented          shares, which is similar to the U.S.
by the issued and outstanding shares of all          concept of additional paid in capital.
classes having preference upon the
distribution of assets, the board may not          However, no dividends may be paid if, after
declare and pay dividends out of the               payment, Transocean Sedco Forex would not be
corporation's net profits until the                able to pay its debts as they come due in
deficiency in the capital has been repaired.       the ordinary course of business.
The R&B Falcon certificate of incorporation        Under Cayman Islands law, shares of a Cayman
contains no provisions restricting dividends       Islands company may be redeemed or
on R&B Falcon common shares, except that           repurchased out of profits of the company,
holders of R&B Falcon preferred shares have        out of the proceeds of a fresh issue of
preferences over the holders of R&B Falcon         shares made for that purpose or out of
common shares with respect to dividends and        capital, provided the company has the
distributions upon liquidation.                    ability to pay its debts as they come due in
                                                   the ordinary course of business.
Under Delaware law, any corporation may
purchase or redeem its own shares, except
that generally it may not purchase or redeem
these shares if the capital of the
corporation is impaired at the time or would
become impaired as a result of the
redemption.

                              NUMBER OF DIRECTORS

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
The R&B Falcon bylaws provide that the             Under Transocean Sedco Forex's articles of
number of directors on its board will be not       association, the minimum number of directors
less than one nor more than 15. The R&B            is two and the maximum number is 12. The
Falcon board of directors has set the number       current number of directors is 10. Pursuant
of directors at 12.                                to the merger agreement, shareholders of
                                                   Transocean Sedco Forex will vote at the
                                                   Transocean Sedco Forex extraordinary meeting
                                                   on a proposal to increase the maximum number
                                                   of directors to 13.

                        VACANCIES ON BOARD OF DIRECTORS

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
The R&B Falcon certificate of incorporation        Transocean Sedco Forex's articles of
provides that any vacancy may only be filled       association provide that a vacancy or a
by a majority of the remaining board (even         newly created directorship may only be
if less than a quorum). Any director elected       filled by a majority of the remaining
to fill a vacancy or from an increase in the       directors.
number of directors will serve the same
remaining term as that of his or her
predecessor or, if the director has no
predecessor, the class of directors to which
the director has been elected.

               REMOVAL OF DIRECTORS; STAGGERED TERM OF DIRECTORS

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
The R&B Falcon certificate of incorporation        Transocean Sedco Forex's articles of
provides for a classified board of                 association provide for a classified board
directors. Directors serve for terms               of directors and also provide that directors
expiring on the third annual shareholders          may only be removed by the holders of a
meeting following the shareholders meeting         majority of the shares entitled to vote on
at which they are elected. Neither the             the election of directors and only for
certificate of incorporation nor the bylaws        "cause." Transocean Sedco Forex's articles
of R&B Falcon address the issue of removal         of association define "cause" for this
of directors. Under Delaware law, unless           purpose to mean:
otherwise provided in the certificate of
incorporation, members of a classified board       - an action by a director involving willful
of directors may be removed only for cause           malfeasance, which conduct has a material
and only by the affirmative vote of not less         adverse effect on Transocean Sedco Forex;
than a majority of the outstanding shares            or
entitled to vote thereon.
                                                   - conviction of a felony.

                               CUMULATIVE VOTING

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
Under Delaware law, each shareholder is            Transocean Sedco Forex's articles of
entitled to one vote per share of stock,           association expressly prohibit cumulative
unless the certificate of incorporation            voting for the election of directors.
provides otherwise. In addition, under
Delaware law, cumulative voting in the
election of directors is only permitted if
expressly authorized in a corporation's
charter. R&B Falcon's certificate of
incorporation does not expressly authorize
cumulative voting.

                        AMENDMENT OF GOVERNING DOCUMENTS

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
Except as described below, R&B Falcon can          Under Cayman Islands law, Transocean Sedco
amend its certificate of incorporation by          Forex's memorandum of association and
vote of a majority of shareholders. The R&B        articles of association may only be amended
Falcon bylaws may be altered or repealed,          by a special resolution of its shareholders.
and new bylaws made, by its board. Under           Transocean Sedco Forex's board of directors
Delaware law, the power to amend bylaws            may not effect amendments to Transocean
remains with the shareholders even where           Sedco Forex's articles of association on its
such power has also been conferred upon the        own. Some amendments to Transocean Sedco
directors. The R&B Falcon certificate of           Forex's articles of association require as a
incorporation and bylaws provide that the          quorum the presence of shareholders

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
shareholders may not amend the bylaws except       holding at least 95% of the shares entitled
by a 66% vote.                                     to vote at that meeting. See "Description of
                                                   Capital Stock of Transocean Sedco Forex."
The affirmative vote of 66% of the total
voting power of all outstanding R&B Falcon
common shares entitled to vote for the
election of directors is required to amend
the article of the certificate of
incorporation that concerns supermajority
voting requirements, the number and
classification of and filling of vacancies
on the R&B Falcon board, the prohibition
against action by written consent of
shareholders in lieu of a meeting, the
limitation of liability of directors and the
calling of special meetings of shareholders.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
Under its bylaws, R&B Falcon must indemnify        Cayman Islands law does not limit the extent
any person from all expense, liability or          to which a company may indemnify its
loss reasonably incurred or suffered by him        directors, officers, employees and agents
or her in connection with any action brought       except to the extent that such provision may
by any party (other than an action by or in        be held by the Cayman Islands courts to be
the right of R&B Falcon) by reason of such         contrary to public policy. For instance, a
person's service as a director or officer of       provision purporting to provide
R&B Falcon if he or she acted in good faith        indemnification against the consequences of
and in a manner that he or she reasonably          committing a crime may be deemed contrary to
believed to be in or not opposed to the best       public policy. In addition, an officer or
interests of R&B Falcon and, with respect to       director may not be indemnified for his own
criminal actions, that he or she had no            fraud, willful neglect or willful default.
reasonable cause to believe that conduct           Transocean Sedco Forex's articles of
related to the action was unlawful. R&B            association make indemnification of
Falcon is similarly required to indemnify          directors and officers and advancement of
any person from all expense reasonably             expenses to defend claims against directors
incurred or suffered by him or her in              and officers mandatory on the part of
connection with any action brought by or in        Transocean Sedco Forex to the fullest extent
the right of R&B Falcon by reason of his or        allowed by law.
her service as a director or officer of R&B
Falcon if he or she acted in good faith and
in a manner that he or she reasonably
believed to be not opposed to the best
interests of R&B Falcon and, with respect to
criminal actions, that he or she had no
reasonable cause to believe that conduct
related to the action was unlawful, although
such indemnification is not permitted if the
director or officer is adjudged liable to
the corporation (unless the court otherwise
determines). Under its bylaws, R&B Falcon
must advance all reasonable expenses
incurred by or on behalf of any person
entitled to indemnification by R&B Falcon.

                         LIMITED LIABILITY OF DIRECTORS

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
R&B Falcon's certificate of incorporation          Cayman Islands law will not allow the
provides that directors are not personally         limitation of a director's liability for his
liable to R&B Falcon or its shareholders for       own fraud, willful neglect or willful
monetary damages for breach of fiduciary           default. Transocean Sedco Forex's articles
duty as a director, except for liability:          of association provide that its directors
                                                   have no personal liability to Transocean
- for any breach of the directors' duty of         Sedco Forex or, if any, its shareholders for
  loyalty to R&B Falcon or its shareholders;       monetary damages for breach of fiduciary
                                                   duty as a director, except for:
- for acts or omissions made not in good
  faith or that involve intentional                - breaching the duty of loyalty to
  misconduct or a knowing violation of law;          Transocean Sedco Forex or, if any, its
                                                     shareholders;
- under Section 174 of the Delaware General
  Corporation Law which relates to unlawful        - failing to act in good faith;
  dividends and share repurchases; or
                                                   - engaging in intentional misconduct or a
- for any transaction from which the                 known violation of law; or
  director derived an improper personal
  benefit.                                         - obtaining an improper personal benefit
                                                     from Transocean Sedco Forex.

        ADVANCE NOTIFICATION REQUIREMENTS FOR PROPOSALS OF SHAREHOLDERS

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
Under the R&B Falcon bylaws, any shareholder       Transocean Sedco Forex's articles of
may bring proper business before an annual         association require shareholders wishing to
meeting, including nominations to the board        nominate directors or propose business for a
of directors, if the shareholder gives             shareholders' meeting to give advance notice
timely notice, in writing and in proper            as described under "Future Shareholder
form, of the shareholder's intention to            Proposals."
bring the business before the meeting. To be
timely, a shareholder's notice must be
received at R&B Falcon's principal executive
offices between 60 and 90 days in advance of
the annual meeting. In addition, SEC rules
allow resolutions to be included in
management's proxy statement for annual
meetings of shareholders if, among other
conditions required to be met, advance
notice is given to the corporation.

                  LIMITATION ON OWNERSHIP BY NON-U.S. CITIZENS

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
Under R&B Falcon's certificate of                  Transocean Sedco Forex's articles of
incorporation, there are restrictions on the       association and memorandum of association do
ownership of more than 24% of the                  not include restrictions on the ownership of
outstanding common shares of R&B Falcon, or        shares by non- U.S. citizens.
any series of shares, by non-U.S. citizens.
These restrictions will be removed if the
merger is approved by R&B Falcon's common
shareholders.

                              SHAREHOLDERS' SUITS

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
Under Delaware law, a shareholder may bring        The Cayman Islands courts have recognized
a derivative action on behalf of the               derivative suits by shareholders; however,
corporation to enforce the rights of the           the consideration of those suits has been
corporation. An individual also may commence       limited. In this regard, the Cayman Islands
a class action suit on behalf of himself or        courts ordinarily would be expected to
herself and other similarly situated               follow English precedent, which would permit
shareholders where the requirements for            a minority shareholder to commence an action
maintaining a class action under Delaware          against or a derivative action in the name
law have been met. A person may institute          of the company only:
and maintain such a suit only if such person
was a shareholder at the time of the               - where the act complained of is alleged to
transaction which is the subject of the suit         be beyond the corporate power of the company
or his or her shares thereafter devolved             or illegal;
upon him or her by operation of law.
Additionally, under Delaware case law, the         - where the act complained of is alleged to
plaintiff generally must be a shareholder            constitute a fraud against the company;
not only at the time of the transaction
which is the subject of the suit, but also         - where the act requires approval by a
through the duration of the derivative suit.         greater percentage of the company's
Delaware law also requires that the                  shareholders than actually approved it; or
derivative plaintiff make a demand on the
directors of the corporation to assert the         - where there is an absolute necessity to
corporate claim before the suit may be               waive the general rule that a shareholder
prosecuted by the derivative plaintiff,              may not bring such an action in order that
unless such demand would be futile.                  there not be a denial of justice or a
                                                     violation of the company's memorandum of
                                                     association.

                        INSPECTION OF BOOKS AND RECORDS

                 R&B FALCON                                   TRANSOCEAN SEDCO FOREX
Delaware law allows any shareholder the            Cayman Islands law does not expressly
right:                                             provide shareholders of a Cayman Islands
                                                   company with any general rights to inspect
- to inspect the corporation's stock ledger,       or obtain copies of the list of shareholders
  a list of its shareholders, and its other        or corporate records of a company, other
  books and records; and                           than the register of mortgages and charges.
                                                   However, Transocean Sedco Forex's articles
- to make copies or extracts of those              of association provide that any shareholder
  materials during normal business hours;          may inspect its books and records for a
                                                   proper purpose. Transocean's board of
provided that the shareholder makes a              directors may establish procedures or
written request under oath stating the             conditions regarding these inspection rights
purpose of his inspection, and the                 for the following purposes:
inspection is for a purpose reasonably
related to the person's interest as a              - protecting the interests of Transocean
shareholder.                                         Sedco Forex;
                                                   - protecting the confidentiality of the
                                                     information contained in those books and
                                                     records;
                                                   - the convenience of Transocean Sedco Forex;
                                                     or
                                                   - protecting any other interest of
                                                     Transocean Sedco Forex that the board of
                                                     directors deems proper.

                       TRANSOCEAN SEDCO FOREX'S PROPOSAL
                     TO AMEND ITS MEMORANDUM OF ASSOCIATION
                          AND ARTICLES OF ASSOCIATION

GENERAL

     The board of directors of Transocean Sedco Forex has unanimously adopted a resolution to submit to a vote of its shareholders a proposal to amend its memorandum of association and articles of association to increase the maximum number of directors constituting Transocean Sedco Forex's board of directors to 13 and make updating and other clarifying changes described below.

PURPOSES AND EFFECTS OF INCREASING THE NUMBER OF DIRECTORS

     There are currently 10 directors serving on the Transocean Sedco Forex board of directors. The maximum number of directors under Transocean Sedco Forex's charter documents is 12. If this proposal is approved by Transocean Sedco Forex's shareholders and the merger is completed, the maximum number of directors constituting the board of directors of Transocean Sedco Forex would increase from 12 to 13. The merger agreement provides that R&B Falcon, in consultation with Transocean Sedco Forex, will designate two persons to become new members of the board of directors of Transocean Sedco Forex after completion of the merger. The merger agreement also provides that if this proposal is approved, R&B Falcon will designate one additional new member of the Transocean Sedco Forex board of directors. The purpose of the proposed increase in the maximum number of directors is to permit the election of this additional person designated by R&B Falcon. If the proposal is not approved, then R&B Falcon will only designate two persons to be elected to fill two vacancies on the Transocean Sedco Forex board of directors. These designees would be allocated by Transocean Sedco Forex as nearly as possible on a proportionate basis to each of the three classes into which its board of directors is divided in accordance with its charter documents.

     As of the date of this joint proxy statement/prospectus, the board of directors of R&B Falcon has not yet designated the persons to serve as Transocean Sedco Forex's directors; however, such designations will occur no later than promptly after the Transocean Sedco Forex shareholders' meeting.

PURPOSES AND EFFECTS OF UPDATING AND OTHER CLARIFYING CHANGES

     The purpose of the proposed amendment to the memorandum of association and articles of association is to update references to Cayman Islands statutes, reflect the change of name of Transocean Sedco Forex's registered office, reflect increases in share capital and the size of the board of directors, and clarify that Transocean Sedco Forex's authorized share capital may be amended by an ordinary resolution and that the maximum number of directors does not limit the right of holders of any class or series of shares, other than the ordinary shares, to elect directors.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     As a part of the negotiation of the merger agreement, R&B Falcon requested the ability to designate directors to the Transocean Sedco Forex board of directors. Although Transocean Sedco Forex was willing to agree to three additional directors designated by R&B Falcon, it was restricted insofar as only two additional directors may be added before reaching the maximum limit of 12 directors under the Transocean Sedco Forex charter documents. In the merger agreement, however, Transocean Sedco Forex agreed to propose and recommend to its shareholders that these charter documents be amended so that a third R&B Falcon designee could be appointed to the Transocean Sedco Forex board of directors.

     Approval of this proposal requires the affirmative vote of the holders of at least two-thirds of the ordinary shares present in person or by proxy at the Transocean Sedco Forex extraordinary general meeting and entitled to vote on this matter. Approval of the proposal is not a condition to the merger, but if approved, it will be implemented only if the merger is completed.

     FOR THE REASONS DESCRIBED ABOVE, TRANSOCEAN SEDCO FOREX'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND ITS MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION.

      TRANSOCEAN SEDCO FOREX'S PROPOSAL TO INCREASE ITS AUTHORIZED CAPITAL

GENERAL

     The board of directors of Transocean Sedco Forex has unanimously adopted a resolution to submit to a vote of the shareholders a proposal to increase Transocean Sedco Forex's authorized ordinary share capital to $8,000,000 and the number of authorized ordinary shares to 800,000,000.

     The terms of the additional ordinary shares will be identical to those of the currently outstanding ordinary shares. However, because shareholders have no preemptive rights to purchase any additional ordinary shares that may be issued, the issuance of additional ordinary shares will reduce the percentage interest of current shareholders in the total outstanding ordinary shares. Approval of this proposal will not affect the number of other shares authorized. The relative rights and limitations of the ordinary shares and other shares authorized would remain unchanged under this proposal.

PURPOSES AND EFFECTS OF INCREASING THE NUMBER OF AUTHORIZED ORDINARY SHARES

     If this proposal is approved by Transocean Sedco Forex's shareholders and the merger is completed, the number of ordinary shares that Transocean Sedco Forex is authorized to issue would increase from 300,000,000 to 800,000,000. The additional 500,000,000 shares, if and when issued, would have the same rights and privileges as the currently issued Transocean Sedco Forex ordinary shares.

     The primary purpose of the proposed increase in the authorized number of ordinary shares is to ensure that enough shares are available to complete the merger. Currently, Transocean Sedco Forex has only about 80 million authorized ordinary shares available for issuance and it expects that it will need to issue or reserve for issuance about 119 million new ordinary shares in connection with the merger. In addition, Transocean Sedco Forex's board of directors recommends the proposed increase in the authorized number of ordinary shares over and above that required to complete the merger to ensure an adequate supply of authorized and unissued ordinary shares for one or more of the following purposes:

     - to effect stock splits, stock dividends or bonus issues of shares;

     - to provide sufficient ordinary shares to cover obligations under Transocean Sedco Forex's Long-Term Incentive Plan and Employee Stock Purchase Plan and R&B Falcon's stock plans that are being assumed in connection with the merger; and

     - to raise additional capital for ongoing operations and other corporate purposes.

     Except as described in this joint proxy statement/prospectus, there are currently no plans or arrangements relating to the issuance of any of the additional ordinary shares proposed to be authorized. These shares would be available for issuance without further action by shareholders, except as required by New York Stock Exchange rules.

     The increase in the number of authorized ordinary shares has not been proposed for any anti-takeover purpose and the board of directors and members of management of Transocean Sedco Forex have no knowledge of any current effort to obtain control of Transocean Sedco Forex or to accumulate large amounts of its ordinary shares. However, the availability of additional ordinary shares could make any attempt to gain control of Transocean Sedco Forex or of the board of directors more difficult. Authorized but unissued ordinary shares could be issued in an effort to dilute the share ownership and voting power of any person or entity desiring to acquire control of Transocean Sedco Forex. Issuance of ordinary shares may have the effect of discouraging or lessening the likelihood of the change of control. These shares could also be issued to other persons or entities who support the board of directors in opposing a takeover attempt that the board considers not to be in the best interests of Transocean Sedco Forex and its shareholders.

     In evaluating this proposal, shareholders should consider the effect of the other provisions of Transocean Sedco Forex's articles of association that may have anti-takeover consequences, which are described in this joint proxy statement/prospectus under "Description of Capital Stock of Transocean Sedco Forex -- Limitation on Changes in Control."

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Approval of this proposal requires the affirmative vote of holders of at least a majority of the ordinary shares present in person or by proxy at the extraordinary general meeting and entitled to vote on this matter. Approval of the proposal is a condition to the merger because Transocean Sedco Forex does not have enough authorized but unissued ordinary shares to effect the merger. If approved, this proposal will be implemented only if the merger is completed.

     FOR THE REASONS DESCRIBED ABOVE, TRANSOCEAN SEDCO FOREX'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO INCREASE TRANSOCEAN SEDCO FOREX'S AUTHORIZED ORDINARY SHARE CAPITAL TO $8,000,000, CONSISTING OF 800,000,000 ORDINARY SHARES, PAR VALUE $0.01 PER SHARE.

                       TRANSOCEAN SEDCO FOREX'S PROPOSAL
                     TO AMEND ITS LONG-TERM INCENTIVE PLAN

DESCRIPTION OF THE PROPOSAL

     The board of directors of Transocean Sedco Forex has unanimously adopted a resolution to submit to a vote of its shareholders a proposal to amend Transocean Sedco Forex's Long-Term Incentive Plan:

     - to increase the number of ordinary shares reserved for issuance under the incentive plan from 13,300,000 to 19,500,000, such increase of 6,200,000 shares to consist of 6,000,000 shares to be reserved for issuance to employees and 200,000 shares to be reserved for issuance to outside directors; and

     - to increase the aggregate number of shares subject to awards of freestanding share appreciation rights to employees from 250,000 to 300,000.

     As of this date, under the incentive plan there remain only about 6,805,948 shares available for issuance in connection with option grants. Because the merger will substantially increase the number of Transocean Sedco Forex employees, the board believes that the proposed increase in shares reserved for issuance is necessary to maintain adequate flexibility to use the incentive plan to attract and retain qualified employees and directors.

PRINCIPAL PROVISIONS OF THE LONG-TERM INCENTIVE PLAN

     The following summary of the incentive plan is qualified by reference to the full text of the current plan, which, as amended and restated effective as of January 1, 2000, is attached as Annex G to this joint proxy statement/prospectus.

     The incentive plan is administered by the executive compensation committee of the board of directors, all of the members of which are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the U.S. Internal Revenue Code. It is intended that the grant of awards under the amended incentive plan, after approval by shareholders, will satisfy the requirements of
Section 162(m) of the code, as applicable to limitations on deductions of compensation expenses in excess of $1 million for certain executive officers.

     The committee designates the employees of Transocean Sedco Forex and its subsidiaries and affiliated companies to be granted awards under the incentive plan and the type and amount of awards to be granted. The committee has authority to interpret and amend the incentive plan, adopt administrative regulations for the operation of the incentive plan and determine and amend the terms of awards to employees under the incentive plan. However, the committee has no authority to vary the amount or terms of awards to outside directors from those set forth in the incentive plan.

     Under the incentive plan, options to purchase ordinary shares, share appreciation rights in tandem with options, freestanding share appreciation rights, restricted shares and cash performance awards may be granted to employees at the discretion of the committee. The committee may provide for a supplemental cash payment upon the exercise of an option or share appreciation right to cover the employee's tax burden associated with the exercise. In addition, the incentive plan provides for automatic awards to outside directors of options to purchase 4,000 ordinary shares or, in the case of outside directors who reside in Norway, share appreciation rights with respect to 4,000 ordinary shares. An automatic award to an outside director is granted at the time the individual becomes such a director, as well as at each annual meeting of Transocean Sedco Forex's shareholders at which the individual remains or is reelected as a director.

     The aggregate number of ordinary shares that may be issued under the incentive plan may not exceed 12,900,000 shares with respect to awards to employees, reduced by the number of shares which have previously been issued with respect to awards to employees. Cash tax-offset supplemental payments will not count against these limits. Lapsed, forfeited or canceled awards, including options canceled upon the exercise of tandem share appreciation rights, will not count against these limits and can be regranted under the incentive plan. If the exercise price of an option is paid in ordinary shares or if ordinary shares are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares will also not count against the above limits. No employee may be granted options or restricted shares with respect to more than 600,000 ordinary shares in any fiscal year. The aggregate number of ordinary shares subject to awards to outside directors may not exceed 400,000. The aggregate number of ordinary shares subject to awards of freestanding share appreciation rights to employees may not exceed 250,000. The shares issued under the incentive plan may be ordinary shares held in treasury or authorized but unissued ordinary shares.

     Transocean Sedco Forex's officers are eligible to participate in the incentive plan, as are employees of Transocean Sedco Forex and its subsidiaries, and of partnerships or joint ventures in which Transocean Sedco Forex and its subsidiaries have a significant ownership interest, as determined by the committee. Outside directors of Transocean Sedco Forex are automatically granted options or, for outside directors residing in Norway, share appreciation rights that have the terms specified in the incentive plan. Outside directors are not eligible for any other awards under the incentive plan. Approximately 311 current employees and nine current outside directors have received awards under the incentive plan. All of Transocean Sedco Forex's employees are eligible to receive awards under the incentive plan at present.

     The committee determines, in connection with each option awarded to an employee, the exercise price, whether that price is payable in cash, ordinary shares or by cashless exercise, the terms and conditions of exercise, whether the option will qualify as an incentive stock option under the U.S. Internal Revenue Code, or a non-qualified option, restrictions on transfer of the option and other provisions not inconsistent with the incentive plan. The committee is also authorized to grant share appreciation rights to incentive plan participants, either as freestanding awards or in tandem with an option. Every share appreciation right entitles the participant, upon exercise of the share appreciation right, to receive in cash or ordinary shares a value equal to the excess of the market value of a specified number of ordinary shares at the time of exercise, over the exercise price established by the committee. The incentive plan requires that the exercise price of options and share appreciation rights be at least equal to fair market value on the date of grant, except with respect to options granted within 90 days of the closing of Transocean Sedco Forex's initial public offering in June 1993. The term of options and share appreciation rights under the incentive plan may not exceed 10 years, except that the committee may extend the term for up to one year following the death of the participant.

     The committee is authorized to grant employees awards of restricted shares. The committee determines the terms, conditions, restrictions and contingencies applicable to awards of restricted shares. Awards of restricted shares may be designated as "qualified performance-based compensation" under Section 162(m) of the U.S. Internal Revenue Code. The performance goals will be based on the same criteria as the cash performance awards discussed below.

     The committee may also provide for cash performance awards to employees based on the achievement of one or more objective performance goals. Cash performance awards may be designated as "qualified performance-based compensation" under Section 162(m) of the U.S. Internal Revenue Code. If so designated, the cash performance awards will be contingent upon the performance of Transocean Sedco Forex during the performance period, as measured by targets established by the committee, based on any one or more of:

     - sales;

     - operating profits;

     - operating profits before interest expense and taxes;

     - net earnings;

     - earnings per share;

     - return on equity;
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     - return on assets;

     - return on invested capital;

     - total shareholder return;

     - cash flow;

     - debt-to-equity ratio;

     - market share;

     - stock price;

     - economic value added; and

     - market value added.

     Such performance measures may be applied to Transocean Sedco Forex on a consolidated basis and to a business unit, as an absolute measure or as a measure relative to a peer group of companies. The committee will establish the performance objectives for an award in writing no later than 90 days after beginning of the fiscal year to which the award relates.

     The number and kind of shares covered by the incentive plan and by outstanding awards under the incentive plan and the exercise price of outstanding awards are subject to adjustment in the event of any:

     - reorganization;

     - recapitalization;

     - stock dividend;

     - stock split;

     - merger;

     - consolidation;

     - extraordinary cash dividend;

     - split-up;

     - spin-off;

     - combination; or

     - exchange of shares.

     Upon the occurrence of a change of control, following the grant of an award, (1) all outstanding restricted shares will immediately vest, (2) all options and share appreciation rights held by outside directors will become immediately exercisable and will remain exercisable for the remainder of their term, and (3) all outstanding options, tandem share appreciation rights and freestanding share appreciation rights held by then-current employees will become immediately exercisable and will remain exercisable for the remainder of their term.

     The incentive plan is not limited in duration by its terms. However, pursuant to Section 422(b)(2) of the U.S. Internal Revenue Code, no option that is intended to constitute an incentive stock option may be granted under the incentive plan after May 1, 2003. The Transocean Sedco Forex board of directors may at any time amend, suspend or terminate the incentive plan, but in doing so cannot adversely affect any outstanding awards without the grantee's written consent. In addition, the board of directors may not increase the number of shares reserved for issuance under the incentive plan or change the minimum option or share appreciation right price without shareholder approval.

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     The amount and type of awards to be granted in the future under the incentive plan to the named officers, to all executive officers as a group and to all other employees are not currently determinable.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of incentive stock options, non-qualified stock options, share appreciation rights and restricted share awards issued under the incentive plan. The discussion is general in nature and does not take into account a number of considerations that may apply based on the circumstances of a particular participant under the incentive plan, including the possibility that a participant may not be subject to U.S. federal income taxation. When the term "Transocean Sedco Forex" is used in this section, the term is understood to mean the U.S. subsidiary of Transocean Sedco Forex.

  Options

     Some of the options issuable under the incentive plan may constitute "incentive stock options" within the meaning of Section 422 of the U.S. Internal Revenue Code, while other options granted under the incentive plan will be non-qualified stock options. The U.S. Internal Revenue Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is an item of tax adjustment that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option, assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise, referred to as a disqualifying disposition, any gain will be taxed to the optionee as the appropriate type of capital gain, depending on the actual holding period from the exercise date. In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable ordinary income, subject to withholding, in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss. No deduction is available to Transocean Sedco Forex upon the grant or exercise of an incentive stock option, although a deduction may be available if the employee sells the shares acquired upon exercise before the applicable holding period expires, whereas upon exercise of a non-qualified stock option, Transocean Sedco Forex is entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee's termination of employment other than upon death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.

  Share Appreciation Rights

     The amount of any cash or the fair market value of any share received by the holder upon the exercise of share appreciation rights under the incentive plan will be subject to ordinary income tax in the year of receipt, and Transocean Sedco Forex will be entitled to a deduction for that amount.

  Restricted Share Awards

     Generally, a grant of ordinary shares under the incentive plan, which shares are subject to vesting and transfer restrictions, will not result in taxable income to the recipient for U.S. federal income tax purposes or a tax deduction to Transocean Sedco Forex in the year of the grant. Generally, the recipient will be taxed on the value of the ordinary shares as ordinary income in the years in which the restrictions on the shares lapse. The value of the ordinary shares will be the fair market value of the shares on the dates the restrictions terminate, less any consideration paid for the ordinary shares. Under Section 83(b) of the
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U.S. Internal Revenue Code, any recipient may elect to treat the fair market value of the ordinary shares on the date of a grant as compensation income in the year of the grant, provided the recipient makes the election pursuant to
Section 83(b) of the code within 30 days after the date of the grant. In any case, Transocean Sedco Forex will receive a deduction for U.S. federal income tax purposes equal to the amount of compensation included in the recipient's income in the year in which that amount is so included.

  Cash Performance Awards

     Payments of cash performance awards will be ordinary income to the recipient in the year paid, and Transocean Sedco Forex will be entitled to a deduction for that amount in the year in which it is so included.

  Other

     In general, a U.S. federal income tax deduction is allowed to Transocean Sedco Forex in an amount equal to the ordinary income recognized by a participant with respect to awards under the incentive plan, provided that the amount constitutes an ordinary and necessary business expense of Transocean Sedco Forex. However, Transocean Sedco Forex will not be entitled to a deduction to the extent compensation in excess of $1 million is paid to an executive officer named in Transocean Sedco Forex's proxy statement who was employed by Transocean Sedco Forex at year-end, unless the compensation qualifies as "performance based" under Section 162(m) of the U.S. Internal Revenue Code or other exceptions apply. In addition, Transocean Sedco Forex will not be entitled to a deduction with respect to payments to employees that are contingent upon a change of control if those payments are deemed to constitute "excess parachute payments" under Section 280G of the U.S. Internal Revenue Code and do not qualify as reasonable compensation pursuant to that section; such payments will subject the recipients to a 20% excise tax.

     A participant's tax basis in shares acquired upon exercise of an option under the incentive plan is equal to the sum of the price paid for the ordinary shares, if any, and the amount of ordinary income recognized by the participant on the receipt or transfer of the shares acquired upon exercise of an option. The participant's holding period for the shares begins upon the receipt of the ordinary shares acquired upon exercise of an option. If a participant sells the ordinary shares, assuming there is no disqualifying disposition of an "incentive stock option," any difference between the amount realized in the sale and the participant's tax basis in the shares is taxed as long-term or short-term capital gain or loss, provided the shares are held as a capital asset on the date of sale, and depending on the participant's holding period for the shares.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of at least a majority of the votes cast on the proposal at the extraordinary general meeting is required for approval of the amendment of the incentive plan, provided that the total number of votes cast represent a majority of the votes entitled to be cast.

     Approval of this proposal is not a condition to the merger but, if approved, it will be implemented only if the merger is completed.

     TRANSOCEAN SEDCO FOREX'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AND RATIFY THE ADOPTION OF THE AMENDMENT TO TRANSOCEAN SEDCO FOREX'S LONG-TERM INCENTIVE PLAN.

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                      TRANSOCEAN SEDCO FOREX'S PROPOSAL TO
                     AMEND ITS EMPLOYEE STOCK PURCHASE PLAN

DESCRIPTION OF THE PROPOSAL

     The board of directors of Transocean Sedco Forex has unanimously adopted a resolution to submit to a vote of the shareholders a proposal to amend Transocean Sedco Forex's Employee Stock Purchase Plan to increase the number of ordinary shares reserved for issuance under the stock purchase plan to 1,500,000.

     The purpose of Transocean Sedco Forex's stock purchase plan is to encourage and assist Transocean Sedco Forex's employees to acquire an equity interest in Transocean Sedco Forex through the purchase of ordinary shares. Transocean Sedco Forex's board of directors believes the stock purchase plan is achieving its purpose, and believes that to continue to carry out its purpose and to provide for the substantial increase in the size of the workforce as a result of the merger, it is necessary to amend the stock purchase plan to increase the number of ordinary shares reserved for issuance under the stock purchase plan from 750,000 ordinary shares to 1,500,000 ordinary shares. Of the 750,000 ordinary shares currently reserved for issuance under the plan, approximately 410,000 shares are expected to remain available after giving effect to the 2000 purchase period.

     Approval of the amendment to increase the number of shares reserved for issuance under the stock purchase plan is not a condition to the merger. If this proposal is approved, it will be implemented only if the merger is completed. The stock purchase plan will terminate after all Transocean Sedco Forex ordinary shares covered by the stock purchase plan have been purchased, unless Transocean Sedco Forex's board of directors terminates the plan earlier.

PRINCIPAL PROVISIONS OF THE EMPLOYEE STOCK PURCHASE PLAN

     The following summary of the stock purchase plan is qualified by reference to the full text of the current plan, as amended and restated effective January 1, 2000, which is attached as Annex H to this joint proxy statement/prospectus.

     Under the stock purchase plan, all full-time employees of Transocean Sedco Forex, and any subsidiary of Transocean Sedco Forex that has, with the consent of Transocean Sedco Forex's board of directors, adopted the stock purchase plan, who do not own, or hold options to acquire, five percent or more of the total combined voting power or value of Transocean Sedco Forex's ordinary shares, are eligible to participate in the stock purchase plan. Currently, approximately 4,300 employees of Transocean Sedco Forex are eligible to participate in the stock purchase plan. Participants in the stock purchase plan may purchase Transocean Sedco Forex ordinary shares through payroll deductions on an after-tax basis over a plan year beginning on each January 1 and ending on the following December 31 during the term of the stock purchase plan. A participant's right to participate in the stock purchase plan terminates immediately when a participant ceases to be employed by Transocean Sedco Forex. An employee may elect to participate in the stock purchase plan as of any January 1 following his or her completion of six consecutive months of employment by Transocean Sedco Forex. A participant may elect to make contributions each pay period in an amount not less than two percent of the participant's monthly compensation, with no dollar minimum, subject to a monthly limitation equal to twenty percent of his base monthly earnings or such other amount established by the Transocean Sedco Forex board of directors compensation committee, taking into account a "maximum share limitation." The maximum share limitation is the number of ordinary shares derived by dividing $25,000 by the fair market value, as defined below, of ordinary shares determined as of the date of grant. The contributions will be held in trust during a plan year, and interest will be credited to the participant's account. Unless a participant elects otherwise, the dollar amount in the participant's account at the end of the plan year will then be used to purchase as many whole ordinary shares as the funds in his or her account will allow. The purchase price for the stock will be 85 percent of the lesser of (1) its fair market value on the first trading day of the plan year or (2) its fair market value on the last trading day of the plan year. "Fair market value" means the closing composite sales price per ordinary share on the New York Stock Exchange on the applicable date. Any

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cash remaining in the participant's account will be carried over to the next plan year. If the participant elects not to purchase ordinary shares at the end of the plan year, such participant will receive a return of his or her payroll deductions during the plan year plus the interest accrued on such deductions. At the end of each plan year, participants will receive a statement of their account balances, including interest earned and the number of whole ordinary shares purchased and in the accounts. Any dividends on ordinary shares held in a participant's account will be credited to his or her account.

     A participant may elect to withdraw his or her entire contributions for the current year from the stock purchase plan at any time prior to the purchase of Transocean Sedco Forex ordinary shares. Any participant who so elects will receive his or her entire account balance, including interest and dividends, if any. A participant who suspends his or her payroll deductions or withdraws contributions cannot resume participation in the stock purchase plan during that plan year and must reenroll in the stock purchase plan the following year in order to participate. A participant may also elect at any time to withdraw ordinary shares held in his or her account for at least one year. Although the plan provides that a participant may not sell ordinary shares held in the participant's account for less than three months, this restriction has been waived by the Finance and Benefits Committee. In the event of a participant's death, amounts credited to his or her account, including interest and dividends, if applicable, will be paid in cash, and a certificate for any ordinary shares will be delivered to his or her designated beneficiaries or other legal representative.

     Transocean Sedco Forex's board of directors generally may amend or terminate the stock purchase plan at any time, provided that approval of Transocean Sedco Forex's shareholders must be obtained for any amendment to the stock purchase plan if required under Section 423 of U.S. Internal Revenue Code or any other applicable law or regulation. Section 423 of the U.S. Internal Revenue Code currently requires shareholder approval of a plan amendment that would change the number of shares reserved for issuance under the stock purchase plan.

     The shares to be issued pursuant to the stock purchase plan may be ordinary shares held in treasury or authorized but unissued ordinary shares.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of employee stock purchase plans. The discussion is general in nature and does not take into account a number of considerations that may apply based on the circumstances of a particular participant under the stock purchase plan, including the possibility that a participant may not be subject to U.S. federal income taxation. When the term "Transocean Sedco Forex" is used in this section, the term is understood to mean the U.S. subsidiary of Transocean Sedco Forex.

     Transocean Sedco Forex intends for the stock purchase plan to constitute an "employee stock purchase plan" under the provisions of Section 423 of the U.S. Internal Revenue Code. Stock purchase plan participants will recognize taxable ordinary income upon disposition of the ordinary shares acquired under the stock purchase plan if such shares are disposed of in a "disqualifying disposition," which is a disposition of the shares before the later of (1) two years from the date an option to purchase stock was issued under the plan or (2) one year from the date that shares acquired pursuant to the plan were transferred to the participant. This taxable income will equal the amount by which the fair market value of the shares on the exercise date exceeds the purchase price of the shares, but in no event will the income recognized exceed the sales proceeds for such shares reduced by the purchase price for such shares. If a participant sells or otherwise disposes of his or her shares after the above holding period so that there is no disqualifying disposition, the participant would realize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares at the time of the disposition over the exercise price or (b) the excess of the fair market value of the shares at the time the option was granted over the option price. If a participant sells the ordinary shares acquired under the stock purchase plan, assuming there is no disqualifying disposition, any difference between the amount realized in the sale and the participants' tax basis in the shares (which would include any ordinary income recognized with respect to the shares) is

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taxed as long-term or short-term capital gain or loss, provided the shares are held as a capital asset on the date of sale, and depending on the participant's holding period for the shares.

     Transocean Sedco Forex is entitled to a deduction for U.S. federal income tax purposes for dispositions of shares acquired by participants in the stock purchase plan only to the extent that a participant realizes ordinary income as a result of a disqualifying disposition of shares acquired under the stock purchase plan.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the votes cast on the proposal at the extraordinary general meeting is required for approval of the amendment of the stock purchase plan, provided that the total number of votes cast represent a majority of the votes entitled to be cast.

     Approval of this proposal is not a condition to the merger but, if approved, it will be implemented only if the merger is completed.

     TRANSOCEAN SEDCO FOREX'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AND RATIFY THE ADOPTION OF THE AMENDMENT TO TRANSOCEAN SEDCO FOREX'S EMPLOYEE STOCK PURCHASE PLAN.

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                         R&B FALCON'S PROPOSAL TO AMEND
                        ITS CERTIFICATE OF INCORPORATION

GENERAL

     The board of directors of R&B Falcon has unanimously adopted a resolution declaring advisable an amendment to R&B Falcon's certificate of incorporation. If both the amendment and the merger proposal are approved by R&B Falcon's common shareholders, the amendment will take effect immediately prior to the effective time of the merger.

PURPOSE OF THE AMENDMENT

     The purpose of the amendment is to satisfy requirements to permit the merger to be tax-free to R&B Falcon's common shareholders, except with respect to cash received in lieu of fractional shares and except with respect to some 5% shareholders of R&B Falcon who will own 5% or more of the ordinary shares of Transocean Sedco Forex after the merger.

DESCRIPTION OF THE PROPOSED AMENDMENT

     The amendment will grant holders of R&B Falcon's 13.875% cumulative redeemable preferred shares voting rights in the election of R&B Falcon's directors. Each preferred share will have 0.1787 votes per share in the election of directors and will vote together with the common shareholders and any other class or series of shares that generally votes together with the common shares as one class. As a result of the conversion in the merger of each of the one million TSF Delaware common shares outstanding before the merger into one R&B Falcon common share and each R&B Falcon common share outstanding before the merger into the right to receive 0.5 Transocean Sedco Forex ordinary shares, Transocean Holdings will hold all of the one million outstanding common shares of R&B Falcon after the merger. These shares will constitute more than a majority of the total voting power of R&B Falcon after the merger. The certificate of incorporation of R&B Falcon does not provide for cumulative voting. As a result, Transocean Holdings will be in a position to elect all of the directors of R&B Falcon after the merger. As of the date of this joint proxy statement/prospectus, assuming the adoption of this proposal and the completion of the merger, the voting power of the preferred shares would represent approximately 6% of the total voting power of the preferred shares and the common shares.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Approval of this proposal requires the affirmative vote of at least a majority of R&B Falcon's outstanding common shares. Approval of this proposal is a condition to the merger. The amendment to the certificate of incorporation will not be effected if the merger is not consummated.

     FOR THE REASONS DESCRIBED ABOVE, R&B FALCON'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT R&B FALCON'S COMMON SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO R&B FALCON'S CERTIFICATE OF INCORPORATION.

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                                    EXPERTS

     The consolidated balance sheet of Transocean Sedco Forex Inc. and Subsidiaries as of December 31, 1999, and the related combined statements of operations, equity, and cash flows for the year then ended (and the financial statement schedule), incorporated by reference in this joint proxy statement/prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated herein, and are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The combined balance sheet as of December 31, 1998 and the related combined statements of operations, equity and cash flows for each of the two years in the period ended December 31, 1998 incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K of Transocean Sedco Forex have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated balance sheets of R&B Falcon as of December 31, 1999 and 1998 and the related statements of operations, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1999, incorporated by reference in this joint proxy statement/prospectus and elsewhere in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     With respect to the unaudited interim financial information for the quarters ended March 31, 2000 and 1999 and June 30, 2000 and 1999, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

                                 LEGAL MATTERS

     The validity of the Transocean Sedco Forex ordinary shares and the Transocean warrants to be issued pursuant to the terms of the merger agreement will be passed upon for Transocean Sedco Forex by Walkers, Cayman Islands.

     Cravath, Swaine & Moore, New York, New York, will pass upon certain U.S. federal income tax consequences of the merger for R&B Falcon. Baker Botts L.L.P., Houston, Texas, will pass upon certain U.S. federal income tax consequences of the merger for Transocean Sedco Forex.

                          FUTURE SHAREHOLDER PROPOSALS

     Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. In general, under Rule 14a-8 a proposal for a regularly scheduled annual meeting must be received at the company's principal executive offices not less than 120 calendar days before the date of the company's proxy statement released to shareholders in connection with the previous year's annual meeting. For a special meeting, the deadline is a reasonable time before the company begins to print and mail its proxy materials. In addition to complying with the applicable deadline, shareholder proposals must also be otherwise eligible for inclusion.

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TRANSOCEAN SEDCO FOREX

     Transocean Sedco Forex has already held its 2000 annual meeting. In order for proposals to be considered for inclusion in the proxy statement and proxy card relating to the 2001 annual general meeting of shareholders of Transocean Sedco Forex, those proposals must be received at Transocean Sedco Forex's principal executive offices, 4 Greenway Plaza, Houston, Texas 77046, by no later than December 9, 2000. However, if the date of the 2001 annual general meeting changes by more than 30 days from the date of the 2000 annual general meeting, the deadline is a reasonable time before Transocean Sedco Forex begins to print and mail their proxy materials. Transocean will notify shareholders of this deadline in a Quarterly Report on Form 10-Q or in another communication to shareholders. Shareholder proposals must also be otherwise eligible for inclusion.

     If you desire to bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8, you must follow the procedures set forth in Transocean Sedco Forex's articles of association. The articles of association provide generally that if you desire to propose any business at an annual meeting of shareholders, you must give Transocean written notice not less than 90 days prior to the anniversary of the originally scheduled date of the immediately preceding annual meeting. The deadline under Transocean Sedco Forex's articles of association for submitting proposals will be February 11, 2001 for the 2001 annual meeting unless it is more than 30 days before or after the anniversary of the 2000 annual meeting. However, if the date of the forthcoming annual meeting is more than 30 days before or after that anniversary date, the deadline is the close of business on the tenth day after Transocean Sedco Forex publicly discloses the meeting date. Your notice must set forth:

     - a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting;

     - your name and address;

     - a representation that you are a holder of record of Transocean Sedco Forex ordinary shares entitled to vote at the meeting, or if the record date for the meeting is subsequent to the date required for shareholder notice, a representation that you are a holder of record at the time of the notice and intend to be a holder of record on the date of the meeting, and, in either case, intend to appear in person or by proxy at the meeting to propose that business; and

     - any material interest you have in the business.

     If you desire to nominate directors at an annual meeting, you must give Transocean Sedco Forex written notice within the time period described in the preceding paragraph. If you desire to nominate directors at a special meeting at which the board of directors has determined that directors will be elected, you must give Transocean Sedco Forex written notice by the close of business on the tenth day following Transocean Sedco Forex's public disclosure of the meeting date. Your notice must set forth:

     - your name and address and the name and address of the person or persons to be nominated;

     - a representation that you are a holder of record of Transocean Sedco Forex ordinary shares entitled to vote at the meeting or, if the record date for the meeting is subsequent to the date required for that shareholder notice, a representation that you are a holder of record at the time of the notice and intend to be a holder of record on the date of the meeting and, in either case, setting forth the class and number of shares so held, including shares held beneficially;

     - a representation that you intend to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice;

     - a description of all arrangements or understandings between you and each nominee you propose and any other person or persons under which the nomination or nominations are being made by you;

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     - any other information regarding each nominee you propose that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

     - the consent of each nominee to serve as a director if so elected.

     The chairman of the meeting may refuse to transact any business or to acknowledge the nomination of any person if you fail to comply with the foregoing procedures.

     You may obtain a copy of Transocean Sedco Forex's articles of association, in which these procedures are set forth, upon written request to Eric B. Brown, Secretary, Transocean Sedco Forex Inc., 4 Greenway Plaza, Houston, Texas 77046 or see "Where You Can Find More Information."

R&B FALCON

     R&B Falcon has already held its 2000 annual meeting. R&B Falcon will hold an annual meeting in the year 2001 only if the merger has not already been completed. If the annual meeting is held, any shareholder intending to present a proposal for action at R&B Falcon's 2001 annual meeting and wishing to have the proposal included in R&B Falcon's proxy statement must notify R&B Falcon in writing no later than December 27, 2000. Proposals should be addressed to R&B Falcon at 901 Threadneedle, Houston, Texas 77079.

     R&B Falcon's bylaws require written notice to R&B Falcon of a nomination for election as a director (other than a nomination by the Board) and of the submission of a proposal (other than a proposal by the Board) for consideration at an annual meeting of shareholders. The notice must contain certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, as the case may be, and be furnished to R&B Falcon not less than 60 days or more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. A copy of the applicable bylaw provisions may be obtained, without charge, upon written request to the Secretary of R&B Falcon at 901 Threadneedle, Houston, Texas 77079 or see "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires Transocean Sedco Forex and R&B Falcon to file information with the Securities and Exchange Commission concerning their respective business and operations. Accordingly, Transocean Sedco Forex and R&B Falcon file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document Transocean Sedco Forex and R&B Falcon file at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC's web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     Transocean Sedco Forex has filed with the SEC a registration statement on Form S-4. This joint proxy statement/prospectus is a part of the registration statement and constitutes a prospectus of Transocean Sedco Forex for the Transocean Sedco Forex ordinary shares to be issued to holders of R&B Falcon common shares in the merger, for the warrants to purchase Transocean Sedco Forex ordinary shares deemed to be issued to holders of warrants to purchase R&B Falcon common shares as a result of Transocean Sedco Forex's assumption of those warrants in the merger and for Transocean Sedco Forex ordinary shares issued upon exercise of those warrants and options to purchase R&B Falcon common shares outstanding at the effective time of the merger. As allowed by the SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information with respect to Transocean Sedco Forex and the Transocean Sedco Forex ordinary shares, you should consult the registration statement and its exhibits.

Statements contained in this joint proxy statement/prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for additional information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

     SEC rules and regulations permit us to "incorporate by reference" the information Transocean Sedco Forex and R&B Falcon files with the SEC. This means that we can disclose important information to you by referring you to the other information Transocean Sedco Forex and R&B Falcon have filed with the SEC. The information that we incorporate by reference is considered to be part of this joint proxy statement/prospectus. Information that Transocean Sedco Forex and R&B Falcon file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the documents listed below and any filings Transocean Sedco Forex or R&B Falcon will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this document, but prior to the date of their respective shareholder meeting:

     For Transocean Sedco Forex:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     - Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000; and

     - Current Reports on Form 8-K filed with the SEC on January 12, 2000, March 10, 2000, April 4, 2000, May 24, 2000, August 21, 2000, September 22,
       2000 and October 26, 2000.

     For R&B Falcon:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     - Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000; and

     - Current Reports on Form 8-K filed with the SEC on August 22, 2000, October 26, 2000 and October 27, 2000.


     You can request a free copy of the above filings or any filings subsequently incorporated by reference into this joint proxy statement/prospectus by writing or calling:


         For Transocean Sedco Forex:
         Transocean Sedco Forex Inc.
         4 Greenway Plaza
         Houston, Texas 77046
         Attn: Jeffrey L. Chastain, Director of Investor Relations and Communications

         Telephone requests may be directed to (713) 232-7500.

         For R&B Falcon:
         R&B Falcon Corporation
         901 Threadneedle
         Houston, Texas 77079
         Attn: Charles R. Ofner, Senior Vice President

         Telephone requests may be directed to (281) 496-5000.

     In order to ensure timely delivery of these documents, you should make such request by December 5, 2000.


     Neither Transocean Sedco Forex nor R&B Falcon has authorized anyone to give any information or make any representation about the merger or about the respective companies that differs from or adds to the information in this joint proxy statement/prospectus or in the documents that Transocean Sedco Forex files publicly with the SEC. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this joint proxy statement/prospectus or in the documents that Transocean Sedco Forex files publicly with the SEC.

     If you live in a jurisdiction where it is unlawful to offer to exchange or sell, to ask for offers to exchange or buy, or to ask for proxies regarding the securities offered by this joint proxy statement/ prospectus, or if you are a person to whom it is unlawful to direct such activities, the offer presented by this joint proxy statement/prospectus is not extended to you.

     The information contained in this joint proxy statement/prospectus speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER

                                     among

                          TRANSOCEAN SEDCO FOREX INC.,

                           TRANSOCEAN HOLDINGS INC.,

                               TSF DELAWARE INC.

                                      and

                             R&B FALCON CORPORATION

                          Dated as of August 19, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE 1  THE MERGER.......................................   A-1
  Section 1.1  The Merger...................................   A-1
  Section 1.2  The Closing..................................   A-1
  Section 1.3  Effective Time...............................   A-1
ARTICLE 2  ARTICLES OF ASSOCIATION OF PARENT AND CERTIFICATE
           OF INCORPORATION AND BYLAWS OF THE SURVIVING
           ENTITY...........................................   A-2
  Section 2.1  Articles of Association of Parent............   A-2
  Section 2.2  Certificate of Incorporation of the Surviving
     Entity.................................................   A-2
  Section 2.3  Bylaws of the Surviving Entity...............   A-2
ARTICLE 3  DIRECTORS AND OFFICERS OF THE SURVIVING ENTITY
           AND DIRECTORS OF PARENT..........................   A-2
  Section 3.1  Directors of Surviving Entity................   A-2
  Section 3.2  Officers of Surviving Entity.................   A-2
  Section 3.3  Board of Directors of Parent.................   A-2
ARTICLE 4  CONVERSION OF COMPANY COMMON STOCK...............   A-3
  Section 4.1  Merger Ratio.................................   A-3
  Section 4.2  Conversion of Capital Stock of the Company
     and Merger Sub.........................................   A-3
  Section 4.3  Exchange of Certificates Representing Company
     Common Stock...........................................   A-5
  Section 4.4  Adjustment of Merger Ratios..................   A-6
  Section 4.5  Rule 16b-3 Approval..........................   A-6
ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF COMPANY........   A-7
  Section 5.1  Existence; Good Standing; Corporate
     Authority..............................................   A-7
  Section 5.2  Authorization, Validity and Effect of
     Agreements.............................................   A-7
  Section 5.3  Capitalization...............................   A-7
  Section 5.4  Significant Subsidiaries.....................   A-8
  Section 5.5  Compliance with Laws; Permits................   A-8
  Section 5.6  No Conflict..................................   A-8
  Section 5.7  SEC Documents................................   A-9
  Section 5.8  Litigation...................................  A-10
  Section 5.9  Absence of Certain Changes...................  A-10
  Section 5.10 Taxes........................................  A-10
  Section 5.11 Employee Benefit Plans.......................  A-11
  Section 5.12 Labor Matters................................  A-12
  Section 5.13 Environmental Matters........................  A-13
  Section 5.14 Intellectual Property........................  A-13
  Section 5.15 Decrees, Etc.................................  A-13
  Section 5.16 Insurance....................................  A-14
  Section 5.17 No Brokers...................................  A-14
  Section 5.18 Opinion of Financial Advisor.................  A-14
  Section 5.19 Parent Share Ownership.......................  A-14
  Section 5.20 Vote Required................................  A-14
  Section 5.21 Ownership of Drilling Rigs and Drillships....  A-14
  Section 5.22 Undisclosed Liabilities......................  A-15
  Section 5.23 Certain Contracts............................  A-15
  Section 5.24 Capital Expenditure Program..................  A-15
  Section 5.25 Improper Payments............................  A-16
  Section 5.26 Amendment to the Company Rights Agreement....  A-16

                                                              PAGE
                                                              ----
ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF PARENT, SUB AND
           MERGER SUB.......................................  A-16
  Section 6.1  Existence; Good Standing; Corporate
     Authority..............................................  A-16
  Section 6.2  Authorization, Validity and Effect of
     Agreements.............................................  A-16
  Section 6.3  Capitalization...............................  A-16
  Section 6.4  Significant Subsidiaries.....................  A-17
  Section 6.5  Compliance with Laws; Permits................  A-17
  Section 6.6  No Conflict..................................  A-18
  Section 6.7  SEC Documents................................  A-18
  Section 6.8  Litigation...................................  A-19
  Section 6.9  Absence of Certain Changes...................  A-19
  Section 6.10 Taxes........................................  A-19
  Section 6.11 Employee Benefit Plans.......................  A-20
  Section 6.12 Labor Matters................................  A-21
  Section 6.13 Environmental Matters........................  A-21
  Section 6.14 Intellectual Property........................  A-22
  Section 6.15 Decrees, Etc.................................  A-22
  Section 6.16 Insurance....................................  A-22
  Section 6.17 No Brokers...................................  A-22
  Section 6.18 Opinion of Financial Advisor.................  A-22
  Section 6.19 Company Stock Ownership......................  A-23
  Section 6.20 Vote Required................................  A-23
  Section 6.21 Ownership of Drilling Rigs and Drillships....  A-23
  Section 6.22 Undisclosed Liabilities......................  A-23
  Section 6.23 Certain Contracts............................  A-23
  Section 6.24 Capital Expenditure Program..................  A-24
  Section 6.25 Improper Payments............................  A-24
ARTICLE 7  COVENANTS........................................  A-24
  Section 7.1  Conduct of Company Business..................  A-24
  Section 7.1A Conduct of Parent Business...................  A-27
  Section 7.2  No Solicitation by the Company...............  A-28
  Section 7.3  No Solicitation by Parent....................  A-29
  Section 7.4  Meetings of Stockholders.....................  A-30
  Section 7.5  Filings; Commercially Reasonable Best
     Efforts, Etc...........................................  A-31
  Section 7.6  Inspection...................................  A-33
  Section 7.7  Publicity....................................  A-33
  Section 7.8  Registration Statement on Form S-4...........  A-33
  Section 7.9  Listing Applications.........................  A-34
  Section 7.10 Letters of Accountants.......................  A-34
  Section 7.11 Agreements of Rule 145 Affiliates............  A-35
  Section 7.12 Expenses.....................................  A-35
  Section 7.13 Indemnification and Insurance................  A-35
  Section 7.14 Employee Matters.............................  A-36
  Section 7.15 Rights Agreement.............................  A-39
  Section 7.16 Delivery of Parent Ordinary Shares...........  A-39
  Section 7.17 Consulting Agreements........................  A-39
  Section 7.18 Assets in the Coastwise Trade................  A-39
  Section 7.19 Obtaining Investment Grade Rating............  A-39
  Section 7.20 Agreement Regarding Company Redeemable
     Preferred Stock........................................  A-40

                                                              PAGE
                                                              ----
ARTICLE 8  CONDITIONS.......................................  A-41
  Section 8.1  Conditions to Each Party's Obligation to
     Effect the Merger......................................  A-41
  Section 8.2  Conditions to Obligation of the Company to
     Effect the Merger......................................  A-42
  Section 8.3  Conditions to Obligation of Parent, Sub and
     Merger Sub to Effect the Merger........................  A-43
ARTICLE 9  TERMINATION......................................  A-43
  Section 9.1  Termination by Mutual Consent................  A-43
  Section 9.2  Termination by Parent or the Company.........  A-43
  Section 9.3  Termination by the Company...................  A-44
  Section 9.4  Termination by Parent........................  A-44
  Section 9.5  Effect of Termination........................  A-45
  Section 9.6  Extension; Waiver............................  A-46
ARTICLE 10 GENERAL PROVISIONS...............................  A-46
  Section 10.1 Nonsurvival of Representations, Warranties
     and Agreements.........................................  A-46
  Section 10.2 Notices......................................  A-46
  Section 10.3 Assignment; Binding Effect; Benefit..........  A-47
  Section 10.4 Entire Agreement.............................  A-47
  Section 10.5 Amendments...................................  A-47
  Section 10.6 Governing Law................................  A-47
  Section 10.7 Counterparts.................................  A-47
  Section 10.8 Headings.....................................  A-47
  Section 10.9 Interpretation...............................  A-48
  Section 10.10 Waivers.....................................  A-48
  Section 10.11 Incorporation of Exhibits...................  A-48
  Section 10.12 Severability................................  A-48
  Section 10.13 Enforcement of Agreement....................  A-48
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D
EXHIBIT E

                           GLOSSARY OF DEFINED TERMS

DEFINED TERMS                                                       WHERE DEFINED
-------------                                                       -------------
Action......................................................   Section 7.13(a)
Affected Employee...........................................   Section 7.14(b)
Agreement...................................................   Preamble
Antitrust Laws..............................................   Section 7.5(c)
Applicable Laws.............................................   Section 5.5(a)
Cause.......................................................   Section 7.14(c)
Certificate of Merger.......................................   Section 1.3
Certificates................................................   Section 4.3(b)
CIC Agreements..............................................   Section 7.14(f)
Closing.....................................................   Section 1.2
Closing Date................................................   Section 1.2
Code........................................................   Recitals
Common Stock Merger Ratio...................................   Section 4.1(a)
Company.....................................................   Preamble
Company Acquisition Proposal................................   Section 7.2(a)
Company Benefit Plans.......................................   Section 5.11(a)
Company Charter Amendment...................................   Section 5.20
Company Common Stock........................................   Section 4.2(b)
Company Disclosure Letter...................................   Article 5 Preface
Company High Yield Debt.....................................   Section 7.19(a)
Company Material Adverse Effect.............................   Section 10.9(c)
Company Material Contract...................................   Section 5.23(a)
Company Option..............................................   Section 4.2(e)(i)
Company Permits.............................................   Section 5.5(b)
Company Permitted Liens.....................................   Section 5.21
Company Real Property.......................................   Section 5.5(d)
Company Redeemable Preferred Stock..........................   Section 4.2(c)
Company Reports.............................................   Section 5.7
Company Right...............................................   Section 5.3
Company Rights Agreement....................................   Section 5.3
Company Stock Plans.........................................   Section 4.1(e)(i)
Company Superior Proposal...................................   Section 7.2(a)
Confidentiality and Standstill Agreement....................   Section 7.2(a)
Cutoff Date.................................................   Section 7.2(d), 7.3(d)
DGCL........................................................   Section 1.1
Effective Time..............................................   Section 1.3
Eligible Company Shareholders...............................   Recitals
Employees...................................................   Section 7.14(d)
Environmental Laws..........................................   Section 5.13(a)
ERISA.......................................................   Section 5.11(a)
ERISA Affiliate.............................................   Section 5.11(b)
Exchange Act................................................   Section 4.5
Exchange Agent..............................................   Section 4.3(a)
Exchange Fund...............................................   Section 4.3(a)
Form S-4....................................................   Section 7.8(a)
Hazardous Materials.........................................   Section 5.13(b)
HSR Act.....................................................   Section 5.6(b)
Indemnified Parties.........................................   Section 7.13(a)
Irrevocable Deposit.........................................   Section 7.20(c)

DEFINED TERMS                                                       WHERE DEFINED
-------------                                                       -------------
Letter of Transmittal.......................................   Section 4.3(b)
Liens.......................................................   Section 5.4
Material Adverse Effect.....................................   Section 10.9(c)
Merger......................................................   Recitals
Merger Sub..................................................   Preamble
Moody's.....................................................   Section 7.19(a)
Nasdaq National Market System...............................   Section 5.6(b)
Non-U.S. Antitrust Laws.....................................   Section 7.5(a)(i)
NYSE........................................................   Section 4.1(c)
Parent......................................................   Preamble
Parent Acquisition Proposal.................................   Section 7.3(a)
Parent Benefit Plans........................................   Section 6.11
Parent Disclosure Letter....................................   Article 6 Preface
Parent Guarantee............................................   Section 7.19(b)
Parent Material Adverse Effect..............................   Section 10.9(c)
Parent Material Contract....................................   Section 6.23(a)
Parent Ordinary Shares......................................   Section 2.1
Parent Ordinary Share Price.................................   Section 4.1(e)
Parent Permits..............................................   Section 6.5(b)
Parent Permitted Liens......................................   Section 6.21
Parent Preference Shares....................................   Section 6.3
Parent Real Property........................................   Section 6.5(d)
Parent Reports..............................................   Section 6.7
Parent Superior Proposal....................................   Section 7.3(a)
Proxy Statement/Prospectus..................................   Section 7.8(a)
Public Offering.............................................   Section 7.20(b)
RBF Finance Co..............................................   Section 7.19(a)
Regulatory Filings..........................................   Section 5.6(b)
Returns.....................................................   Section 5.10(a)
Rule 145 Affiliates.........................................   Section 7.11
Rule 16b-3..................................................   Section 4.5
S&P.........................................................   Section 7.19(a)
SEC.........................................................   Section 4.2(e)(ii)
Securities Act..............................................   Section 4.3(d)
Series A Junior Preferred Stock.............................   Section 5.3
Severance Plan..............................................   Section 7.14(c)
Shelf Registration Statement................................   Section 7.20(a)
Significant Subsidiary......................................   Section 5.4
Sub.........................................................   Preamble
Subsidiary..................................................   Section 10.9(d)
Surviving Entity............................................   Section 1.1
Taxes.......................................................   Section 5.10(e)
Third-Party Provisions......................................   Section 10.3
Warrant Agreement...........................................   Section 4.2(f)
Warrants....................................................   Section 4.2(f)
Year 2000 Bonuses...........................................   Section 7.14(e)
Year 2001 Bonuses...........................................   Section 7.14(e)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 19, 2000, is by and among Transocean Sedco Forex Inc., a company incorporated under the laws of the Cayman Islands ("Parent"), Transocean Holdings Inc., a company organized under the laws of Delaware and a direct wholly owned subsidiary of Parent ("Sub"), TSF Delaware Inc., a company organized under the laws of Delaware and a direct wholly owned subsidiary of Sub ("Merger Sub"), and R&B Falcon Corporation, a company organized under the laws of Delaware (the "Company").

                                    RECITALS

     A. The Merger. At the Effective Time (as defined herein), the parties intend to effect a merger of Merger Sub with and into the Company, with the Company being the surviving entity (the "Merger"), thus enabling Sub to acquire all of the stock of the Company solely in exchange for voting shares of Parent.

     B. Intended U.S. Tax Consequences. The parties to this Agreement intend that, for U.S. federal income tax purposes, the Merger qualify as a reorganization under Section 368(a)(1)(B) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and that the holders of stock of the Company who will not be "five percent transferee shareholders" as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(ii) or who enter into five-year gain recognition agreements in the form provided in Treasury Regulation Section 1.367(a)-8(b) ("Eligible Company Shareholders") and who exchange Company Common Stock (as defined herein) solely for Parent Ordinary Shares (as defined herein) pursuant to the Merger not recognize taxable gain with respect to the Merger pursuant to Section 367(a) of the Code (except with respect to cash received in lieu of fractional shares).

     C. Intended U.S. Accounting Treatment. The parties to this Agreement intend that the Merger be treated as the purchase of the Company by Parent for U.S. generally accepted accounting principles.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     SECTION 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Entity"). The Merger shall have the effects specified herein and in the General Corporation Law of the State of Delaware (the "DGCL").

     SECTION 1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in
Section 8.1, or, if on such day any condition set forth in Section 8.2 or 8.3 has not been fulfilled or waived, as soon as practicable after all the conditions set forth in Article 8 have been fulfilled or waived in accordance herewith or (b) at such other time, date or place as Parent and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     SECTION 1.3 Effective Time. Prior to the Closing, Parent, the Company and Merger Sub shall prepare, and on the Closing Date shall cause a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such section. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time that

Parent and the Company hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                                   ARTICLE 2

              ARTICLES OF ASSOCIATION OF PARENT AND CERTIFICATE OF
                INCORPORATION AND BYLAWS OF THE SURVIVING ENTITY

     SECTION 2.1 Articles of Association of Parent. Subject to the approval by the holders of the issued ordinary shares, par value $.01 per share, of Parent ("Parent Ordinary Shares") as and to the extent required by Cayman Islands law and Parent's memorandum of association and articles of association, as of the Effective Time:

          (a) The authorized ordinary share capital of Parent shall be increased to 800,000,000 Parent Ordinary Shares.

          (b) The maximum number of directors constituting the Board of Directors of Parent shall be increased to 13.

     SECTION 2.2 Certificate of Incorporation of the Surviving Entity. As of the Effective Time, the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Entity; provided, however, that at the Effective Time, the certificate of incorporation of the Company shall be amended to delete Articles Eighth, Ninth and Tenth thereof in their entirety.

     SECTION 2.3 Bylaws of the Surviving Entity. The bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity, until duly amended in accordance with applicable law.

                                   ARTICLE 3

                 DIRECTORS AND OFFICERS OF THE SURVIVING ENTITY
                            AND DIRECTORS OF PARENT

     SECTION 3.1 Directors of Surviving Entity. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity as of the Effective Time, until their successors shall be elected and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Entity.

     SECTION 3.2 Officers of Surviving Entity. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Entity as of the Effective Time, until their successors shall be appointed or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Entity.

     SECTION 3.3 Board of Directors of Parent. The number of directors constituting the Board of Directors of Parent as of the Effective Time shall (a) in the event that the maximum number of directors constituting the Board of Directors of Parent is not increased pursuant to Section 2.1(b), be increased from 10 to 12 or (b) in the event that the maximum number of directors constituting the Board of Directors of Parent is increased pursuant to Section 2.1(b), be increased from 10 to 13, and the Board of Directors of the Company in consultation with Parent shall designate the persons to fill the two or three, as applicable, vacancies created by such increase, with such persons being allocated by Parent as nearly as practicable on a proportionate basis to each of the three classes into which the Board of Directors is divided in accordance with Parent's articles of association. Such designations shall be made no later than promptly after the meeting of Parent's shareholders held in accordance with
Section 7.4. Prior to the Effective Time, the Board of Directors of Parent shall take such action as may be necessary to cause the

Company designees to be elected to the Board of Directors of Parent immediately following the Effective Time.

                                   ARTICLE 4

                       CONVERSION OF COMPANY COMMON STOCK

     SECTION 4.1  Merger Ratio. For purposes of this Agreement,

          (a) the "Common Stock Merger Ratio" shall equal 0.5; and

          (b) the "Parent Ordinary Share Price" shall mean the average of the per share closing prices of the Parent Ordinary Shares as reported on the consolidated transaction reporting system for securities traded on the New York Stock Exchange, Inc. ("NYSE") (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source) for the 20 consecutive trading days ending on the fifth trading day prior to the Closing Date, appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions.

     SECTION 4.2  Conversion of Capital Stock of the Company and Merger Sub.

          (a) At the Effective Time, each share of common stock, par value $.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Entity.

          (b) At the Effective Time, each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled without payment of any consideration therefor pursuant to Section 4.2(d)), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a number of Parent Ordinary Shares equal to the Common Stock Merger Ratio to be transferred by Sub pursuant to the Merger, and each such share of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, a certificate for Parent Ordinary Shares and cash for fractional shares in accordance with Sections 4.3(b) and 4.3(e) upon the surrender of such Certificate.

          (c) At the Effective Time, each share of 13.875% Cumulative Redeemable Preferred Stock of the Company (the "Company Redeemable Preferred Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding and unaffected by the Merger.

          (d) Each share of Company Common Stock issued and held in the Company's treasury and each share of Company Common Stock owned by any wholly owned Subsidiary of the Company or by Parent, Sub or Merger Sub, shall, at the Effective Time and by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor, and no capital shares of Parent or other consideration shall be delivered in exchange therefor.

          (e) (i) At the Effective Time, all options to acquire shares of Company Common Stock (individually, a "Company Option" and collectively, the "Company Options") outstanding at the Effective Time under the Company's stock plans (collectively, the "Company Stock Plans") identified in Section 4.2(e) of the Company Disclosure Letter (as hereinafter defined) shall remain outstanding following the Effective Time, subject to the modifications described in this Section 4.2(e) and in Section 7.14(h). Prior to the Effective Time, the Company and Parent shall take all actions (if any) as may be required to permit the assumption of such Company Options by Parent pursuant to this Section 4.2(e)(i). At the Effective Time, the Company Options shall be assumed by Parent in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which
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     Section 424(a) applies" within the meaning of Section 424 of the Code, or
     (ii) to the extent that the Company Option is not or ceases to qualify as an "incentive stock option" within the meaning of Section 422 of the Code, would be such a corporation were Section 424 of the Code applicable to such option. Each Company Option assumed by Parent shall, to the extent provided by the Company Stock Plans, the option agreements entered into pursuant thereto, and Section 7.14(h), be fully vested and exercisable as of the Effective Time and shall otherwise be subject to the same terms and conditions as under the applicable Company Stock Option Plan and the applicable option agreement entered into pursuant thereto, except that (i) immediately following the Effective Time (A) each Company Option shall be exercisable for that whole number of Parent Ordinary Shares equal to the product (rounded to the nearest whole share) of the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Common Stock Merger Ratio, and (B) the exercise price per Parent Ordinary Share shall be an amount equal to the exercise price per share of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time divided by the Common Stock Merger Ratio (the price per share, as so determined, being rounded down to the nearest whole cent), and (ii) as of the Effective Time, each Company Option identified in Section 4.2(e) of the Company Disclosure Letter shall be deemed modified to remain exercisable for the full scheduled term of such Company Option in the event the holder of such Company Option is involuntarily terminated, for any reason other than Cause (as defined in Section 7.14(c)), within twelve months after the Effective Time.

          (ii) At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a number of Parent Ordinary Shares equal to the number of Parent Ordinary Shares issuable upon the exercise of Company Options assumed by Parent pursuant to this Section 4.2(e). From and after the date of this Agreement, no action shall be taken by the Company or its Subsidiaries to provide for the acceleration of the exercisability of any Company Options in connection with the Merger (except to the extent such acceleration is required under the terms of such Company Options or as set forth in Section 7.14(h)). On the Closing Date, Parent shall file with the U.S. Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (or a post-effective amendment on Form S-8 with respect to the Form S-4 (as defined in Section 7.8) or such other appropriate form) covering all such Parent Ordinary Shares and shall cause such registration statement to remain effective (and shall cause the prospectus or prospectuses relating thereto to remain compliant with applicable securities laws) for as long as there are outstanding any such Company Options.

          (iii) Except as otherwise specifically provided by this Section 4.2(e) and Section 7.14(h), the terms of the Company Options and the relevant Company Stock Plans, as in effect on the Effective Time, shall remain in full force and effect with respect to the Company Options after giving effect to the Merger and the assumptions by Parent as set forth above. As soon as practicable following the Effective Time, Parent shall deliver to the holders of Company Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Company Options, and that such Company Options and such agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 4.2(e) and Section 7.14(h)).

          (f) At the Effective Time, all warrants (the "Warrants") to purchase shares of Company Common Stock issued pursuant to the Warrant Agreement dated April 22, 1999 between the Company and American Stock Transfer and Trust Company (the "Warrant Agreement") shall be assumed by Parent in accordance with the terms of the Warrant Agreement and the Warrant shall be adjusted as provided therein. At the Effective Time, Parent and the Surviving Entity shall enter into a supplemental Warrant Agreement and a supplement to the Warrant Registration Rights Agreement as contemplated by
     Section 17(l) of the Warrant Agreement.

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     SECTION 4.3  Exchange of Certificates Representing Company Common Stock.

          (a) As of the Effective Time, Sub shall deposit, or shall cause to be deposited, with an exchange agent selected by Sub, which shall be Parent's transfer agent for Parent Ordinary Shares or such other party reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock for exchange in accordance with this Article 4, certificates representing the Parent Ordinary Shares to be issued pursuant to Section 4.2 and delivered pursuant to this Section 4.3 in exchange for outstanding shares of Company Common Stock. The Surviving Entity shall provide the Exchange Agent immediately following the Effective Time cash sufficient to pay cash in lieu of fractional shares in accordance with Sections 4.3(b) and 4.3(e) (such cash and certificates for Parent Ordinary Shares together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

          (b) Promptly after the Effective Time, Sub shall cause the Exchange Agent to mail to each holder of record of one or more certificates ("Certificates") that immediately prior to the Effective Time represented shares of Company Common Stock (other than to holders of shares of Company Common Stock that, pursuant to Section 4.2(d), are canceled without payment of any consideration therefor): (A) a letter of transmittal (the "Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (B) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Ordinary Shares and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole Parent Ordinary Shares and
     (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article 4, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of Parent Ordinary Shares together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to Parent Ordinary Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Ordinary Shares represented by such Certificate as a result of the conversion provided in Section 4.2(b) or 4.2(c) until such Certificate is surrendered as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificates so surrendered, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable and not paid with respect to the number of whole Parent Ordinary Shares issued pursuant to Section 4.2, less the amount of any withholding taxes, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Ordinary Shares, less the amount of any withholding taxes.

          (d) At or after the Effective Time, the Surviving Entity shall pay from funds on hand at the Effective Time any dividends or make other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on shares of Company Common Stock which remain unpaid at the Effective Time, and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Entity of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity, the presented Certificates shall be canceled and exchanged for certificates representing Parent Ordinary Shares and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until the Company has received a written agreement from such person as provided in Section 7.11.

          (e) No fractional Parent Ordinary Shares shall be issued pursuant hereto. In lieu of the issuance of any fractional Parent Ordinary Shares pursuant to Section 4.2(b), cash adjustments provided by Sub will be paid to holders in respect of any fractional Parent Ordinary Shares that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the Parent Ordinary Share Price.

          (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any certificates for Parent Ordinary Shares) that remains undistributed to the former stockholders of the Company one year after the Effective Time shall be delivered to Sub. Any former stockholders of the Company who have not theretofore complied with this Article 4 shall thereafter look only to Sub for delivery of certificates representing their Parent Ordinary Shares and cash in lieu of fractional shares and to Parent for any unpaid dividends and distributions on the Parent Ordinary Shares deliverable to such former stockholder pursuant to this Agreement.

          (g) None of Parent, Sub, the Company, the Surviving Entity, the Exchange Agent or any other person shall be liable to any person for any portion of the Exchange Fund properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such reasonable amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate certificates representing the Parent Ordinary Shares, cash in lieu of fractional shares and unpaid dividends and distributions on Parent Ordinary Shares, as provided in Section 4.3(c), deliverable in respect thereof pursuant to this Agreement.

     SECTION 4.4 Adjustment of Merger Ratios. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, Parent changes the number of Parent Ordinary Shares, or the Company changes the number of shares of Company Common Stock issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Common Stock Merger Ratio and other items dependent thereon shall be appropriately adjusted.

     SECTION 4.5 Rule 16b-3 Approval. Parent agrees that the Parent Board of Directors or the Executive Compensation Committee of the Parent Board of Directors shall, at or prior to the Effective Time, adopt resolutions specifically approving, for purposes of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the receipt, pursuant to Section 4.2, of Parent Ordinary Shares, and of options to acquire Parent Ordinary Shares, by executive officers or directors of the Company who become executive officers or directors of Parent subject to Rule 16b-3.

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                                   ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     Except as set forth in the disclosure letter delivered to Parent by the Company at or prior to the execution hereof (the "Company Disclosure Letter"), the Company represents and warrants to Parent and Merger Sub that:

     SECTION 5.1 Existence; Good Standing; Corporate Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to do business and, to the extent such concept or similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified does not and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in Section 10.9). The Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of the Company's certificate of incorporation and bylaws previously made available to Parent are true and correct and contain all amendments as of the date hereof.

     SECTION 5.2 Authorization, Validity and Effect of Agreements. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on behalf of the Company, other than the approvals referred to in Section 5.20. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity. The Company has taken all action necessary to render the restrictions set forth in Section 203 of the DGCL inapplicable to this Agreement and the transactions contemplated hereby.

     SECTION 5.3 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 550,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share, of which 1,200,000 shares have been designated Company Redeemable Preferred Stock and 1,688,000 shares have been designated Series A Junior Participating Preferred Stock ("Series A Junior Preferred Stock"). As of the date of this Agreement, there were outstanding 293,000 Warrants, each representing the right to purchase 35 shares of Company Common Stock at an exercise price of $9.50 per share. As of August 17, 2000, there were 193,990,737 outstanding shares of Company Common Stock, 16,411,563 shares of Company Common Stock reserved for issuance upon exercise of outstanding Company Options, 10,255,000 shares of Company Common Stock reserved for issuance upon exercise of the outstanding Warrants, 356,961.01 outstanding shares of Company Redeemable Preferred Stock and no outstanding shares of Series A Junior Preferred Stock. All such issued and outstanding shares of Company Common Stock and Company Redeemable Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. One right to purchase Series A Junior Preferred Stock (each, a "Company Right") issued pursuant to the Rights Agreement, dated as of December 23, 1997 (the "Company Rights Agreement"), as amended, between the Company and American Stock Transfer and Trust Company is associated with and attached to each outstanding share of Company Common Stock. As of the date of this Agreement, except as set forth in this Section 5.3, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of the Company or any of its Subsidiaries. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

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

     SECTION 5.4 Significant Subsidiaries. For purposes of this Agreement, "Significant Subsidiary" shall mean significant subsidiary as defined in Rule 1-02 of Regulation S-X of the Exchange Act. Each of the Company's Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing does not and is not reasonably likely to have a Company Material Adverse Effect. As of the date of this Agreement, all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of all mortgages, deeds of trust, liens, security interests, pledges, leases, conditional sale contracts, charges, privileges, easements, rights of way, reservations, options, rights of first refusal and other encumbrances ("Liens").

     SECTION 5.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Company Material Adverse Effect and except for matters arising under Environmental Laws (as defined herein) which are treated exclusively in Section 5.13:

          (a) Neither the Company nor any Subsidiary of the Company is in violation of any applicable law, rule, regulation, code, governmental determination, order, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S. (collectively, "Applicable Laws"), relating to the ownership or operation of any of their respective assets, and no claim is pending or, to the knowledge of the Company, threatened with respect to any such matters. No condition exists that is not disclosed in the Company Disclosure Letter and which does or is reasonably likely to constitute a violation of or deficiency under any Applicable Law relating to the ownership or operation of the assets of the Company or any Subsidiary of the Company.

          (b) The Company and each Subsidiary of the Company hold all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental or regulatory authorities necessary for the conduct of their respective businesses (the "Company Permits"). All Company Permits are in full force and effect and there exists no default thereunder or breach thereof, and the Company has no notice or actual knowledge that such Company Permits will not be renewed in the ordinary course after the Effective Time. No governmental authority has given, or to the knowledge of the Company threatened to give, any action to terminate, cancel or reform any Company Permit.

          (c) Each drilling rig, drillship or other drilling unit owned by the Company or a subsidiary of the Company which is subject to classification is in class according to the rules and regulations of the applicable classifying body and is duly and lawfully documented under the laws of its flag jurisdiction.

          (d) The Company and each Subsidiary of the Company possess all permits, licenses, operating authorities, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of all its real property or leaseholds ("Company Real Property") except where the failure to possess any of the same does not and is not reasonably likely to have a Company Material Adverse Effect. There exists no material default or breach with respect to, and no party or governmental authority has taken or, to the knowledge of the Company, threatened to take, any action to terminate, cancel or reform any such permit, license, operating authority, order, exemption, franchise, variance, consent, approval or other authorization pertaining to the Company Real Property.

     SECTION 5.6 No Conflict. (a) Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will (i) subject to the approvals referred to in Section 5.20, conflict with or result in

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

a breach of any provisions of the certificate of incorporation or bylaws of the Company, (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their properties is bound or affected or (iii) subject to the filings and other matters referred to in Section 5.6(b), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to the Company or any of its Subsidiaries, except, for such matters described in clause (ii) or
(iii) as do not and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than (i) the filing of the Certificate of Merger provided for in Section 1.3, (ii) the filing of the Company Charter Amendment, (iii) the filing of a listing application with the NYSE, another national securities exchange or the national market system of the interdealer quotation system of the National Association of Securities Dealers, Inc. ("Nasdaq National Market System") pursuant to Section 7.9(b) and (iv) filings required under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act, the Securities Act or applicable state securities and "Blue Sky" laws, applicable non-U.S. competition, antitrust or premerger notification laws ((i), (ii), (iii) and (iv) collectively, the "Regulatory Filings"), except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make does not and is not reasonably likely to have a Company Material Adverse Effect.

     SECTION 5.7 SEC Documents. The Company has filed with the SEC all documents required to be so filed by it since January 1, 2000 pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act, and has made available to Parent each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). As of its respective date, each Company Report (i) complied in all material respects in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in stockholders' equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of the Company and its Subsidiaries included in the Company Reports, including all notes thereto, as of the date of such balance sheet, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued,

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absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities or obligations which do not and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 5.8 Litigation. Except as described in the Company Reports filed on or prior to the date of this Agreement, there are no actions, suits or proceedings pending against the Company or any of its Subsidiaries or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries, at law or in equity, before or by any U.S. federal, state or non-U.S. court, commission, board, bureau, agency or instrumentality, that are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 5.9 Absence of Certain Changes. From December 31, 1999 to the date of this Agreement, there has not been (i) any event or occurrence that has had or is reasonably likely to have a Company Material Adverse Effect, (ii) any material change by the Company or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business.

     SECTION 5.10 Taxes. (a) Each of the Company, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis with appropriate governmental authorities all tax returns, statements, reports, declarations, estimates and forms ("Returns") required to be filed by or with respect to it on or prior to the date hereof, except to the extent that any failure to file does not and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) duly paid, or deposited in full on a timely basis or made adequate provision in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of, all taxes required to be paid by it, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes does not and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Representations made in this Section 5.10 are made to the knowledge of the Company to the extent that the representations relate to a corporation which was, but is not currently, a part of the Company's or any Subsidiary's affiliated, consolidated, combined unitary or similar group.

     (b) (i) No audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or Returns of the Company or any of its Subsidiaries as to which any taxing authority has asserted in writing any claim which, if adversely determined, is reasonably likely to have a Company Material Adverse Effect; (ii) no governmental authority is now asserting in writing any deficiency or claim for taxes or any adjustment to taxes with respect to which the Company or any of its Subsidiaries may be liable with respect to income and other material taxes which have not been fully paid or finally settled, which, if adversely determined, is reasonably likely to have a Company Material Adverse Effect; (iii) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any Returns of the Company or any of its Subsidiaries; (iv) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under state, local, or non-U.S. tax law; (v) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement; (vi) neither the Company nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount in connection with the Merger that would be reasonably likely to constitute an "excess parachute payment" within the meaning of Section 280G of the Code; (vii) to the knowledge of the Company, neither the Company nor
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any of its Subsidiaries has made an election under Section 341(f) of the Code;
(viii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has any liability for taxes under Treas. Reg. sec. 1.1502-6 or any similar provision of state, local, or non-U.S. tax law, except for taxes of the affiliated group of which the Company is the common parent, within the meaning of Section 1504(a)(1) of the Code or any similar provision of state, local, or non-U.S. tax law; and (ix) to the knowledge of the Company, the Company has not been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code at any time within the past five years.

     (c) To the knowledge of the Company, Section 5.10 of the Company Disclosure Letter lists the net operating loss carryovers, within the meaning of Section 172 of the Code, of the Company and its Subsidiaries, together with the year of expiration and any restrictions thereon.

     (d) Neither the Company nor any of the Company Subsidiaries knows of any fact, or has taken any action or has failed to take any action, that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) cause the Eligible Company Shareholders who exchange Company Common Stock solely for Parent Ordinary Shares pursuant to the Merger to recognize taxable gain with respect to the Merger pursuant to Section 367(a) of the Code (except with respect to cash received in lieu of fractional shares).

     (e) For purposes of this Agreement, "tax" or "taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding company, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, or windfall profits taxes, customs duties or other taxes, fees, assessments or governmental charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (U.S. or non-U.S.).

     SECTION 5.11 Employee Benefit Plans. (a) Section 5.11 of the Company Disclosure Letter contains a list of all the Company Benefit Plans. The term "Company Benefit Plans" means all material employee benefit plans and other material benefit arrangements, including all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not U.S.-based plans, and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans, practices or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, to which the Company or any of its Subsidiaries is a party or is required to provide benefits under applicable law or in which any person who is currently, has been or, prior to the Effective Time, is expected to become an employee of the Company is a participant. The Company will provide Parent, within 30 days after the date hereof, with true and complete copies of the Company Benefit Plans and, if applicable, the most recent trust agreements, Forms 5500, summary plan descriptions, funding statements, annual reports and actuarial reports, if applicable, for each such plan.

     (b) Except as for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Company Material Adverse Effect: all applicable reporting and disclosure requirements have been met with respect to the Company Benefit Plans; there has been no "reportable event," as that term is defined in Section 4043 of ERISA, with respect to the Company Benefit Plans subject to Title IV of ERISA for which the 30-day reporting requirement has not been waived; to the extent applicable, the Company Benefit Plans comply with the requirements of ERISA and the Code or with the regulations of any applicable jurisdiction, and any Company Benefit Plan intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the IRS; the Company Benefit Plans have been maintained and operated in accordance with their terms, and, to the Company's knowledge, there are no breaches of fiduciary duty in connection with the Company Benefit Plans; there are no pending or, to the Company's knowledge, threatened claims against or otherwise involving any Company Benefit Plan, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of the Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit

Plan; all material contributions required to be made as of the date hereof to the Company Benefit Plans have been made or provided for; with respect to the Company Benefit Plans or any "employee pension benefit plans," as defined in
Section 3(2) of ERISA, that are subject to Title IV of ERISA and have been maintained or contributed to within six years prior to the Effective Time by the Company, its Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with the Company or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), (i) neither the Company nor any of its Subsidiaries has incurred any direct or indirect liability under Title IV of ERISA in connection with any termination thereof or withdrawal therefrom; and
(ii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived.

     (c) Neither the Company nor any of its Subsidiaries nor any of its ERISA Affiliates contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of
Section 3(37) of ERISA, and the execution of, and performance of the transactions contemplated by, this Agreement, other than Section 7.14(h), will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of the Company or any Subsidiary thereof.

     (d) No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary of the Company for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or
(iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

     SECTION 5.12 Labor Matters. (a) As of the date of this Agreement, (i) neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union or similar labor organization (A) covering any U.S. employees or (B) covering, in any single instance, 10% or more of the employees of the Company and its Subsidiaries taken as a whole, and (ii) to the Company's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened (x) involving any U.S. employees or (y) involving, in any single instance, 10% or more of the employees of the Company and its Subsidiaries taken as a whole.

     (b) Except for such matters as do not and are not reasonably likely to have a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary of the Company has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, the Company or any Subsidiary of the Company or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee related complaints against the Company or any Subsidiary of the Company pending or, to the knowledge of the Company threatened, before any governmental authority by or concerning the employees working in their respective businesses.

     SECTION 5.13 Environmental Matters. (a) The Company and each Subsidiary of the Company has been and is in compliance with all applicable final and binding orders of any court, governmental authority or arbitration board or tribunal and any applicable law, ordinance, rule, regulation or other legal requirement (including common law) related to human health and the environment ("Environmental Laws") except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with the conduct of any of their respective businesses in the manner now conducted or which interfere with continued compliance with any Environmental Law except for any non-compliance or interference that is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, no judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current (or, to the knowledge of the Company or its Subsidiaries, former) businesses, assets or properties of the Company or any Subsidiary of the Company, including but not limited to on-site or off-site disposal, release or spill of any material, substance or waste classified, characterized or otherwise regulated as hazardous, toxic, pollutant, contaminant or words of similar meaning under Environmental Laws, including petroleum or petroleum products or byproducts ("Hazardous Materials") which violate Environmental Law or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) fines, penalties or injunctive relief.

     (c) Neither the Company nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Materials, except for any such matters as do not and are not reasonably likely to have a Company Material Adverse Effect.

     SECTION 5.14 Intellectual Property. The Company and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights does not and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The conduct of the Company's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others that are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to the Company or any of its Subsidiaries that is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 5.15 Decrees, Etc. Except for such matters as do not and are not reasonably likely to have a Company Material Adverse Effect, (i) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority has been issued or entered against the Company or any Subsidiary of the Company that continues to be in effect that affects the ownership or operation of any of their respective assets, and (ii) no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against the Company or any Subsidiary of the Company.

     SECTION 5.16 Insurance. (a) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries maintain insurance coverage with financially responsible insurance companies in such amounts and against such losses as are customary in the international offshore drilling business prior to the date hereof.

     (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, no event relating specifically to the Company or its Subsidiaries (as opposed to events affecting the drilling service industry in general) has occurred that is reasonably likely, after the date of this Agreement, to result in an upward adjustment in premiums under
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any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability, hull or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date hereof, and to the Company's knowledge, no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any such insurance policy of the Company or any Subsidiary of the Company during the period of one year prior to the date hereof. Prior to the date hereof, no event has occurred, including the failure by the Company or any Subsidiary of the Company to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of the Company or any Subsidiary of the Company under any such excess liability, hull or protection and indemnity insurance policies.

     SECTION 5.17 No Brokers. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Parent to pay any finder's fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained Morgan Stanley & Co. Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to Parent prior to the date hereof.

     SECTION 5.18 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Morgan Stanley & Co. Incorporated to the effect that, as of the date of this Agreement, the Common Stock Merger Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

     SECTION 5.19 Parent Share Ownership. Neither the Company nor any of its Subsidiaries owns any shares in the capital of Parent or any other securities convertible into or otherwise exercisable to acquire shares in the capital of Parent.

     SECTION 5.20 Vote Required. The only votes of the holders of any class or series of Company capital stock necessary to approve any transaction contemplated by this Agreement are (a) the affirmative vote in favor of the adoption of this Agreement of the holders of at least a majority of the outstanding shares of Company Common Stock and (b) the affirmative vote in favor of amending the certificate of incorporation of the Company as set forth in Exhibit A (the "Company Charter Amendment") of the holders of at least a majority of the outstanding shares of Company Common Stock.

     SECTION 5.21 Ownership of Drilling Rigs and Drillships. As of the date hereof, the Company or a Subsidiary of the Company has good and marketable title to the drilling rigs and drill ships listed in the Company's most recent annual report on Form 10-K, in each case free and clear of all Liens except for (i) defects or irregularities of title or encumbrances of a nature that do not materially impair the ownership or operation of these assets and which have not had and are not reasonably likely to have a Company Material Adverse Effect,
(ii) Liens that secure obligations not yet due and payable or, if such obligations are due and have not been paid, Liens securing such obligations that are being diligently contested in good faith and by appropriate proceedings (any such contests involving an amount in excess of $10 million being described in the Company Disclosure Letter), (iii) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith, (iv) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith, (v) operators', vendors', suppliers of necessaries to the Company's drilling rigs, carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or shipyard liens (during repair or upgrade periods) or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days (so long as no action has been taken to file or enforce such Liens within said 90-day period) or which are being contested in good faith and (vi) other Liens disclosed in the Company Disclosure Letter (the Liens described in clauses (i), (ii), (iii), (iv), (v) and (vi), collectively, "Company Permitted Liens"). No such asset is leased under an operating lease from a lessor that, to the Company's knowledge, has incurred non-recourse indebtedness to finance the acquisition or construction of such asset.

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     SECTION 5.22  Undisclosed Liabilities. Neither the Company nor any of its
Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that
(i) are disclosed in the Company Reports, (ii) are referred to in the Company Disclosure Letter or (iii) do not and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 5.23 Certain Contracts. (a) Section 5.23 of the Company Disclosure Letter contains a list of all of the following contracts or agreements (other than those set forth on an exhibit index in the Company Reports filed on or prior to the date of this Agreement) to which the Company or any Subsidiary of the Company is a party or by which any of them is bound as of the date of this
Agreement: (i) any non-competition agreement that purports to limit the manner in which, or the localities in which, all or any portion of their respective businesses is conducted, other than any such limitation that is not material to the Company and its Subsidiaries, taken as a whole, (ii) any drilling rig construction or conversion contract with respect to which the drilling rig has not been delivered and paid for, (iii) any drilling contracts of one year or greater remaining duration, (iv) any contract or agreement for the borrowing of money with a borrowing capacity or outstanding indebtedness of $50 million or more or (v) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts or agreements of the types described in clauses (i) through (v) being referred to herein as "Company Material Contracts").

     (b) As of the date of this Agreement, each Company Material Contract is, to the knowledge of the Company, in full force and effect, and the Company and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Company Material Contract to which it is a party, except where such failure to be binding or in full force and effect or such failure to perform does not and is not reasonably likely to create, individually or in the aggregate, a Company Material Adverse Effect. Except for such matters as do not and are not reasonably likely to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries
(x) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract or
(y) has received written notice of the desire of the other party or parties to any such Company Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. Each Company Material Contract is enforceable by the Company or a Subsidiary of the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity, except where such unenforceability is not reasonably likely to create, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 5.24 Capital Expenditure Program. As of the date of this Agreement, the Company Disclosure Letter accurately sets forth in all material respects, for each of the Company's sustaining, life extension and newbuild capital expenditure programs, the capital expenditures for all such programs that were forecasted to be incurred in 2000 and 2001 on a monthly basis, as previously provided to Parent. The construction in progress attributable to the newbuilds and included in the consolidated balance sheet of the Company at June 30, 2000 included in the Company Reports (excluding capitalized interest on such newbuilds) and the projected newbuild capital expenditures to be incurred in 2000 and 2001 equal the projected total construction costs to complete such newbuilds, as at the time of such forecast.

     SECTION 5.25 Improper Payments. No bribes, kickbacks or other improper payments have been made by the Company or any Subsidiary of the Company or agent of any of them in connection with the conduct of their respective businesses or the operation of their respective assets, and neither the Company, any Subsidiary of the Company nor any agent of any of them has received any such payments from vendors, suppliers or other persons, where any such payment made or received is reasonably likely to have a Company Material Adverse Effect.

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     SECTION 5.26  Amendment to the Company Rights Agreement. The Company has
amended or taken other action under the Company Rights Agreement so that none of the execution and delivery of this Agreement, the conversion of shares of Company Common Stock into the right to receive shares of Parent Ordinary Shares in accordance with Article 4 of this Agreement, the consummation of the Merger or any other transaction contemplated hereby, will cause (i) the Company Rights to become exercisable under the Company Rights Agreement, (ii) Parent or any of its stockholders or Subsidiaries to be deemed an "Acquiring Person" (as defined in the Company Rights Agreement), (iii) any such event to be a "Section 11(a)(ii) Event" or a "Section 13 Event" (as defined in the Company Rights Agreement) or (iv) a "Stock Acquisition Date" or a "Distribution Date" (each as defined in the Company Rights Agreement) to occur upon any such event, and so that the Company Rights will expire immediately prior to the Effective Time. The Company has delivered to Parent a true and complete copy of the Company Rights Agreement, as amended to date.

                                   ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES
                         OF PARENT, SUB AND MERGER SUB

     Except as set forth in the disclosure letter delivered to the Company by Parent at or prior to the execution hereof (the "Parent Disclosure Letter"), Parent, Sub and Merger Sub, jointly and severally, represent and warrant to the Company that:

     SECTION 6.1 Existence; Good Standing; Corporate Authority. Each of Parent, Sub and Merger Sub is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation. Parent is duly qualified to do business and, to the extent such concept or similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified does not and is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in Section 10.9). Parent has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of Parent's memorandum of association and articles of association and the comparable charter and organizational documents of Sub and Merger Sub previously made available to the Company are true and correct and contain all amendments as of the date hereof.

     SECTION 6.2 Authorization, Validity and Effect of Agreements. Each of Parent, Sub and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by each of Parent, Sub and Merger Sub of the transactions contemplated hereby, including the issuance by Parent and delivery by Sub of Parent Ordinary Shares pursuant to the Merger, have been duly authorized by all requisite corporate action on behalf of Parent, other than the approvals referred to in Section 6.20. This Agreement constitutes the valid and legally binding obligation of Parent and this Agreement constitutes the valid and legally binding obligation of Sub and Merger Sub, enforceable against Parent, Sub or Merger Sub, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity. Parent has taken all action necessary to render the restrictions set forth in Article XXVII of its articles of association inapplicable to this Agreement and the transactions contemplated hereby.

     SECTION 6.3 Capitalization. As of the date of this Agreement, the authorized share capital of Parent consists of 300,000,000 Parent Ordinary Shares and 50,000,000 undesignated shares, par value $0.10 per share, of Parent ("Parent Preference Shares"). As of August 17, 2000, there were 210,648,411 Parent Ordinary Shares issued, 4,456,805 Parent Ordinary Shares reserved for issuance upon exercise of outstanding Parent options and no Parent Preference Shares issued. All such issued Parent Ordinary Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Parent Ordinary Shares to be issued in connection with the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of
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this Agreement, except as set forth in this Section 6.3, there are no outstanding shares or shares of capital stock, and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Parent or any of its Subsidiaries to issue, transfer or sell any shares or shares of capital stock or other voting securities of Parent or any of its Subsidiaries. Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

     SECTION 6.4 Significant Subsidiaries. (a) Each of Parent's Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing does not and is not reasonably likely to have a Parent Material Adverse Effect. As of the date of this Agreement, all of the outstanding shares of capital stock of, or other ownership interests in, each of Parent's Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by Parent free and clear of all Liens.

     (b) Sub and Merger Sub. All of the outstanding capital stock of Merger Sub is owned directly by Sub, all of the outstanding capital stock of Sub is owned directly by Parent, and Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Effective Time, will have not engaged in any activities other than in connection with the transactions contemplated by this Agreement. Immediately prior to the Effective Time, Merger Sub will have 1,000,000 outstanding shares of its common stock, par value $0.01 per share.

     SECTION 6.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Parent Material Adverse Effect and except for matters arising under Environmental Laws which are treated exclusively in Section 6.13:

     (a) Neither Parent nor any Subsidiary of Parent is in violation of any Applicable Laws relating to the ownership or operation of any of their respective assets, and no claim is pending or, to the knowledge of Parent, threatened with respect to any such matters. No condition exists that is not disclosed in the Parent Disclosure Letter and which does or is reasonably likely to constitute a violation of or deficiency under any Applicable Law relating to the ownership or operation of the assets of Parent or any Subsidiary of Parent.

     (b) Parent and each Subsidiary of Parent hold all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental or regulatory authorities necessary for the conduct of their respective businesses (the "Parent Permits"). All Parent Permits are in full force and effect and there exists no default thereunder or breach thereof, and Parent has no notice or actual knowledge that such Parent Permits will not be renewed in the ordinary course after the Effective Time. No governmental authority has given, or to the knowledge of Parent threatened to give, any action to terminate, cancel or reform any Parent Permit.

     (c) Each drilling rig, drillship or other drilling unit owned by Parent or a subsidiary of Parent which is subject to classification is in class according to the rules and regulations of the applicable classifying body and is duly and lawfully documented under the laws of its flag jurisdiction.

     (d) Parent and each Subsidiary of Parent possess all permits, licenses, operating authorities, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of all its real property or leaseholds ("Parent Real Property") except where the failure to possess any of the same does not and is not reasonably likely to have a Parent Material Adverse Effect. There exists no material default or breach with respect to, and no party or governmental authority has taken or, to the knowledge of Parent, threatened to take, any action to terminate, cancel or reform any

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such permit, license, operating authority, order, exemption, franchise, variance, consent, approval or other authorization pertaining to the Parent Real Property.

     SECTION 6.6 No Conflict. (a) Neither the execution and delivery by Parent, Sub and Merger Sub of this Agreement nor the consummation by Parent, Sub and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will (i) subject to the approvals referred to in Section 6.20, conflict with or result in a breach of any provisions of the memorandum of association or articles of association of Parent or the certificate of incorporation or bylaws of Sub or Merger Sub; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Parent or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Parent or any of its Subsidiaries under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries or any of their properties is bound or affected; or (iii) subject to the filings and other matters referred to in Section 6.6(b), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Parent or any of its Subsidiaries, except for such matters described in clause (ii) or
(iii) as do not and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

     (b) Neither the execution and delivery by Parent, Sub or Merger Sub of this Agreement nor the consummation by Parent, Sub or Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than the Regulatory Filings and the filing of a listing application with the NYSE pursuant to Section 7.9(a) and the filing of the resolutions relating to the matters specified in Section 2.1 with the Registrar of Companies of the Cayman Islands, except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make does not and is not reasonably likely to have a Parent Material Adverse Effect.

     SECTION 6.7 SEC Documents. Parent has filed with the SEC all documents required to be so filed by it since January 1, 2000 pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act, and has made available to the Company each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Parent Reports"). As of its respective date, each Parent Report (i) complied in all material respects in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and equity included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in equity, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of Parent and its Subsidiaries included in the Parent Reports, including all notes thereto, as of the date of such balance sheet, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature

                                      A-18
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(whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Parent or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities or obligations which do not and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 6.8 Litigation. Except as described in the Parent Reports filed on or prior to the date of this Agreement, there are no actions, suits or proceedings pending against Parent or any of its Subsidiaries or, to Parent's knowledge, threatened against Parent or any of its Subsidiaries, at law or in equity, before or by any U.S. federal, state or non-U.S. court, commission, board, bureau, agency or instrumentality, that are reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 6.9 Absence of Certain Changes. From December 31, 1999 to the date of this Agreement, there has not been (i) any event or occurrence that has had or is reasonably likely to have a Parent Material Adverse Effect, (ii) any material change by Parent or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any share capital of Parent or any redemption, purchase or other acquisition of any of its securities, except dividends on Parent Ordinary Shares at a rate of not more than $0.03 per share per quarter or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business.

     SECTION 6.10 Taxes. (a) Each of Parent, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis with appropriate governmental authorities all Returns required to be filed by or with respect to it on or prior to the date hereof, except to the extent that any failure to file does not and is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, and (ii) duly paid, or deposited in full on a timely basis or made adequate provision in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of, all taxes required to be paid by it, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes does not and is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. Representations made in this Section 6.10 are made to the knowledge of Parent to the extent that the representations relate to a corporation which was, but is not currently, a part of Parent's or any Subsidiary's affiliated, consolidated, combined unitary or similar group.

     (b) (i) No audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or Returns of Parent or any of its Subsidiaries as to which any taxing authority has asserted in writing any claim which, if adversely determined, is reasonably likely to have a Parent Material Adverse Effect; (ii) no governmental authority is now asserting in writing any deficiency or claim for taxes or any adjustment to taxes with respect to which Parent or any of its Subsidiaries may be liable with respect to income and other material taxes which have not been fully paid or finally settled, which, if adversely determined, is reasonably likely to have a Parent Material Adverse Effect; (iii) as of the date of this Agreement, neither Parent nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any Returns of Parent or any of its Subsidiaries; (iv) to the knowledge of Parent, neither Parent nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under state, local, or non-U.S. tax law; (v) to the knowledge of Parent, neither Parent nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement; (vi) neither Parent nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount in connection with the Merger that would be reasonably likely to constitute an "excess parachute payment" within the meaning of Section 280G of the Code; (vii) to the knowledge of Parent, neither Parent nor any of its Subsidiaries has made an election under Section 341(f) of the Code; (viii) to the knowledge of Parent, neither Parent nor any of its Subsidiaries has any liability for taxes
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under Treas. Reg. sec. 1.1502-6 or any similar provision of state, local, or
non-U.S. tax law, except for taxes of the affiliated group of which Parent is the common parent, within the meaning of Section 1504(a)(1) of the Code or any similar provision of state, local, or non-U.S. tax law; and (ix) to the knowledge of Parent, Parent has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time within the past five years.

     (c) Neither Parent nor any of the Parent Subsidiaries knows of any fact, or has taken any action or has failed to take any action, that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) cause the Eligible Company Shareholders who exchange Company Common Stock solely for Parent Ordinary Shares pursuant to the Merger to recognize taxable gain with respect to the Merger pursuant to
Section 367(a) of the Code (except with respect to cash received in lieu of fractional shares). Neither Parent nor any of its Subsidiaries has agreed to pay, or will pay, directly or indirectly, any consideration for shares of stock of the Company other than Parent voting shares and other than the cash in lieu of fractional shares to be delivered by Sub as described in this Agreement.

     SECTION 6.11 Employee Benefit Plans. (a) Section 6.11 of the Parent Disclosure Letter contains a list of all Parent Benefit Plans. The term "Parent Benefit Plans" means all material employee benefit plans and other material benefit arrangements, including all "employee benefit plans" as defined in
Section 3(3) of ERISA, whether or not U.S.-based plans, and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by Parent or any of its Subsidiaries, to which Parent or any of its Subsidiaries is a party or is required to provide benefits under applicable law or in which any person who is currently, has been or, prior to the Effective Time, is expected to become an employee of Parent is a participant. Parent will provide the Company, within 30 days after the date hereof, with true and complete copies of the Parent Benefit Plans other than those sponsored by Schlumberger Limited and its subsidiaries and, if applicable, the most recent trust agreements, Forms 5500, summary plan descriptions, funding statements, annual reports and actuarial reports, if applicable, for each such plan.

     (b) Except for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Parent Material Adverse Effect: all applicable reporting and disclosure requirements have been met with respect to Parent Benefit Plans; there has been no "reportable event," as that term is defined in Section 4043 of ERISA, with respect to Parent Benefit Plans subject to Title IV of ERISA for which the 30-day reporting requirement has not been waived; to the extent applicable, Parent Benefit Plans comply with the requirements of ERISA and the Code or with the regulations of any applicable jurisdiction, and any Parent Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS; Parent Benefit Plans have been maintained and operated in accordance with their terms, and, to Parent's knowledge, there are no breaches of fiduciary duty in connection with Parent Benefit Plans; there are no pending, or to Parent's knowledge, threatened claims against or otherwise involving any Parent Benefit Plan, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Parent Benefit Plan activities) has been brought against or with respect to any such Parent Benefit Plan; all material contributions required to be made as of the date hereof to Parent Benefit Plans have been made or provided for; with respect to Parent Benefit Plans or any "employee pension benefit plans," as defined in Section 3(2) of ERISA, that are subject to Title IV of ERISA and have been maintained or contributed to within six years prior to the Effective Time by Parent, its Subsidiaries or any of its ERISA Affiliates, (i) neither Parent nor any of its Subsidiaries has incurred any direct or indirect liability under Title IV of ERISA in connection with any termination thereof or withdrawal therefrom; and (ii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA, whether or not waived.

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     (c) Neither Parent nor any of its Subsidiaries nor any of its ERISA
Affiliates contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of
Section 3(37) of ERISA, and the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of Parent or any Subsidiary thereof.

     (d) No Parent Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Parent or any Subsidiary of Parent for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or
(iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

     SECTION 6.12 Labor Matters. (a) As of the date of this Agreement, (i) neither Parent nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union or similar labor organization (A) covering any U.S. employees or (B) covering, in any single instance, 10% or more of the employees of Parent and its Subsidiaries taken as a whole, and (ii) to Parent's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened (x) involving any U.S. employees or (y) involving, in any single instance, 10% or more of the employees of Parent and its Subsidiaries taken as a whole.

     (b) Except for such matters as do not and are not reasonably likely to have a Parent Material Adverse Effect, (i) neither Parent nor any Subsidiary of Parent has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, Parent or any Subsidiary of Parent or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee related complaints against Parent or any Subsidiary of Parent pending or, to the knowledge of Parent, threatened, before any governmental authority by or concerning the employees working in their respective businesses.

     SECTION 6.13 Environmental Matters. (a) Parent and each Subsidiary of Parent has been and is in compliance with all Environmental Laws except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with the conduct of any of their respective businesses in the manner now conducted or which interfere with continued compliance with any Environmental Law, except for any non-compliance or interference that is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

     (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, no judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of Parent, threatened against Parent or its Subsidiaries that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current (or, to the knowledge of Parent or its Subsidiaries, former) businesses, assets or properties of Parent or any Subsidiary of Parent, including but not limited to on-site or off-site disposal, release or spill of any Hazardous Materials which violate Environmental Law or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) fines, penalties or injunctive relief.

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     (c) Neither Parent nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Materials, except for any such matters as do not and are not reasonably likely to have a Parent Material Adverse Effect.

     SECTION 6.14 Intellectual Property. Parent and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights does not and is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that are reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. The conduct of Parent's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others that are reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to Parent or any of its Subsidiaries that is reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 6.15 Decrees, Etc. Except for such matters as do not and are not reasonably likely to have a Parent Material Adverse Effect (i) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority has been issued or entered against Parent or any Subsidiary of Parent that continues to be in effect that affects the ownership or operation of any of their respective assets, and (ii) no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against Parent or any Subsidiary of Parent.

     SECTION 6.16 Insurance. (a) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries maintain insurance coverage with financially responsible insurance companies in such amounts and against such losses as are customary in the international offshore drilling business prior to the date hereof.

     (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, no event relating specifically to Parent or its Subsidiaries (as opposed to events affecting the drilling service industry in general) has occurred that is reasonably likely, after the date of this Agreement, to result in an upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability, hull or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date hereof, and to Parent's knowledge, no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any insurance policy of Parent or any Subsidiary of Parent during the period of one year prior to the date hereof. Prior to the date hereof, no event has occurred, including the failure by Parent or any Subsidiary of Parent to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of Parent or any Subsidiary of Parent under any such excess liability, hull or protection and indemnity insurance policies.

     SECTION 6.17 No Brokers. Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Parent to pay any finder's fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Parent has retained Goldman Sachs & Co. and Simmons & Company International as its financial advisors, the arrangements with which have been disclosed in writing to the Company prior to the date hereof.

     SECTION 6.18 Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of each of Goldman Sachs & Co. and Simmons & Company International to the effect that, as of

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the date of this Agreement, the Common Stock Merger Ratio is fair to Parent from a financial point of view.

     SECTION 6.19 Company Stock Ownership. Neither Parent nor any of its Subsidiaries owns any shares of capital stock of the Company or any other securities convertible into or otherwise exercisable to acquire capital stock of the Company.

     SECTION 6.20 Vote Required. The only votes of the holders of any class or series of Parent share capital necessary to approve any transaction contemplated by this Agreement are (a) the vote of the holders of Parent Ordinary Shares required by the rules of the NYSE to approve the issuance of Parent Ordinary Shares pursuant to the Merger and the amendment of Parent's Long-Term Incentive Plan contemplated by Section 7.4, (b) the affirmative vote of at least a majority of the votes represented by the holders of the issued Parent Ordinary Shares present in person or by proxy at a meeting to be held in accordance with
Section 7.4 to approve the increase in authorized ordinary share capital contemplated by this Agreement, and (c) the affirmative vote of at least two-thirds of the votes represented by the holders of the issued Parent Ordinary Shares present in person or by proxy at the meeting to be held in accordance with Section 7.4 to approve the increase in the maximum number of members of the Board of Directors of Parent contemplated by this Agreement.

     SECTION 6.21 Ownership of Drilling Rigs and Drillships. As of the date hereof, Parent or a Subsidiary of Parent has good and marketable title to the drilling rigs and drill ships listed in Parent's most recent annual report on Form 10-K, in each case free and clear of all Liens except for (i) defects or irregularities of title or encumbrances of a nature that do not materially impair the ownership or operation of these assets and which have not had and are not reasonably likely to have a Parent Material Adverse Effect, (ii) Liens that secure obligations not yet due and payable or, if such obligations are due and have not been paid, Liens securing such obligations that are being diligently contested in good faith and by appropriate proceedings (any such contests involving an amount in excess of $10 million being described in the Parent Disclosure Letter), (iii) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith, (iv) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith, (v) operators', vendors', suppliers of necessaries to the Company's drilling rigs, carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or shipyard liens (during repair or upgrade periods) or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days (so long s no action has been taken to file or enforce such Liens within said 90-day period) or which are being contested in good faith and
(vi) other Liens disclosed in the Parent Disclosure Letter (the Liens described in clauses (i), (ii), (iii), (iv), (v) and (vi), collectively, "Parent Permitted Liens"). No such asset is leased under an operating lease from a lessor that, to Parent's knowledge, has incurred non-recourse indebtedness to finance the acquisition or construction of such asset.

     SECTION 6.22 Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that
(i) are disclosed in the Parent Reports, (ii) are referred to in the Parent Disclosure Letter or (iii) do not and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 6.23 Certain Contracts. (a) Section 6.23 of the Parent Disclosure Letter contains a list of all of the following contracts or agreements (other than those set forth on an exhibit index in the Parent Reports filed on or prior to the date of this Agreement) to which Parent or any Subsidiary of Parent is a party or by which any of them is bound as of the date of this Agreement: (i) any non-competition agreement that purports to limit the manner in which, or the localities in which, all or any portion of their respective businesses is conducted other than any such limitation that is not material to Parent and its Subsidiaries, taken as a whole, (ii) any drilling rig construction or conversion contract with respect to which the drilling rig has not been delivered and paid for, (iii) any drilling contracts of one year or greater

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remaining duration, (iv) any contract or agreement for the borrowing of money with a borrowing capacity or outstanding indebtedness of $50 million or more or
(v) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts or agreements of the types described in clauses (i) through (v) being referred to herein as "Parent Material Contracts").

     (b) As of the date of this Agreement, each Parent Material Contract is, to the knowledge of Parent, in full force and effect, and Parent and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Parent Material Contract to which it is a party, except where such failure to be binding or in full force and effect or such failure to perform does not and is not reasonably likely to create, individually or in the aggregate, a Parent Material Adverse Effect. Except for such matters as do not and are not reasonably likely to have a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries (x) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of Parent, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Parent Material Contract or (y) has received written notice of the desire of the other party or parties to any such Parent Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. Each Parent Material Contract is enforceable by Parent or a Subsidiary of Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity, except where such unenforceability is not reasonably likely to create, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 6.24 Capital Expenditure Program. As of the date of this Agreement, the Parent Disclosure Letter accurately sets forth in all material respects, for each of Parent's sustaining, life extension and newbuild capital expenditure programs, the capital expenditures for all such programs that were forecasted to be incurred in 2000 and 2001 on a monthly basis, as previously provided to the Company. The construction in progress attributable to the newbuilds and included in the consolidated balance sheet of Parent at June 30, 2000 included in the Parent Reports and the projected newbuild capital expenditures to be incurred in 2000 and 2001 equal the estimated book value of the rigs when complete, as at the time of such forecast.

     SECTION 6.25 Improper Payments. No bribes, kickbacks or other improper payments have been made by Parent or any Subsidiary of Parent or agent of any of them in connection with the conduct of their respective businesses or the operation of their respective assets, and neither Parent, any Subsidiary of Parent, nor any agent of any of them has received any such payments from vendors, suppliers or other persons, where any such payment made or received is reasonably likely to have a Parent Material Adverse Effect.

                                   ARTICLE 7

                                   COVENANTS

     SECTION 7.1 Conduct of Company Business. Prior to the Effective Time, except as set forth in the Company Disclosure Letter or as expressly contemplated by any other provision of this Agreement or as required by Applicable Laws (provided that the Company has provided Parent with advance notice of the proposed action to the extent practicable), unless Parent has consented in writing thereto, the Company:

          (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (b) shall use its commercially reasonable best efforts, and shall cause each of its Subsidiaries to use its commercially reasonable best efforts, to preserve intact their business organizations and goodwill (except that any of its Subsidiaries may be merged with or into, or be consolidated with any of its Subsidiaries or may be liquidated into the Company or any of its Subsidiaries), keep available

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     the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

          (c) shall not amend its certificate of incorporation or bylaws;

          (d) shall promptly notify Parent of any material change in its condition (financial or otherwise) or business or any termination, cancellation, repudiation or material breach of any Company Material Contract (or communications indicating that the same may be contemplated) or any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

          (e) shall promptly deliver to Parent true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (f) shall not, (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement (including the Company Rights issued pursuant to the Company Rights Agreement) or pursuant to the exercise of awards granted after the date hereof and expressly permitted under this Agreement or in connection with transactions permitted by
     Section 7.1(i) or pursuant to the payment of dividends on shares of Company Redeemable Preferred Stock in amounts required under the certificate of designation of the Company establishing the Company Redeemable Preferred Stock, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, except for (A) (1) awards of options to acquire up to 15,000 shares of Company Common Stock, per person, to newly hired employees or to existing employees as the result of promotions, in each case other than officers or directors of the Company (including former officers or directors) in the ordinary course of business consistent with past practices as set forth in
     Section 7.1(f) of the Company Disclosure Letter and (2) in the event the Effective Time does not occur on or before February 28, 2001, awards of options to employees other than officers and directors of the Company (including former officers or directors), to acquire up to 15,000 shares of Company Common Stock per employee, up to an aggregate of 500,000 shares of Company Common Stock for all employees, provided in the case of both clause
     (1) and (2) that such awards provide for exercisability in three equal annual installments beginning on each anniversary of the date of grant of the option subject to continued employment with the Company or its affiliates, with no right of acceleration of exercisability as a result of the transactions contemplated by this Agreement, with no right to exercise more than three months after termination of employment, with no right to have shares withheld upon exercise, for tax purposes, in excess of the number of shares needed to satisfy the minimum statutory withholding requirements for federal and state tax withholding, and in all other respects are made in the ordinary course of business consistent with past practices, and (B) the issuance of Company Rights with permitted issuances of Company Common Stock, (iii) amend or otherwise modify any option, warrant, conversion right or other right to acquire any shares of its capital stock existing on the date hereof, (iv) with respect to any of its former, present or future employees, increase any compensation or benefits, or enter into, amend or extend (or permit the extension of) any employment or consulting agreement, except in each case in the ordinary course of business consistent with past practice, (v) with respect to any of its former, present or future officers or directors, increase any compensation or benefits or enter into, amend or extend (or permit the extension of) any employment or consulting agreement, (vi) adopt any new employee benefit plan or agreement (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans, (vii) except as approved by good faith action of the Board of Directors of the Company after the Company has provided Parent with advance written notice of the proposed action and consulted in advance with Parent regarding such action, terminate any executive officer without cause or permit circumstances to exist that would give any executive officer a right to terminate employment if the termination would entitle such
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

     executive officer to receive enhanced separation payments upon consummation of the Merger, or (viii) permit any holder of an option to acquire Company Common Stock outstanding on the date hereof to have shares withheld upon exercise, for tax purposes, in excess of the number of shares needed to satisfy the minimum statutory withholding requirements for federal and state tax withholding;

          (g) except for the payment of dividends on shares of Company Redeemable Preferred Stock in amounts required under the terms of the certificate of designation of the Company establishing the Company Redeemable Preferred Stock, shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or (ii) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

          (h) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are material to the Company, individually or in the aggregate, except for sales of surplus equipment or sales of other assets in the ordinary course of business;

          (i) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the Company Disclosure Letter, acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case (i) for an aggregate consideration for all such acquisitions in excess of $10 million (excluding acquisitions approved in writing by Parent) or (ii) where a filing under the HSR Act or any non-U.S. competition, antitrust or premerger notification laws is required;

          (j) shall not, except as may be required as a result of a change in generally accepted accounting principles, change any of the material accounting principles or practices used by it;

          (k) shall, and shall cause any of its Subsidiaries to, use reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

          (l) shall not, and shall not permit any of its Subsidiaries to, (i) make or rescind any material election relating to taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or (iii) change in any material respect any of its methods of reporting any item for tax purposes from those employed in the preparation of its tax returns for the most recent taxable year for which a return has been filed, except as may be required by applicable law;

          (m) shall not, and shall not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, Liens, security interests or other encumbrances on its property in connection with any indebtedness thereof (other than the Company Permitted Liens) or (iii) make or commit to make aggregate capital expenditures in excess of $3 million per month for each month from the date of this Agreement to the Effective Time over the capital expenditures forecast disclosed in the Company Disclosure Letter for such month, excluding capital expenditures covered by insurance (A) for any partial loss not covered by loss of hire insurance, not in excess of $5 million per occurrence or series of related occurrences and (B) for any vessel for which the Company has bound loss of hire insurance, provided, however, that

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

     capital expenditures in connection with the total loss (actual or constructive) of any vessel shall require the consent of Parent;

          (n) except as provided in Section 7.20, shall not, and shall cause its Subsidiaries not to, purchase or otherwise acquire any Parent Ordinary Shares, Company Common Stock or Company Redeemable Preferred Stock;

          (o) subject to Section 7.5, shall not take any action that is reasonably likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the transactions contemplated by this Agreement;

          (p) shall not (i) agree in writing or otherwise to take any of the foregoing actions or (ii) permit any of its Subsidiaries to agree in writing or otherwise to take any of the foregoing actions that refer to Subsidiaries; and

          (q) unless in the good faith opinion of the Board of Directors of the Company after consultation with its outside legal counsel the following would be inconsistent with its fiduciary duties, (i) shall not terminate, amend, modify or waive any provision of any agreement containing a standstill covenant to which it is a party; and (ii) during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction.

     SECTION 7.1A Conduct of Parent Business. Prior to the Effective Time, except as set forth in the Parent Disclosure Letter or as expressly contemplated by any other provision of this Agreement or as required by Applicable Laws (provided that Parent has provided the Company with advance written notice of the proposed action to the extent practicable), unless the Company has consented in writing thereto, Parent:

          (a) shall, and shall cause each of its Subsidiaries to, conduct its operations in accordance with the primary business focus of Parent and its Subsidiaries taken as a whole as of the date of this Agreement;

          (b) shall use its commercially reasonable best efforts, and shall cause each of its Subsidiaries to use its commercially reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

          (c) except in connection with transactions permitted under this
     Section 7.1A, shall not propose any shareholder resolution to amend its memorandum of association or articles of association;

          (d) shall promptly notify the Company of any material change in its condition (financial or otherwise) or business or any termination, cancellation, repudiation or material breach of any Parent Material Contract (or communications indicating that the same may be contemplated) or any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

          (e) shall promptly deliver to the Company true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (f) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any of its shares or (ii) redeem, purchase or otherwise acquire any of its shares or capital stock of any of its Subsidiaries (other than from one of its Subsidiaries), or make any commitment for any such action, except for the declaration and payment of regular, quarterly dividends, consistent with past practice, not to exceed $0.03 per Parent Ordinary Share per quarter;

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

          (g) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole (including capital stock of Subsidiaries), except for sales, leases or other dispositions between Parent and one of its Subsidiaries or between or among its Subsidiaries;

          (h) shall not, except as may be required as a result of a change in generally accepted accounting principles, change any of the material accounting principles or practices used by it;

          (i) shall, and shall cause any of its Subsidiaries to, use reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

          (j) except for acquisitions by one of Parent's Subsidiaries of Parent Ordinary Shares from Parent or another Subsidiary of Parent, shall not, and shall cause its Subsidiaries not to, purchase or otherwise acquire any Parent Ordinary Shares or Company Common Stock;

          (k) subject to Section 7.5, shall not take any action that is reasonably likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the transactions contemplated by this Agreement;

          (l) shall not (i) agree in writing or otherwise to take any of the foregoing actions or (ii) permit any of its Subsidiaries to agree in writing or otherwise to take any of the foregoing actions that refer to Subsidiaries; and

          (m) except in connection with a transaction permitted by this Section 7.1A, shall not terminate, amend, modify or waive any provision of any agreement with a standstill covenant to which it is a party; and during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction.

     SECTION 7.2  No Solicitation by the Company. (a) The Company agrees that
(i) neither it nor any of its Subsidiaries shall, and it shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, and on becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a tender or exchange offer, merger, consolidation, business combination, purchase or similar transaction or series of transactions (other than the transactions contemplated by this Agreement) involving, individually or in the aggregate, 15% or more of the assets, net revenues or net income of the Company and its Subsidiaries on a consolidated basis or 15% or more of any class of capital stock of the Company (any such proposal, offer or transaction being hereinafter referred to as a "Company Acquisition Proposal") or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Company Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal or (B) prior to the Cutoff Date (as defined herein), providing information (pursuant to a confidentiality and standstill agreement in reasonably customary form with terms at least as favorable to the Company as the Confidentiality and Standstill Agreement dated April 24, 2000, between Parent and the Company (the "Confidentiality and Standstill Agreement") and which does not contain terms that prevent the Company from complying with its obligations under this Section 7.2) to or engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide written Company Acquisition Proposal with respect to all the outstanding capital stock of the Company or all or substantially all the assets of the Company that, in the
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good faith judgment of the Board of Directors of the Company, taking into account the likelihood of financing, and based on the advice of a financial advisor of recognized national reputation, a written summary of which shall be promptly provided to Parent, is superior to the Merger (a "Company Superior Proposal"), to the extent the Board of Directors of the Company, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

     (b) Prior to taking any action referred to in Section 7.2(a), if the Company intends to participate in any such discussions or negotiations or provide any such information to any such third party, the Company shall give prompt prior oral and written notice to Parent of each such action. The Company will immediately notify Parent orally and in writing of any such requests for such information or the receipt of any Company Acquisition Proposal or any inquiry with respect to or that could lead to a Company Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Company Acquisition Proposal, and the material terms and conditions of any Company Acquisition Proposal. The Company will (i) keep Parent fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, Company Acquisition Proposals or inquiries and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any third party in connection with any Company Acquisition Proposal or sent or provided by the Company to any third party in connection with any Company Acquisition Proposal. Any written notice under this
Section 7.2 shall be given by facsimile with receipt confirmed or personal delivery.

     (c) Nothing in this Section 7.2 shall permit the Company to enter into any agreement with respect to a Company Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement (except pursuant to Section 9.3(c)), the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, a Company Acquisition Proposal, other than a confidentiality and standstill agreement in reasonably customary form with terms at least as favorable to the Company as the Confidentiality and Standstill Agreement and which does not contain terms that prevent the Company from complying with its obligations under this Section.

     (d) For purposes hereof, the "Cutoff Date," when used with respect to the Company, means the date the condition set forth in Section 8.1(a)(i) is satisfied.

     SECTION 7.3 No Solicitation by Parent. (a) Parent agrees that (i) neither it nor any of its Subsidiaries shall, and it shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, and on becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a tender or exchange offer, merger, consolidation, business combination, purchase or similar transaction or series of transactions (other than the transactions contemplated by this Agreement) involving, individually or in the aggregate, 15% or more of the assets, net revenues or net income of Parent and its Subsidiaries on a consolidated basis or 15% or more of any class of share capital of Parent (any such proposal, offer or transaction being hereinafter referred to as a "Parent Acquisition Proposal") or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Parent Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent Parent or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Parent Acquisition Proposal or (B) prior to the Cutoff Date (as defined herein), providing information (pursuant to a confidentiality and standstill agreement in reasonably customary form with terms at least as favorable to Parent as the Confidentiality and Standstill Agreement and which does not contain terms that prevent Parent from complying with its obligations under this Section 7.3) to or engaging in any negotiations or discussions with any person or entity who has made an

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unsolicited bona fide written Parent Acquisition Proposal with respect to all the outstanding Parent Ordinary Shares or all or substantially all the assets of Parent that, in the good faith judgment of a committee composed solely of the outside directors of Parent, taking into account the likelihood of financing, and based on the advice of a financial advisor of recognized national reputation, a written summary of which shall be promptly provided to the Company, is superior to the Merger (a "Parent Superior Proposal"), to the extent that committee of the Board of Directors of Parent, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

     (b) Prior to taking any action referred to in Section 7.3(a), if Parent intends to participate in any such discussions or negotiations or provide any such information to any such third party, Parent shall give prompt prior oral and written notice to the Company of each such action. Parent will immediately notify the Company orally and in writing of any such requests for such information or the receipt of any Parent Acquisition Proposal or any inquiry with respect to or that could lead to a Parent Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Parent Acquisition Proposal, and the material terms and conditions of any Parent Acquisition Proposal. Parent will (i) keep the Company fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, Parent Acquisition Proposals or inquiries and (ii) provide to the Company as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Parent from any third party in connection with any Parent Acquisition Proposal or sent or provided by Parent to any third party in connection with any Parent Acquisition Proposal. Any written notice under this
Section 7.3 shall be given by facsimile with receipt confirmed or personal delivery.

     (c) Nothing in this Section 7.3 shall permit Parent to enter into any agreement with respect to a Parent Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement (except pursuant to Section 9.4(c)), Parent shall not enter into any agreement with any person that provides for, or in any way facilitates, a Parent Acquisition Proposal, other than a confidentiality agreement in reasonably customary form with terms at least as favorable to Parent as the Confidentiality and Standstill Agreement.

     (d) For purposes hereof, the "Cutoff Date," when used with respect to Parent, means the date the condition set forth in Section 8.1(a)(ii) is satisfied.

     SECTION 7.4 Meetings of Stockholders. (a) Each of Parent and the Company shall take all action necessary, in accordance with applicable law and its memorandum of association and articles of association (Parent) or certificate of incorporation and bylaws (the Company), to convene a meeting of its shareholders as promptly as practicable to consider and vote upon (i) in the case of Parent, the approval of the amendments to Parent's articles of association contemplated hereby, the approval of the increase in the authorized share capital contemplated herein, the issuance of Parent Ordinary Shares pursuant to the Merger and, at the discretion of Parent, an amendment of its Long-Term Incentive Plan to increase the number of Parent Ordinary Shares reserved for issuance thereunder and (ii) in the case of the Company, the adoption of this Agreement and the Company Charter Amendment. Parent and the Company shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day. Notwithstanding any other provision of this Agreement, unless this Agreement is terminated in accordance with the terms hereof, the Company and Parent shall each submit this Agreement to its stockholders and shareholders, respectively, whether or not the Board of Directors of the Company or Parent, as the case may be, withdraws, modifies or changes its recommendation and declaration regarding the foregoing matters.

     (b) Each of Parent and the Company, through its Board of Directors, shall recommend approval of such matters and use its best efforts to solicit from its shareholders proxies in favor of such matters; provided, however, that the Board of Directors of Parent or the Board of Directors of the Company may at any time prior to the Effective Time upon five business days' prior written notice to the Company or Parent, respectively, withdraw, modify or change any recommendation and declaration regarding such
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matters or recommend and declare advisable any Company Superior Proposal or
Parent Superior Proposal, as the case may be, if in the good faith opinion of such Board of Directors after consultation with its outside legal counsel the failure to so withdraw, modify or change its recommendation and declaration or to so recommend and declare advisable any Company Superior Proposal or Parent Superior Proposal, as the case may be, would be inconsistent with its fiduciary obligations.

     SECTION 7.5  Filings; Commercially Reasonable Best Efforts,
Etc. (a) Subject to the terms and conditions herein provided, the Company and Parent shall:

          (i) make their respective required filings under the HSR Act and any applicable non-U.S. competition, antitrust or premerger notification laws ("Non-U.S. Antitrust Laws") to be made pursuant to Section 8.1(b) (and shall share equally all filing fees incident thereto), which filings shall be made promptly, and which filings as required under the HSR Act and the antitrust, trade and competition laws of Brazil shall be made in not more than 15 business days from the date hereof, and thereafter shall promptly make any other required submissions under the HSR Act or other such laws;

          (ii) use their commercially reasonable best efforts to cooperate with one another in (a) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, and non-U.S. jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby; and (b) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations without causing a Parent Material Adverse Effect or a Company Material Adverse Effect;

          (iii) promptly notify each other of any communication concerning this Agreement or the transactions contemplated hereby to that party from any governmental authority and permit the other party to review in advance any proposed communication concerning this Agreement or the transactions contemplated hereby to any governmental entity;

          (iv) not agree to participate in any meeting or discussion with any governmental authority in respect of any filings, investigation or other inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat;

          (v) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or their respective staffs on the other hand, with respect to this Agreement and the transactions contemplated hereby; and

          (vi) furnish the other party with such necessary information and reasonable assistance as such other party and its affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including, without limitation, any filings necessary or appropriate under the provisions of the HSR Act or any applicable Non-U.S. Antitrust Laws.

     (b) Without limiting Section 7.5(a), but subject to Sections 7.5(c), 7.5(d) and 7.19, Parent and the Company shall:

          (i) each use commercially reasonable best efforts to avoid the entry of, or to have vacated, terminated or modified, any decree, order or judgment that would restrain, prevent or delay the Closing; and

          (ii) each use commercially reasonable best efforts to take any and all steps necessary to obtain any consents or eliminate any impediments to the Merger.

     (c) At the request of Parent, the Company shall take all commercially reasonable steps necessary to avoid or eliminate each and every impediment under any of the HSR Act, Non-U.S. Antitrust Laws or other antitrust, competition or premerger notification, trade regulation law, regulation or order ("Antitrust Laws") that may be asserted by any governmental entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible, including without limitation, proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of the Company or any of its Subsidiaries or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses or assets of the Company or its Subsidiaries, as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to Antitrust Laws which would otherwise have the effect of preventing or delaying the Closing, provided that any such action or commitment may be conditioned upon the consummation of the Merger and the transactions contemplated hereby. At the request of Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of the Company or any of its Subsidiaries, provided that any such action may be conditioned upon the consummation of the Merger and the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by Parent, the Company or any of their respective Subsidiaries to consummate the Merger or other transactions contemplated in this Agreement, the Company shall not, without Parent's prior written consent, recommend, suggest or commit to any divestiture of assets or businesses of the Company and its Subsidiaries. In the event that this Agreement is terminated at any time prior to the Effective Time, Parent shall pay the reasonable out-of-pocket expenses of the Company incurred in connection with its compliance with this Section 7.5(c); provided that Parent shall not be so obligated to pay such expenses for services rendered by advisers to the Company unless such advisors are selected by Parent.

     (d) Nothing in this Agreement shall require Parent to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, or to consent to any disposition of the Company's assets or limits on the Company's freedom of action with respect to any of its businesses, whether prior to or after the Effective Time, or to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations or to remove any impediments to the Merger relating to Antitrust Laws or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to Antitrust Laws, other than dispositions, limitations or consents, commitments or agreements which in each such case may be conditioned upon the consummation of the Merger and the transactions contemplated hereby and which, in the reasonable judgment of Parent, in each such case do not and are not reasonably likely to individually or in the aggregate either (i) have a Parent Material Adverse Effect; (ii) have a Company Material Adverse Effect; (iii) materially impair the benefits or advantages which Parent expects to receive from the Merger and the transactions contemplated hereby; or (iv) have a material adverse effect on Parent's business plan or business strategy for the combined company.

     (e) Parent and the Company intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Parent and the Company shall use commercially reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and shall not take actions, cause actions to be taken, or fail to take actions that (i) could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) could reasonably be expected to cause the Eligible Company Shareholders who exchange Company Common Stock solely for Parent Ordinary Shares pursuant to the Merger to recognize taxable gain with respect to the Merger pursuant to Section 367(a) of the Code (except with respect to cash received in lieu of fractional shares).

     (f) Immediately prior to the Effective Time, the Company shall file with the Secretary of State of Delaware the Company Charter Amendment. Parent shall file with the Registrar of Companies of the Cayman Islands the resolutions relating to the matters specified in Section 2.1.

     SECTION 7.6 Inspection. From the date hereof to the Effective Time, each of the Company and Parent shall allow all designated officers, attorneys, accountants and other representatives of Parent or the Company, as the case may be, access, at all reasonable times, upon reasonable notice, to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of Parent and the Company and their respective Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 7.6 shall affect any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each of Parent and the Company agrees that it shall not, and shall cause its respective representatives not to, use any information obtained pursuant to this Section 7.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All non-public information obtained pursuant to this Section 7.6 shall be governed by the Confidentiality and Standstill Agreement.

     SECTION 7.7 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

     SECTION 7.8 Registration Statement on Form S-4. (a) Each of Parent and the Company shall cooperate and promptly prepare and Parent shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Parent Ordinary Shares issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of Parent and of the Company in connection with the transactions contemplated by this Agreement (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use commercially reasonable best efforts, and the Company shall cooperate with Parent, to have the Form S-4 declared effective by the SEC as promptly as practicable. Parent shall use commercially reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary non-U.S., state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and the parties shall share equally all expenses incident thereto (including all SEC and other filing fees and all printing and mailing expenses associated with the Form S-4 and the Proxy Statement/Prospectus). Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Ordinary Shares issuable in connection with the Merger for offering or sale in any jurisdiction or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Each of the parties shall also promptly provide each other party copies of all written correspondence received from the SEC and summaries of all oral comments received from the SEC in connection with the transactions contemplated by this Agreement. Each of the parties shall promptly provide each other party with drafts of all correspondence intended to be sent to the SEC in connection with the transactions contemplated by this Agreement and allow each such party the opportunity to comment thereon prior to delivery to the SEC.

     (b) Parent and the Company shall each use its best efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act.

     (c) Each of Parent and the Company shall ensure that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Parent and the Company, or, in the case of information provided by it for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it becomes effective, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

     SECTION 7.9 Listing Applications. (a) Parent shall promptly prepare and submit to the NYSE a listing application covering the Parent Ordinary Shares issuable in the Merger and shall use commercially reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Ordinary Shares, subject to official notice of issuance.

     (b) The Company shall promptly prepare and submit to the NYSE, another national securities exchange or the Nasdaq National Market System a listing application covering the Company Redeemable Preferred Stock and shall use commercially reasonable best efforts to obtain, prior to the record date for the meeting of the stockholders of the Company to adopt this Agreement, approval for the listing of the Company Redeemable Preferred Stock.

     SECTION 7.10 Letters of Accountants. (a) The Company shall use commercially reasonable best efforts to cause to be delivered to Parent "comfort" letters of Arthur Andersen LLP, the Company's independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to Parent with regard to certain financial information regarding the Company included in the Form S-4, in form reasonably satisfactory to Parent and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     (b) Parent shall use commercially reasonable best efforts to cause to be delivered to the Company "comfort" letters of Ernst & Young LLP and PricewaterhouseCoopers LLP, Parent's independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to the Company, with regard to certain financial information regarding Parent included in the Form S-4, in form reasonably satisfactory to the Company and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 7.11 Agreements of Rule 145 Affiliates. Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list identifying all persons who the Company believes, at the date of the meeting of the Company's stockholders to consider and vote upon the adoption of this Agreement, may be deemed to be "affiliates" of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use commercially reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent, at or prior to the Effective Time, a written agreement, in the form of Exhibit B. Parent shall be entitled to place restrictive legends on any Parent Ordinary Shares issued to such Rule 145 Affiliates pursuant to the Merger.

     SECTION 7.12 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as expressly provided herein or as otherwise agreed in writing by the parties. Notwithstanding any other provision of the Agreement, in no case will Parent directly or indirectly use its own funds to pay any expenses arising in connection with the Merger that are incurred by stockholders of the Company.

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

     SECTION 7.13 Indemnification and Insurance. (a) From and after the Effective Time, Parent and the Surviving Entity shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is, or has been at any time prior to the Effective Time, an officer or director of the Company (or any Subsidiary or division thereof) and each person who served at the request of the Company as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Parent and the Surviving Entity shall pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Entity, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law and, if required, upon receipt of any undertaking required by applicable law, and (ii) Parent and the Surviving Entity will cooperate in the defense of any such matter; provided, however, the Surviving Entity shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further, that Parent and the Surviving Entity shall not be obligated pursuant to this Section 7.13 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

     (b) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, in the certificate of incorporation and bylaws of the Company and its Subsidiaries with respect to matters occurring through the Effective Time, shall survive the Merger.

     (c) For a period of six years after the Effective Time, Parent and the Surviving Entity shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are, or at any time prior to the Effective Time, covered by the Company's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance, provided that Parent and the Surviving Entity shall not be required to pay annual premiums in excess of 150% of the last annual premium paid by the Company prior to the date hereof (the amount of which premium is set forth in the Company Disclosure Letter), but in such case shall purchase as much coverage as reasonably practicable for such amount.

     (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under applicable law or otherwise. The provisions of this Section 7.13 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

     (e) In the event Parent, the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Entity, as the case may be, shall assume the obligations set forth in this Section 7.13.

     SECTION 7.14 Employee Matters. (a) At the Effective Time, Parent will cause the Surviving Entity and its Subsidiaries to continue the employment of all of the employees of the Company and its Subsidiaries initially at the same salaries and wages of such employees immediately prior to the Effective Time. Nothing in this Agreement shall be considered a contract between Parent, the Surviving Entity, its Subsidiaries and any employee or consideration for, or inducement with respect to, any employee's continued employment and, without limitation, all such employees are and will continue to be considered to be employees at will pursuant to the applicable employment at will laws or doctrines, subject to any express written agreement to the contrary with such employee, and the Surviving Entity and its Subsidiaries will have the right, in their discretion and subject to this Section 7.14, to alter the salaries, wages and terms of employment of such employees at any time after the Effective Time.

     (b) With respect to each employee of the Company and its Subsidiaries ("Affected Employee"), Parent shall cause the Surviving Entity to deem the period of employment with the Company and its Subsidiaries to have been employment and service with Parent for purposes of determining the Affected Employee's eligibility to join and vesting (but not benefit accrual for any purpose other than vacation pay and sick leave) under all employee benefit plans, programs, policies or similar employment related arrangements of Parent and its Subsidiaries in which the Affected Employee is eligible to participate. Parent shall waive, and to the extent necessary to effect the terms hereof, shall use its best efforts to cause the relevant insurance carriers and other third parties to waive, any restrictions and limitations for medical conditions existing as of the Effective Time of those Affected Employees and their dependents who were covered immediately prior to the Effective Time under a group health plan maintained by the Company, but only to the extent that such medical condition would be covered by Parent's or the Surviving Entity's group health plan if it were not a pre-existing condition and only to the extent that such limitations would not have applied under the Company's group health plan prior to the Effective Time. Further, Parent shall cause the Surviving Entity to offer at the Effective Time to each Affected Employee coverage under a group health plan (as defined in Section 5000(b)(1) of the Code) which credits such Affected Employee towards the deductibles, coinsurance and maximum out-of-pocket provisions imposed under such group health plan, for the year during which the Effective Time (or such later date as the Affected Employees participate in such group health plan) occurs, with any applicable expenses already incurred during such year under the Company's group health plan.

     (c) Parent agrees to cause the Surviving Entity to continue the Company Severance Pay Benefit Plan (as amended and restated effective as of January 1, 1999 and attached to the Company Disclosure Letter, the "Severance Plan"), for the benefit of any Affected Employee who would be eligible for severance benefits under that plan due to an involuntary termination of employment within nine months after the Effective Time; provided, that any Affected Employee who would otherwise have satisfied the eligibility requirements for such severance benefits but whose employment is involuntarily terminated during the period commencing nine months following the Effective Time and ending twelve months following the Effective Time shall be treated as if such Affected Employee was terminated within nine months after the Effective Time if in the good faith determination of Parent such Affected Employee would have been terminated within nine months following the Effective Time if the integration of Parent's and the Company's operations in respect of such Affected Employee had been completed at such earlier time. For purposes of the Severance Plan, cause shall be determined consistent with the Company's Involuntary Termination Policy as in effect on the date hereof ("Cause").

     (d) Parent agrees that employees of the Company and its Subsidiaries immediately prior to the Effective Time (the "Employees") will continue to be provided through December 31, 2001 with benefits under employee benefit plans, programs, policies or arrangements which in the aggregate are, in Parent's discretion, either (i) not less favorable than those provided to the Employees immediately prior to the Effective Time, or (ii) not less favorable than those provided to similarly situated employees of Parent and its Subsidiaries, taking into account for purposes of determining similarly situated employees such factors as Parent reasonably deems relevant; provided, that employees who retired from the Company and its Subsidiaries prior to the Effective Time shall continue to be provided through December 31, 2001 with the retiree health and life insurance benefits provided to such retirees immediately prior to the Effective Time without adverse changes during such period.

     (e) Notwithstanding anything in this Agreement to the contrary, the Company shall be permitted to continue to accrue its annual bonuses for employees of the Company and its Subsidiaries in respect of the Company's 2000 fiscal year (the "Year 2000 Bonuses") consistent with the level of bonuses actually paid to employees for the Company's 1999 fiscal year, subject to such discretionary determinations as were made consistent with the practices of the Company for the 1999 fiscal year; provided, however, that the

Company shall be permitted to continue to accrue Year 2000 Bonuses for the individuals set forth in Section 7.14(e) of the Company Disclosure Letter in the amounts set forth therein. The Company agrees to pay the bonuses to the individuals set forth in Section 7.14(e) of the Company Disclosure Letter, in the amount set forth therein, on or before December 31, 2000. If the Year 2000 Bonuses have not been paid prior to the Effective Time, Parent shall cause the Company to pay the Year 2000 Bonuses in accordance with the foregoing. All determinations and allocations in respect of the Year 2000 Bonuses shall be made in accordance with the foregoing by Company management as constituted prior to the Effective Time. In addition, if the Effective Time has not occurred by March 31, 2001, the Company shall be permitted to accrue a pro-rated bonus during the period from January 1, 2001 through the Effective Time in respect of the Company's 2001 fiscal year in accordance with the foregoing (the "Year 2001 Bonuses"). Parent shall cause the Company to pay the Year 2001 Bonuses consistent with the practices of the Company for the 1999 fiscal year; provided, however, that the Year 2001 Bonuses for the individuals set forth in Section 7.14(e) of the Company Disclosure Letter shall be a pro-rated amount of their Year 2000 Bonuses, payable in cash, and any Year 2001 Bonuses due hereunder to such individuals shall be applied toward any pro-rata bonus awards the individuals become entitled to receive under the terms of the CIC Agreements for the 2001 fiscal year.

     (f) Notwithstanding anything in this Agreement to the contrary, Parent and the Company agree that Parent shall cause the Company to take all actions on its part to amend each of the employment and change in control agreements for the seven executive officers set forth in Section 7.14(f) of the Company Disclosure Letter (the "CIC Agreements") immediately following the Effective Time, to provide that the officer shall have the right, for a 30-day period commencing on the first anniversary of the Effective Time, to voluntarily terminate employment for any reason and such termination shall be deemed to be a "Qualifying Termination" within the "Window Period" as defined in the CIC Agreements. Parent acknowledges that, solely for purposes of the CIC Agreements, "Good Reason" shall exist pursuant to the terms of the CIC Agreements if the officer is not assigned, immediately following the Effective Time, to a position with Parent with duties that are not materially inconsistent with the authorities, duties, responsibilities and status (including offices, titles, and reporting relationships) that the officer held with the Company immediately prior to the Effective Time, or if there is a reduction or alteration in the nature or status of the officer's authorities, duties, or responsibilities from those in effect during the fiscal year immediately preceding the fiscal year in which the Effective Time occurs. Notwithstanding and in addition to the foregoing, if Parent has not notified the officer in writing by the date that is 30 days immediately preceding the date on which the Effective Time occurs whether or not such officer's employment is to be continued on terms that would not give rise to Good Reason under the terms of the CIC Agreements and this Section 7.14(f), then such officer shall be treated by Parent and the Company as if such officer had incurred immediately following the Effective Time a Qualifying Termination within the Window Period under the CIC Agreement and the Company shall pay the amounts described in Section 7.1(a) through (d) of the CIC Agreement to the officer by the close of the day on which the Effective Time occurs, and all other cash amounts payable under the terms of the CIC Agreements shall be paid as soon as practicable but in no event later than 30 days following the Effective Time; provided, however, that the foregoing provisions of this sentence shall not apply if an event occurs after the date notice is given and prior to the Effective Time that was unanticipated by Parent and is considered, in the good faith determination of Parent's Chief Executive Officer or Board of Directors, to materially change Parent's determination not to continue the officer's employment on such terms, and Parent in fact promptly following such event notifies the officer of its decision to continue and in fact continues the officer's employment on terms that would not give rise to Good Reason under the terms of the CIC Agreements and this Section 7.14(f). Parent further agrees that the amounts payable to an executive officer whose employment terminates due to a "Qualifying Termination" within the "Window Period" under the CIC Agreements (as amended to reflect this Section 7.14(f)) shall be no less than the amounts set forth in Section 7.14(f) of the Company Disclosure Letter. Parent and the Company further agree that following the Effective Time none of such executive officers shall be bound by any of the noncompetition provisions of the CIC Agreements. Parent agrees that the CIC Agreements shall be binding upon, and shall inure to the benefit of, any successor to the Company, and any such successor shall be deemed substituted for all purposes as the "Company" under the terms of the CIC Agreements.

     (g) Except with respect to offers of employment to prospective new employees in the ordinary course of business consistent with past practices and other than statements that merely repeat or summarize the effects of this
Section 7.14, the Company agrees that it shall not make, and it shall not permit its Subsidiaries to make, any representations or promises, oral or written, to employees of the Company and its Subsidiaries concerning continued employment following the Effective Time, or the terms and conditions of that employment, except as requested by Parent under Section 7.14(i) or otherwise in writing with the prior written consent of Parent.

     (h) The Company will cause to vest and become exercisable effective 48 hours prior to the Effective Time (conditioned on the subsequent occurrence of the Effective Time) all or any portion of the unvested Company Options and restricted stock, other than those granted after the date hereof as permitted by
Section 7.1(f)(ii) that would not otherwise become vested and exercisable as a result of the Merger.

     (i) To the extent allowed by Applicable Laws, prior to the Effective Time, the Company shall take any action reasonably requested by Parent as part of Parent's preparation for a prompt and efficient integration of Parent's and the Company's operations following the Effective Time. To the extent allowed by Applicable Law, in furtherance of such cooperation, the Company agrees to supply Parent, in a prompt manner, with such information and documentation as the officers of Parent deem relevant to the integration, and to use its commercially reasonable best efforts to make its supervisory employees available, on a reasonable basis, to discuss staffing and integration issues with Parent. The actions requested of the Company pursuant to this Section 7.14(i) shall be at reasonable times and on reasonable notice. Nothing in this Section 7.14(i) shall require the Company to begin the implementation of the integration prior to the Effective Time. Notwithstanding the foregoing, the Company shall not be deemed to make any representation or warranty except as expressly set forth in this Agreement and shall not be required to provide any information which it reasonably believes it may not provide to Parent by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each of Parent and the Company agrees that it shall not, and shall cause its respective representatives not to, use any information obtained pursuant to this Section 7.14(i) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All non-public information obtained pursuant to this Section 7.14(i) shall be governed by the Confidentiality and Standstill Agreement.

     SECTION 7.15 Rights Agreement. Except for actions contemplated by this Agreement that are taken by the Company simultaneously with its entering into a binding definitive agreement pursuant to Section 9.3(c), neither the Board of Directors of the Company nor the Company shall take any other action to (a) terminate the Company Rights Agreement, (b) redeem the Company Rights, (c) amend the Company Rights Agreement in a manner adverse to Parent, or (d) cause any person not to be or become an "Acquiring Person."

     SECTION 7.16 Delivery of Parent Ordinary Shares. Prior to the Merger, Sub shall purchase from Parent and Parent shall sell to Sub all or a portion of that number of Parent Ordinary Shares which Sub is required to deliver pursuant to
Section 4.3(a). If Sub purchases fewer than all such shares from Parent, Parent will otherwise provide to Sub the remaining required shares.

     SECTION 7.17 Consulting Agreements. As of the Effective Time, Parent shall cause the Surviving Entity to execute and deliver to Mr. Paul B. Loyd, Jr. a consulting agreement substantially in the form of Exhibit C, and the Company shall use commercially reasonable efforts to cause Mr. Loyd to enter into such consulting agreement.

     SECTION 7.18 Assets in the Coastwise Trade. Prior to the Closing Date, the Company and its Subsidiaries shall at the request of Parent (a) use their commercially reasonable best efforts to sell,

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transfer, assign, contribute or otherwise dispose of all their respective vessels involved in the coastwise trade (within the meaning of that term as used in Section 2 of the Shipping Act, 1916, as amended (46 USC sec. 808)) to such person or persons as designated by Parent and as directed by and on such terms and conditions as specified by Parent, provided that any such action may be conditioned upon the consummation of the Merger and the transactions contemplated hereby, (b) cancel and refrain from extending any agreement that would require the operation of vessels and other assets involved in the coastwise trade after the Effective Time and (c) take any action designed to facilitate the termination of the operation of vessels involved in the coastwise trade and the Company's business related thereto as of the Effective Time. The Company will provide reasonable cooperation with Parent, Sub and their advisors retained in connection with the matters described in this Section 7.18. The Company shall promptly take any other reasonably requested actions in connection with this Section 7.18. The Company shall not retain any advisors to the Company with respect to the foregoing without the consent of Parent.

     SECTION 7.19 Obtaining Investment Grade Rating. (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall request that both Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Service ("S&P") rate the $400,000,000 11% Senior Secured Notes due 2006 of RBF Finance Co., a Delaware corporation ("RBF Finance Co."), RBF Finance Co.'s $400,000,000 11 3/8% Senior Secured Notes due 2009, the Company's $200,000,000 12 1/2% Senior Notes due 2006, the Company's $100,000,000 9 1/8%
Senior Notes due 2003 and the Company's $300,000,000 9 1/2% Senior Notes due 2008 (collectively, the "Company High Yield Debt") "Investment Grade" or give the Company High Yield Debt an "Investment Grade Rating" (as such terms are defined in the applicable Company High Yield Debt indentures) at or prior to the Effective Time. In connection with such request, each of the Company and Parent shall use its commercially reasonable best efforts to cooperate promptly and fully with all reasonable requests of the other, including without limitation, attending and preparing for meetings and presentations, providing information and making any related or required applications or filings and taking other reasonable action as may be requested by Moody's and S&P with respect to obtaining such rating. Actions reasonably requested by Moody's or S&P or by Parent or the Company are those relating to the process of obtaining such rating (and such actions are specifically not those related to the financial condition, business or operations of Parent or the Company and their respective Subsidiaries).

     (b) If the Company High Yield Debt is not given an "Investment Grade Rating" or rated "Investment Grade" (as such terms are defined in the applicable Company High Yield Debt indentures) at the time when the conditions to Parent's obligations to effect the Merger have otherwise been fulfilled, then Parent agrees that immediately prior to the Effective Time it shall deliver a full senior unsecured unconditional payment guarantee (the "Parent Guarantee") on terms reasonably satisfactory to Parent of the principal of, interest and premium, if any, on the Company High Yield Debt which shall become effective only upon the Effective Time. Without limiting the generality of any other provisions hereof, Parent shall have no obligation under this Agreement to provide financial assistance of any type to the Company or in respect of the Company High Yield Debt, other than with respect to its obligation to provide such Parent Guarantee.

     SECTION 7.20 Agreement Regarding Company Redeemable Preferred Stock. (a) As promptly as practicable after the date of filing of the Form S-4, the Company shall file with the SEC either a post-effective amendment to its Registration Statement on Form S-3 (Registration No. 333-39500) or another registration statement on an appropriate form registering a number of shares of Company Common Stock sufficient to complete the Public Offering (as defined below) (in either case, the "Shelf Registration Statement"). The Company shall use commercially reasonable best efforts, and Parent shall cooperate with the Company, to have the Shelf Registration Statement declared effective by the SEC prior to the vote of the Company's stockholders in respect of the Merger. The Company shall advise Parent, promptly after it receives notice thereof, of the time when the Shelf Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order or any request by the SEC for amendment of the Shelf Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company shall provide Parent with drafts of the Shelf

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Registration Statement, any prospectus supplement, the underwriting agreement and all other customary documentation in connection with the Public Offering reasonably in advance of the anticipated date of use thereof.

     (b) In the event that this Agreement shall have been adopted and the Company Charter Amendment shall have been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon and Parent and the Company are each satisfied that the other conditions to effect the Merger have otherwise been fulfilled, as promptly as practicable after receiving written notice from Parent directing it to do so, the Company shall commence and consummate an underwritten public offering of shares of Company Common Stock with aggregate net proceeds to the Company of at least $105 million (but not greater than any amount specified by Parent) pursuant to the Shelf Registration Statement (the "Public Offering"). The Company shall be deemed to be in compliance with its obligations under this
Section 7.20(b) during the time that its failure to commence and consummate the Public Offering results only from the good faith inability of the Company to commence or consummate the Public Offering with the price and terms established by Parent. The Company shall promptly take any action in connection with the Public Offering as Parent reasonably directs, including without limitation (x) establishing the price to the public, the underwriting discount and the number of shares of Company Common Stock to be sold pursuant to the Public Offering,
(y) selecting the commencement and pricing date for the Public Offering, and (z) selection of any underwriter or group of underwriters for the Public Offering, and any agreement regarding any fees or expenses in connection therewith. The Company shall place any proceeds of the Public Offering in a separate account to be used for the purposes specified in Section 7.20(c).

     (c) Promptly upon closing of the Public Offering, the Company shall give notice of redemption of shares of Company Redeemable Preferred Stock having an aggregate liquidation preference of up to $105 million at a price in cash equal to 113.875% of the liquidation preference thereof, plus accrued and unpaid dividends, if any, to the redemption date with the net cash proceeds from the Public Offering. The Company shall comply with all applicable terms of the Company Redeemable Preferred Stock in connection with such redemption, and funds necessary for redemption (including an amount in cash in respect of all dividends that will accumulate to the redemption date) shall be irrevocably deposited by the Company in trust for the equal and ratable benefit for the holders of the shares to be redeemed (the "Irrevocable Deposit"). In making the Irrevocable Deposit, the Company shall use only the funds placed in the separate account described in the last sentence of Section 7.20(b).

     (d) The Company may, in accordance with its previously announced intention, cause to be repurchased shares of Company Redeemable Preferred Stock in price and amount and on terms and conditions approved from time to time in writing by Parent, by causing Unrestricted Subsidiaries (as defined in the Company High Yield Debt indentures) to repurchase such stock with funds which such Unrestricted Subsidiaries have on hand. No payment will be made to holders of Company Redeemable Preferred Stock with funds received, directly or indirectly, from Parent or any of its Subsidiaries. The parties acknowledge that, if the Company's disposition program is successfully completed, it will have estimated $150-200 million in unrestricted funds available for such repurchases, which unrestricted funds represent cash in excess of the funds reasonably anticipated to be necessary for such Unrestricted Subsidiaries' business needs. In no case will Parent or any of its Subsidiaries make contributions to the Company or the Unrestricted Subsidiaries to replenish funds used to redeem or repurchase Company stock.

     (e) Notwithstanding anything in this Agreement to the contrary (other than Section 7.5(e)), Parent and each of its Subsidiaries shall be entitled to acquire shares of Company Redeemable Preferred Stock by exchange for Parent Ordinary Shares or other voting shares of Parent.

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                                   ARTICLE 8

                                   CONDITIONS

     SECTION 8.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) (i) This Agreement shall have been adopted and the Company Charter Amendment shall have been approved by the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon; and

          (ii) Each of the increase in the authorized ordinary share capital of Parent and the issuance of Parent Ordinary Shares pursuant to the Merger shall have been approved by the holders of issued Parent Ordinary Shares as and to the extent required by Cayman Islands law, Parent's memorandum of association and articles of association and the rules of the NYSE.

          (b) (i) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, (ii) there shall not be pending or threatened in writing any governmental claim, proceeding or action by an agency of the government of the United States, of the United Kingdom or of the European Union seeking to restrain, prohibit or rescind any transactions contemplated by this Agreement as an actual or threatened violation of any Antitrust Law, as applicable, or seeking to penalize a party for completing any such transaction which in any of such cases is, in the reasonable judgment of Parent, reasonably likely to have any of the effects described in Section 7.5(d)(i) through
     (iv), (iii) in the event of any review by the U.K. Office of Fair Trading or, if applicable, the U.K. Secretary of State for Trade and Industry, indications reasonably satisfactory to each of the Company and Parent that the Merger will not be referred to the Competition Commission shall have been received, (iv) any mandatory waiting period under any applicable Non-U.S. Antitrust Laws (where the failure to observe such waiting period referred to in this clause (iv) would, in the reasonable judgment of Parent, reasonably be expected to have any of the effects described in
     Section 7.5(d)(i) through (iv)) shall have expired or been terminated and
     (v) there shall not have been a final or preliminary administrative order denying approval of or prohibiting the Merger issued by a governmental authority with jurisdiction to enforce applicable Non-U.S. Antitrust Laws, which order is in the reasonable judgment of Parent reasonably likely to have any of the effects described in Section 7.5(d)(i) through (iv).

          (c) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or non-U.S., which prohibits the consummation of the Merger; provided, however, that, prior to invoking this condition, each party agrees to comply with Section 7.5, and with respect to other matters not covered by Section 7.5, to use its commercially reasonable best efforts to have any such decree, order or injunction lifted or vacated; and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger.

          (d) The Form S-4 shall have become effective and no stop order with respect thereto shall be in effect.

          (e) The Parent Ordinary Shares to be issued pursuant to the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (f) The Company Charter Amendment shall have been filed with the Secretary of State of the State of Delaware and become effective.

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

     SECTION 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Parent, Sub and Merger Sub shall have performed, in all material respects, their covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Parent, Sub and Merger Sub contained in this Agreement (i) that are qualified as to materiality or Parent Material Adverse Effect shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) those not so qualified shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause (ii) that do not and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, and the Company shall have received a certificate of each of Parent, Sub and Merger Sub, executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

          (b) The Company shall have received the opinion of Cravath, Swaine & Moore, counsel to the Company, in form and substance reasonably satisfactory to the Company and dated the Closing Date to the effect that, for United States federal income tax purposes, the Merger will qualify as a reorganization under Section 368(a) of the Code and no gain or loss will be recognized by the stockholders of the Company who exchange Company Common Stock solely for Parent Ordinary Shares pursuant to the Merger (except with respect to (i) cash received in lieu of fractional shares or (ii) stockholders of the Company who are not Eligible Company Shareholders). In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the Company, Parent, Sub and Merger Sub, substantially in the form of Exhibit D, dated as of the Closing Date.

          (c) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Parent Material Adverse Effect.

     SECTION 8.3 Conditions to Obligation of Parent, Sub and Merger Sub to Effect the Merger. The obligations of Parent, Sub and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) The Company shall have performed, in all material respects, its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of the Company contained in this Agreement (i) that are qualified as to materiality or Company Material Adverse Effect shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) those not so qualified shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause
     (ii) that do not and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and Parent shall have received a certificate of the Company, executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

          (b) Parent shall have received the opinion of Baker Botts L.L.P., counsel to Parent, in form and substance reasonably satisfactory to Parent and dated the Closing Date to the effect that, for United States federal income tax purposes, the Merger will qualify as a reorganization under
     Section 368(a) of the Code and no gain or loss will be recognized by the stockholders of the Company who exchange

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

     Company Common Stock solely for Parent Ordinary Shares pursuant to the Merger (except with respect to (i) cash received in lieu of fractional shares or (ii) stockholders of the Company who are not Eligible Company Shareholders). In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the Company, Parent, Sub and Merger Sub, substantially in the form of Exhibit E, dated as of the Closing Date.

          (c) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Company Material Adverse Effect.

          (d) The shares of Company Redeemable Preferred Stock shall have been listed on the NYSE, another national securities exchange or the Nasdaq National Market System prior to the record date for the meeting of the Company's stockholders to adopt this Agreement.

          (e) Parent shall have received from each Rule 145 Affiliate an agreement to the effect set forth in Section 7.11.

          (f) The closing of the Public Offering shall have occurred, the notice of redemption contemplated by Section 7.20(c) shall have been duly given and the Company shall have completed the Irrevocable Deposit; provided, that this Section 8.3(f) shall expire as a condition to the obligations of Parent, Sub and Merger Sub to effect the Merger if (i) the other conditions to the obligations of each party to effect the Merger (other than those that are expected to be fulfilled but can only be fulfilled on the Closing
     Date) have been fulfilled (and Parent shall have received a written notice from the Company as to such fulfillment) for a period of eight business days, (ii) the Company has complied with its obligations under Section 7.20 and (iii) the Shelf Registration Statement shall have become effective and no stop order shall be in effect during such period of eight business days, provided that any such noneffectiveness or stop order is not the result of any act or omission by Parent, Parent's advisors or any underwriter selected by Parent.

          (g) The Company High Yield Debt shall have been rated "Investment Grade" or been given an "Investment Grade Rating" (as such terms are defined in the applicable Company High Yield Debt indentures) by Moody's and S&P.

                                   ARTICLE 9

                                  TERMINATION

     SECTION 9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of the Company and Parent.

     SECTION 9.2 Termination by Parent or the Company. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Parent or the Company if:

          (a) the Merger shall not have been consummated by August 31, 2001; provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

          (b) a meeting (including adjournments and postponements) of the Company's stockholders for the purpose of obtaining the approvals required by Section 8.1(a)(i) shall have been held and such stockholder approvals shall not have been obtained;

          (c) a meeting (including adjournments and postponements) of Parent's shareholders for the purpose of obtaining the approvals required by Section 8.1(a)(ii) shall have been held and such shareholder approvals shall not have been obtained; or

          (d) a U.S. federal, state or non-U.S. court of competent jurisdiction or federal, state or non-U.S. governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have complied with Section 7.5 and, with respect to other matters not covered by Section 7.5, shall have used its commercially reasonable best efforts to remove such injunction, order or decree.

     SECTION 9.3 Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of the Company, after consultation with its outside legal advisors, if

          (a) (i) there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Parent by the Company; provided, however, that the right to terminate this Agreement pursuant to Section 9.3(a) shall not be available to the Company if it, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 8.3(a) shall not be satisfied;

          (b) the Board of Directors of Parent shall have withdrawn or materially modified, in a manner adverse to the Company, its approval or recommendation of the amendments to Parent's articles of association or the issuance of Parent Ordinary Shares pursuant to the Merger or recommended a Parent Acquisition Proposal, or resolved to do so; or

          (c) prior to the Cutoff Date, (i) the Board of Directors of the Company has received a Company Superior Proposal, (ii) in light of such Company Superior Proposal the Board of Directors of the Company shall have determined in good faith, (A) after consultation with its outside legal advisors, that proceeding with the Merger would be inconsistent with its fiduciary obligations and (B) that there is a substantial likelihood that the adoption by the Company's stockholders of this Agreement will not be obtained by reason of the existence of such Company Superior Proposal,
     (iii) the Company has complied in all material respects with Section 7.2,
     (iv) the Company has previously paid the fee due under Section 9.5(a), (v) the Board of Directors of the Company concurrently approves, and the Company concurrently enters into, a binding definitive written agreement providing for the implementation of such Company Superior Proposal and (vi) Parent is not at such time entitled to terminate this Agreement pursuant to
     Section 9.4(a); provided that the Company may not effect such termination pursuant to this Section 9.3(c) unless and until (i) Parent receives at least ten business days' prior written notice from the Company of its intention to effect such termination pursuant to this Section 9.3(c); and
     (ii) during such ten business day period, the Company shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Parent may propose.

     SECTION 9.4 Termination by Parent. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Parent, after consultation with its outside legal advisors, if:

          (a) (i) there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company; provided, however, that the right to terminate this Agreement pursuant to Section 9.4(a) shall not be available to Parent if it, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 8.2(a) shall not be satisfied; or

          (b) the Board of Directors of the Company shall have withdrawn or materially modified, in a manner adverse to Parent, its approval or recommendation of the Merger or the Company Charter Amendment or recommended a Company Acquisition Proposal, or resolved to do so; or

          (c) prior to the Cutoff Date, (i) the Board of Directors of Parent has received a Parent Superior Proposal, (ii) in light of such Parent Superior Proposal the Board of Directors of Parent shall have determined in good faith, (A) after consultation with its outside legal advisors, that proceeding with the Merger would be inconsistent with its fiduciary obligations and (B) that there is a substantial likelihood that the adoption by Parent's stockholders of this Agreement will not be obtained by reason of the existence of such Parent Superior Proposal, (iii) Parent has complied in all material respects with Section 7.3, (iv) Parent has previously paid the fee due under Section 9.5(b), (v) the Board of Directors of Parent concurrently approves, and Parent concurrently enters into, a binding definitive written agreement providing for the implementation of such Parent Superior Proposal and (vi) the Company is not at such time entitled to terminate this Agreement pursuant to Section 9.3(a); provided that Parent may not effect such termination pursuant to this Section 9.4(c) unless and until (i) the Company receives at least ten business days' prior written notice from Parent of its intention to effect such termination pursuant to this Section 9.4(c); and (ii) during such ten business day period, Parent shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that the Company may propose.

     SECTION 9.5 Effect of Termination. (a) (i) If this Agreement is terminated:

          (A) by the Company or Parent pursuant to Section 9.2(b) [failure to obtain Company stockholder approval] after the public announcement of a Company Acquisition Proposal, whether or not the Company Acquisition Proposal is still pending or has been consummated; or

          (B) by Parent pursuant to Section 9.4(b) [withdrawal of Company recommendation to stockholders]; or

          (C) by the Company pursuant to Section 9.3(c) [fiduciary out];

then the Company shall pay Parent a fee of $225 million at the time of such termination in cash by wire transfer to an account designated by Parent.

     (ii) If this Agreement is terminated by the Company pursuant to Section 9.3(c) and in accordance with the terms thereof, no fee additional to the fee specified in Section 9.3(c) shall be payable by the Company to Parent.

     (b) (i) If this Agreement is terminated:

          (A) by the Company or Parent pursuant to Section 9.2(c) [failure to obtain Parent shareholder approval] after the public announcement of a Parent Acquisition Proposal, whether or not the Parent Acquisition Proposal is still pending or has been consummated; or

          (B) by the Company pursuant to Section 9.3(b) [withdrawal of Parent recommendation to shareholders]; or

          (C) by Parent pursuant to Section 9.4(c) [fiduciary out];

then Parent shall pay the Company a fee of $225 million at the time of such termination in cash by wire transfer to an account designated by the Company.

     (ii) If this Agreement is terminated by Parent pursuant to Section 9.4(c) and in accordance with the terms thereof, no fee additional to the fee specified in Section 9.4(c) shall be payable by Parent to the Company.
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

     (c) If this Agreement is terminated by the Company or Parent pursuant to
Section 9.2(b) other than in circumstances covered by Section 9.5(a), then the Company shall pay Parent a fee of $10 million to reimburse it for its costs and expenses incurred in connection with this transaction. If this Agreement is terminated by the Company or Parent pursuant to Section 9.2(c), other than in circumstances covered by Section 9.5(b), then Parent shall pay the Company a fee of $10 million to reimburse it for its costs and expenses incurred in connection with this transaction.

     (d) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.5, Section 7.5(c) and Section 7.12 and except for the provisions of Sections 10.3, 10.4, 10.6, 10.8, 10.9, 10.11, 10.12 and 10.13, provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement and all rights and remedies of such nonbreaching party under this Agreement in the case of such a willful and material breach, at law or in equity, shall be preserved.

     SECTION 9.6 Extension; Waiver. At any time prior to the Effective Time, each party may by action taken by its Board of Directors, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10

                               GENERAL PROVISIONS

     SECTION 10.1  Nonsurvival of Representations, Warranties and
Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Article 4 and in Sections 3.3, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16, 7.17 and this Article 10 and the agreements delivered pursuant to this Agreement shall survive the Merger. The Confidentiality and Standstill Agreement shall survive any termination of this Agreement, and the provisions of such Confidentiality and Standstill Agreement shall apply to all information and material delivered by any party hereunder.

     SECTION 10.2 Notices. Except as otherwise provided herein, any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

          (a)  if to the Company:

               R & B Falcon Corporation
               901 Threadneedle
               Houston, Texas 77027
               Attention: Wayne K. Hillin, Esq.
               Facsimile: (281) 496-0285

               with a copy to:

               Cravath, Swaine & Moore
               825 Eighth Avenue
               New York, NY 10019
               Attention: Richard Hall, Esq.
               Facsimile: (212) 474-3700

          (b)  if to Parent, Sub or Merger Sub:

               Transocean Sedco Forex Inc.
               4 East Greenway Plaza
               Houston, Texas 77046
               Attention: Eric Brown, Esq.
               Facsimile: (713) 232-7600

               with a copy to:

               Baker Botts L.L.P.
               One Shell Plaza
               910 Louisiana
               Houston, Texas 77002-4995
               Attention: Gene J. Oshman, Esq.
               Facsimile: (713) 229-1522

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     SECTION 10.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 4, Section 7.13, 7.14(f) and 7.17 and except as provided in any agreements delivered pursuant hereto (collectively, the "Third-Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third-Party Provisions may be enforced by the beneficiaries thereof.

     SECTION 10.4 Entire Agreement. This Agreement, the exhibits to this Agreement, the Company Disclosure Letter, the Parent Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto, except that the Confidentiality and Standstill Agreement shall continue in effect. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     SECTION 10.5 Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company or Parent, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

     SECTION 10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     SECTION 10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

     SECTION 10.9  Interpretation. In this Agreement:

          (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations and partnerships and vice versa.

          (b) The phrase "to the knowledge of" and similar phrases relating to knowledge of the Company or Parent, as the case may be, shall mean the actual knowledge of its executive officers.

          (c) "Material Adverse Effect" with respect to the Company or Parent shall mean a material adverse effect or change on (a) the business, assets, conditions (financial or otherwise) or operations of a party (including the Surviving Entity when used with respect to the Company) and its Subsidiaries on a consolidated basis, except for such changes or effects in general economic, capital market, regulatory or political conditions or changes that affect generally the drilling services industry or changes arising out of the announcement of this Agreement, or (b) the ability of the party to consummate the transactions contemplated by this Agreement or fulfill the conditions to closing. "Company Material Adverse Effect" and "Parent Material Adverse Effect" mean a Material Adverse Effect with respect to the Company and Parent, respectively.

          (d) The term "Subsidiary," when used with respect to any party, means any corporation or other organization (including a limited liability company), whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such party is a general partner.

     SECTION 10.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     SECTION 10.11 Incorporation of Exhibits. The Company Disclosure Letter, the Parent Disclosure Letter and all exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 10.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 10.13 Enforcement of Agreement. (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     (b) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated herein, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated herein in any court other than any Delaware state court or any Federal court sitting in the

State of Delaware and (iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any of the transactions contemplated herein.

     (c) Parent designates and appoints The Corporation Trust Company and such person's successors and assigns as its lawful agent in the United States of America upon which may be served, and which may accept and acknowledge, for and on behalf of Parent all process in any action, suit or proceedings that may be brought against Parent in any of the courts referred to in this Section, and agrees that such service of process, or the acceptance or acknowledgment thereof by said agent, shall be valid, effective and binding in every respect.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                            TRANSOCEAN SEDCO FOREX INC.

                                            By:   /s/ J. MICHAEL TALBERT
                                              ----------------------------------
                                            Name: J. Michael Talbert
                                            Title: President and CEO

                                            TRANSOCEAN HOLDINGS INC.

                                            By:   /s/ J. MICHAEL TALBERT
                                              ----------------------------------
                                            Name: J. Michael Talbert
                                            Title: President

                                            TSF DELAWARE INC.

                                            By:   /s/ J. MICHAEL TALBERT
                                              ----------------------------------
                                            Name: J. Michael Talbert
                                            Title: President

                                            R&B FALCON CORPORATION

                                            By:    /s/ PAUL B. LOYD, JR.
                                              ----------------------------------
                                            Name: Paul B. Loyd, Jr.
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer

                                                                       EXHIBIT A

                     AMENDMENT TO THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             R&B FALCON CORPORATION

     R&B FALCON CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

          FIRST: Section 4 of the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designations") in respect of the Company's 13 7/8 Senior Cumulative Redeemable Preferred Stock (the "Preferred Stock") is amended by adding at the end of said Section 4 the following:

             Effective immediately prior to the effective time of the merger contemplated by the Agreement and Plan of Merger among Transocean Sedco Forex Inc., Transocean Holdings Inc., TSF Delaware Inc. and the Corporation dated as of August 19, 2000, as it may be amended from time to time (the "Merger Agreement"), the Preferred Stock shall have the following additional voting rights (capitalized terms used herein without definition shall have the meanings assigned thereto in the Merger Agreement):

                The Preferred Stock shall be entitled to vote in the election of directors and shall vote together with the Common Stock and any other class or series of shares that generally votes together with the Common Stock as one class in such election. Each share of Preferred Stock shall have 0.1787 votes per share [the number (rounded to the nearest ten-thousandth) equal to the quotient of (a) $1,000 divided by (b) the product of (1) the quotient of the number of shares of Company Common Stock outstanding as of August 17, 2000 divided by the number of shares of common stock, par value $.01 per share, of the Surviving Entity (as defined in the Merger Agreement) to be outstanding immediately after the Effective Time multiplied by (2) the closing price of the Parent Ordinary Shares on August 18, 2000 multiplied by (3) the Common Stock Merger Ratio].

     SECOND: The foregoing amendment to the Certificate of Designations was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed in its name and on its behalf by its duly authorized officer and its
corporate seal to be affixed hereto on this      day of           ,      .

                                            R&B FALCON CORPORATION

                                            By:
                                              ----------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT B

            , 2000

Transocean Sedco Forex Inc.
4 East Greenway Plaza
Houston, TX 77046

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of R&B Falcon Corporation, a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). I have been further advised that
pursuant to the terms of the Agreement and Plan of Merger dated as of August   ,
2000 (the "Merger Agreement") among Transocean Sedco Forex Inc., a Cayman Islands exempted company ("Parent"), Transocean Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), TSF Delaware Inc., a Delaware corporation and a wholly owned subsidiary of Sub ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger") and that as a result of the Merger, I may receive Parent Ordinary Shares (as defined in the Merger Agreement) in exchange for shares of Company Common Stock (as defined in the Merger Agreement) owned by me.

     I represent, warrant and covenant to Parent that in the event I receive any Parent Ordinary Shares as a result of the Merger:

          (a) I shall not make any sale, transfer or other disposition of such Parent Ordinary Shares in violation of the Act or the Rules and Regulations.

          (b) I have carefully read this letter and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Ordinary Shares to the extent I believed necessary with my counsel or counsel for the Company.

          (c) I have been advised that the issuance of Parent Ordinary Shares to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of the Company I may be deemed to have been an affiliate of the Company for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations, I may not sell, transfer or otherwise dispose of Parent Ordinary Shares issued to me in the Merger within one year following the Merger if I am not at such time an affiliate of Parent and later, if I am then an affiliate of Parent, unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 of the Rules and Regulations, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          (d) I understand that Parent is under no obligation to register such sale, transfer or other disposition by me or on my behalf under the Act or take any other action necessary in order to make compliance with an exemption from such registration available.

          (e) I also understand that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Ordinary Shares and that there will be placed on the certificate for the Parent Ordinary Shares issued to me in connection with the Merger, or any substitutions therefor, a legend substantially in the form set forth below:

        "The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The securities may not be sold or otherwise transferred except in compliance with the requirements of said Rule 145 or pursuant to a registration statement under said act or an exemption from such registration."

     It is understood and agreed that the legend set forth in paragraph (e) above shall be removed by delivery of substitute certificates without such legend (i) prior to the first anniversary of the Merger if I am not at such time an affiliate of Parent, if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Parent in form and substance reasonably satisfactory to Parent, to the effect that such legend is no longer required for purposes of the Act or (ii) thereafter at the request of the undersigned if I am not at such time an affiliate of Parent.

     Execution of this letter should not be construed as an admission, stipulation or acknowledgment by me that I am an "affiliate" of the Company as described in the first paragraph hereof or considered as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                            Very truly yours,

                                            ------------------------------------
                                            Name:

ACCEPTED AND AGREED THIS
     DAY OF             , 2000.

TRANSOCEAN SEDCO FOREX INC.

By:
------------------------------------

Name:
------------------------------------

Title:
------------------------------------

                                                                       EXHIBIT C

                              CONSULTING AGREEMENT

     This CONSULTING AGREEMENT ("Agreement") is made and entered into effective
as of the           day of           , by and between R&B Falcon Corporation, a
Delaware corporation ("Company"), and Paul B. Loyd, Jr., an individual ("Consultant").

     WHEREAS, in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of the date hereof, among Transocean Sedco Forex Inc. ("Parent"), Transocean Holdings Inc., TSF Delaware Inc. and Company (the "Merger Agreement"), Company will become an indirect wholly-owned subsidiary of Parent; and

     WHEREAS, in the event of the termination of Consultant's employment with Company following the transactions contemplated by the Merger Agreement, Company and Parent wish to have Consultant provide consulting services to the Company for the period provided in this Agreement and Consultant wishes to provide services to Company for such period, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and intending to be legally bound hereby the parties agree as follows:

          1. ENGAGEMENT. Company hereby retains Consultant to provide consulting services with respect to strategies and policies, special projects, incentives, goals and other matters related to the development and growth of Company. Such services shall be as directed by the Chief Executive Officer of Company or other person or persons as designated by the Chief Executive Officer from time to time. Consultant shall be required to be generally available to Company to perform the services and agrees to provide upon request a minimum of thirty hours of service per month to Company at such times and places as may be reasonably requested by Company and consistent with Consultant's other activities. Further, Consultant agrees not to perform substantially similar services during the term hereof to any other company which provides offshore contract drilling services; provided that Consultant may request a waiver of such restriction on a case by case basis and Company agrees not to unreasonably withhold, condition or delay such waiver.

          2. TERM. The term of this Agreement shall commence on the effective date of Consultant's termination of employment with Company at any time following the Effective Time (as defined in the Merger Agreement) (the "Effective Date") and continue in effect for a period of three (3) years thereafter; provided, however, that in the event Consultant becomes a member of the Board of Directors of Parent ("Parent Board"), the Agreement shall continue in effect only until the second anniversary of the Effective Date; provided, further, that Consultant may terminate this Agreement on thirty (30) days' advance written notice to Company. Upon such an expiration or termination of this Agreement, neither party shall have any further obligation towards the other in connection herewith except as provided in Article 5(g).

          3. COMPENSATION. As compensation for the performance by Consultant of services under this Agreement, Company agrees to pay to Consultant the following:

             (a) an annual retainer fee of THREE HUNDRED THOUSAND DOLLARS ($300,000); provided, that if Consultant becomes a member of the Parent Board, the annual retainer fee shall thereafter be THREE HUNDRED SIXTY THOUSAND DOLLARS ($360,000) and Consultant hereby waives any fees or other remuneration that would otherwise be payable to Consultant for services as a member of the Parent Board; and

             (b) Company agrees to pay direct to the vendor or reimburse Consultant, as the case may be, reasonable expenses incurred by Consultant in connection with the performance of his services under this Agreement. These expenditures and expenses incurred by and on behalf of

        Consultant shall be in accordance with those policies in effect for Company from time to time. These expenses shall include but shall not be limited to:

                (1) Transportation, meals and lodging, parking, tips or any other expenses incurred in accordance with Company's policies and procedures;

                (2) Telephone, facsimile or other communication costs, and

                (3) Company's current per mile rate for Consultant's use of his personal automobile on Company's business.

        Consultant shall not be entitled to any other remuneration, benefit or reimbursement in connection with this Agreement or the services performed hereunder except as may otherwise be expressly set forth herein.

          4. PAYMENTS.

             (a) The annual retainer referred to in Article 3(a) above shall be paid in monthly installments of TWENTY FIVE THOUSAND DOLLARS ($25,000) (or THIRTY THOUSAND DOLLARS ($30,000) in the event Consultant becomes a member of the Parent Board), payable on the last day of the calendar month for services performed during the month.

             (b) Expense statements shall be submitted by Consultant with reasonable documentation in accordance with the policies of Company. Reimbursement shall be paid within ten (10) business days of receipt of an expense statement by Company.

             (c) Consultant may request cash advances for special purposes such as trips incurred at Company's request. Such cash advances shall be approved by Company's designated person, and such amount shall be deducted from Consultant's first expense statement submitted after such cash advance or any balance outstanding shall be repaid with submittal of the expense statement.

          5. GENERAL.

             (a) Consultant agrees that the extent and character of the work to be done by Consultant shall be subject to the general supervision, direction, control and approval of Company's Chief Executive Officer to whom Consultant shall report and be responsible. In the performance of the work and services hereunder, Consultant shall be deemed an independent contractor and shall not be an employee of Company. Consultant shall have no right to bind Company and shall limit the services to be provided hereunder to those requested or directed to be performed in accordance with Article 1.

             (b) Consultant shall be responsible for the payment of all taxes or other charges imposed by any governmental authority on his services and fees.

             (c) Any suggestions, analyses, programs, products, materials conceived, prepared or developed by Consultant during the term of this Agreement, whether alone or jointly with others, which relate to the Company's core offshore drilling business shall be Company's sole and exclusive property.

             (d) All information obtained by Consultant or communicated to Consultant by Company in the course of conduct of Consultant's work and services hereunder shall be considered confidential and shall not be divulged by Consultant to any person, firm or corporation other than Company's representative without Company's prior written consent unless required to be disclosed by court order, subpoena or other government process, in which case Consultant shall notify Company promptly after learning of any such court order, subpoena or government process. Company shall furnish any information necessary for Consultant to carry out Consultant's duties.

             (e) Consultant shall not assign or subcontract any of Consultant's obligations hereunder without the prior written consent of Company; provided, that Consultant shall be permitted to assign this Agreement to any entity that is wholly-owned by Consultant. This Agreement shall inure to the benefit of and be binding on the executors, administrators, personal representatives, permitted assigns and successors of the respective parties.

             (f) In acknowledgement of the fees and occasional transportation, meals and lodgings being provided by Company to enable and assist Consultant in the execution of his duties and in exchange for Company's agreement to release, defend and indemnify Consultant from any and all claims, suits, actions, damages, liabilities and expenses (including attorney fees and court costs) (collectively, "Claims") for personal injury to the employees, officers, directors and agents of Company and Company's clients, or damage to Company's and Company's clients' property arising out of the services to be provided hereunder, regardless of whether Consultant may be negligent or otherwise legally at fault, Consultant agrees to release, defend and indemnify Company and its clients and their respective employees, officers, directors and agents from any Claims for personal injury to, or death of, Consultant or damage to or loss of Consultant's property arising out of the services to be provided hereunder, regardless of whether Company may be or may be alleged to be negligent or otherwise legally at fault.

             (g) The provisions of Article 5(c), (d) and (f) shall survive the expiration of this Agreement.

          6. MODIFICATION. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing with specific reference to this Agreement and signed by each of the parties hereto.

          7. NOTICES. Any notices required or permitted hereunder shall be in writing and shall be delivered in person or mailed certified or registered mail, return receipt requested, properly addressed:

           (a)  If to Company:

                R&B Falcon Corporation
                Attn: Chief Executive Officer

           (b)  If to Consultant:

                Paul B. Loyd, Jr.
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------

     Either party hereto may designate a different address by written notice given to the other party in accordance herewith.

          8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

          9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its rules of conflict of laws.

          10. EFFECTIVENESS. Notwithstanding anything herein to the contrary, this Agreement is conditioned upon the consummation of the Merger (as defined in the Merger Agreement) and shall be void ab initio and of no force and effect upon the termination of the Merger Agreement prior to the Effective Time.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

                                            ------------------------------------
                                            Paul B. Loyd, Jr.

                                            R&B FALCON CORPORATION

                                            By:
   -----------------------------------------------------------------------------
                                            Title:
     ---------------------------------------------------------------------------

                                                                       EXHIBIT D
                                                         TO THE MERGER AGREEMENT

                     [LETTERHEAD OF R&B FALCON CORPORATION]

[     ], 2000

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475

Baker Botts LLP
One Shell Plaza
910 Louisiana
Houston, Texas 77002-4995

Ladies and Gentlemen:

     In connection with the opinions to be delivered pursuant to Sections 8.2(b) and 8.3(c) of the Agreement and Plan of Merger (the "Merger Agreement") dated as
of [          ], 2000, among TRANSOCEAN SEDCO FOREX INC., a company organized under the laws of the Cayman Islands ("Parent"), TRANSOCEAN HOLDINGS INC., a company organized under the laws of Delaware and a wholly owned subsidiary of Parent ("Sub"), TSF DELAWARE INC., a company organized under the laws of Delaware and a wholly owned subsidiary of Sub ("Merger Sub"), and R&B FALCON CORPORATION, a company organized under the laws of Delaware (the "Company"), pursuant to which Merger Sub will merge with and into the Company, with the Company being the surviving entity (the "Merger"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the Joint Proxy Statement of Parent, Sub and the Company, each as amended or supplemented through the date hereof, the undersigned certifies and represents on behalf of the Company, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

          1. The facts relating to the Merger as described in the Merger Agreement, Registration Statement and the other documents described in the Registration Statement are, insofar as such facts pertain to the Company, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

          2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of the Company's common stock, par value $.01 per share, (the "Company Common Stock"), will be converted into fully paid and nonassessable shares of common stock, par value $.01 per share, of Parent ("Parent Ordinary Shares"), is the result of arm's length bargaining.

          3. In the Merger, shares of Company stock representing at least 80 percent of the total combined voting power of all classes of Company stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Company stock will be exchanged solely for Parent voting stock. For purposes of this representation, (i) shares of Company stock exchanged for cash or other property furnished, directly or indirectly, by Parent, Sub or Merger Sub and (ii) shares of Company stock, if any, issued pursuant to the Public Offering, as described in Section
     7.20 of the Merger Agreement, in each case will be treated as outstanding Company stock on the Closing Date. Except for the issuance of voting rights as described in paragraph 4, no shares or other securities of the Company will be issued to the shareholders of the Company pursuant to the Merger (although shares of the Company may be issued to other persons pursuant to the Public Offering, as described in Section 7.20 of the Merger Agreement). Following the Merger, the Company has no plan or intention to issue additional shares of its stock that would result in Sub failing to own after the Merger, directly or indirectly, at least 80 percent of the total combined voting power of all classes of Company stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Company stock. To the best knowledge of the management of the Company, Sub has no plan or intention to, and Parent has no plan or intention to cause Sub to, sell, transfer or dispose of any stock of the Company or to cause the Company to issue additional shares of its stock that would in either case result in Sub failing to own after the Merger, directly or indirectly, at least 80 percent of the total combined voting power of all classes of Company stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Company stock.

          4. The 13.875% Cumulative Redeemable Preferred Stock of the Company (the "Company Redeemable Preferred Stock") shall continue to be outstanding in substantially identical form except for (i) the addition of voting rights pursuant to the Company Preferred Stock Voting Right Charter Amendment and (ii) Company Redeemable Preferred Stock redeemed by the Company or repurchased by any of its subsidiaries pursuant to and in accordance with Section 7.20 of the Merger Agreement.

          5. If cash payments are made to holders of Company Common Stock in lieu of fractional shares of Parent Ordinary Shares that would otherwise be issued to such holders in the Merger, such payments will be made for the purpose of saving Parent the expense and inconvenience of issuing and transferring fractional shares of Parent Ordinary Shares, and will not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to holders of Company Common Stock in lieu of fractional shares of Parent Ordinary Shares will not exceed one percent of the total consideration that will be issued in the Merger to shareholders of Company in exchange for their shares of Company Stock.

          6. (i) Except pursuant to and in accordance with Section 7.20 of the Merger Agreement, neither the Company nor any corporation related to the Company (as defined in Treasury Regulation Section 1.368-1(e)) has acquired or has any plan or intention to acquire any Company stock in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part (including, without limitation, in connection with the Public Offering).

          (ii) The Company is not aware of any plan or intention on the part of Parent or Sub to acquire or redeem any of the Parent stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person. The Company has no plan or intention, nor is the Company aware of any plan or intention on the part of any person related to Parent or Sub (as defined in Treasury Regulation Section 1.368-1(e)), to acquire or redeem any of the Parent stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person. For purposes of this representation letter, a person is considered to own or acquire stock owned or acquired (as the case may be) by a partnership in which such person is a partner in proportion to such person's interest in the partnership.

          7. Except for deemed distributions, if any, made pursuant to and in accordance with Section 7.20 of the Merger Agreement, the Company has not made, and does not have any plan or intention to make, any distributions with respect to any stock of the Company prior to, in contemplation of or otherwise in connection with, the Merger (other than dividends made in the ordinary course of business).

          8. The Company is not aware of any present plan or intention on the part of Sub to, or of any present plan or intention of Parent to cause Sub to, following the Merger, liquidate the Company, merge the Company with or into another corporation in which the Company is not the survivor, sell or otherwise dispose of shares of the Company, cause the Company to distribute the proceeds of any borrowings incurred by the Company or cause the Company or any of its subsidiaries to sell, distribute or otherwise dispose of any of their assets, except for (i) dispositions made in the ordinary course of business and transfers permitted under Section 368(a)(2)(C) of the Code or Treasury

     Regulation Section 1.368-1(d) or 1.368-2(k) and (ii) dispositions of assets of the Company or its subsidiaries having a fair market value, individually or in the aggregate, not in excess of 70% of the gross fair market value and 90% of the net fair market value of the assets held by the Company immediately prior to the Merger. For this purpose, assets used to pay reorganization expenses, to repurchase Company Redeemable Preferred Stock, to pay dissenters or to make any other redemption shall be treated as held immediately prior to the Merger.

          9. Except as specifically provided in the Merger Agreement, the Company and stockholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger. The Company has neither paid (directly or indirectly) nor agreed to assume any expense or other liability, whether fixed or contingent, incurred or to be incurred by any stockholders of the Company in connection with or as part of the Merger or any related transactions.

          10. Except as otherwise specifically contemplated under the Merger Agreement, immediately prior to the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire Company stock. Simultaneously with the Merger, all outstanding options and related stock appreciation rights, if any, to purchase or acquire a share of Company stock granted under employee incentive or benefits plans, programs or arrangements and non-employee director plans presently maintained by the Company, together with all other outstanding awards granted under such plans, will be canceled or converted into similar instruments of Parent. Immediately following the Merger, the only classes of Company stock outstanding will be the Company Common Stock held by Sub and the Company Redeemable Preferred Stock held by the historic shareholders of the Company.

          11. No assets of the Company have been sold, transferred or otherwise disposed of which would prevent Sub from continuing the "historic business" of Company or from using a significant portion of the "historic business assets" of the Company in a business following the Merger (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

          12. In connection with the Merger and related transactions, the Company Common Stock will be converted solely into Parent voting stock (except for cash paid in lieu of fractional shares of Parent Ordinary Shares). For purposes of this representation, Company stock redeemed for cash or other property furnished, directly or indirectly, by Parent or Sub will be considered as acquired by Sub. In connection with the Merger and related transactions, no liabilities of the Company or any of its subsidiaries or any holders of Company stock will be assumed by Parent or Sub, nor, to the best knowledge of the management of the Company, will any of the Company stock acquired by Sub in connection with the Merger be subject to any liabilities.

          13. The Company is not an investment Company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          14. The Company will not take, and, to the best knowledge of the management of Company, there is no plan or intention by stockholders of Company to take, any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code and as a transaction qualifying for the exemption from gain recognition pursuant to Section 367(a)(1) of the Code (assuming where applicable the filing of valid gain recognition agreements by five-percent transferee shareholders as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(ii)), unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

          15. None of the compensation received by any stockholder-employee or stockholder-independent contractor of the Company in respect of periods at or prior to the Effective Time represents separate consideration for, or is allocable to, any of its Company stock. None of the Parent shares that will be received by any stockholder-employee or stockholder-independent contractor of the Company in the

     Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employee or stockholder-independent contractor will be for services actually rendered and will be determined by bargaining at arm's length.

          16. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          17. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

          18. Any funds used by the Company's Unrestricted Subsidiaries to repurchase any Company Redeemable Preferred Stock will represent funds in excess of the funds reasonably anticipated to be necessary for such Unrestricted Subsidiaries' business needs.

          19. No warrants, options or similar interests in the Company were issued or, to the knowledge of the management of the Company, acquired with the principal purpose of avoiding the general rule contained in Section 367(a)(1) of the Code.

          20. The Company will comply with the reporting requirements set forth in Treasury Regulation Section 1.367(a)-3(c)(6).

          21. There will be no dissenters to the Merger.

          22. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of the Company with respect to the Merger.

          23. The Merger is being undertaken for purposes of enhancing the business of the Company and for other good and valid business purposes of the Company.

          24. The undersigned is authorized to make all the representations set forth herein on behalf of the Company.

     The undersigned acknowledges that (i) your opinion will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

     The undersigned acknowledges that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

                                            Very truly yours,

                                            [Company]

                                            by
                                            ------------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT E
                                                         TO THE MERGER AGREEMENT

                  [LETTERHEAD OF TRANSOCEAN SEDCO FOREX INC.]

[            ], 2000

Baker Botts LLP
One Shell Plaza
910 Louisiana
Houston, Texas 77002-4995

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475

Ladies and Gentlemen:

     In connection with the opinions to be delivered pursuant to Sections 8.2(b) and 8.3(c) of the Merger Agreement and Plan of Merger (the "Merger Agreement")
dated as of [            ], 2000, among TRANSOCEAN SEDCO FOREX INC., a company
organized under the laws of the Cayman Islands ("Parent"), TRANSOCEAN HOLDINGS INC., a company organized under the laws of Delaware and a wholly owned subsidiary of Parent ("Sub"), TSF DELAWARE INC., a company organized under the laws of Delaware and a wholly owned subsidiary of Sub ("Merger Sub"), and R&B FALCON CORPORATION, a company organized under the laws of Delaware (the "Company"), pursuant to which Merger Sub will merge with and into the Company, with the Company being the surviving entity (the "Merger"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the Joint Proxy Statement of Parent, Sub and the Company, each as amended or supplemented through the date hereof, the undersigned certifies and represents on behalf of Parent, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

          1. The facts relating to the Merger as described in the Merger Agreement, Registration Statement and the other documents described in the Registration Statement are, insofar as such facts pertain to Parent, Sub and Merger Sub, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

          2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of the Company's common stock, par value $.01 per share, (the "Company Common Stock"), will be converted into fully paid and nonassessable shares of common stock, par value $.01 per share of Parent ("Parent Ordinary Shares"), is the result of arm's length bargaining.

          3. In the Merger, Sub will acquire at least 80 percent of the total combined voting power of all classes of Company stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Company stock, solely in exchange for Parent voting stock. For purposes of this representation, (i) shares of Company stock exchanged for cash or other property furnished, directly or indirectly, by Parent, Sub or Merger Sub and (ii) shares of Company stock, if any, issued pursuant to the Public Offering, as described in Section 7.20 of the Merger Agreement, in each case will be treated as outstanding Company stock on the Closing Date. Sub has no present plan or intention to, and Parent has no plan or intention to cause Sub to, sell, transfer or dispose of any stock of the Company or to cause the Company to issue additional shares of its stock that would in either case result in Sub failing to own after the Merger, directly or indirectly, at least 80 percent of the total combined voting power of all classes of Company stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Company stock.

          4. The 13.875% Cumulative Redeemable Preferred Stock of the Company (the "Company Redeemable Preferred Stock") shall continue to be outstanding in substantially identical form except for (i) the addition of voting rights pursuant to the Company Preferred Stock Voting Right Charter Amendment and (ii) Company Redeemable Preferred Stock redeemed by the Company or repurchased by any of its subsidiaries pursuant to and in accordance with Section 7.20 of the Merger Agreement.

          5. If cash payments are made to holders of Company Common Stock in lieu of fractional shares of Parent Ordinary Shares that would otherwise be issued to such holders in the Merger, such payments will be made for the purpose of saving Parent the expense and inconvenience of issuing and transferring fractional shares of Parent Ordinary Shares, and will not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to holders of Company Common Stock in lieu of fractional shares of Parent Ordinary Shares will not exceed one percent of the total consideration that will be issued in the Merger to shareholders of Company in exchange for their shares of Company Stock.

          6. Neither Parent nor Sub has a plan or intention to cause the Company to redeem any Company Redeemable Preferred Stock after the Merger, except that Parent intends to cause the Company to redeem those shares on their mandatory redemption date, as required by their terms.

          7. Neither Parent nor Sub has a plan or intention to acquire or redeem any of the Parent stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person. To the best knowledge of the managements of Parent and Sub, no person related to Parent or Sub (as defined in Treasury Regulation Section 1.368-1(e)) has a plan or intention to acquire or redeem any of the Parent stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person. For purposes of this representation letter, a person is considered to own or acquire stock owned or acquired (as the case may be) by a partnership in which such person is a partner in proportion to such persons's interest in the partnership.

          8. Parent does not have any plan or intention to make any distributions after, but in connection with, the Merger to holders of Parent stock (other than dividends made in the ordinary course of business).

          9. None of Parent, Sub, Merger Sub or any corporation related to Parent, Sub or Merger Sub (as defined in Treasury Regulation Section 1.368-1(e)) has acquired or will, prior to the Effective Time, acquire (including, without limitation, in connection with the Public Offering), or has owned in the past five years, any Company stock, except that Parent
     owns [          ] shares of Company Common Stock which it acquired in
     [          ] in an open market purchase that was not in contemplation of, or otherwise part of a plan including, the Merger. Prior to the vote described in Section 8.1(a)(1) of the Merger Agreement, Parent will sell such shares for cash on the open market.

          10. Sub has no present plan or intention to, and Parent has no present plan or intention to cause Sub to, following the Merger, liquidate the Company, merge the Company with or into another corporation in which the Company is not the survivor, sell or otherwise dispose of shares of the Company, cause the Company to distribute the proceeds of any borrowings incurred by the Company or cause the Company or any of its subsidiaries to sell, distribute or otherwise dispose of any of their assets, except for
     (i) dispositions made in the ordinary course of business and transfers permitted under Section 368(a)(2)(C) of the Code or Treasury Regulation
     Section 1.368-1(d) or 1.368-2(k) and (ii) dispositions of assets of the Company or its subsidiaries having a fair market value, individually or in the aggregate, not in excess of 70% of the gross fair market value and 90% of the net fair market value of the assets held by the Company immediately prior to the Merger. For this purpose, assets used to pay reorganization expenses, to repurchase Company Redeemable Preferred Stock, to pay dissenters or to make any other redemption shall be treated as held immediately prior to the Merger.

          11. Parent and Sub will pay their respective expenses, if any, incurred in connection with the Merger. Except as specifically provided in the Merger Agreement, neither Parent nor Sub has paid (directly or indirectly) or agreed to assume any expense or other liability, whether fixed or contingent, of the Company or any of its subsidiaries or any holder of Company Stock.

          12. In connection with the Merger and related transactions, Company Common Stock will be converted solely into Parent voting stock (except for cash paid in lieu of fractional shares of Parent Ordinary Shares). For purposes of this representation, Company stock redeemed for cash or other property furnished, directly or indirectly, by Parent or Sub will be considered as exchanged for other than Parent voting stock. In connection with the Merger and related transactions, no liabilities of the Company or any of its subsidiaries or any of the holders of Company stock will be assumed by Parent or Sub, nor, to the best knowledge of the managements of Parent or Sub, will any of the Company stock acquired by Sub in connection with the Merger be subject to any liabilities.

          13. Following the Merger, Parent and Sub intend to cause the Company to continue its "historic business" or to use a significant portion of its "historic business assets" in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

          14. Neither Parent nor Sub is an investment company as defined in
     Section 368(a)(2)(F)(iii) and (iv) of the Code.

          15. At the Effective Time, Parent will own all of the stock of Sub, and Parent has no present plan or intention to sell, transfer or dispose of the stock of Sub or to cause Sub to issue additional shares of its stock that would result in Parent's failing to own at least 80 percent of the total combined voting power of all classes of Sub stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Sub stock.

          16. Neither Parent nor Sub will take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code and as a transaction qualifying for the exemption from gain recognition pursuant to Section 367(a)(1) of the Code (assuming where applicable the filing of a valid gain recognition agreement by five-percent transferee shareholders as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(ii)), unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

          17. None of the compensation received by any stockholder-employee or stockholder-independent contractor of Company in respect of periods after the Effective Time represents separate consideration for, or is allocable to, any of its Company stock. None of the Parent stock that will be received by any stockholder-employee or stockholder-independent contractor of the Company in the Merger represents separately bargained-for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employee or stockholder-independent contractor will be for services actually rendered and will be determined by bargaining at arm's length.

          18. In no case will Parent or any of its Subsidiaries make any contributions the Company or the Unrestricted Subsidiaries to replenish funds used to repurchase Company Redeemable Preferred Stock.

          19. Neither Parent nor any of its subsidiaries has agreed to pay, or will pay, directly or indirectly, any consideration for shares of stock of the Company other than the Parent voting shares, and the cash in lieu of fractional shares to be delivered by Sub as described in this Agreement.

          20. Neither Parent nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          21. Sub and Merger Sub are corporations newly formed for the purpose of participating in the Merger, and at no time prior to the Merger have they had assets or business operations.

          22. In connection with the Merger, the Parent Ordinary Shares received in the Merger by holders of Company stock in exchange for Company Common Stock will not represent more than 50% of the total voting power or more than 50% of the total value of all shares of Parent stock outstanding immediately after the Merger.

          23. No more than 50% of the total voting power and no more than 50% of the total value of all shares of Parent outstanding immediately after the Merger will be owned, in the aggregate and taking into account the rules set forth in Treasury Regulation Section 1.367(a)-3(c)(4), by U.S. persons that are either officers or directors of the Company or that are five-percent shareholders of the Company (within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(iii)).

          24. No warrants, options or similar interests in Parent were issued or, to the knowledge of the managements of Parent or Sub, acquired with the principal purpose of avoiding the general rule contained in Section 367((a)(1) of the Code.

          25. Parent will cause the Company to comply with the reporting requirements set forth in Treasury Regulation Section 1.367(a)-3(c)(6).

          26. Parent or one or more of its qualified subsidiaries or qualified partnerships (as defined in Treasury Regulations Sections 1.367(a)-3(c)(5)(vii) or (viii)), has been engaged in the active conduct of a trade or business (within the meaning of Treasury Regulation Section 1.367(a)-3(c)(3)) outside the United States (the "Parent Business") throughout the 36-month period ending at the Effective Time. Parent has no plan or intention to substantially dispose of or discontinue (including by way of disposal) the active conduct of the Parent Business after the Merger.

          27. At the Effective Time, the market capitalization of Parent will be at least equal to the market capitalization of the Company, in each case, taking into account the application of Treasury Regulation Section 1.367(a)-3(c)(3)(iii)(B).

          28. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of Parent with respect to the Merger.

          29. The Merger is being undertaken for purposes of enhancing the business of Parent and for other good and valid business purposes of Parent.

          30. The undersigned is authorized to make all the representations set forth herein on behalf of Parent and Sub.

          31. Parent believes that Parent will not be a passive foreign investment company, as defined in Section 1297(a) of the Code (a "PFIC") for the calendar year in which the Merger occurs and has no reason, on the basis of facts presently known, to believe that Parent will become a PFIC for any subsequent year.

          32. Parent believes that it is not a controlled foreign corporation, within the meaning of Section 957(a) of the Code.

     The undersigned acknowledges that (i) your opinion will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

     The undersigned acknowledges that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

                                            Very truly yours,

                                            [Parent]

                                            by
                                             -----------------------------------
                                              Name:
                                              Title:

                                            [Sub]

                                            by
                                             -----------------------------------
                                              Name:
                                              Title:

                                                                         ANNEX B

                                                                 August 19, 2000

Board of Directors
R&B Falcon Corporation
901 Threadneedle, Suite 200
Houston, Texas 77079-2902

Members of the Board:

     We understand that R&B Falcon Corporation ("R&B Falcon" or the "Company"), Transocean Sedco Forex Inc. ("Transocean"), Transocean Holdings Inc., a wholly-owned subsidiary of Transocean ("Sub"), and TSF Delaware Inc., a wholly-owned subsidiary of Sub ("MSub"), propose to enter into an Agreement and Plan of Merger dated August 19, 2000 (the "Merger Agreement"), which provides for, among other things, the merger of MSub with and into R&B Falcon (the "Merger"). Pursuant to the Merger, R&B Falcon will become a wholly-owned subsidiary of Sub and each outstanding share of common stock, par value $0.01 per share, of R&B Falcon (the "R&B Falcon Common Stock") issued and outstanding, other than shares held in treasury or owned by Transocean or any affiliate of Transocean or R&B Falcon, will be converted into 0.50 of an ordinary share (the "Common Stock Merger Ratio"), par value $0.01 per share, of Transocean (the "Transocean Common Shares"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Common Stock Merger Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of shares of R&B Falcon Common Stock.

     For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of R&B Falcon and Transocean, respectively;

     (ii)reviewed certain internal financial statements and other financial and operating data concerning R&B Falcon and Transocean prepared by the managements of R&B Falcon and Transocean, respectively;

     (iii)
         reviewed certain financial forecasts prepared by the managements of R&B Falcon and Transocean, respectively;

     (iv)discussed the past and current operations and financial condition and the prospects of R&B Falcon and Transocean, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of R&B Falcon and Transocean, respectively;

     (v) reviewed the pro forma impact of the Merger on Transocean's earnings per share, cash flow, consolidated capitalization and financial ratios;

     (vi)reviewed the reported prices and trading activity for the R&B Falcon Common Stock and Transocean Common Shares;

     (vii)
         compared the financial performance of R&B Falcon and Transocean and the prices and trading activity of R&B Falcon Common Stock and Transocean Common Shares with that of certain other publicly-traded companies, comparable with R&B Falcon and Transocean, respectively, and their securities;

     (viii)
         discussed the strategic rationale for the Merger with the management and Board of Directors of R&B Falcon;

     (ix)reviewed the financial terms, to the extent publicly available, of certain comparable business combination transactions deemed relevant;

     (x) participated in discussions and negotiations among representatives of R&B Falcon and Transocean and their financial and legal advisors;

     (xi)reviewed the Merger Agreement and certain related documents; and

     (xii)
         performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of R&B Falcon and Transocean, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of R&B Falcon or Transocean; nor have we been furnished with any such appraisals. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets, nor did we negotiate with any of the parties, other than Transocean, which expressed interest to us in the possible acquisition of or merger with the Company or certain of its constituent businesses.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory services for the Company and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing of a proxy or registration statement made by R&B Falcon with the Securities and Exchange Commission in connection with the Merger and the other transactions contemplated by the Merger Agreement.

     In addition, we are expressing no opinion herein as to the prices at which R&B Falcon Common Stock or Transocean Common Shares will trade at any time. In addition, Morgan Stanley expresses no opinion or recommendation as to how the holders of R&B Falcon Common Stock should vote at the stockholders' meeting held in connection with the Merger.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Common Stock Merger Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of shares of R&B Falcon Common Stock.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ WILLIAM D. McCOMBE
                                            ------------------------------------
                                            William D. McCombe
                                              Managing Director

                                                                         ANNEX C

PERSONAL AND CONFIDENTIAL

August 19, 2000

Board of Directors
Transocean Sedco Forex Inc.
4 Greenway Plaza
Houston, TX 77046

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to Transocean Sedco Forex Inc. ("Transocean") of the exchange ratio (the "Exchange Ratio") of 0.5 ordinary shares, par value $0.01 per share (the "Transocean Shares"), of Transocean to be exchanged for each share of common stock, par value $0.01 per share (the "Falcon Shares"), of R&B Falcon Corporation ("Falcon") pursuant to the Agreement and Plan of Merger, dated as of August 19, 2000, among Falcon, Transocean Holdings Inc., a wholly owned subsidiary of Transocean ("Sub"), TSF Delaware Inc., a wholly owned subsidiary of Sub ("Merger Sub"), and Transocean (the "Agreement").

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with Transocean having provided certain investment banking services to Transocean from time to time, including having acted as financial advisor to Sonat Offshore Drilling Inc., a predecessor to Transocean, in connection with its merger with Transocean ASA in September 1996, having acted as lead-managing underwriter of the public offerings of $100 million aggregate principal amount of 7.45% Notes due April 15, 2027 of Transocean and $200 million aggregate principal amount of 8.00% Debentures due April 15, 2027 of Transocean in April 1997, having acted as agent in connection with Transocean's repurchase program for Transocean Shares, and having acted as a financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Transocean or Falcon for its own account and for the accounts of customers.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of Transocean (and certain of its predecessors) and Falcon (and certain of its predecessors) for the five years ended December 31, 1999; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Transocean and Falcon; certain other communications from Transocean and Falcon to their respective stockholders; certain internal financial analyses and forecasts for Transocean prepared by the management of Transocean; certain internal financial analyses and forecasts for Falcon prepared by the management of Falcon; certain financial analyses and forecasts for Falcon prepared by the management of Transocean; and certain financial analyses and forecasts for Transocean and Falcon on a pro forma combined basis prepared by the management of Transocean, including certain cost savings and other synergies projected by the management of Transocean to result from the transaction contemplated by the Agreement (the "Pro Forma Forecasts"). We also have held discussions with members of the senior managements of Transocean and Falcon regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Transocean Shares and the Falcon Shares, compared certain financial and stock market information for Transocean and Falcon with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business

Transocean Sedco Forex Inc.
August 19, 2000
Page  Two

combinations in the offshore contract drilling services industry specifically and the oil field services industry generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Pro Forma Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Transocean and that the Pro Forma Forecasts will be realized in the amounts and time periods contemplated thereby. We have also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the Agreement will be obtained without any adverse effect on Transocean or Falcon or on the expected benefits of the transaction contemplated by the Agreement. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of Transocean or Falcon or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of Transocean in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Transocean Shares should vote with respect to such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to Transocean.

                                            Very truly yours,

                                            /s/  Goldman, Sachs & Co.

                                                                         ANNEX D
                                                                    CONFIDENTIAL

August 18, 2000

Board of Directors
Transocean Sedco Forex Inc.
4 Greenway Plaza
Houston, Texas 77046

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to Transocean Sedco Forex Inc. ("Transocean" or the "Company") of the Merger Ratio (as defined below) as set forth in the Agreement and Plan of Merger to be dated August 19, 2000 among Transocean, Transocean Holdings Inc. ("Sub"), TSF Delaware Inc. ("Merger Sub"), and R&B Falcon Corporation ("R&B Falcon") (the "Merger Agreement"). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into R&B Falcon, with R&B Falcon being the surviving entity, thus enabling Transocean to acquire all of the common shares of R&B Falcon solely in exchange for voting shares of Transocean. In the Merger, each issued and outstanding common share of R&B Falcon will be exchanged for and converted into one-half ("1/2" or "0.50") of a Transocean ordinary share (the "Merger Ratio").

     In arriving at our opinion we reviewed and analyzed, among other things, the following:

          (i) the drafts dated August 17, 2000 of the Merger Agreement and other ancillary transaction agreements;

          (ii) the financial statements and other information concerning the Company contained in the Company's Annual Reports to stockholders and Annual Reports on Form 10-K for each of the three years ended December 31, 1999, 1998 and 1997, certain interim reports to the Company's shareholders, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 and the Company's most recent Proxy Statement;

          (iii) the financial statements and other information concerning R&B Falcon contained in R&B Falcon's Annual Reports to stockholders and Annual Reports on Form 10-K for each of the three years ended December 31, 1999, 1998 and 1997, certain interim reports to R&B Falcon's shareholders, R&B Falcon's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 and R&B Falcon's most recent Proxy Statement;

          (iv) certain business and financial analysis and information relating to the Company and R&B Falcon, including certain internal financial forecasts prepared by management of the Company and by the management of R&B Falcon, provided to us by the Company and R&B Falcon;

          (v) certain publicly available information concerning the trading of, and the trading market for, the Company's and R&B Falcon's ordinary shares;

          (vi) certain publicly available information with respect to certain other companies that we believe to be comparable to the Company and R&B Falcon and the trading markets for certain of such other companies' securities;

          (vii) certain publicly available information concerning estimates of the future operating performances of the Company and R&B Falcon and the comparable companies prepared by industry analysts unaffiliated with either the Company or R&B Falcon;

          (viii) certain publicly available information concerning the nature and terms of certain other transactions we considered relevant to the analysis;

          (ix) We also met with certain officers and employees of the Company and R&B Falcon to discuss the assets, liabilities, operations and businesses of the Company and R&B Falcon and to discuss the cost savings and the strategic benefits expected to result from a combination of the businesses of the Company and R&B Falcon; and

          (x) We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

     In arriving at this opinion, with your consent, we assumed and relied upon the accuracy and completeness of all the foregoing information and did not independently verify any of such information. With respect to financial forecasts, we utilized certain information set forth therein and assumed that such information was reasonably prepared on bases reflecting the best estimates and judgments of the management of the Company and R&B Falcon as to the future financial performance of the Company and R&B Falcon, as available at the time of preparation. We did not conduct a physical inspection of any of the assets, operations or facilities of the Company or R&B Falcon and did not make or receive any independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of the Company or R&B Falcon. In addition, we have assumed that all regulatory approvals required by the Merger Agreement are obtained. Upon advice of the Company and its legal and accounting advisors, we have assumed that the Merger will qualify as a tax-free transaction to the shareholders of the Company.

     We are serving as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. As a specialized energy-related investment banking firm, Simmons & Company International is engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, in the management and underwriting and sales of equity and debt securities to the public and in private placements of equity and debt securities. In addition, in the ordinary course of business, we may actively trade the securities of Transocean and R&B Falcon for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. We also have from time to time been engaged by the Company to provide general corporate financial advisory services.

     You agree that this opinion letter is for the use and benefit of the Board of Directors of the Company, and may not be used for any other purpose without our prior written consent, other than including this opinion letter with the Company's registration statement relating to the Merger. This opinion does not address the merits of the underlying decision by the Company to enter into the Merger Agreement and does not constitute a recommendation to any Transocean shareholder as to how such shareholder should vote on the Merger or on any matter related thereto. We are not expressing any opinion herein as to the prices at which Transocean ordinary shares will trade following announcement or consummation of the Merger. The opinion expressed herein is necessarily based upon conditions as they exist and can be evaluated on, and on the information made available at, the date hereof.

     Based upon and subject to the foregoing, we are of the opinion that on the date hereof the Merger Ratio is fair to the Company from a financial point of view.

Sincerely,

Simmons & Company International

By: /s/ JOHN R. RUTHERFORD
-------------------------------------------------
Name: John R. Rutherford
Title: Managing Director

                                                                         ANNEX E

                               THE COMPANIES LAW

                           COMPANY LIMITED BY SHARES

                           MEMORANDUM OF ASSOCIATION

                                       OF

                          TRANSOCEAN SEDCO FOREX INC.

     1. The name of the company is Transocean Sedco Forex Inc. (the "Company").

     2. The Registered Office of the Company shall be situated at the offices of Walkers, Walker House, P.O. Box 265, George Town, Grand Cayman, Cayman Islands, or at such other place as the Board of Directors may from time to time determine.

     3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any objective not prohibited by any law as provided by Section 7(4) of the Companies Law (2000 Revision), as may be amended, modified or re-enacted from time to time (the "Statute").

     4. Except as prohibited or limited by the Statute, the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor, or otherwise whatever may be considered by it necessary or desirable for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereof, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company all irrespective of any question of corporate benefit.

     5. The liability of each member is limited to the amount, if any, from time to time unpaid on such member's shares.

     6. The share capital of the Company is US$13,000,000, divided into 800,000,000 Ordinary Shares of a nominal or par value of US$0.01 per share, and 50,000,000 shares of a nominal or par value of U.S. $0.10 per share, which may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined upon the creation thereof by action of the Board of Directors, with power for the Company insofar as is permitted by law, to redeem, call or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Statute and the Articles of Association and to issue any part of its capital, whether original, redeemed, called or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be ordinary, preference or otherwise shall be subject to the powers hereinabove contained.

     7. The Company may exercise the power contained in Section 224 of The Companies Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

     8. Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Law (2000 Revision) as may be amended, modified or re-enacted from time to time, or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (1999 Revision) as may be amended, modified or re-enacted from time to time, or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law 1996 as may be amended, modified or re-enacted from time to time.

     9. The Company will not trade in the Cayman Islands with any person, firm or company except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

                                                                         ANNEX F

                               THE COMPANIES LAW

                           COMPANY LIMITED BY SHARES

                            ARTICLES OF ASSOCIATION

                                       OF

                          TRANSOCEAN SEDCO FOREX INC.

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
I.        INTERPRETATION..............................................   F-1
II.       CERTIFICATES FOR SHARES.....................................   F-2
III.      ISSUE OF SHARES.............................................   F-2
IV.       ORDINARY SHARES.............................................   F-3
V.        OTHER CLASSES OR SERIES OF SHARES...........................   F-3
VI.       VARIATION OF RIGHTS OF SHARES...............................   F-4
VII.      REDEMPTION AND REPURCHASE...................................   F-4
VIII.     TRANSFER OF SHARES..........................................   F-4
IX.       NONRECOGNITION OF TRUSTS....................................   F-5
X.        LIEN ON SHARES..............................................   F-5
XI.       CALL ON SHARES..............................................   F-6
XII.      FORFEITURE OF SHARES........................................   F-6
XIII.     TRANSMISSION OF SHARES ON DEATH OR BANKRUPTCY...............   F-7
XIV.      AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF
          LOCATION OF REGISTERED OFFICE AND ALTERATION OF CAPITAL.....   F-8
XV.       CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE...........   F-8
XVI.      VOTING......................................................   F-9
XVII.     GENERAL MEETINGS............................................   F-9
XVIII.    NOTICE OF GENERAL MEETINGS..................................   F-9
XIX.      PROCEEDINGS AT GENERAL MEETINGS.............................  F-10
XX.       PROXIES.....................................................  F-12
XXI.      DIRECTORS...................................................  F-13
XXII.     POWERS AND DUTIES OF DIRECTORS..............................  F-15
XXIII.    COMMITTEES..................................................  F-16
XXIV.     PROCEEDINGS OF DIRECTORS....................................  F-16
XXV.      VACATION OF OFFICE OF DIRECTOR..............................  F-17
XXVI.     CERTAIN BUSINESS COMBINATIONS...............................  F-18
XXVII.    BUSINESS COMBINATIONS WITH INTERESTED MEMBERS...............  F-18
XXVIII.   SEAL........................................................  F-21
XXIX.     OFFICERS....................................................  F-21
XXX.      DIVIDENDS AND RESERVES......................................  F-22
XXXI.     CAPITALIZATION..............................................  F-23
XXXII.    AUDIT.......................................................  F-23
XXXIII.   NOTICES.....................................................  F-23
XXXIV.    LIMITATION OF LIABILITY AND INDEMNITY.......................  F-24
XXXV.     BOOKS AND RECORDS...........................................  F-24
XXXVI.    WINDING UP..................................................  F-25
XXXVII.   DEREGISTRATION..............................................  F-25
XXXVIII.  FISCAL YEAR.................................................  F-25
XXXIX.    AMENDMENTS OF ARTICLES......................................  F-25

                               I. INTERPRETATION

     1.1 The Regulations or Articles contained or incorporated in Table "A" Regulations For Management of a Company Limited by Shares in the First Schedule to the Statute shall not apply to this Company, and the following Articles shall be the Articles of Association of the Company. The following terms shall have the following meanings wherever they appear herein, and such meanings shall be equally applicable to both the singular and plural forms of the terms herein defined.

     "Articles" means these Articles of Association, as originally framed or as from time to time altered by Special Resolution.

     "Board of Directors" means the board of directors of the Company.

     "Company" means Transocean Sedco Forex Inc., a Cayman Islands exempted company limited by shares. Where agreement, consent or other action of the Company is provided for herein, such action shall not require approval of the Members, except as expressly required by the Statute or these Articles.

     "Directors" means the directors of the Company as of the applicable date.

     "dividend" includes bonus.

     "holder," in relation to any shares, means the Member whose name is entered in the Register as the holder of such shares.

     "Member" has the meaning ascribed to it in Section 38 of the Statute.

     "Memorandum" means the memorandum of association of the Company, as may be amended from time to time.

     "Month" means calendar month.

     "Ordinary Resolution" means a resolution passed by a majority of such Members as, being entitled to do so, vote in person or by proxy at any general meeting of the Company at which the required quorum is present in person or by proxy.

     "Ordinary Shares" has the meaning ascribed to it in Article III.

     "Paid-up" means fully paid, paid-up and/or credited as fully paid or paid-up.

     "person" means any individual, corporation, partnership, unincorporated association or other legal entity.

     "Register" means the Register of Members of the Company as maintained in accordance with Section 40 of the Statute.

     "Registered Office" means the registered office of the Company maintained in accordance with Section 50 and Section 51 of the Statute, and as may be relocated from time to time.

     "Secretary" means the secretary of the Company and includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

     "shares" means any Ordinary Shares or other shares issued in the capital of the Company.

     "shares generally entitled to vote" means any share which entitles the holder to attend and vote at all general meetings of the Company and excludes
(a) any share where the right to vote at general meetings of the Company is conditional on the Company being in default of an obligation with respect to a right attaching to the class or series of share to which that share belongs and/or (b) any share where the right to vote relates solely to such a class or series of shares (other than the Ordinary Shares).

     "Special Resolution" has the same meaning as in the Statute.

     "Statute" means the Companies Law (2000 Revision) of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

     "written" and "in writing" includes all modes of representing or reproducing words in visible form.

     Words importing the singular number shall also include the plural number and vice-versa.

     Words importing the masculine gender shall also include the feminine gender.

                          II. CERTIFICATES FOR SHARES

     2.1 Unless otherwise provided by resolution of the Board of Directors, shares shall be represented by certificates that shall be in such form as is approved by the Board of Directors.

     2.2 The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issue, transfer (in addition to or in lieu of those set forth in Article VIII) and registration of shares, including without limitation, such rules and regulations as may be deemed expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

                              III. ISSUE OF SHARES

     3.1 The authorized share capital of the Company as of the date of adoption of these Articles is US$13,000,000 divided into 800,000,000 Ordinary Shares of a nominal or par value of US$0.01 per share, with the rights as set out in these Articles and the Memorandum ("Ordinary Shares"), and 50,000,000 shares of a nominal or par value of US$0.10 per share which may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined upon the creation thereof by action of the Board of Directors.

     3.2 Subject to the provisions of these Articles, all unissued shares for the time being in the capital of the Company shall be at the disposal of the Board of Directors, and the Board of Directors may designate, re-designate, allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they deem proper.

     3.3 No holder of Ordinary Shares or any other shares (unless such right is expressly conferred on the holders of such shares) shall, by reason of such holding, have any preemptive or preferential right to subscribe to or purchase any shares or any notes, debentures, bonds or other securities of the Company, whether or not the issuance of any such shares, notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such holder.

     3.4 The Company may, insofar as may be permitted by law, pay a commission to any person in consideration of such person or any other person subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

     3.5 The Directors may issue fractions of a share of any class or series of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class or series of shares. If more than one fraction of a share of the same class or series is issued to or acquired by the same member such fractions shall be accumulated. For the avoidance of doubt, in these Articles the expression "share" shall include a fraction of a share.

     3.6 Any shares which have been redeemed or otherwise repurchased by the Company shall have the status of authorized but unissued shares and may be subsequently issued in accordance with the Memorandum and these Articles.

     3.7 The Board of Directors shall have the fullest powers permitted by law to pay all or any monies in respect of the redemption or purchase of any shares out of the Company's share capital and share premium account.

                              IV. ORDINARY SHARES

     4.1 The Board of Directors may allot, issue or grant any option, right, warrant or other security exercisable for, convertible into or exchangeable for, or otherwise dispose of, any shares or securities of the Company at such times and on such terms as it deems proper. Upon approval of the Board of Directors, such number of Ordinary Shares, or other shares or securities of the Company, as may be required for such purpose shall be reserved for issuance in connection with any option, right, warrant or other security of the Company or any other person that is exercisable for, convertible into, exchangeable for or otherwise issuable in respect of such Ordinary Shares or other shares or securities of the Company. Notwithstanding the generality of the foregoing, the Board of Directors is expressly authorized and empowered to implement or effect at its sole discretion the issuance of a preferred share purchase right to be attached to each issued Ordinary Share with such terms and for such purposes, including the influencing of takeovers, as may be described in a rights agreement between the Company and a rights agent.

     4.2 Subject to the provisions of applicable law and any rights granted to any series or class of shares other than Ordinary Shares, the holders of Ordinary Shares shall have and possess the exclusive right to notice of general meetings of the Company and the exclusive power to vote on resolutions put to general meetings of the Company.

                      V. OTHER CLASSES OR SERIES OF SHARES

     5.1 The Board of Directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, subject to any limitations prescribed by law, to provide from time to time for the issuance of other classes or series of shares and, in accordance with applicable procedures of the Statute, to establish the characteristics of each class or series including, without limitation, the following:

          (a) the number of shares of that class or series, which may subsequently be increased or decreased (but not below the number of shares of that class or series then in issue) by resolution of the Board of Directors, and the distinctive designation thereof;

          (b) the voting powers, full or limited, if any, of the shares of that class or series, including without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of Ordinary Shares as a single class, or independently as a separate class;

          (c) the rights in respect of dividends, if any, on the shares of that class or series; the rate at which such dividends shall be payable and/or cumulate, which rate may be determined on factors external to the Company and which dividends may be payable in cash, shares of capital or other securities or property of the Company; whether dividends shall be cumulative and, if so, from which date or dates; the relative rights or priority, if any, of payment of dividends on shares of that class or series; and any limitation, restrictions or conditions on the payment of dividends;

          (d) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that class or series, which the holder of the shares of that class or series shall be entitled to receive upon any liquidation, dissolution or winding up of the Company;

          (e) any redemption, repurchase, retirement and sinking fund rights, preferences and limitations of that class or series, the amount payable on shares of that class or series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or non-cumulative;

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

          (f) the terms, if any, upon which the shares of that class or series shall be convertible into or exchangeable for shares of any other classes, series, or other securities, whether or not issued by the Company;

          (g) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Company so long as any shares of that class or series are in issue; and

          (h) any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

                       VI. VARIATION OF RIGHTS OF SHARES

     6.1 (a) If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied and amended with the consent in writing of the holders of all of the issued shares of that class or series, or with the sanction of a Special Resolution passed at a separate general meeting of the holders of such class or series.

     (b) The provisions of these Articles relating to general meetings of the Company shall apply to every such separate general meeting of the holders of one class or series of shares (unless otherwise expressly provided by the terms of issue of the shares of that class or series).

     (c) Separate general meetings of the holders of a class or series of shares or the seeking of a consent of the holders of a class or series of shares may only be called at the direction of the Board of Directors (unless otherwise expressly provided by the terms of issue of the shares of that class or series). Nothing in this Article VI gives any Member or group of Members the right to call a class or series meeting or demand a class or series vote or consent.

     6.2 The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in any respect prior to or pari passu therewith. The rights of the holders of Ordinary Shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, which may be effected by the Board of Directors as provided in these Articles without any vote or consent of the holders of Ordinary Shares.

                         VII. REDEMPTION AND REPURCHASE

     7.1 The Ordinary Shares are not redeemable by the Company or the holder. Subject as set out herein, the Company is authorized to purchase any issued Ordinary Shares in such circumstances and on such terms as shall be agreed by the Company and the holder thereof, subject always to the laws of the Cayman Islands, and the Company may deduct from the price for such shares the aggregate amount of any outstanding debts, liabilities and engagements to or with the Company (whether presently payable or not) by the holder of such shares, either alone or jointly with any other person, whether a Member or not. Without limiting the foregoing, the Company may, from time to time, upon the agreement of a Member, purchase all or part of the Ordinary Shares of any such Member, whether or not the Company has made a similar offer to all or any of the other Members.

                            VIII. TRANSFER OF SHARES

     8.1 Transfers of shares shall be registered on the records maintained by or on behalf of the Company for such purpose upon (i) surrender to the Company or its transfer agent of a certificate or certificates representing the shares requested to be transferred, the transfer provisions on the certificate or certificates being duly completed or on a separate accompanying transfer in such form as the Board of Directors approves, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Company or its transfer agent may require, or (ii) if shares are not

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represented by certificates, upon compliance with such transfer procedures as may be approved by the Board of Directors or prescribed by applicable law.

     8.2 Subject to the rules of any stock exchange on which the shares in question may be listed and except as otherwise expressly provided by the terms of issue of the shares of any class or series, the Board of Directors may, in its absolute discretion and without assigning any reason therefore, decline to register any transfer of any share. The registration of transfers may be suspended at such times and for such periods as the Board of Directors may from time to time determine provided always that such registration shall not be suspended for more than 30 days in any year.

                          IX. NONRECOGNITION OF TRUSTS

     9.1 The Company shall be entitled to treat the holder of record of any share as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by law. The Company shall not be required to recognize any person as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share, any interest in any fractional part of a share (subject to Section 3.5), or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

                               X. LIEN ON SHARES

     10.1 The Company shall have a first and paramount lien and charge on all shares (not being a fully paid share) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Board of Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article X. The registration of a transfer of any such share shall operate as a waiver of the Company's lien (if any) thereon. The Company's lien (if any) on a share shall extend to all dividends, redemptions or other monies payable in respect thereof.

     10.2 The Company may sell, in such manner as the Board of Directors deems fit, any shares on which the Company has a lien, except as set forth in this
Article X. Unless otherwise permitted in the instrument creating such lien, no such sale shall be made unless a sum in respect of which the lien exists is presently payable. Unless otherwise permitted in the instrument creating such lien, no such sale shall be made until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the holder or holders for the time being of the shares, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

     10.3 To give effect to any such sale, the Board of Directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares included in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

     10.4 The proceeds of the sale of such shares shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

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                               XI. CALL ON SHARES

     11.1 (a) The Board of Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms; and each Member shall, subject to receiving at least 14 days' notice (or some shorter period of notice as may have been authorized by the terms on issue of the shares) specifying the time or times of payment, pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Board of Directors may determine. A call may be made payable by installments.

     (b) A call shall be deemed to have been made at the time when the resolution of the Board of Directors authorizing such call was passed unless otherwise provided by the Board of Directors.

     (c) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     11.2 If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten percent (10%) per annum as the Board of Directors may determine, but the Board of Directors shall be at liberty to waive payment of such interest either wholly or in part.

     11.3 Any sum which by the terms of a share becomes payable on allotment or at any fixed date, whether on account of the nonfinal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of nonpayment, all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

     11.4 The Board of Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

     11.5 (a) The Board of Directors may, if it thinks fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate as may be agreed upon between the Company and the Member paying such sum in advance.

     (b) No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

                           XII. FORFEITURE OF SHARES

     12.1 (a) If a Member fails to pay any call or installment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Board of Directors may, at any time thereafter during such time as any part of the call, installment or payment remains unpaid, give notice requiring payment of so much of the call, installment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such nonpayment. Such notice shall name a day (not earlier than the expiration of 14 days from the date of giving of the notice) on or before which the payment required by the notice is to be made and shall state that, in the event of nonpayment at or before the time appointed, the shares in respect of which such notice was given will be liable to be forfeited.

     (b) If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board of Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

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     (c) A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Board of Directors deems fit, and at any time before a sale or disposition the forfeiture may be canceled on such terms as the Board of Directors thinks fit.

     12.2 A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

     12.3 A certificate in writing under the hand of the President or any Vice President and the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favor of the person to whom the share is sold or disposed of, and that person shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall that person's title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

     12.4 The provisions of these Articles as to forfeiture shall apply in the case of nonpayment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

              XIII. TRANSMISSION OF SHARES ON DEATH OR BANKRUPTCY

     13.1 In case of the death of a Member who is a natural person, the survivor or survivors, where the deceased was a joint holder, and the legal personal representatives of the deceased, where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

     13.2 (a) Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board of Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Board of Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy, as the case may be.

     (b) If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

     13.3 A person becoming entitled to a share by reason of the death or bankruptcy of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Board of Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within 90 days the Board of Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

             XIV. AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF
            LOCATION OF REGISTERED OFFICE AND ALTERATION OF CAPITAL

     14.1 (a) Subject to and insofar as permitted by the provisions of the Statute, the Company may from time to time by Special Resolution alter or amend the Memorandum and, without restricting the generality of the foregoing, the Company may by ordinary Resolution:

          (i) increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe;

          (ii) consolidate all or any of its share capital into shares of larger amount than its existing shares;

          (iii) by subdivision of all of its existing shares or any class or series of shares, divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum; or

          (iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person or reserved for issue by the Board of Directors.

     (b) All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

     (c) Subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital or any capital redemption reserve fund.

     14.2 Subject to the provisions of the Statute, the Company may by Special Resolution change its name.

     14.3 Subject to the provisions of the Statute, the Board of Directors may change the location of the Company's registered office.

             XV. CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

     15.1 For the purpose of determining Members entitled to notice of or to vote at any general meeting of the Company or any adjournment thereof, or Members entitled to receive payment of any dividend or other distribution or allotment of any rights of the Members entitled to exercise any rights in respect of any charge, change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may provide that the Register shall be closed for transfers for a stated period.

     15.2 In lieu of or apart from closing the Register, the Board of Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a general meeting of the Company; provided, however, that such record date shall not be more than 60 nor less than 10 days prior to such meeting. For the purpose of determining the Members entitled to receive payment of any dividend or other distribution or allotment of any rights of the Members entitled to exercise any rights in respect of any charge, change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may, at or within 60 days prior to the date of declaration of such dividend or other action, fix a subsequent date no later than the date of declaration as the record date for such determination.

     15.3 If the Register is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a general meeting of the Company, the date preceding the day on which notice of the meeting is given or if notice is waived, at the close of business on the day preceding the day on which the meeting is held shall be the record date for such determination of Members. When a determination for Members entitled to vote at any general meeting of the Company has been made as provided in this Article XV, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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

     15.4 If the Register is not so closed and no record date is fixed for the determination of Members entitled to receive payment of any dividend or other distribution or allotment of any rights of the Members entitled to exercise any rights in respect of any charge, change, conversion or exchange of shares, or for the purpose of any other lawful action (other than as specified in Section 15.3), the record date for determining the Members for any such purpose shall be the close of business on the day in which the Board of Directors adopts the resolution relating thereto.

                                  XVI. VOTING

     16.1  Subject to the rights of holders of any class or series of shares:

          (a) at each election for Directors at a general meeting of the Company the Directors shall be elected by a plurality of the votes cast in person or by proxy at that general meeting and each Member holding Ordinary Shares shall have the right to vote, in person or by proxy, the number of Ordinary Shares registered in his name in the Register for as many persons as there are Directors to be elected and for whose election he has a right to vote. Cumulative voting, for the election of Directors, is expressly prohibited. Election of Directors need not be by ballot; and

          (b) on all matters coming before the Members at a general meeting of the Company, other than the election of Directors, each Member holding Ordinary Shares shall have the right to vote, in person or by proxy, one vote for each issued Ordinary Share registered in his name in the Register.

                             XVII. GENERAL MEETINGS

     17.1 (a) The Company shall in each year of its existence hold a general meeting of the Company as its annual general meeting. The annual general meeting shall be held on such date and at such time and place as the Board of Directors shall appoint. At each annual general meeting, elections shall be held for Directors whose terms have expired and such other business may be transacted as may properly be brought before such meeting.

     (b) At each annual general meeting of the Company, the Directors to be elected at that meeting shall be elected by single resolution for the applicable term or until their respective successors have been elected.

     17.2 (a) Except as otherwise required by law, and subject to the rights of any class or series of shares having a preference over the Ordinary Shares as to dividends or to elect Directors in specified circumstances, extraordinary general meetings of the Company may be called only by resolution of the Board of Directors, approved by at least a majority of the entire Board of Directors.

          (b) Any action required or permitted to be taken by the Members whether pursuant to these Articles or by law, must be taken at a duly called annual or extraordinary general meeting of the Company unless the written consent or approval of all holders of issued shares generally entitled to vote has been obtained with respect to such action.

     17.3 No Member shall have any right to requisition a general meeting of the Company.

                       XVIII. NOTICE OF GENERAL MEETINGS

     18.1 Written notice of each general meeting of the Company stating the place, date and time of the meeting shall be given not less than 10 (or such greater number of days as may be required by the Statute) nor more than 60 days before the date of the meeting to each Member entitled to vote at such meeting. The notice of each general meeting of the Company shall state the purpose or purposes for which the meeting is called. The business at an annual general meeting of the Company shall be limited in the manner set out in Section 19.2(c). No business shall be transacted at any extraordinary general meeting of the Company except as stated in the notice.

     18.2 The accidental omission to give notice of a general meeting of the Company to, or the nonreceipt of notice of such a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

                      XIX. PROCEEDINGS AT GENERAL MEETINGS

     19.1 No business shall be transacted at any general meeting of the Company unless a quorum of Members is present at the time when the meeting proceeds to business. At a general meeting of the Company to:

          (a) consider or adopt a Special Resolution to amend, vary, suspend the operation of or disapply Sections 17, 19, 21.1, 26 or 27 (other than a Special Resolution referred to in Section 19.1(b)), one or more Members present in person or by proxy holding at least 95 percent of the issued shares entitled to vote at such meeting shall be a quorum unless:

             (i) a majority of the Board of Directors has at, or at any time prior to, the meeting recommended to the Members entitled to vote at such meeting, to vote in favor of such Special Resolution; and

             (ii) in the case of a Special Resolution to amend, vary, suspend the operation of or disapply Section 27 (other than a Special Resolution referred to in Section 19.1(b)), such Board of Directors' recommendation is made at a time where a majority of the Board of Directors then in office (but not less than one) were Directors prior to any person becoming an Interested Member (as defined in Section 27) during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such Directors, in which case one or more Members present in person or by proxy holding at least a majority of the issued shares entitled to vote at such meeting shall be a quorum;

          (b) consider or adopt a Special Resolution to delete Section 27 on the conditions that (i) such resolution shall not be effective until 12 months after the passing of such resolution and (ii) the restriction in Section 27 shall otherwise continue to apply to any Business Combination between the Company and any person who became an Interested Member on or prior to the passing of such resolution, one or more Members present in person or by proxy holding at least a majority of the issued shares entitled to vote at such meeting shall be a quorum; and

          (c) consider or adopt any other resolution or to take any other action, one or more Members present in person or by proxy holding at least a majority of the issued shares generally entitled to vote at such meeting shall be a quorum.

     The Members present at a duly constituted general meeting of the Company may continue to transact business until adjournment, despite the withdrawal of such Members as leave less than a quorum.

     19.2 (a) Subject to the rights of holders of any class of shares to the contrary, nominations for election of Directors at any general meeting of the Company may be made either by the Board of Directors or by any Member entitled to vote for the election of Directors who gives advance notice as hereafter provided. Any such Member may nominate persons for election as Directors only if written notice of such Member's intent to make such nomination is transmitted to, and received by, the Secretary at the principal executive offices of the Company not later than (i) in the case of an annual general meeting of the Company, not less than 90 days prior to the anniversary of the date of the immediately preceding annual general meeting that was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual general meeting is more than 30 days before or after such anniversary date, such written notice must instead be received by the Secretary by the close of business on the 10th day following the date on which the Company first makes public disclosure of the meeting date) and (ii) in the case of an extraordinary general meeting of the Company (provided that the Board of Directors has determined that Directors shall be elected at such meeting), the close of business on the 10th day

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following the date on which the Company first makes public disclosure of the meeting date. Each notice given by such Member shall set forth: (i) the name and address of the Member who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the Member is a registered holder of shares entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such Member notice, a representation that the Member is such a registered holder at the time of such notice and intends to be a registered holder on the date for such meeting), and setting forth the class and number of shares so held (including shares held beneficially); (iii) a representation that such Member intends to appear in person or by proxy as a registered holder of shares at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between such Member and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the Member; (v) such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission of the United States of America; and (vi) the consent of each nominee to serve as a director of the Company if so elected.

     (b) If the facts show that a nomination was not made in accordance with the provisions of Section 19.2(a), the presiding officer of the general meeting shall so determine and declare to the meeting, whereupon the defective nomination shall be disregarded. Public disclosure of the date of a forthcoming general meeting may be made by the Company for purpose of this Section 19.2 not only by the giving of the formal notice of the meeting, but also (i) by notice to a national securities exchange (as such term is used in the Securities Exchange Act of 1934, as amended of the United States of America (the "Exchange Act") or to the National Association of Securities Dealers, Inc. (if the Ordinary Shares are then listed on such exchange or quoted on NASDAQ), (ii) by filing a report under Section 13 or 15(d) of the Exchange Act (if the Company is then subject thereto) or (iii) by a mailing to Members or by issuance of a general press release.

     (c) No business shall be transacted at an annual general meeting of the Company other than such business as shall be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a Member present and entitled to vote at such meeting in accordance with the following procedure. For business to be brought before an annual general meeting of the Company by a Member, the Member must have given timely notice in writing to the Secretary. To be timely, a Member's notice must be transmitted to, and received by, the Secretary at the principal executive offices of the Company not less than 90 days prior to the anniversary of the date of the immediately preceding annual general meeting that was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual general meeting is more than 30 days before or after such anniversary date, such written notice must instead be received by the Secretary by the close of business on the 10th day following the date on which the Company first makes public disclosure of the meeting date). Each such notice given by such Member must set forth: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address of the Member who intends to propose such business; (3) a representation that the Member is a registered holder of shares entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such Member notice, a representation that the Member is a registered holder at the time of such notice and intends to be a registered holder on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business; and (4) any material interest of the Member in such business. The presiding officer of the meeting may refuse to transact any business at any meeting made without compliance with the foregoing procedure.

     (d) Notwithstanding the provisions of Section 19.2, a Member also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 19.2. Nothing in Section 19.2 shall be deemed to affect any rights of Members to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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     19.3  The Chairman of the Board of Directors appointed by the Board of
Directors prior to the relevant general meeting of the Company or, in his absence, a person designated by the Chairman of the Board of Directors, or if no person is so designated, a person designated by the Board of Directors shall preside at any meeting of the Members and determine the order of business and all other matters relating to the conduct of the meeting.

     19.4 The presiding officer of any meeting of the Members shall have the power to prescribe such rules, regulations and procedures and to do all such things as in his judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, the right of Directors, Members and others to speak, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof and the opening and closing of the voting polls.

     19.5 The presiding officer may, with the consent of a majority of the Members present and entitled to vote at any general meeting duly constituted hereunder, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

     19.6 In the case of joint registered holders, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

     19.7 No Member shall be entitled to vote at any general meeting of the Company unless (a) he is registered as a Member on the record date for such meeting or holds a valid proxy of such a Member or unless (b) all calls or other sums presently payable in respect of the shares to be voted have been paid.

     19.8  Votes may be given either personally or by proxy.

                                  XX. PROXIES

     20.1 The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or his attorney duly authorized in writing, or, if the appointor is a corporation or other legal entity, under the hand of an officer, attorney or where applicable, trustee duly authorized in that behalf. A proxy need not be a Member. Each Member entitled to vote at a general meeting of the Company may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy specifically provides for a longer period. If an instrument of proxy designates two or more persons to act as proxies, their acts with respect to voting shall have the following effect: (a) if only one proxy acts, his acts bind all; (b) if more than one proxy acts, the act of the majority binds all; and (c) if more than one acts and a majority do not agree on a particular issue, each proxy shall be entitled to vote in respect of the same portion of the shares as such proxy is of the proxies representing such shares.

     20.2 The instrument appointing a proxy shall be deposited at the principal executive offices of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting; provided that the presiding officer of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of facsimile transmission of the signed proxy or upon receipt of telex or cable confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

     20.3 The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof.

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     20.4  A vote given in accordance with the term of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its principal executive offices before the commencement of the general meeting, or adjourned meeting, at which it is sought to use the proxy.

     20.5 Any corporation or other legal entity, which is a Member, may in accordance with its articles of association or other governing documents or in the absence of such provision by resolution of its board of directors or other governing body authorize such person as it thinks fit to act as its representative at any general meeting of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation or other legal entity which he represents as the corporation or entity could exercise if it were an individual Member.

                                 XXI. DIRECTORS

     21.1 (a) There shall be a Board of Directors the members of which shall be elected by the Members in accordance with Section 16.1 or appointed by the Board of Directors in accordance with this Article XXI consisting of not less than two nor more than 13 persons plus that number of directors as any one or more class or series of shares (other than Ordinary Shares) may be entitled to elect, voting separately by class or series. The Board of Directors shall have the exclusive power and right to set the exact number of Directors within that range from time to time by resolution adopted by the vote of a majority of the whole Board of Directors.

     (b) Except as set out in Section 21(f), the Directors shall be divided into three classes, designated by Class I, Class II and Class III. At the 2000 annual general meeting of the Company, Class I Directors shall be elected for a term expiring at the 2003 annual general meeting of the Company. At the 2001 annual general meeting of the Company, Class II Directors shall be elected for a term expiring at the 2004 annual general meeting of the Company. At the 2002 annual general meeting of the Company, Class III Directors shall be elected for a term expiring at the 2005 annual general meeting of the Company. At each annual general meeting of the Company, each class of Directors whose term shall then expire shall be elected to hold office for a three-year term and until the election of their respective successors in office or their earlier death, resignation or removal.

     (c) If the number of Directors is decreased by resolution of the Board of Directors pursuant to this Section 21.1, in no case shall that decrease or shorten the term of any incumbent Director.

     (d) Any newly created directorship resulting from an increase in the number of Directors and any other vacancy on the Board of Directors, however caused, may only be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected by the Board of Directors to fill a vacancy shall hold office until the annual general meeting of the Company for the year in which the term of the Director vacating office expires and until his successor shall have been elected. Any newly created directorship resulting from an increase in the number of Directors may be created in any Class of Directors that the Board of Directors may determine, and any Director elected to fill the newly created vacancy shall hold office until the term of office of such Class expires.

     (e) One or more or all of the Directors may be removed only for "cause" by the affirmative vote of the holders of at least a majority of the issued shares generally entitled to vote, voting together as a single class, at a general meeting of the Company for which proper notice of the proposed removal has been given. As used in the preceding sentence, "cause" shall be limited to (i) action by the Director involving willful malfeasance, which conduct has a material adverse effect on the Company, or (ii) conviction of the Director of a felony. The Board of Directors shall not have any power to remove any Director.

     (f) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of shares in issue has the right, voting separately by class or series, to elect Directors at an annual general meeting or extraordinary general meeting of the Company, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of these Articles. Directors so elected shall not be divided into classes and shall be elected by such holders annually unless expressly provided otherwise by those provisions or resolutions. The aforesaid Directors and the Directors appointed under Section 21.1 shall together constitute the Board of Directors from time to time.

     21.2 Each Director shall be entitled to receive as compensation for such Director's services as a Director or committee member or for attendance at meetings of the Board of Directors or committees, or both, such amounts (if any) as shall be fixed from time to time by the Board of Directors. Each Director shall be entitled to reimbursement for reasonable traveling expenses incurred by such Director in attending any such meeting.

     21.3 A Director may hold any other office (other than as an outside auditor of the Company) or place of profit under the Company in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board of Directors may determine.

     21.4 A Director may act by himself or for his firm in a professional capacity for the Company (other than as an outside auditor of the Company), and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided, however, that he has disclosed his interest in the transaction at the first meeting held to consider the transaction or as soon thereafter as he becomes interested in the transaction.

     21.5  No membership qualifications for Directors shall be required.

     21.6 A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder, member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

     21.7 No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established; provided, however, that he has disclosed his interest in the transaction at the first meeting held to consider the transaction or as soon thereafter as he becomes interested in the transaction. A Director shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided, however, that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

     21.8 A general notice that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Section 21.7 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

     21.9 The Directors may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a Director of (a) the Company, (b) a company which is or was an affiliate of the Company, or (c) a predecessor in business of the Company or of an affiliate of the Company (or, in each case, for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him). For this purpose, the Directors may establish, maintain, subscribe and contribute to any scheme, plan, trust or fund and pay premiums thereon. The Directors may arrange for this to be done by the Company alone or in conjunction with another person.

     21.10 A Director or former Director is entitled to receive and retain for his own benefit a pension or other benefit provided under Section 21.9 and is not obliged to account for it to the Company.

     21.11 A Director may appoint any person to act as his proxy only in respect of the annual meeting of the Board of Directors required to be held in the Cayman Islands in each year pursuant to the Statute. Any proxy appointed for the purposes of any such meeting will have authority only to vote in respect of the approval of the Company's annual return to the Cayman Islands Registrar of Companies. Such appointment must be made in writing under the hand of the appointor and may at any time be revoked in like manner, and notice of every such appointment or revocation in like manner, and the appointee need not be a Director or Member, but he must furnish the Company with his address.

                      XXII. POWERS AND DUTIES OF DIRECTORS

     22.1 The business and affairs of the Company shall be managed by the Board of Directors who may exercise all such powers of the Company and do all such lawful acts and things as are not from time to time by the Statute or by these Articles required to be exercised or done by the Company in general meeting.

     22.2 The Board of Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors under these Articles) and for such period and subject to such conditions as it may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Board of Directors may deem fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

     22.3 All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be by such officer or officers or such other person or persons as the Board of Directors shall from time to time designate.

     22.4 The Board of Directors shall cause minutes to be made for the purpose of recording the proceedings at all meetings of the Company and the Directors and of committees of the Board of Directors.

     22.5 The Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

     22.6 The Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

     22.7 If, as the result of consolidation and division or subdivision of shares, Members become entitled to fractions of a share, the Board of Directors may on behalf of the Members deal with the fractions as it thinks fit. In particular, the Board of Directors may:

          (a) sell fractions of a share to a person (including, subject to the Statute, to the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion amongst the persons entitled (except that if the amount due to a person is less than US$10, or such other sum as the Board of Directors may decide, the sum may be retained for the benefit of the Company) and to give effect to such a sale the Board of Directors may authorize a person to transfer the shares to the purchaser or his nominee and may cause the name of the purchaser or his nominee to be entered in the register as the holder of the shares. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale; or

          (b) subject to these Articles, allot or issue to a member credited as fully paid by way of capitalization the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or subdivision, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation or subdivision, as the case may be) and if shares are so allotted or issued the amount required to pay-up those shares may be capitalized as the Board of Directors thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying-up in full the appropriate number of shares. A resolution of the Board of Directors capitalizing part of the reserves has the same effect as if the capitalization had been declared by Ordinary Resolution.

                               XXIII. COMMITTEES

     23.1 The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors, as designated by the Board of Directors. The Board of Directors may designate one or more alternate Directors as members of any committee, who may replace any absent member at any meeting of the committee. In the absence of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent member. At all meetings of any committee, a majority of its members (or the member, if only one) shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by the Statute, the Memorandum, these Articles or the resolution establishing such committee. The Board of Directors shall have the power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee.

     23.2 Any such committee, to the extent provided in the resolution of the Board of Directors but subject to any limitations of the Statute, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers that may require it. The provisions herein with respect to notice of meetings of the Board of Directors shall apply also to meetings of committees, unless different provisions shall be prescribed by the Board of Directors. Each committee shall serve at the pleasure of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board of Directors when required and shall observe such procedures as are prescribed by the Board of Directors.

     23.3 The committees of the Board of Directors may include the Audit Committee, the Executive Compensation Committee, the Finance/Benefits Committee and the Corporate Governance Committee and any other committees designated by the Board of Directors.

                         XXIV. PROCEEDINGS OF DIRECTORS

     24.1 Except as otherwise provided by these Articles, the Board of Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating its meetings as it thinks fit. Questions arising at any meeting shall be decided by a majority of the Directors present at a meeting at which there is a quorum.

     24.2 Regularly scheduled meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a majority of the Directors.

     24.3 No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board of Directors. No notice need be given to any Director who signs a written waiver thereof or who attends the meeting without protesting the lack of notice. Notices need not state the purpose of the meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except when a Director attends and makes it known that he is attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully convened, and such purpose is duly recorded in the minutes of such meeting.

     24.4 Notice of each special meeting of the Board of Directors shall be given to each Director either by first class United States mail at least three days before the meeting, by "overnight" or other express delivery service at least two days before the meeting, or by telegram, telex, cable, telecopy, facsimile, personal written delivery or telephone at least one day before the meeting. Any notice given by telephone shall be immediately confirmed by telegram, telex, cable, telecopy or facsimile. Notices are deemed to have been given: by mail, when deposited in the United States mail with postage prepaid; by "overnight" or other express delivery service, the day after sending; by telegram, telex, or cable, at the time of sending; by telecopy or facsimile, upon receipt of a transmittal confirmation; and by personal delivery or telephone, at the time of delivery. Written notices shall be sent to a director at the address designated by such Director for that purpose or, if none has been so designated, at such director's last known residence or business address.

     24.5 The quorum necessary for the transaction of the business of the Board of Directors shall be a majority of the whole Board of Directors.

     24.6 All acts done at any meeting of the Board of Directors or of a committee of the Board of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director be as valid as if every such person had been duly appointed and qualified to be a Director.

     24.7 Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     24.8 A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Board of Directors or committee, as the case may be, duly convened and held.

                      XXV. VACATION OF OFFICE OF DIRECTOR

     25.1  The office of a Director shall be vacated:

          (a) if he gives notice in writing to the Board of Directors or Secretary that he resigns the office of Director;

          (b) if he dies;

          (c) if he is found to be or becomes of unsound mind; or

          (d) if removed pursuant to Section 21.1.

     25.2 In the case of a resignation, the resignation shall be effective as of the date specified in the notice or if not so specified, upon receipt thereof. Unless otherwise specified in the notice, acceptance shall not be required to make it effective.

     25.3 A resolution of the Board of Directors declaring a Director to have vacated office under the terms of Section 25.1 is conclusive evidence as to the fact and grounds of vacation stated in the resolution.

                      XXVI. CERTAIN BUSINESS COMBINATIONS

     26.1 In addition to any approval by Members required pursuant to the terms of any series or class of shares other than Ordinary Shares, the approval of the holders of at least a majority of the issued shares generally entitled to vote at a meeting called for such purpose, following approval by the Board of Directors shall be required in order for the Company "to sell, lease or exchange all or substantially all of its property or assets" as that phrase is interpreted for the purposes of section 271 of the Delaware General Corporation Law, as amended or re-enacted from time to time, of the United States of America, provided that the foregoing approval by Members shall not apply to any such transaction of the Company with any entity which the Company, "directly or indirectly controls" as that phrase is defined in Rule 405 under the Securities Act of 1933, as amended or re-enacted from time to time, of the United States of America.

              XXVII. BUSINESS COMBINATIONS WITH INTERESTED MEMBERS

     27.1 The Company shall not engage in any Business Combination with any Interested Member for a period of three years following the time that such Member became an Interested Member, unless, at or subsequent to such time, the Business Combination is approved by the Board of Directors and authorized at a general meeting of the Company by the affirmative vote of at least 66 2/3% of the issued shares generally entitled to vote which are not Owned by the Interested Member; provided, however, that the restrictions contained in this
Section 27.1 shall not apply if:

          (a) prior to such time that such Member became an Interested Member, the Board of Directors approved either the Business Combination or the transaction which resulted in the Member becoming an Interested Member;

          (b) upon consummation of the transaction which resulted in the Member becoming an Interested Member, the Interested Member Owned at least 85% of the issued shares generally entitled to vote at the time the transaction commenced, excluding for purposes of determining the number of shares then in issue, those shares Owned (i) by Persons who are both Directors and officers of the Company and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

          (c) the Company does not have a class of voting shares that is (i) listed on a national securities exchange (as such term is defined in the Exchange Act), (ii) authorized for quotation on the NASDAQ Stock Market (or any successor to such stock market) in the United States of America or
     (iii) held by more than 2,000 Members, unless any of the foregoing results from action taken, directly or indirectly, by an Interested Member or from a transaction in which a Person becomes an Interested Member;

          (d) a Member becomes an Interested Member inadvertently and (i) as soon as practicable divests itself of Ownership of sufficient shares so that the Member ceases to be an Interested Member and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Member but for the inadvertent acquisition of Ownership;

          (e) the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Section 27.1(e); (ii) is with or by a person who either was not an Interested Member during the previous three years or who became an Interested Member with the approval of the Board of Directors or during the period described in Section 27.1(f); and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than one) who were Directors prior to any person becoming an Interested Member during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-Owned subsidiary of the Company (other than to any direct or indirect wholly Owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued shares or (z) a proposed tender or exchange offer for 50% or more of the voting shares then in issue. The Company shall give not less than 20 days' notice to all Interested Members prior to the consummation of any of the transactions described in clause (y) of the second sentence of this Section 27.1(e);

          (f) the Business Combination is with an Interested Member who became an Interested Member at a time when the restrictions contained in Section 27.1(e) did not apply by reason of Section 27.1(c);

          (g) As used in this Section 27.1, the term:

             (i) "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

             (ii) "Associate," when used to indicate a relationship with any person, means (A) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the Owner of 20% or more of any class of voting shares, (B) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity and (C) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

             (iii) "Business Combination," when used in reference to the Company and any Interested Member of the Company, means:

                (A) any merger or consolidation of any direct or indirect majority-Owned subsidiary of the Company with (1) the Interested Member or (2) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Member and as a result of such merger or consolidation Section 27.1 is not applicable to the surviving entity;

                (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Member, to or with the Interested Member, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-Owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the shares then in issue;

                (C) any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-Owned subsidiary of the Company of any shares or shares of such subsidiary to the Interested Member, except (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares or the shares of a direct or indirect majority-Owned subsidiary of the Company which securities were in issue prior to the time that the Interested Member became such; (2) pursuant to a Holding Company Merger; (3) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares or the shares of a direct or indirect majority-Owned subsidiary of the Company which security is distributed, pro rata, to all holders of a class or series of shares subsequent to the time the Interested Member became such; (4) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or (5) any issuance or transfer of shares by the Company; provided, however, that in no case under (3)-(5) above shall there be an increase in the Interested Member's proportionate interest in the shares of any class or series or of the voting shares;

                (D) any transaction involving the Company or any direct or indirect majority-Owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate interest of the shares of any class or series, or securities convertible into the shares of any class or series, or of the interest of the shares of any such subsidiary which is Owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Member; or

                (E) any receipt by the Interested Member of the benefit, directly or indirectly (except proportionately as a Member), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subsections (A)-(D) of this Section 27.1(g)(iii)) provided by or through the Company or any direct or indirect majority-Owned subsidiary of the Company.

             (iv) "control," including the terms "controlling," "controlled by" and "under common control with," means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the Ownership of voting shares, by contract, or otherwise. A person who is the Owner of 20% or more of the issued or outstanding voting shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more Owners who do not individually or as a group have control of such entity.

             (v) "Interested Member" means any person (other than the Company and any direct or indirect majority-Owned subsidiary of the Company) that (A) is the Owner of 15% or more of the issued voting shares or (B) is an Affiliate or Associate of the Company and was the Owner of 15% or more of the issued voting shares at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Member, and also the Affiliates and Associates of such person; provided, however, that the term "Interested Member" shall not include any person whose Ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such person shall be an Interested Member if thereafter such person acquires additional voting shares, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the voting shares deemed to be in issue shall include shares deemed to be Owned by the person but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

             (vi) "merger or consolidation" shall be construed in accordance with Section 203 of the Delaware General Corporation Law (as amended or re-enacted from time to time) of the United States of America.

             (vii) "Owner" including the terms "Own," "Owned" and "Ownership" when used with respect to any shares means a person that individually or with or through any of its Affiliates or Associates:

                (A) beneficially Owns such shares, directly or indirectly;

                (B) has (1) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the Owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates or Associates until such tendered shares is accepted for purchase or exchange; or (2) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however,that a person shall not be deemed the Owner of any shares because of such person's right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

                (C) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in Section 27.1(g)(vii)(B)(2)), or disposing of such shares with any other person that beneficially Owns, or whose Affiliates or Associates beneficially Own, directly or indirectly, such shares.

             (viii) "voting shares" means, with respect to the Company or any other corporation, shares or stock of any class or series which entitles the holder to vote generally in the election of directors and, with respect to any other entity that is not a corporation, any equity interest which entitles the holder to vote generally in the election of the governing body of such entity.

                                  XXVIII. SEAL

     28.1 The Board of Directors may adopt a seal, alter the seal at its pleasure and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

                                 XXIX. OFFICERS

     29.1 The officers of the Company shall be chosen by the Board of Directors and shall include a President and a Secretary and may also include a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, one or more Vice Presidents (who may be further classified by such descriptions as "Executive," "Senior" or "Assistant" as determined by the Board of Directors), and such other officers, as the Board of Directors may deem necessary or appropriate. The Board of Directors may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person's authority and duties. Any person may hold at one time two or more offices. Each officer shall have such authority and perform such duties, in addition to those specified in these Articles, as may be prescribed by the Board of Directors from time to time.

     29.2 Each officer shall hold office for the term for which elected or appointed by the Board of Directors, and until the person's successor has been elected or appointed and qualified or until such person's earlier resignation or removal. Any officer may be removed by the Board of Directors, with or without cause. The election or appointment of an officer shall not in and of itself create contractual rights against the Company. Any officer may resign at any time by giving written notice to the Board of Directors or the Secretary. Any such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     29.3 The Chairman of the Board of Directors shall be a member of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and, if so designated by the Board of Directors, shall be the Chief Executive Officer of the Company. If designated Chief Executive Officer, the Chairman of the Board of Directors shall, subject to the control of the Board of Directors, be responsible for the day-to-day management of the business and affairs of the Company and shall enjoy all other powers commonly incident to the office of Chief Executive Officer.

     29.4 Unless there shall be a Chairman of the Board of Directors designated by the Board of Directors as the Chief Executive Officer of the Company, the President shall be the Chief Executive Officer of the Company. Subject to the control of the Board of Directors and the Chairman of the Board of Directors (if designated Chief Executive Officer), the President shall be responsible for the day-to-day management of the business and affairs of the Company and shall enjoy all other powers commonly incident to the office. If the President shall not be designated the Chief Executive Officer of the Company, such President shall have such authority and perform such duties as may be prescribed from time to time by the Board of Directors.

     29.5 Each of the Vice Presidents shall have such authority and perform such duties as may be prescribed from time to time by the Board of Directors.

     29.6 The Secretary shall keep the minutes of the meetings of the Members and the Board of Directors and give notice of such meetings and shall perform like duties for the committees of the Board of Directors when so required. The Secretary shall have custody of the seal and affix and attest the seal to any instrument to be executed under seal and enjoy all powers commonly incident to the office. In the case of the absence or inability to act of the Secretary, any Assistant Secretary (or, in the case of keeping minutes of a meeting of Members or Directors, any other person designated by the presiding officer of such meeting) may act in the Secretary's place.

     29.7 Compensation of officers, agents and employees of the Company shall be fixed from time to time by, or under the authority of, the Board of Directors.

                          XXX. DIVIDENDS AND RESERVES

     30.1 Subject to the Statute and any rights and restrictions for the time being attached to any class or series of shares, the Board of Directors may from time to time declare dividends (including interim dividends) on the shares issued and authorize payment of the same out of the funds of the Company lawfully available therefor.

     30.2 Subject to the Statute and any rights and restrictions for the time being attached to any class or series of shares, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Section
30.2 as paid on the share. Subject to the Statute and any rights and restrictions for the time being attached to any class or series of shares, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

     30.3 If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividends, bonuses or other moneys payable on or in respect of the share.

     30.4 The Board of Directors may deduct from any dividend payable to any Member all sums of money (if any) presently payable by him to the Company or account of calls or otherwise.

     30.5 The Board of Directors may declare that any dividend be paid wholly or partly by the distribution of shares or other securities of the Company and/or specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways, and where any difficulty arises in regard to such distribution, the Board of Directors may settle the same as it deems expedient and in particular may issue fractional shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board of Directors.

     30.6 No dividend shall bear interest against the Company unless expressly authorized by the Board of Directors.

                              XXXI. CAPITALIZATION

     31.1 The Company may upon the recommendation of the Board of Directors capitalize any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares (not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Board of Directors shall do all acts and things required to give effect to such capitalization, with full power to the Board of Directors to make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Board of Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto, and any agreement made under such authority shall be effective and binding on all concerned.

                                  XXXII. AUDIT

     32.1 The accounts relating to the Company's affairs shall be audited in such manner, if at all, as may be determined from time to time by the Board of Directors.

                                XXXIII. NOTICES

     33.1 Notices shall be in writing and may be given by the Company to any Member either by first class United States mail, "overnight" or other express delivery service, telegram, telex, cable, telecopy, facsimile or personal delivery. Notices are deemed to have been given: by mail, three days after deposited in the United States mail with postage prepaid; by "overnight" or other express delivery service, the day after sending; by telegram, telex or cable, at the time of sending; by telecopy or facsimile, upon receipt of a transmittal confirmation; and by personal delivery, at the time of delivery.

     33.2 A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by any manner set forth in Section 33.1 addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankruptcy, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled.

     33.3 A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joining holder first named on the Register in respect of the share.

     33.4 Notice of every general meeting of the Company shall be given in any manner hereinbefore authorized to:

          (a) every holder of voting shares as shown in the Register as of the record date for such meeting except that in the case of joint holder the notice shall be sufficient if given to the joint holder first named in the Register;

          (b) every person upon whom the ownership of a voting share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a holder of voting shares where such holder but for his death or bankruptcy would be entitled to receive notice of the meeting; and

          (c) except as otherwise required by law or these Articles, no other person shall be entitled to receive notice of general meetings.

                  XXXIV. LIMITATION OF LIABILITY AND INDEMNITY

     34.1 (a) No Director shall be personally liable to the Company or, if any, its Members for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or, if any, to its Members, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Director derived an improper personal benefit.

     (b) The Company shall indemnify, to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company) by reason of the fact that he is or was a Director or officer of the Company, or, while serving as a Director or officer of the Company, is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Section 34.1 also shall include the right of such persons to be paid in advance by the Company for their expenses to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect. The right to indemnification conferred on such persons by this
Section 34.1 shall be a contractual right.

     (c) Unless otherwise determined by the Board of Directors, the Company shall indemnify to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company), by reason of the fact that he is or was an employee (other than an officer) or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

     (d) The rights and authority conferred in this Section 34.1 shall not be exclusive of any other right that any person has or hereafter acquires under any law, provision of these Articles or the Memorandum, agreement, vote of Members or of the Board of Directors or otherwise.

     (e) Neither the amendment nor repeal of this Section 34.1, nor the adoption of any provision of the Memorandum or these Articles or of any law inconsistent with this Section 34.1, shall eliminate or reduce the effect of this Section
34.1 in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                            XXXV. BOOKS AND RECORDS

     35.1 In addition to any rights which may be conferred on Members by Statute, upon written demand under oath stating the purpose thereof, any Member, in person or by attorney or other agent, may review for any proper purpose, during usual hours for business, the books and records of the Company including, without limitation, the Register. A proper purpose shall mean a purpose reasonably related to such person's interest as a Member. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Member. The demand under oath shall be directed to the corporation at its principal executive offices.

     The Board of Directors may establish procedures for, or limitations or conditions on, Members' review of books and records of the Company for the purpose of (a) protecting the interests of the Company, (b) protecting the confidentiality of the information contained in those books and records, (c) the convenience of the Company, or (d) protecting any other interest of the Company that the Board of Directors deems proper.

                               XXXVI. WINDING UP

     36.1 In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after there shall have been paid or set aside for payment to the holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or distribution on winding up, the full amounts to which they shall be entitled and the holders of the then-issued Ordinary Shares shall be entitled to receive, pro rata according to the number of Ordinary Shares registered in the names of such Members, any remaining assets of the Company available for distribution to its Members; provided, if, at such time, the holder of Ordinary Shares has any outstanding debts, liabilities or engagements to or with the Company (whether presently payable or not), either alone or jointly with any other person, whether a Member or not (including, without limitation, any liability associated with the unpaid purchase price of such Ordinary Shares), the liquidator appointed to oversee the liquidation of the Company may deduct from the amount payable in respect of such Ordinary Shares the aggregate amount of such debts, liabilities and engagements and apply such amount to any of such holder's debts, liabilities or engagements to or with the Company (whether presently payable or not). The liquidator may with the sanction of a Special Resolution distribute, in kind, to the holders of the Ordinary Shares remaining assets of the Company or may, without the need of any such sanction sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person, corporation, trust or entity and receive payment therefor in cash, shares or obligations of such other person, corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration received or any balance or proceeds thereof to holders of the Ordinary Shares. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

                             XXXVII. DEREGISTRATION

     37.1 (a) The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing; and

     (b) In furtherance of a resolution adopted pursuant to (a) above of this
Section 37.1, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

                              XXXVIII. FISCAL YEAR

     38.1 Each Fiscal Year shall commence on such date as may be specified by the Board of Directors.

                         XXXIX. AMENDMENTS OF ARTICLES

     39.1 Subject to the Statute, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

                                                                         ANNEX G

                            LONG-TERM INCENTIVE PLAN
                                       OF
                          TRANSOCEAN SEDCO FOREX INC.

              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000)

                                   I. GENERAL

1.1  PURPOSE OF THE PLAN

     The Long-Term Incentive Plan (the "Plan") of Transocean Sedco Forex Inc., a Cayman Islands exempted company (the "Company"), is intended to advance the best interests of the Company and its subsidiaries by providing Directors and employees with additional incentives through the grant of options ("Options") to purchase ordinary shares, par value US $0.01 per share of the Company ("Ordinary Shares"), share appreciation rights ("SARs"), restricted Ordinary Shares ("Restricted Shares") and cash performance awards ("Cash Awards"), thereby increasing the personal stake of such Directors and employees in the continued success and growth of the Company.

1.2  ADMINISTRATION OF THE PLAN

     (a) The Plan shall be administered by the Executive Compensation Committee or other designated committee (the "Committee") of the Board of Directors of the Company (the "Board of Directors") which shall consist of at least two Directors, all of whom (i) are not eligible for awards under Articles II and III of the Plan, (ii) are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (iii) are outside directors satisfying the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor thereto ("the Code"). The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, the Committee shall have no power or discretion to vary the amount or terms of awards under Article IV of the Plan, except as provided in Section 6.2. All decisions and acts of the Committee shall be final and binding upon all affected Plan participants.

     (b) The Committee shall designate the eligible employees, if any, to be granted awards under Articles II and III and the type and amount of such awards and the time when awards will be granted. All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

1.3  ELIGIBLE PARTICIPANTS

     Employees, including officers, of the Company and its subsidiaries, and of partnerships or joint ventures in which the Company and its subsidiaries have a significant ownership interest as determined by the Committee (all of such subsidiaries, partnerships and joint ventures being referred to as "Subsidiaries") shall be eligible for awards under Articles II, III and V of the Plan. Directors who are not employees of the Company or its Subsidiaries shall not be eligible for awards under Articles II, III and V.

     Each Director of the Company who is not an officer or employee of the Company or any of its subsidiaries (an "Eligible Director") shall automatically be granted awards under Article IV of the Plan. Each Eligible Director to whom Options or SARs are granted under Article IV is hereinafter referred to as a "Participant."

1.4  AWARDS UNDER THE PLAN

     Awards to employees under Articles II and III may be in the form of (i) Options to purchase Ordinary Shares, (ii) Share Appreciation Rights which may be either freestanding or issued in tandem with Options, (iii) Restricted Ordinary Shares, (iv) Supplemental Payments which may be awarded with respect to Options, Share Appreciation Rights and Restricted Ordinary Shares, or (v) any combination of the foregoing. Awards to employees under Article V will be in the form of performance awards payable in cash.

     Awards to Eligible Directors under Article IV shall be in the form of (i) Options to purchase Ordinary Shares and Supplemental Payments with respect thereto, or (ii) solely in the case of Eligible Directors residing in Norway, freestanding SARs.

1.5  SHARES SUBJECT TO THE PLAN

     The aggregate number of Ordinary Shares which may be issued with respect to awards made under Articles II and III shall not exceed 12,900,000 shares, reduced by the number of shares which have been issued pursuant to such Articles prior to the date of this Amendment and Restatement. In addition, the aggregate number of Ordinary Shares which may be issued with respect to awards made under
Article IV shall not exceed 400,000, reduced by the number of shares which have been issued pursuant to such Article prior to the date of this Amendment and Restatement. At no time shall the number of shares issued plus the number of shares estimated by the Committee to be ultimately issued with respect to outstanding awards under the Plan exceed the number of shares that may be issued under the Plan. No employee shall be granted Share Options, freestanding Share Appreciation Rights, or Restricted Ordinary Shares, or any combination of the foregoing, with respect to more than 600,000 Ordinary Shares in any fiscal year (subject to adjustment as provided in Section 6.2). No employee shall be granted a Supplemental Payment in any fiscal year with respect to more than the number of Ordinary Shares covered by Share Options, freestanding Share Appreciation Rights or Restricted Ordinary Shares awards granted to such employee in such fiscal year. Shares distributed pursuant to the Plan may consist of authorized but unissued shares or treasury shares of the Company, as shall be determined from time to time by the Board of Directors.

     If any Option under the Plan shall expire, terminate or be canceled (including cancellation upon the holder's exercise of a related Share Appreciation Right) for any reason without having been exercised in full, or if any Restricted Ordinary Shares shall be forfeited to the Company, the unexercised Options and forfeited Restricted Ordinary Shares shall not count against the above limit and shall again become available for grants under the Plan (regardless of whether the holder of such Options or shares received dividends or other economic benefits with respect to such Options or shares). Ordinary Shares equal in number to the shares surrendered in payment of the option price, and Ordinary Shares which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit and shall again become available for grants under the Plan. Only the number of Ordinary Shares actually issued upon exercise of a Share Appreciation Right or payment of a Supplemental Payment shall count against the above limit, and any shares which were estimated to be used for such purposes and were not in fact so used shall again become available for grants under the Plan.

     Freestanding Share Appreciation Rights which may be settled solely in cash shall be issued with respect to no more than an aggregate of 250,000 underlying shares. Such SARs shall not count against the limits set forth above on the number of Ordinary Shares which may be issued under the Plan. If any freestanding SAR shall expire, terminate, or be canceled for any reason without having been exercised in full, the unexercised SARs shall not count against this limit and shall again become available for grants under the Plan.

1.6  OTHER COMPENSATION PROGRAMS

     The existence and terms of the Plan shall not limit the authority of the Board of Directors in compensating Directors and employees of the Company and its subsidiaries in such other forms and amounts, including compensation pursuant to any other plans as may be currently in effect or adopted in the future, as it may determine from time to time.

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                II. SHARE OPTIONS AND SHARE APPRECIATION RIGHTS

2.1  TERMS AND CONDITIONS OF OPTIONS

     Subject to the following provisions, all Options granted under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine.

          (a) Option Price. The option price per share shall not be less than the fair market value of the Ordinary Shares (as determined by the Committee) on the date the Option is granted. Notwithstanding the foregoing, the option price per share with respect to any Option granted by the Committee within 90 days of the closing of the initial public offering of the Company's Ordinary Shares shall be at the initial public offering price for such Shares.

          (b) Term of Option. The term of an Option shall not exceed ten years from the date of grant, except as provided pursuant to Section 2.1(g) with respect to the death of an optionee. No Option shall be exercised after the expiration of its term.

          (c) Exercise of Options. Options shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Option grant. The Committee shall have discretion to at any time declare all or any portion of the Options held by any optionee to be immediately exercisable. An Option may be exercised in accordance with its terms as to any or all shares purchasable thereunder.

          (d) Payment for Shares. The Committee may authorize payment for shares as to which an Option is exercised to be made in cash, Ordinary Shares, by "cashless exercise" or in such other manner as the Committee in its discretion may provide.

          (e) Nontransferability of Options. No Option or any interest therein shall be transferable by the optionee other than by will or by the laws of descent and distribution. During an optionee's lifetime, all Options shall be exercisable only by such optionee or by the guardian or legal representative of the optionee.

          (f) Shareholder Rights. The holder of an Option shall, as such, have none of the rights of a shareholder.

          (g) Termination of Employment. The Committee shall have discretion to specify in the Option grant or an amendment thereof, provisions with respect to the period during which the Option may be exercised following the optionee's termination of employment. Notwithstanding the foregoing, the Committee shall not permit any Option to be exercised beyond the term of the Option established pursuant to Section 2.1(b), except that the Committee may provide that, notwithstanding such Option term, an Option which is outstanding on the date of an optionee's death shall remain outstanding and exercisable for up to one year after the optionee's death.

          (h) Change of Control. Notwithstanding the exercisability schedule governing any Option, upon the occurrence of a Change of Control (as defined in Section 6.10) all Options outstanding at the time of such Change of Control and held by optionees who are employees of the Company or its Subsidiaries at the time of such Change of Control shall become immediately exercisable and, unless the optionee agrees otherwise in writing, shall remain exercisable for the remainder of the Option term.

2.2  SHARE APPRECIATION RIGHTS IN TANDEM WITH OPTIONS

     (a) The Committee may, either at the time of grant of an Option or at any time during the term of the Option, grant Share Appreciation Rights with respect to all or any portion of the Ordinary Shares covered by such Option. A tandem Share Appreciation Right may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to such Option. When a tandem Share Appreciation Right is
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exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the tandem Share Appreciation Right is exercised. Similarly, when an Option is exercised, the tandem Share Appreciation Rights relating to the shares covered by such Option exercise shall terminate. Any tandem Share Appreciation Right which is outstanding on the last day of the term of the related Option (as determined pursuant to Section 2.1(b)) shall be automatically exercised on such date for cash without any action by the optionee.

     (b) Upon exercise of a tandem Share Appreciation Right, the holder shall receive, for each share with respect to which the tandem Share Appreciation Right is exercised, an amount (the "Appreciation") equal to the amount by which the fair market value (as defined below) of an Ordinary Share on the date of exercise of the Share Appreciation Right exceeds the option price per share of the Option to which the tandem Share Appreciation Right relates. For purposes of the preceding sentence, the fair market value of an Ordinary Share shall be the average of the high and low prices of such share as reported on the consolidated reporting system. The Appreciation shall be payable in cash, Ordinary Shares, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the tandem Share Appreciation Right.

     (c) Notwithstanding the foregoing, if a tandem Share Appreciation Right is exercised within 60 days of the occurrence of a Change of Control, (i) the Appreciation and any Supplemental Payment (as defined in Section 2.4) to which the holder is entitled shall be payable solely in cash, and (ii) in addition to the Appreciation and the Supplemental Payment (if any), the holder shall receive, in cash, (1) the amount by which the greater of (a) the highest market price per Ordinary Share during the 60-day period preceding exercise of the tandem Share Appreciation Right or (b) the highest price per Ordinary Share (or the cash-equivalent thereof as determined by the Board of Directors) paid by an acquiring person during the 60-day period preceding a Change of Control, exceeds the fair market value of an Ordinary Share on the date of exercise of the tandem Share Appreciation Right, plus (2) if the holder is entitled to a Supplemental Payment, an additional payment, calculated under the same formula as used for calculating such holder's Supplemental Payment, with respect to the amount referred to in clause (1) of this sentence.

2.3  FREESTANDING SHARE APPRECIATION RIGHTS

     The Committee may grant Freestanding Share Appreciation Rights to employees of the Company and its Subsidiaries, in such form and having such terms and conditions as the Committee, in its discretion, may from time to time determine, subject to the following provisions.

          (a) Base Price and Appreciation. Each freestanding SAR shall be granted with a base price, which shall not be less than the fair market value of the Ordinary Shares (as determined by the Committee) on the date the SAR is granted. Upon exercise of a freestanding SAR, the holder shall receive, for each share with respect to which the SAR is exercised, an amount (the "Appreciation") equal to the amount by which the fair market value (as defined below) of an Ordinary Share on the date of exercise of the SAR exceeds the base price of the SAR. For purposes of the preceding sentence, the fair market value of an Ordinary Share shall be the average of the high and low prices of such share as reported on the New York Stock Exchange composite tape. The Appreciation shall be payable in cash and shall be paid within 30 days of the exercise of the SAR.

          (b) Term of SAR. The term of a freestanding SAR shall not exceed ten years from the date of grant, except as provided pursuant to Section 2.3(f) with respect to the death of the grantee. No SAR shall be exercised after the expiration of its term. Any freestanding SAR which is outstanding on the last day of its term (as such term may be extended pursuant to Section 2.3(f)) and as to which the Appreciation is a positive number on such date shall be automatically exercised on such date for cash without any action by the grantee.

          (c) Exercise of SARs. Freestanding SARs shall be exercisable at such time or times and subject to such terms and conditions as the Committee may specify in the SAR grant. The Committee shall have discretion to at any time declare all or any portion of the freestanding SARs
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

     then outstanding to be immediately exercisable. A freestanding SAR may be exercised in accordance with its terms in whole or in part.

          (d) Nontransferability of SARs. No SAR or any interest therein shall be transferable by the grantee other than by will or by the laws of descent and distribution. During a grantee's lifetime, all SARs shall be exercisable only by such grantee or by the guardian or legal representative of the grantee.

          (e) Shareholder Rights. The holder of an SAR shall, as such, have none of the rights of a shareholder.

          (f) Termination of Employment. The Committee shall have discretion to specify in the SAR grant or an amendment thereof, provisions with respect to the period during which the SAR may be exercised following the grantee's termination of employment. Notwithstanding the foregoing, the Committee shall not permit any SAR to be exercised beyond the term of the SAR established pursuant to Section 2.3(b), except that the Committee may provide that, notwithstanding such SAR term, an SAR which is outstanding on the date of a grantee's death shall remain outstanding and exercisable for up to one year after the grantee's death.

          (g) Change of Control. Notwithstanding the exercisability schedule governing any SAR, upon the occurrence of a Change of Control (as defined in Section 6.10) all SARs outstanding at the time of such Change of Control and held by grantees who are employees of the Company or its Subsidiaries at the time of such Change of Control shall become immediately exercisable and, unless the grantee agrees otherwise in writing, shall remain exercisable for the remainder of the SAR term. In addition, the Committee may provide that if a freestanding SAR is exercised within 60 days of the occurrence of a Change of Control, in addition to the Appreciation the holder shall receive, in cash, the amount by which the greater of (a) the highest market price per Ordinary Share during the 60-day period preceding exercise of the SAR or (b) the highest price per Ordinary Share (or the cash equivalent thereof as determined by the Board of Directors) paid by an acquiring person during the 60-day period preceding a Change of Control, exceeds the fair market value of an Ordinary Share on the date of exercise of the SAR.

2.4  SUPPLEMENTAL PAYMENT ON EXERCISE OF OPTIONS OR SHARE APPRECIATION RIGHTS

     The Committee, either at the time of grant or at the time of exercise of any Option or tandem Share Appreciation Right, may provide for a supplemental payment (the "Supplemental Payment") by the Company to the optionee with respect to the exercise of any Option or tandem Share Appreciation Right. The Supplemental Payment shall be in the amount specified by the Committee, which shall not exceed the amount necessary to pay the income tax payable to the national government with respect to both exercise of the Option or tandem Share Appreciation Right and receipt of the Supplemental Payment, assuming the optionee is taxed at the maximum effective income tax rate applicable thereto. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Ordinary Shares, or a combination of both, as determined by the Committee at the time of payment. The Supplemental Payment shall be paid within 30 days of the date of exercise of an Option or Share Appreciation Right (or, if later, within 30 days of the date on which income is recognized for federal income tax purposes with respect to such exercise).

2.5  STATUTORY OPTIONS

     Subject to the limitations on Option terms set forth in Section 2.1, the Committee shall have the authority to grant (i) incentive stock options within the meaning of Section 422 of the Code and (ii) Options containing such terms and conditions as shall be required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant. Options granted pursuant to this Section 2.4 may contain such other terms and conditions permitted by Article II of this Plan as the Committee, in its discretion, may from time to time determine (including, without limitation, provision for Share Appreciation Rights and Supplemental Payments), to the extent that such terms and conditions do
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not cause the Options to lose their preferential tax treatment. To the extent the Code and Regulations promulgated thereunder require a plan to contain specified provisions in order to qualify options for preferential tax treatment, such provisions shall be deemed to be stated in this Plan.

                        III. RESTRICTED ORDINARY SHARES

3.1  TERMS AND CONDITIONS OF RESTRICTED ORDINARY SHARES AWARDS

     Subject to the following provisions, all awards of Restricted Ordinary Shares under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine.

          (a) The Restricted Ordinary Shares award shall specify the number of Restricted Ordinary Shares to be awarded, the price, if any, to be paid by the recipient of the Restricted Ordinary Shares, and the date or dates on which the Restricted Ordinary Shares will vest. The vesting of Restricted Ordinary Shares may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries, upon the attainment of specified performance goals, or upon such other criteria as the Committee may determine in its sole discretion.

          (b) Share certificates representing the Restricted Ordinary Shares granted to an employee shall be registered in the employee's name. Such certificates shall either be held by the Company on behalf of the employee, or delivered to the employee bearing a legend to restrict transfer of the certificate until the Restricted Ordinary Shares have vested, as determined by the Committee. The Committee shall determine whether the employee shall have the right to vote and/or receive dividends on the Restricted Ordinary Shares before they have vested. No Restricted Ordinary Shares may be sold, transferred, assigned, or pledged by the employee until they have vested in accordance with the terms of the Restricted Ordinary Shares award. In the event of an employee's termination of employment before all of his Restricted Ordinary Shares have vested, or in the event other conditions to the vesting of Restricted Ordinary Shares have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the Restricted Ordinary Shares which have not vested shall be forfeited and any purchase price paid by the employee shall be returned to the employee. At the time Restricted Ordinary Shares vest (and, if the employee has been issued legended certificates of Restricted Ordinary Shares, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the employee (or the Beneficiary designated by the employee in the event of death), free of all restrictions.

          (c) Notwithstanding the vesting conditions set forth in the Restricted Ordinary Shares award, (i) the Committee may in its discretion accelerate the vesting of Restricted Ordinary Shares at any time, and (ii) all Restricted Ordinary Shares shall vest upon a Change of Control of the Company.

3.2  PERFORMANCE AWARDS UNDER SECTION 162(M) OF THE CODE

     The Committee shall have the right to designate awards of Restricted Ordinary Shares as "Performance Awards." Notwithstanding any other provisions of this Article III, awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Code. The grant or vesting of a Performance Award shall be subject to the achievement of performance objectives (the "Performance Objectives") established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, share price, economic value added, and market value added.

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     The Performance Objectives for a particular Performance Award relative to a particular fiscal year shall be established by the Committee in writing no later than 90 days after the beginning of such year. The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the award are satisfied, and the Committee's determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing. The Committee shall have discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

3.3  SUPPLEMENTAL PAYMENT ON VESTING OF RESTRICTED ORDINARY SHARES

     The Committee, either at the time of grant or at the time of vesting of Restricted Ordinary Shares, may provide for a Supplemental Payment by the Company to the employee in an amount specified by the Committee which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of the Restricted Ordinary Shares and receipt of the Supplemental Payment, assuming the employee is taxed at the maximum effective federal income tax rate applicable thereto and has not elected to recognize income with respect to the Restricted Ordinary Shares before the date such Restricted Ordinary Shares vest. The Supplemental Payment shall be paid within 30 days of each date that Restricted Ordinary Shares vest. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Ordinary Shares, or a combination of both, as determined by the Committee at the time of payment.

          IV. SHARE OPTIONS OR FREESTANDING SHARE APPRECIATION RIGHTS
                                 FOR DIRECTORS

4.1  GRANT OF OPTIONS OR FREESTANDING SARS

     Each person who becomes an Eligible Director (other than a person who first becomes an Eligible Director on the date of an annual meeting of the Company's shareholders) shall be granted, effective as of the date such person becomes an Eligible Director, (i) an Option to purchase 4,000 Ordinary Shares, if such person is not then residing in Norway, or (ii) a freestanding SAR with respect to 4,000 Ordinary Shares, if such person is then residing in Norway. Each person who is or becomes an Eligible Director on the date of an annual meeting of the Company's shareholders and whose service on the Board of Directors will continue after such meeting shall be granted, effective as of the date of such meeting,
(i) an Option to purchase 4,000 Ordinary Shares, if such person is not then residing in Norway, or (ii) a freestanding SAR with respect to 4,000 Ordinary Shares, if such person is then residing in Norway.

4.2  TERMS AND CONDITIONS OF OPTIONS

     Each Option granted under this Article shall have the following terms and conditions:

          (a) Option Price. The option price per share shall be the closing sales price of an Ordinary Share on the date the Option is granted (or, if the Ordinary Shares are not traded on such date, on the immediately preceding date on which the Ordinary Shares are traded).

          (b) Term of Option. Each Option shall expire ten years from the date of grant, except as provided in Section 4.2(c) with respect to the death of an optionee. No Option shall be exercised after the expiration of its term.

          (c) Exercise of Options. Subject to Section 4.2(g) and the remainder of this paragraph, each Option shall become exercisable in installments as follows: (1) a total of 1,333 Ordinary Shares may be purchased through exercise of the Option on or after the first anniversary of the date of grant; (2) a total of 2,666 Ordinary Shares may be purchased through exercise of the Option on or after the second anniversary of the date of grant; and (3) a total of 4,000 Ordinary Shares may be purchased

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     through exercise of the Option on or after the third anniversary of the date of grant. If a Participant ceases to be a Director of the Company as a result of death, disability, or retirement from the Board of Directors on his Retirement Date (as defined in Section 4.2(i)), each Option shall immediately become fully exercisable and shall remain exercisable for the remainder of its term, except that an Option which is outstanding on the date of an optionee's death shall remain outstanding and exercisable for a term of the greater of ten years from the date of grant or one year after the optionee's death. If a Participant ceases to be a Director of the Company for any reason not set forth in the preceding sentence, no additional portions of the Option will become exercisable, and the portion of the Option that is then exercisable shall expire if not exercised within 60 days after cessation of service as a Director. An Option may be exercised in accordance with its terms as to any or all shares purchasable thereunder.

          (d) Payment for Shares. Payment for shares as to which an Option is exercised shall be made in cash, Ordinary Shares, by "cashless exercise," or a combination thereof, in the discretion of the Participant. Ordinary Shares delivered in payment of the Option price shall be valued at the average of the high and low prices of such Shares on the date of exercise (or, if the Ordinary Shares are not traded on such date, at the weighted average of the high and low prices on the nearest trading dates before and after such date).

          (e) Nontransferability of Options. No Option or any interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution. During a Participant's lifetime, all Options shall be exercisable only by such Participant or by the guardian or legal representative of the Participant.

          (f) Shareholder Rights. The holder of an Option shall, as such, have none of the rights of a shareholder.

          (g) Change of Control. Notwithstanding any other provisions of the Plan, upon the occurrence of a Change of Control (as defined in Section 6.10) all Options outstanding at the time of such Change of Control shall become immediately exercisable and shall remain exercisable for the remainder of their term.

          (h) Tax Status. The Options granted under this Article shall be "non-qualified" options, and shall not be incentive stock options as defined in Section 422 of the Code.

          (i) Retirement Date. For purposes of this Article, a Participant's Retirement Date shall mean the date on which the Participant shall be required to retire from the Board of Directors under the retirement policies of the Board of Directors as in effect on the date of the Participant's retirement.

4.3  TERMS AND CONDITIONS OF FREESTANDING SHARE APPRECIATION RIGHTS

     Each Freestanding Share Appreciation Right granted under this Article shall have the following terms and conditions:

          (a) Base Price and Appreciation. The base price of the SAR shall be the closing sales price of an Ordinary Share on the date the SAR is granted (or, if the Ordinary Shares are not traded on such date, on the immediately preceding date on which the Ordinary Shares are traded). Upon exercise of an SAR, the holder shall receive, for each share with respect to which the SAR is exercised, an amount (the "Appreciation") equal to the amount by which the fair market value of an Ordinary Share on the date of exercise of the SAR exceeds the base price of the SAR. For purposes of the preceding sentence, the fair market value of an Ordinary Share shall be the average of the high and low prices of such share as reported on the New York Stock Exchange composite tape. The Appreciation shall be payable in cash and shall be paid within 30 days of the exercise of the SAR.

          (b) Term of SAR. Each SAR shall expire ten years from the date of grant, except as provided in Section 4.3(c) with respect to the death of a Participant. No SAR shall be exercised after the expiration of its term.

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          (c) Exercise of SARs. Subject to Section 4.3(f) and the remainder of this paragraph, each SAR shall become exercisable in installments as follows: (1) the SAR shall be exercisable with respect to a total of 1,333 Ordinary Shares on or after the first anniversary of the date of grant; (2) the SAR shall be exercisable with respect to a total of 2,666 Ordinary Shares on or after the second anniversary of the date of grant; and (3) the SAR shall be exercisable with respect to a total of 4,000 Ordinary Shares on or after the third anniversary of the date of grant. If a Participant ceases to be a Director of the Company as a result of death, disability, or retirement from the Board of Directors on his Retirement Date (as defined in Section 4.2(i)), each SAR shall immediately become fully exercisable and shall remain exercisable for the remainder of its term, except that notwithstanding the term of the SAR, an SAR which is outstanding on the date of a Participant's death shall remain outstanding and exercisable for a term of the greater of ten years from the date of grant or one year after the Participant's death. If a Participant ceases to be a Director of the Company for any reason not set forth in the preceding sentence, no additional portions of the SAR will become exercisable, and the portion of the SAR that is then exercisable shall expire if not exercised within 60 days after cessation of service as a Director. An SAR may be exercised in accordance with its terms in whole or in part.

          (d) Nontransferability of SARs. No SAR or any interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution. During a Participant's lifetime, all SARs shall be exercisable only by such Participant or by the guardian or legal representative of the Participant.

          (e) Shareholder Rights. The holder of an SAR shall, as such, have none of the rights of a shareholder.

          (f) Change of Control. Notwithstanding any other provisions of the Plan, upon the occurrence of a Change of Control (as defined in Section 6.10) all SARs outstanding at the time of such Change of Control shall become immediately exercisable and shall remain exercisable for the remainder of their term.

          (g) Special Provisions. Notwithstanding the foregoing provisions of
     Section 4.3, the freestanding SARs granted to Eligible Directors residing in Norway who were first elected to the Board of Directors in 1996 (and who waived the grant of an Option to which they were then entitled under the terms of the Plan as then in effect) with respect to their initial election to the Board of Directors (i) shall have a base price equal to the closing sales price of the Ordinary Shares on the date of their initial election, and (ii) shall have exercise and expiration dates determined as if such SARs had been granted on the date of their initial election.

4.4  SUPPLEMENTAL PAYMENT ON EXERCISE OF PRIOR AWARDS OF OPTIONS OR SARS

     (a) Supplemental Payments. Within 30 days of each date that an Option or SAR granted prior to the date of this Amendment and Restatement is exercised, a Supplemental Payment shall be paid to the Participant (or to the Participant's Beneficiary in the event of death), in cash, in an amount equal to the amount necessary to pay the income tax payable to the national government where the Director resides with respect to both the exercise of such Option or SAR and receipt of the Supplemental Payment, assuming the Participant is taxed at the maximum effective income tax rate applicable thereto; provided, however, that no such payment shall be made if the Participant has waived his right to the payment pursuant to Section 4.4(b).

     (b) Waiver. The Committee may grant an additional Option or SAR, as applicable, to any Participant who agrees in writing to waive the right to receive a supplemental cash payment under Section 4.4(a). Such Option or SAR shall be immediately exercisable. All other provisions of Section 4.2 or 4.3 will apply as though the date of acceptance of the Option or SAR were the date of grant. Notwithstanding the foregoing, however, in no event shall (i) the number of Ordinary Shares subject to this Section 4.4(b) exceed 50,000, or (ii) the number of SARs subject to this Section 4.4(b) exceed 50,000.
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                           V. CASH PERFORMANCE AWARDS

5.1  TERMS AND CONDITIONS OF CASH PERFORMANCE AWARDS

     A "Cash Award" is a cash bonus paid solely on account of the attainment of one or more objective performance goals that have been preestablished by the Committee. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based on the achievement of single or multiple performance goals over a performance period established by the Committee. No employee shall receive Cash Awards during any calendar year aggregating in excess of $1 million.

5.2  PERFORMANCE OBJECTIVES UNDER SECTION 162(m) OF THE CODE

     The Committee shall have the right to designate Cash Awards as "Cash Performance Awards." Notwithstanding any other provisions of this Article V, awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Code. The payment of a Cash Performance Award shall be subject to the achievement of performance objectives (the "Performance Objectives") established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, share price, economic value added, and market value added.

     The Performance Objectives for a particular Cash Performance Award relative to a particular fiscal year shall be established by the Committee in writing no later than 90 days after the beginning of such year. The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the award are satisfied, and the Committee's determination as to the achievement of Performance Objectives relating to a Cash Performance Award shall be made in writing.

                           VI. ADDITIONAL PROVISIONS

6.1  GENERAL RESTRICTIONS

     Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Ordinary Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Ordinary Shares is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Ordinary Shares thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

6.2  ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

     In the event of a scheme of arrangement, reorganization, recapitalization, Ordinary Share split, Ordinary Share dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off, sale of assets, payment of an extraordinary cash dividend, or any other change in or affecting the corporate structure or capitalization of the Company, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan (including any limitations on individual awards), in

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the number, price or kind of shares covered by the awards and in any outstanding awards under the Plan; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award.

6.3  AMENDMENTS

     (a) The Board of Directors may amend the Plan from time to time. No such amendment shall require approval by the shareholders unless shareholder approval is required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 or
Section 162(m) of the Code, or by applicable law or Stock exchange requirements.

     (b) The Committee shall have the authority to amend any grant to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

     (c) If a Participant has ceased or will cease to be a Director of the Company for the convenience of the Company (as determined by the Board of Directors), the Board of Directors may amend all or any portion of such Participant's Options or SARs so as to make such Options or SARs fully exercisable and/or specify a schedule upon which they become exercisable, and/or permit all or any portion of such Options or SARs to remain exercisable for such period designated by it, but not beyond the expiration of the term established pursuant to Section 4.2(b) or 4.3(b). A Participant shall not participate in the deliberations or vote by the Board of Directors under this paragraph with respect to his Options or SARs. The exercise periods of Options or SARs established by the Board of Directors pursuant to this paragraph shall override the provisions of Section 4.2(c) or 4.3(c) to the extent inconsistent therewith.

6.4  CANCELLATION OF AWARDS

     Any award granted under Articles II and III of the Plan may be canceled at any time with the consent of the holder and a new award may be granted to such holder in lieu thereof, which award may, in the discretion of the Committee, be on more favorable terms and conditions than the canceled award; provided, however, that the Committee may not reduce the exercise or base price of outstanding Options or SARs where the existing exercise or base price is higher than the then current market price of the Ordinary Shares.

6.5  BENEFICIARY

     An employee or Participant may file with the Company a written designation of Beneficiary, on such form as may be prescribed by the Committee, to receive any Options, SARs, Restricted Shares, Ordinary Shares and Supplemental Payments that become deliverable to the employee or Participant pursuant to the Plan after the employee's or Participant's death. An employee or Participant may, from time to time, amend or revoke a designation of Beneficiary. If no designated Beneficiary survives the employee or Participant, the executor or administrator of the employee's or Participant's estate shall be deemed to be the employee's or Participant's Beneficiary.

6.6  WITHHOLDING

     (a) Whenever the Company proposes or is required to issue or transfer Ordinary Shares under the Plan, the Company shall have the right to require the award holder to remit to the Company an amount sufficient to satisfy any applicable withholding tax liability prior to the delivery of any certificate for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any withholding tax liability.

     (b) An employee entitled to receive Ordinary Shares under the Plan who has not received a cash Supplemental Payment may elect to have the withholding tax liability (or a specified portion thereof) with respect to such Ordinary Shares satisfied by having the Company withhold from the shares otherwise deliverable to the employee Ordinary Shares having a value equal to the amount of the tax liability to be satisfied with respect to the Ordinary Shares. An election to have all or a portion of the tax liability

                                      G-11
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satisfied using Ordinary Shares shall comply with such requirements as may be imposed by the Committee.

6.7  NON-ASSIGNABILITY

     Except as expressly provided in the Plan, no award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. During the life of the holder, awards under the Plan shall be exercisable only by such holder or by the guardian or legal representative of such holder.

6.8  NON-UNIFORM DETERMINATIONS

     Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive awards under Articles II and III; the form, amount and timing of such awards; the terms and provisions of such awards and the agreements evidencing same; and provisions with respect to termination of employment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

6.9  NO GUARANTEE OF EMPLOYMENT OR DIRECTORSHIP

     The grant of an award under the Plan shall not constitute an assurance of continued employment for any period or any obligation of the Board of Directors to nominate any Director for re-election by the Company's shareholders.

6.10  CHANGE OF CONTROL

     A "Change of Control" means:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding ordinary shares of the Company (the "Outstanding Company Ordinary Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
     Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company or (iv) any acquisition by any corporation or other entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this
     Section 6.10; or

          (b) Individuals who, as of the date hereof, constitute the Board of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of the Company; provided, however, that for purposes of this Section 6.10 any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of the Company; or

          (c) Consummation of a scheme of arrangement, reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business

                                      G-12
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     Combination"), in each case, unless, following such Business Combination,
     (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding ordinary shares or shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding ordinary shares or shares of common stock of the corporation or other entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the action of the Board of the Company providing for such Business Combination; or

     (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

6.11  DURATION AND TERMINATION

     (a) The Plan shall be of unlimited duration. Notwithstanding the foregoing, no incentive Share option (within the meaning of Section 422 of the Code) shall be granted under the Plan, and no Options or SARs shall be granted under the Plan to Eligible Directors under Article IV, after May 1, 2003, but awards granted prior to such dates may extend beyond such dates, and the terms of this Plan shall continue to apply to all awards granted hereunder.

     (b) The Board of Directors may discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any award outstanding on the date of the Plan's discontinuance or termination without the holder's written consent.

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6.12  EFFECTIVE DATE

     The Plan was originally effective May 1, 1993. The Plan was amended and restated effective March 13, 1997 and March 12, 1998 and amended effective May 14, 1999. This amendment and restatement of the Plan was adopted by the Compensation Committee of the Board of Directors effective January 1, 2000, and the increase in the number of Ordinary Shares reserved for issuance under the Plan and the increase in the aggregate number of Ordinary Shares subject to awards of freestanding SARs to employees was approved by the holders of a majority of issued and outstanding Ordinary Shares at the extraordinary general shareholders' meeting held on December 10, 1999.

     IN WITNESS WHEREOF, this document has been executed effective as of January 1, 2000.

                                            TRANSOCEAN SEDCO FOREX INC.

                                            By: /s/    ERIC B. BROWN
                                              ----------------------------------
                                                        Eric B. Brown
                                                     Corporate Secretary

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                                                                         ANNEX H

                          TRANSOCEAN SEDCO FOREX INC.
                          EMPLOYEE STOCK PURCHASE PLAN
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000)

1. PURPOSE

     The Transocean Sedco Forex Inc. Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist all employees of Transocean Sedco Forex Inc., a Cayman Islands exempted company limited by shares ("Transocean") and Subsidiaries (as defined in Section 4) (hereinafter collectively referred to as the "Company"), where permitted by applicable laws and regulations, to acquire an equity interest in Transocean through the purchase of ordinary shares, par value US$.01 per share, of Transocean ("Ordinary Shares"). It is intended that this Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. ADMINISTRATION OF THE PLAN

     The Plan shall be administered and interpreted by the Finance and Benefits Committee (the "Committee") appointed by the Board of Directors of Transocean (the "Board"), which Committee shall consist of at least two (2) persons. The Committee shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to (i) employ and compensate agents of the Committee for the purpose of administering the accounts of participating employees; (ii) construe or interpret the Plan; (iii) determine all questions of eligibility; and (iv) compute the amount and determine the manner and time of payment of all benefits according to the Plan.

     The Committee may act by decision of a majority of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting. The Committee may delegate its duties and authority under this Plan to one or more officers of the Company, and actions taken by such duly authorized officers shall be deemed to be actions of the Committee.

3. NATURE AND NUMBER OF SHARES

     The Ordinary Shares subject to issuance under the terms of the Plan shall be shares of Transocean's authorized but unissued Ordinary Shares, previously issued Ordinary Shares reacquired and held by Transocean or Ordinary Shares purchased on the open market. The aggregate number of Ordinary Shares which may be issued under the Plan shall not exceed seven hundred fifty thousand (750,000) Ordinary Shares. All Ordinary Shares purchased under the Plan, regardless of source, shall be counted against the seven hundred fifty thousand (750,000) Ordinary Share limitation.

     In the event of any scheme of arrangement, reorganization, share split, reverse share split, share dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of Transocean, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the Ordinary Shares available for purchase under the Plan and in the maximum number of Ordinary Shares which may be issued under the Plan, subject to the approval of the Board and in accordance with Section 19.

4. ELIGIBILITY REQUIREMENTS

     Each "Employee" (as hereinafter defined), except as described in the next following paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first "Enrollment Date" (as defined therein) following employment by the Company. Participation in the Plan is voluntary.

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

     The following Employees are not eligible to participate in the Plan:

          (i) Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any subsidiary (in determining share ownership of an individual, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true); and

          (ii) Employees of Transocean who are customarily employed for less than twenty (20) hours per week or less than five (5) months in any calendar year; and

          (iii) Employees of any Subsidiary who are excluded under the terms of any agreement evidencing the adoption of the Plan; and

          (iv) Employees who reside in a country in which the Plan fails to meet applicable legal and regulatory requirements or in a country whose laws make participation impractical.

     "Employee" shall mean any individual employed by Transocean or any Subsidiary (as hereinafter defined). "Subsidiary" shall mean any corporation (a) which is in an unbroken chain of corporations beginning with Transocean if, on or after the Effective Date, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and (b) which has adopted the Plan with the approval of the Committee.

5. ENROLLMENT

     Each eligible Employee of Transocean or any Subsidiary as of May 14, 1998, (the "Effective Date" herein) may enroll in the Plan as soon as administratively feasible after the Effective Date, as determined by the Committee. Each other eligible Employee of Transocean or a participating Subsidiary who thereafter becomes eligible to participate may enroll in the Plan on the first January 1 following the date he first meets the eligibility requirements of Section 4. Notwithstanding the foregoing, with respect to the Plan's designated purchase period (the "Purchase Period") ending December 31, 2000, an eligible employee must enroll in the Plan prior to the first to occur of (i) January 1, 2000 or, if later, the date of the consummation of the merger transaction contemplated by the July 12, 1999 Agreement and Plan of Merger between Schlumberger Limited, Sedco Forex Holdings Limited, and the Company (the "Merger") or (ii) February 29, 2000. Any eligible Employee not enrolling in the Plan when first eligible may enroll in the Plan on any subsequent January 1. Any eligible Employee may enroll or re-enroll in the Plan on the dates hereinabove prescribed or such other specific dates established by the Committee from time to time ("Enrollment Dates"). In order to enroll, an eligible Employee must complete, sign and submit the appropriate form to the person designated by the Committee.

6. METHOD OF PAYMENT

     Payment for shares is to be made as of the applicable "Purchase Date" (as defined in Section 9) through payroll deductions on an after-tax basis (with no right of prepayment) over the Purchase Period, with the first such deduction commencing with the first payroll period ending after the Enrollment Date. Each Purchase Period under the Plan shall be a period of one (1) year beginning on each January 1 and ending on the following December 31 or such other period as the Committee may prescribe. Each participating Employee (hereinafter referred to as a "Participant") will authorize such deductions from his pay for each month during the Purchase Period, and such amounts will be deducted in conformity with his employer's payroll deduction schedule; provided, however, that payroll withholding during the initial Purchase Period will begin as soon as administratively feasible, after the Effective Date, as is determined by the Committee in its discretion.

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     Each Participant may elect to make contributions each pay period in amounts not less than two percent (2%) of the Participant's monthly compensation (with no dollar minimum), not to exceed a monthly contribution equal to twenty percent (20%) of the Participant's monthly compensation (base pay and overtime pay associated with base pay, but excluding premium or special pay and overtime associated therewith) (or such other dollar amounts as the Committee may establish from time to time before an Enrollment Date for all purchases to occur during the relevant Purchase Period). In establishing other dollar amounts of permitted contributions, the Committee may take into account the "Maximum Share Limitation" (as defined in Section 8). The rate of contribution shall be designated by the Participant in the enrollment form.

     A Participant may elect to increase or decrease the rate of contribution effective as of the first day of the Purchase Period by giving prior written notice to the person designated by the Committee on the appropriate form. A Participant may not elect to increase or decrease the rate of contribution during a Purchase Period. A Participant may suspend payroll deductions at any time during the Purchase Period by giving prior written notice to the person designated by the Committee on the appropriate form. If a Participant elects to suspend his payroll deductions, such Participant's account will continue to accrue interest and will be used to purchase shares at the end of the Purchase Period. A Participant may also elect to withdraw his entire contributions for the current Purchase Period in accordance with Section 8 by giving prior written notice to the person designated by the Committee on the appropriate form. Any Participant who withdraws his contributions will receive, as soon as practicable, his entire account balance, including interest and dividends, if any. Any Participant who suspends payroll deductions or withdraws contributions during any Purchase Period cannot resume payroll deductions during such Purchase Period and must re-enroll in the Plan in order to participate in the next Purchase Period.

     Any Participant, in accordance with the procedure established by the Company, can elect to contribute to the Plan by making a cash payment or by assigning to the Company the right to receive a cash payment. This assignment or transfer of a cash payment to the Plan must occur after the consummation of the Merger and not later than February 29, 2000.

     Except in case of cancellation of election to purchase, death, resignation or other terminating event, the amount in a Participant's account at the end of the Purchase Period will be applied to the purchase of Ordinary Shares.

7. CREDITING OF CONTRIBUTIONS, INTEREST AND DIVIDENDS

     Contributions shall be credited to a Participant's account as soon as administratively feasible after payroll withholding. Unless otherwise prohibited by laws and regulations, Participant contributions will receive interest at a rate realized for the investment vehicle or vehicles designated by the Committee for purposes of the Plan. Interest will be credited to a Participant's account from the first date on which such Participant's contributions are deposited with the investment vehicle until the earlier of (i) the end of the Purchase Period or (ii) in the event of cancellation, death, resignation or other terminating event, the last day for which interest is allocated for such investment vehicle prior to the date on which such contributions are returned to the Participant. Dividends on shares held in a Participant's account in the Plan will be invested in Ordinary Shares under the Company's Shareholder Dividend Reinvestment Plan. Any such contributions, interest and dividends shall be deposited in or held by a bank or financial institution designated by the Committee for this purpose (the "Custodian").

8. GRANT OF RIGHT TO PURCHASE SHARES ON ENROLLMENT

     Enrollment in the Plan by an Employee on an Enrollment Date will constitute the grant by the Company to the Participant of the right to purchase Ordinary Shares under the Plan. Re-enrollment by a Participant in the Plan will constitute a grant by the Company to the Participant of a new opportunity to purchase shares on the Enrollment Date on which such re-enrollment occurs. A Participant who has not (a) terminated employment, (b) withdrawn his contributions from the Plan, or (c) notified the Company in writing, by December 1 (or such date as the Committee shall establish), of his election to withdraw his

                                       H-3
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payroll deductions plus interest as of December 31 will have Ordinary Shares purchased for him on the applicable Purchase Date, and he will automatically be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which such purchase has occurred, unless each Participant notifies the person designated by the Committee on the appropriate form that he elects not to re-enroll.

     Each right to purchase Ordinary Shares under the Plan during a Purchase Period shall have the following terms:

          (i) the right to purchase Ordinary Shares during a particular Purchase Period shall expire on the earlier of: (A) the completion of the purchase of shares on the Purchase Date occurring in the Purchase Period, or (B) the date on which participation of such Participant in the Plan terminates for any reason;

          (ii) payment for shares purchased will be made through payroll withholding and the crediting of interest and dividends, if applicable, in accordance with Sections 6 and 7;

          (iii) purchase of shares will be accomplished only in accordance with
     Section 9;

          (iv) the price per share will be determined as provided in Section 9;

          (v) the right to purchase shares (taken together with all other such rights then outstanding under this Plan and under all other similar stock purchase plans of Transocean or any Subsidiary) will in no event give the Participant the right to purchase a number of shares during a calendar year in excess of the number of Ordinary Shares derived by dividing twenty-five thousand dollars (US$25,000) by the fair market value of the Ordinary Shares (the "Maximum Share Limitation") on the applicable Grant Date determined in accordance with Section 9;

          (vi) shares purchased under this Plan may not be sold within three (3) months of the Purchase Date, unless the Committee, in its sole discretion, waives this requirement; and

          (vii) the right to purchase shares will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee from time to time.

9. PURCHASE OF SHARES

     The right to purchase Ordinary Shares granted by the Company under the Plan is for the term of a Purchase Period. The fair market value of the Ordinary Shares ("Fair Market Value") to be purchased during such Purchase Period will be the closing composite sales price per Ordinary Share in the New York Stock Exchange Composite Transactions Quotations on the first trading day of the calendar month of January, or such other trading date designated by the Committee (the "Grant Date"); provided, however, that for the Purchase Period which begins on the Effective Date, the Grant Date shall be the Effective Date. Notwithstanding the foregoing, with respect to the Purchase Period ending December 31, 2000, the Grant Date shall be the first to occur of (i) January 1, 2000 or, if later, the date of the consummation of the Merger or (ii) February 29, 2000. The Fair Market Value of the Ordinary Shares will again be determined in the same manner on the last trading day of the calendar month of December, or such other trading date designated by the Committee (the "Purchase Date"); however, in no event shall the Committee, in the exercise of its discretion, designate a Purchase Date beyond twelve (12) months from the related Enrollment Date or otherwise fail to meet the requirements of Section 423(b)(7) of the Code. These dates constitute the date of grant and the date of exercise for valuation purposes of Section 423 of the Code.

     As of the Purchase Date, the Committee shall apply the funds then credited to each Participant's account to the purchase of Ordinary Shares. The cost to the Participant for the shares purchased during a Purchase Period shall be the lower of:

          (i) eighty-five percent (85%) of the Fair Market Value of Ordinary Shares on the Grant Date; or

          (ii) eighty-five percent (85%) of the Fair Market Value of Ordinary Shares on the Purchase Date.

     Certificates evidencing shares purchased shall be delivered to the Custodian or to any other bank or financial institution designated by the Committee for this purpose or delivered to the Participant (if the Participant has elected by written notice to the Committee to receive the certificate) as soon as administratively feasible after the Purchase Date; however, certificates shall not be delivered to the Participant within one (1) year of the Purchase Date of the underlying shares, except as otherwise provided herein. Notwithstanding the foregoing, Participants shall be treated as the record owners of their shares effective as of the Purchase Date. Shares that are held by the Custodian or any other designated bank or financial institution shall be held in book entry form. Until such certificates are distributed to the Participant, the Participant will not be permitted to transfer ownership of the certificates except as contemplated by Section 10 or Section 14 of the Plan. Any Participant who terminates employment will receive a certificate for the number of shares held in his account and a cash refund attributable to amounts equal to less than the price of a whole share, and any accumulated contributions, dividends and interest. If for any reason the purchase of shares with a Participant's allocations to the Plan exceeds or would exceed the Maximum Share Limitation, such excess amounts shall be refunded to the Participant as soon as practicable after such excess has been determined to exist.

     If as of any Purchase Date the shares authorized for purchase under the Plan are exceeded, enrollments shall be reduced proportionately to eliminate the excess. Any funds that cannot be applied to the purchase of shares due to excess enrollment shall be refunded as soon as administratively feasible, including interest determined in accordance with Section 7. The Committee in its discretion may also provide that excess enrollments may be carried over to the next Purchase Period under this Plan or any successor plan according to the regulations set forth under Section 423 of the Code.

10. WITHDRAWAL OF SHARES AND SALE OF SHARES

     (a) A Participant may elect to withdraw at any time (without withdrawing from participation in the Plan) shares which have been held in his account for at least one (1) year by giving notice to the person designated by the Committee on the appropriate form. Upon receipt of such notice from the person designated by the Committee, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the issuance and delivery of such shares held in the Participant's account as soon as administratively feasible.

     (b) Notwithstanding anything in the Plan to the contrary, a Participant may sell shares which are held in his account, including shares which have been held in his account for less than one (1) year, but not less than three (3) months as provided in Section 8(vi) (unless waived by the Committee), by giving notice to the person designated by the Committee on the appropriate form. Upon receipt of such notice from the person designated by the Committee, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the sale of such Participant's shares. Any sale will be deemed to occur as soon as practicable after the Participant provides such notice to the person designated by the Committee. The proceeds of any sale under this subsection 10(b), less any associated commissions or required withholding for taxes, shall be paid to the Participant as soon as practicable after the sale.

11. TERMINATION OF PARTICIPATION

     The right to participate in the Plan terminates immediately when a Participant ceases to be employed by the Company for any reason whatsoever (including death, unpaid disability or when the Participant's employer ceases to be a Subsidiary) or the Participant otherwise becomes ineligible. Participation also terminates immediately when the Participant voluntarily withdraws his contributions from the Plan. Participation terminates immediately after the Purchase Date if the Participant is not re-enrolled in the Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Plan for the next Purchase Period. As soon as administratively feasible after termination of participation due to cessation of employment, the Committee
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shall pay to the Participant or his beneficiary or legal representative all amounts credited to his account, including interest and dividends, if applicable, determined in accordance with Section 7, and shall cause a certificate for the number of shares held in his account to be delivered to the Participant, subject to the restrictions in Section 9. For purposes of the Plan, a Participant is not deemed to have terminated his employment if he transfers employment from Transocean to a Subsidiary, or vice versa, or transfers employment between Subsidiaries.

12. UNPAID LEAVE OF ABSENCE

     Unless the Participant has voluntarily withdrawn his contributions from the Plan, shares will be purchased for his account on the Purchase Date next following commencement of an unpaid leave of absence by such Participant, provided such leave does not constitute a termination of employment. The number of shares to be purchased will be determined by applying to the purchase the amount of the Participant's contributions made up to the commencement of such unpaid leave of absence plus interest on such contributions and dividends, if applicable, both determined in accordance with Section 7. If the Participant's unpaid leave of absence both commences and terminates during the same Purchase Period and he has resumed eligible employment prior to the Purchase Date related to that Purchase Period, he may also resume payroll deductions immediately, and shares will be purchased for him on such Purchase Date as otherwise provided in
Section 9.

13. DESIGNATION OF BENEFICIARY

     Each Participant may designate one or more beneficiaries in the event of death and may, in his sole discretion, change such designation at any time. Any such designation shall be effective upon receipt by the person designated by the Committee and shall control over any disposition by will or otherwise.

     As soon as administratively feasible after the death of a Participant, amounts credited to his account, including interest and dividends, if applicable, determined in accordance with Section 7, shall be paid in cash and a certificate for any shares shall be delivered to the Participant's designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant's estate. Such payment shall relieve the Company of further liability to the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the Participant has given express contrary instructions.

14. ASSIGNMENT

     Except as provided in Section 13, the rights of a Participant under the Plan will not be assignable or otherwise transferable by the Participant, other than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order," as defined in Section 414(p) of the Code. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever, but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant's election to purchase Ordinary Shares shall terminate, and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to the Participant's account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant's right to purchase shares under the Plan shall be exercisable only during the Participant's lifetime and only by him.

15. COSTS

     All costs and expenses incurred in administering this Plan shall be paid by the Company. Any brokerage fees for the sale of shares purchased under the Plan shall be paid by the Participant.

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

16. REPORTS

     At the end of each Purchase Period, the Company shall provide or cause to be provided to each Participant a report of his contributions, including interest earned, and the number of Ordinary Shares purchased with such contributions by that Participant on each Purchase Date.

17. EQUAL RIGHTS AND PRIVILEGES

     All eligible Employees shall have equal rights and privileges with respect to the Plan to the extent necessary to enable the Plan to qualify for U.S. tax purposes as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section 423. This Section 17 shall take precedence over all other provisions in the Plan.

18. RIGHTS AS SHAREHOLDERS

     A Participant will have no rights as a shareholder under the election to purchase until he becomes a shareholder as herein provided. A Participant will become a shareholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last business day of the Purchase Period.

19. MODIFICATION AND TERMINATION

     The Board may amend or terminate the Plan at any time insofar as permitted by law. No amendment shall be effective unless within one (1) year after it is adopted by the Board, it is approved by the holders of Transocean's outstanding shares if and to the extent such amendment is required to be approved by shareholders in order to cause the rights granted under the Plan to purchase Ordinary Shares to meet the requirements of Section 423 of the Code (or any successor provision).

     The Plan shall terminate after all Ordinary Shares issued under the Plan have been purchased, unless terminated earlier by the Board or unless additional Ordinary Shares are issued under the Plan with the approval of the shareholders. In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares under the Plan are terminated prior to expiration, all funds contributed to the Plan which have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible, including interest and dividends, if applicable, determined in accordance with Section 7.

20. BOARD AND SHAREHOLDER APPROVAL; EFFECTIVE DATE

     The Plan was originally adopted by the Board on March 12, 1998 and was effective immediately on such date. The Plan was originally approved by shareholders at the 1998 annual meeting. This amendment and restatement of the Plan was adopted by the Compensation Committee of the Board of Directors effective January 1, 2000, and the increase in the aggregate number of Ordinary Shares reserved for issuance under the Plan was approved by the holders of a majority of issued and outstanding Ordinary Shares at the extraordinary general shareholders' meeting held on December 10, 1999.

21. GOVERNMENTAL APPROVALS OR CONSENTS

     This Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 19, the Board may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

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

22. LISTING OF SHARES AND RELATED MATTERS

     If at any time the Board or the Committee shall determine, based on opinion of legal counsel, that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or reporting system or under any state or federal law is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be sold, issued or delivered unless and until such listing, registration or qualification shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to legal counsel.

23. EMPLOYMENT RIGHTS

     The Plan shall neither impose any obligation on Transocean or on any Subsidiary to continue the employment of any Participant, nor impose any obligation on any Participant to remain in the employ of Transocean or of any Subsidiary.

24. WITHHOLDING OF TAXES

     The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the purchase of Ordinary Shares under the Plan.

25. SUBSIDIARY TERMS

     In addition to changes in eligibility requirements, the adopting Subsidiaries may make any changes in the terms of this Plan applicable to their Employees as shall be acceptable to the Committee, provided that such changes do not cause the Plan to fail to comply with the requirements of Section 423 of the Code, to the extent it is applicable.

26. GOVERNING LAW

     The Plan and rights to purchase shares that may be granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

27. USE OF GENDER

     The gender of words used in the Plan shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

28. OTHER PROVISIONS

     The agreements to purchase Ordinary Shares under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.

     IN WITNESS WHEREOF, this document has been executed effective as of January 1, 2000.

                                            TRANSOCEAN SEDCO FOREX INC.

                                            By:      /s/ ERIC B. BROWN
                                              ----------------------------------
                                                        Eric B. Brown
                                                     Corporate Secretary

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